      As filed with the Securities and Exchange Commission on May 11, 2004
                                                     Registration No. 333-100125
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        --------------------------------

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
      (Exact Name of Registrant as Specified in Its Governing Instruments)

                         -------------------------------

                     1323 NORTH STEMMONS FREEWAY, SUITE 212
                               DALLAS, TEXAS 75207
                                 (866) 655-1605
               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                        --------------------------------

                             GERALD J. REIHSEN, III
   EXECUTIVE VICE PRESIDENT AND SECRETARY OF BEHRINGER HARVARD ADVISORS II LP
                     1323 NORTH STEMMONS FREEWAY, SUITE 212
                               DALLAS, TEXAS 75207
                                 (866) 655-1620
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                         -------------------------------

                                   COPIES TO:
                           ROSEMARIE A. THURSTON, ESQ.
                             LAUREN B. PREVOST, ESQ.
                          MORRIS, MANNING & Martin, LLP
                          1600 Atlanta Financial Center
                            3343 Peachtree Road, N.E.
                           Atlanta, Georgia 30326-1044
                                 (404) 233-7000

                         -------------------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following effectiveness of this Registration Statement.

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

       If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

       If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

================================================================================

THE FOLLOWING IS TEXT TO A STICKER TO BE ATTACHED TO THE FRONT COVER PAGE OF THE PROSPECTUS IN A MANNER THAT WILL NOT OBSCURE THE RISK FACTORS:

       SUPPLEMENTAL INFORMATION - The prospectus of Behringer Harvard Short-Term Opportunity Fund I LP consists of this prospectus dated February 19, 2003, Supplement No. 1 dated June 3, 2003, Supplement No. 2 dated September 18, 2003, Supplement No. 3 dated January 16, 2004, Supplement No. 4 dated February 27, 2004, Supplement No. 5 dated April 9, 2004, and Supplement No. 6 dated May 11, 2004.

PROSPECTUS                                              [LOGO] BEHRINGER HARVARD
UP TO 11,000,000 UNITS OFFERED TO THE PUBLIC            SHORT-TERM OPPORTUNITY
150,000 UNITS MINIMUM                                   FUND LP

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Behringer Harvard Short-Term Opportunity Fund I LP is a newly organized Texas limited partnership formed primarily to invest in and operate commercial properties, including properties that have been constructed and have operating histories, are newly constructed or are under development or construction.

We are offering and selling to the public a maximum of 10,000,000 units of limited partnership interest and a minimum of 150,000 units of limited partnership interest for $10 per unit. We are also offering up to 1,000,000 units to be issued pursuant to our distribution reinvestment plan for $10 per unit. The net proceeds of our offering will be invested in real estate properties. You must purchase at least 100 units for $1,000 except in certain states as described beginning on page 123 of this prospectus.
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                                             THE OFFERING:

                                                           Per Unit    Total Minimum   Total Maximum
                                                           --------    -------------   -------------
      Price to Public.....................................  $ 10.00     $1,500,000      $110,000,000
      Selling Commissions.................................      .70        105,000         7,700,000
      Marketing and Due Diligence Expenses................      .25         37,500         2,600,000
                                                            -------     ----------      ------------
      Proceeds to Behringer Harvard Short-Term Fund I.....  $  9.05     $1,357,500      $ 99,700,000
                                                            =======     ==========      ===========

The units will be offered to investors on a best efforts basis. Marketing and due diligence expenses will only be $0.10 per unit for units sold pursuant to our distribution reinvestment plan. We expect that at least 85.0% of the gross offering proceeds raised will be available for our use, including at least 84.2% of the gross offering proceeds for investment in real estate properties and other investments, and approximately 0.8% of the gross offering proceeds for initial working capital reserves for real estate properties. This offering will terminate on or before February 19, 2005 (unless extended with respect to the units offered under the distribution reinvestment plan).

INVESTING IN OUR UNITS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE UNITS ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 23. THE MOST SIGNIFICANT RISKS RELATING TO YOUR INVESTMENT INCLUDE THE FOLLOWING:

       o No public market currently exists for our units of limited partnership interest. Our units cannot be readily sold, and if you are able to sell your units, you would likely have to sell them at a substantial discount.
       o We have no operating history nor established financing sources. We do not currently own any properties, and we have not identified any properties to acquire with proceeds from this offering.
       o We intend to liquidate our assets within five years from the termination of this offering. You may have to wait more than five years after the date of your investment before you receive any distributions if we are not able to distribute cash flow from operations.
       o If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of properties and the value of your investment may fluctuate more widely with the performance of specific investments.
       o We will rely on our general partners to select properties and other investments and conduct our operations. Neither of our general partners has any prior experience sponsoring a public real estate limited partnership. We are obligated to pay substantial fees to our general partners and their affiliates, some of which are payable based upon factors other than the quality of services provided to us. Our general partners and their affiliates will face conflicts of interest, such as competing demands upon their time, their involvement with other entities and the allocation of opportunities among affiliated entities and us.
       o We may incur substantial debt, which could hinder our ability to pay distributions to our limited partners or could decrease the value of your investment in the event that income on, or the value of, the property securing such debt falls.
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NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR ANY OTHER STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NO ONE IS AUTHORIZED TO MAKE ANY STATEMENT ABOUT THIS OFFERING DIFFERENT FROM THOSE THAT APPEAR IN THIS PROSPECTUS. THE USE OF PROJECTIONS OR FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE THAT MAY FLOW FROM AN INVESTMENT IN THIS OFFERING IS NOT PERMITTED.

Behringer Harvard Short-Term Opportunity Fund I LP is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

The dealer manager of this offering, Behringer Securities LP, is our affiliate. The dealer manager is not required to sell any specific number or dollar amount of units but will use its best efforts to sell the units offered hereby. Your subscription payments will be placed in an account held by the escrow agent, Wells Fargo Bank Iowa, N.A., and will be held in trust for your benefit, pending release to us. If we do not sell at least $1.5 million in units by February 19, 2004, which is one year from the date of this prospectus, your funds in the escrow account (including interest) will be returned to you, and we will stop selling units.

                            [LOGO] BEHRINGER HARVARD

                                The date of this prospectus is February 19, 2003


                                                     TABLE OF CONTENTS

                                                                                                               Page

SUITABILITY STANDARDS............................................................................................1
PROSPECTUS SUMMARY...............................................................................................1
     Behringer Harvard Short-Term Opportunity Fund I LP..........................................................1
     General Partners............................................................................................1
     Advisory Board..............................................................................................2
     Terms of the Offering.......................................................................................2
     Summary Risk Factors........................................................................................2
     Description of Properties to Be Acquired and Investments....................................................4
     Possible Leverage of Properties.............................................................................4
     Estimated Use of Proceeds of This Offering..................................................................4
     Investment Objectives.......................................................................................5
     Distribution Policy.........................................................................................5
     Conflicts of Interest.......................................................................................6
     Prior Offering Summary......................................................................................7
     Compensation to General Partners and Their Affiliates.......................................................8
     Depreciation and Cost Recovery Method.......................................................................8
     Partnership Agreement.......................................................................................9
     Distribution Reinvestment Plan..............................................................................9
     Unit Redemption Program.....................................................................................9
     ERISA Considerations.......................................................................................10
     Description of Units.......................................................................................10
     Other Behringer Harvard Programs...........................................................................10
Questions and Answers About This Offering.......................................................................14
RISK FACTORS....................................................................................................23
     Risks Related to an Investment in Behringer Harvard Short-Term Fund I......................................23
         There is no public trading market for our units, therefore it will be difficult for you to sell your units..................................................................................23
         Your units have limited transferability and lack liquidity.............................................23
         This offering is only suitable for long-term investors.................................................23
         If we, through our general partners, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions...........................23
         We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.......................................................................24
         This is an unspecified property offering, so you will not have the opportunity to evaluate our investments before we make them.................................................................24
         If we are unable to raise substantial funds, we will be limited in the number and type of properties in which we may invest and the value of your investment will fluctuate with the performance of the specific investments we make.................................................24
         Both we and BH Advisors II LP, our general partner, have no prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our general partners may not be an indication of our future results......25
         If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.............................................................25
         Robert M. Behringer has a dominant role in determining what is in the best interests of
            Behringer Harvard Short-Term Fund I and therefore we will not have the benefit of independent consideration of issues affecting our partnership operations........................................26
         Our general partners have a limited net worth consisting of assets that are not liquid, which may adversely affect the ability of our general partners to fulfill their financial obligations to us...................................................................................26
         Our rights and the rights of our limited partners to recover claims against our general partners are limited................................................................................26
         Your investment may be subject to additional risks if we make international investments................26
         Our units are generally not suitable for IRAs and other retirement plans subject to ERISA..............27
     Risks Related to Conflicts of Interest.....................................................................27

                                                          i


         Our general partners will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.....................................27
         Our general partners will face conflicts of interest relating to the incentive fee structure under our partnership agreement that could result in actions that are not necessarily in the long-term best interests of our limited partners................................................27
         Our general partners will face conflicts of interest relating to joint ventures, which could result in a disproportionate benefit to a Behringer Harvard program or third party other than us.............................................................................................27
         Our general partners and certain of their key personnel will face competing demands relating to their time, and this may cause our investment returns to suffer..................................28
         There is no separate counsel for us and our affiliates, which could result in conflicts of interest....29
     Risks Related to Our Business in General...................................................................29
         The Texas Revised Limited Partnership Act (TRLPA) does not grant you any voting rights, and your rights are limited under our partnership agreement.............................................29
         You will have limited voting rights, and you will be bound by the majority vote on matters on which you are entitled to vote......................................................................29
         You are limited in your ability to sell your units pursuant to our redemption program..................30
         If you are able to resell your units to us pursuant to our redemption program, you will likely receive substantially less than the fair market value for your units.........................30
         Our general partners may have an incentive to minimize the estimated fair market value of your units for purposes of any repurchases under our redemption program, which would adversely affect those investors who desire to resell their units to us.......................................30
         We established the offering price on an arbitrary basis; as a result, your subscription price for units is not related to any independent valuation...............................................30
         Because the dealer manager is one of our affiliates, investors will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings...........................................................................................31
         Payment of fees to our general partners and their affiliates will reduce cash available for investment and distribution.........................................................................31
         There can be no assurance that we will be able to pay or maintain cash distributions or that distributions will increase over time..........................................................31
         Adverse economic conditions will negatively affect our returns and profitability.......................32
         Gains and distributions upon resale of our properties are uncertain....................................32
     General Risks Related to Investments in Real Estate........................................................33
         Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties................33
         Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.......................................................................33
         We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our limited partners...............................................................33
         We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to pay cash distributions to our limited partners................................33
         We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to pay cash distributions to our limited partners................................34
         Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns..........................................................34
         Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks......................................................34
         If we contract with Behringer Development Company LP for newly developed property, we cannot guarantee that our earnest money deposit made to Behringer Development Company LP will be fully refunded..............................................................................35
         Competition with third parties in acquiring properties may reduce our profitability and the return on your investment...........................................................................35
         Delays in acquisitions of properties may have adverse effects on your investment.......................35
         Uncertain market conditions and the broad discretion of our general partners relating to the future disposition of properties could adversely affect the return on your investment...........36
         If we set aside insufficient working capital reserves, we may be required to defer necessary property improvements.....................................................................36
         The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions............36

                                                          ii

         Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results........................................................................36
         Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.............................................................37
         If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.........................................................................37
     Risks Associated with Debt Financing.......................................................................37
         We may incur mortgage indebtedness and other borrowings, which may increase our business risks......................................................................................37
         If mortgage debt is unavailable at reasonable rates, we may not be able to finance the properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make......................................................................38
         Lenders may require us to enter into restrictive covenants that may have an adverse effect on our operations............................................................................38
         Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our investors............................................38
         The aggregate amount we may borrow is limited under our partnership agreement, which may hinder our ability to secure additional funding when it is needed...................................38
     Federal Income Tax Risks...................................................................................39
         The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in our units of limited partnership interest.....................................39
         Investors may realize taxable income without cash distributions, and you may have to use funds from other sources to pay your tax liabilities................................................39
         We could be characterized as a publicly traded partnership, which would have an adverse tax effect on you...................................................................................39
         The deductibility of losses will be subject to passive loss limitations, and therefore their deductibility will be limited.................................................................40
         The Internal Revenue Service may challenge our allocations of profit and loss, and any reallocation of items of income, gain, deduction and credit could reduce anticipated tax benefits............................................................................................40
         We may be characterized as a dealer, and if so, any gain recognized upon a sale of real property would be taxable to you as ordinary income.................................................40
         We may be audited, which could result in the imposition of additional tax, interest and penalties...........................................................................................40
         State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from operations payable to you would be reduced..................................41
         Legislative or regulatory action could adversely affect investors......................................41
         There are special considerations that apply to pension or profit sharing trusts or IRAs investing in our units..............................................................................41
         We may terminate the offering or dissolve Behringer Harvard Short-Term Fund I if our assets are deemed to be "plan assets" or if we engage in prohibited transactions....................42
         Adverse tax considerations may result because of minimum distribution requirements.....................43
         UBTI is likely to be generated with respect to tax-exempt investors....................................43
     Forward-Looking Statements.................................................................................43
ESTIMATED USE OF PROCEEDS.......................................................................................44
INVESTMENT OBJECTIVES AND CRITERIA..............................................................................46
     General....................................................................................................46
     Acquisition and Investment Policies........................................................................46
     Development and Construction of Properties.................................................................49
     Acquisition of Properties from Behringer Development.......................................................49
     Terms of Leases and Tenant Creditworthiness................................................................51
     Borrowing Policies.........................................................................................52
     Joint Venture Investments..................................................................................53
     Disposition Policies.......................................................................................54
     Other Investments..........................................................................................55
     Investment Limitations.....................................................................................55
     Real Property Investments..................................................................................56
MANAGEMENT......................................................................................................57
     General....................................................................................................57
     Our General Partners.......................................................................................57

                                                          iii

     Advisory Board.............................................................................................60
     Affiliated Companies.......................................................................................61
COMPENSATION OF THE GENERAL PARTNERS AND THEIR AFFILIATES.......................................................64
CONFLICTS OF INTEREST...........................................................................................68
     Interests in Other Real Estate Programs....................................................................68
     Other Activities of Our General Partners and Their Affiliates..............................................69
     Competition in Acquiring Properties........................................................................70
     Affiliated Dealer Manager..................................................................................70
     Affiliated Property Manager................................................................................70
     Lack of Separate Representation............................................................................70
     Joint Ventures with Affiliates of the General Partners.....................................................70
     Receipt of Fees and Other Compensation by General Partners and Their Affiliates............................71
     Tax Audit Proceeding.......................................................................................71
     Guidelines and Limits Imposed by Our Partnership Agreement.................................................71
FIDUCIARY DUTY OF THE GENERAL PARTNERS..........................................................................72
PRIOR PERFORMANCE SUMMARY.......................................................................................74
     Prior Investment Programs..................................................................................74
     Summary Information........................................................................................74
DISTRIBUTIONS AND ALLOCATIONS...................................................................................76
     Distributions of Net Cash..................................................................................76
     Liquidating Distributions..................................................................................76
     Return of Unused Capital Contributions.....................................................................77
     Partnership Allocations....................................................................................77
SUMMARY OF DISTRIBUTION REINVESTMENT PLAN.......................................................................79
     Investment of Distributions................................................................................79
     Election to Participate or Terminate Participation.........................................................80
     Reports to Participants....................................................................................80
     Federal Income Tax Considerations..........................................................................81
     Amendment and Termination..................................................................................81
REAL PROPERTY INVESTMENTS.......................................................................................82
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...........................83
SUMMARY OF PARTNERSHIP AGREEMENT................................................................................84
     Powers of the General Partners.............................................................................84
     Liabilities of Our Limited Partners; Nonassessability of Units.............................................84
     Other Activities of the General Partners...................................................................84
     Rights of Limited Partners to Participate in Management....................................................84
     Voting Rights of the Limited Partners......................................................................84
     Mergers, Consolidations and Conversions....................................................................85
     Removal or Withdrawal of General Partners..................................................................85
     Assignability of General Partners' Interests...............................................................86
     Books and Records; Rights to Information; Annual Audits....................................................86
     Meetings of Limited Partners...............................................................................86
     Transferability of Units...................................................................................86
     Unit Redemption Program....................................................................................87
     Distribution Reinvestment Plan.............................................................................89
     Proxy Rights...............................................................................................89
     Dissolution and Termination................................................................................89
INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS......................................................91
     General....................................................................................................91
     Minimum Distribution Requirements - Plan Liquidity.........................................................91
     Annual Valuation Requirement...............................................................................92
     Fiduciary Obligations - Prohibited Transactions............................................................92
     Plan Assets - Definition...................................................................................93
     Publicly Offered Securities Exemption......................................................................93
     Real Estate Operating Company Exemption....................................................................94
     Consequences of Holding Plan Assets........................................................................94
     Prohibited Transactions....................................................................................95
     Prohibited Transactions - Consequences.....................................................................95


                                                           iv


     Unrelated Business Taxable Income..........................................................................95
FEDERAL INCOME TAX CONSIDERATIONS...............................................................................96
     Tax Opinion................................................................................................97
     Partnership Status Generally...............................................................................98
     Publicly Traded Partnership Status.........................................................................99
     General Principles of Partnership Taxation................................................................100
     Anti-Abuse Rules..........................................................................................100
     Deductibility of Losses - Limitations.....................................................................101
     Allocations of Profit and Loss............................................................................102
     Taxable Income Without Cash Distributions.................................................................104
     Investment by Qualified Plans and Other Tax-Exempt Entities...............................................105
     Investment by Charitable Remainder Trusts.................................................................106
     Taxation of Real Estate Operations........................................................................106
     Activities Not Engaged in For Profit......................................................................108
     Sales of Limited Partnership Units........................................................................108
     Dissolution and Liquidation...............................................................................108
     Capital Gains and Losses..................................................................................109
     Election for Basis Adjustments............................................................................109
     Alternative Minimum Tax...................................................................................109
     Penalties.................................................................................................109
     Tax Shelter Registration..................................................................................110
     Partnership Tax Information; Partner Tax Returns..........................................................110
     Audits....................................................................................................111
     Foreign Investors as Limited Partners.....................................................................111
     Tax Legislation and Regulatory Proposals..................................................................111
     State and Local Taxes.....................................................................................112
REPORTS TO INVESTORS...........................................................................................113
PLAN OF DISTRIBUTION...........................................................................................115
     The Offering..............................................................................................115
     Behringer Securities......................................................................................115
     Compensation We Will Pay for the Sale of Our Units........................................................115
     Units Purchased by Affiliates.............................................................................116
     Subscription Process......................................................................................116
     Minimum Offering..........................................................................................117
     Admission of Limited Partners.............................................................................118
     Units Held by Assignment..................................................................................119
     Investments by IRAs and Qualified Plans...................................................................119
     Volume Discounts..........................................................................................119
     Deferred Commission Option................................................................................121
WHO MAY INVEST.................................................................................................123
HOW TO SUBSCRIBE...............................................................................................125
SUPPLEMENTAL SALES MATERIAL....................................................................................126
LEGAL MATTERS..................................................................................................127
EXPERTS........................................................................................................127
ADDITIONAL INFORMATION.........................................................................................127

FINANCIAL INFORMATION..........................................................................................F-1
EXHIBIT A:  PRIOR PERFORMANCE TABLES...........................................................................A-1
EXHIBIT B:  FORM OF AGREEMENT OF LIMITED PARTNERSHIP OF BEHRINGER HARVARD
             SHORT-TERM OPPORTUNITY FUND I LP..................................................................B-1
EXHIBIT C:  SUBSCRIPTION AGREEMENT.............................................................................C-1
EXHIBIT D:  DISTRIBUTION REINVESTMENT PLAN.....................................................................D-1

                                                         v

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                              SUITABILITY STANDARDS

       An investment in Behringer Harvard Short-Term Fund I involves significant risk. An investment in our units is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, preserve capital, receive current income, obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans will most likely benefit from an investment in our partnership. On the other hand, we caution persons who require immediate liquidity or guaranteed income not to consider an investment in our partnership as meeting these needs.

       In consideration of these factors, we have established suitability standards for initial limited partners and subsequent purchasers of units from our investors. These suitability standards require that a purchaser of units have, excluding the value of a purchaser's home, furnishings and automobiles, either:

       o      a net worth of at least $150,000; or

       o a gross annual income of at least $45,000 and a net worth of at least $45,000.

       Please see the "Who May Invest" section of this prospectus for more detailed information about the suitability requirements of specific states.

                               PROSPECTUS SUMMARY

       THIS PROSPECTUS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. SEE ALSO THE "QUESTIONS AND ANSWERS ABOUT THIS OFFERING" SECTION IMMEDIATELY FOLLOWING THIS SUMMARY. THIS SECTION AND THE "QUESTIONS AND ANSWERS ABOUT THIS OFFERING" SECTION DO NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOUR DECISION WHETHER TO INVEST IN OUR UNITS OF LIMITED PARTNERSHIP INTEREST. TO UNDERSTAND THIS OFFERING FULLY, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION AND THE FINANCIAL STATEMENTS.

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

       Behringer Harvard Short-Term Opportunity Fund I LP is a newly organized Texas limited partnership that intends to invest in and operate commercial properties, and lease each such property to one or more tenants. We may also invest in entities that make similar investments. Our office is located at 1323 North Stemmons Freeway, Suite 212, Dallas, Texas 75207. Our toll free telephone number is (866) 655-1620. We sometimes refer to Behringer Harvard Short-Term Opportunity Fund I LP as Behringer Harvard Short-Term Fund I in this prospectus.

GENERAL PARTNERS

       Robert M. Behringer and Behringer Harvard Advisors II LP, a Texas limited partnership (BH Advisors II LP), are the general partners of Behringer Harvard Short-Term Fund I and will make all investment decisions for the partnership. They also will be responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf.

       BH Advisors II LP is a recently formed entity without significant net worth. Accordingly, Robert M. Behringer, who has a substantial personal net worth, is also serving as a general partner in order to satisfy the net worth requirements for general partners established under the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association (referred to in this prospectus as the NASAA Guidelines). Each of our general partners have equal fiduciary duties and responsibility for our operations under our partnership agreement and applicable law. However, our general partners have agreed that all of the financial benefits of serving as our general partners will be allocated to BH Advisors II LP since we anticipate that the day-to-day responsibilities of serving as our general partner will be performed by BH Advisors II LP through the officers of its general partner.

       From time to time in this prospectus we refer to "affiliates" of our general partners. The term "affiliate" includes generally any entity in which a general partner owns 10.0% or more or otherwise controls, and any person

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owning, directly or indirectly, 10.0% or more of a general partner and any officer, director or partner of a general partner.

       The address of the general partners is 1323 North Stemmons Freeway, Suite 212, Dallas, Texas 75207, toll free telephone (866) 655-1620. For information regarding the previous experience of the general partners and their affiliates in the management of real estate programs, see the "Prior Performance Summary" section of this prospectus.

ADVISORY BOARD

       We have established an advisory board to provide our general partners with (i) advice and guidance with respect to identification of assets in which we may make investments and in making investment decisions; (ii) advice and guidance with respect to general economic and market conditions, general business principles, specific business principles relating to our business plan, competition and competitors in our industry segments, labor related matters, financing issues, corporate and management structure, and public relations;
(iii) inroads to establishing beneficial strategic partners, customers, and suppliers; (iv) advice and guidance as to opportunities within and related to our industry segments; and (v) such other assistance as may be determined by the general partners or their representatives from time to time.

TERMS OF THE OFFERING

       We are offering to the public up to 10,000,000 units of limited partnership interest at $10 per unit. We are also offering up to 1,000,000 units pursuant to our distribution reinvestment plan. We will offer units in Behringer Harvard Short-Term Fund I until the earlier of February 19, 2005 or the date we sell all $110.0 million worth of units in this offering; provided, however, that our general partners may elect to extend the offering period up to February 19, 2007 solely for the units reserved for issuance pursuant to our distribution reinvestment plan if all of such units are not sold prior to the termination date. If the minimum offering of $1.5 million has not been received and accepted by February 19, 2004, this offering will be terminated on that date and investors' funds, plus interest, will be returned promptly. However, we may terminate this offering at any time prior to either such termination date. This offering must be registered, or exempt from registration, in every state in which we offer or sell units. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling units in any state in which the registration is not renewed annually. After the initial 150,000 units are sold, subscription proceeds will be held in escrow until investors are admitted as limited partners. We intend to admit new investors at least monthly. Each time new investors are admitted, we will hold such investment proceeds in our account until we withdraw funds for the acquisition of real estate properties or other investments or the payment of fees and expenses. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before February 19, 2004 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. We intend to admit new limited partners monthly.

SUMMARY RISK FACTORS

       An investment in our units is subject to significant risks that are described in more detail in the "Risk Factors" and "Conflicts of Interest" sections of this prospectus, which begin on pages 23 and 68, respectively. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks that we believe are most relevant to an investment in our units:

       o There is no public trading market for the units, and we do not expect one to ever develop, therefore it will be difficult for you to sell your units. In addition, our partnership agreement imposes substantial restrictions on transfers of your units, and even if you are able to sell your units, you will likely have to sell them at a substantial discount.

       o      We have no prior operating history.

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       o We do not anticipate liquidating Behringer Harvard Short-Term Fund I until at least three to five years after the termination of this offering. Therefore, you may have to wait several years after the date of your investment before you receive any significant distributions from us. Because we have not identified any probable acquisitions, there can be no assurances as to when we will begin to generate significant cash from operations for distribution to investors.

       o This is a "blind pool" offering because we currently do not own any investments and we have not identified any investments we will make. You will not have the opportunity to evaluate our investments prior to our making them. You must rely totally upon the general partners' ability to select our investments.

       o The number of properties that we will acquire and the diversification of our investments will be reduced to the extent that we sell less than all of the 11,000,000 units. If we do not sell substantially more than the minimum 150,000 units, we may buy only one property and the value of your investment may fluctuate more widely with the performance of the specific investment. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of properties by geographic location and property type.

       o Our ability to achieve our investment objectives and to pay distributions depends on the performance of our general partners for the day-to-day management of our business and the selection of our real estate properties and other investments.

       o Neither of our general partners has any prior experience sponsoring a public real estate limited partnership.

       o We will pay significant fees to the general partners and their affiliates, some of which are payable based upon factors other than the quality of services provided to us.

       o Our general partners or their affiliates will face various conflicts of interest resulting from their activities with affiliated entities, such as conflicts related to allocating the purchase and leasing of properties between us and other Behringer Harvard programs, conflicts related to any joint ventures between us and any such other programs and conflicts arising from time demands placed on our general partners or their affiliates in serving other Behringer Harvard programs.

       o Our general partners have a net worth that is limited in amount, substantially illiquid and not readily marketable. Accordingly, we cannot guarantee that our general partners will have sufficient cash to make any payments required to support us.

       o We may incur substantial debt. Loans we obtain will be secured by some of our properties, which will put those properties at risk of forfeiture if we are unable to pay our debts and could hinder our ability to pay distributions to our limited partners in the event income on such properties, or their value, falls.

       o Rules of taxation of partnerships such as our partnership are complex and uncertain. We do not intend to request or to obtain a ruling from the Internal Revenue Service as to any of the material tax consequences of an investment in our units and will rely on an opinion of counsel as to certain tax consequences. Counsel will give an opinion as to some, but not all, of the material tax consequences, and we will not have an opinion or a ruling with respect to some of the material tax consequences of an investment in us.

       o Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

       o We may invest some or all of the offering proceeds to acquire vacant land on which a building will be constructed in the future. This type of investment involves risks relating to the builder's ability to control construction costs, failure to perform, or failure to build in conformity with plan specifications and timetables. We will be subject to potential cost overruns and time delays for properties under

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              construction. Increased costs of newly constructed properties may reduce our returns to you, while construction delays may delay our ability to distribute cash to you.

       o The vote of limited partners owning at least a majority of the units will bind all of the limited partners as to certain matters such as the election of our general partners and amendment of our limited partnership agreement.

       o Income generated from investing in our units may generate unrelated business taxable income (UBTI) for investors who are tax-exempt entities, such as, for example, IRAs and tax-qualified plans.

DESCRIPTION OF PROPERTIES TO BE ACQUIRED AND INVESTMENTS

       As of the date of this prospectus, we have neither acquired nor contracted to acquire any investments, nor have the general partners identified any assets in which there is a reasonable probability that we will invest. We will seek to acquire and operate income producing properties that we believe generally will provide a rate of return superior to comparable real estate programs that have a targeted holding period for investments longer than our three to five-year targeted holding period, utilize leverage to a lesser degree and/or employ more conservative investment strategies. We plan to be opportunistic in our acquisitions. For example, we may acquire properties in markets that are depressed or overbuilt with the anticipation that these properties will increase in value as the markets recover. We may also acquire properties and reposition them by seeking to improve the property and tenant quality and thereby increase lease revenues. Many of the markets where we will acquire properties may have low barriers to entry. Potential property acquisitions include, without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouses and distribution facilities. We may purchase properties that have been constructed and have operating histories, are newly constructed or are under development or construction. All acquisitions of commercial properties will be evaluated for tenant creditworthiness and the reliability and stability of the properties' future income and capital appreciation within a three to five-year holding period. In addition, we may acquire interests in other entities with similar real property investments. All directly owned real estate properties may be acquired, developed and operated by us alone or jointly with another party. We are likely to enter into one or more joint ventures for the acquisition of properties with certain of our affiliates and other third parties, including the future real estate limited partnerships and real estate investment trusts (REITs) sponsored by our general partners. In addition, in the event that our general partners deem it advantageous to us, due to the state of the real estate market or nature of our investment portfolio at any time, we may make or purchase mortgage loans secured by the same types of real properties which we will be seeking to acquire, although we do not anticipate that we will do so.

POSSIBLE LEVERAGE OF PROPERTIES

       It is our policy to borrow up to 75.0% of our aggregate assets value, as measured on the date of any borrowing. However, while we have no current intention of doing so, we are permitted under our partnership agreement to borrow in excess of such amount, subject to the limitations of the NASAA Guidelines. Under the NASAA Guidelines, we may incur indebtedness with respect to properties financed by loans insured or guaranteed by the federal or any state or local government or any agency thereof or loans received by any of the foregoing entities, up to the sum of (i) 100.0% of the aggregate purchase price of all properties we acquire which have not been refinanced plus (ii) 100.0% of the aggregate fair market value of all refinanced properties, and with respect to other borrowings, up to the sum of (i) 85.0% of the aggregate purchase price of all properties we acquire which have not been refinanced plus (ii) 85.0% of the aggregate fair market value of all refinanced properties. In any case, our borrowing policy and the greater NASAA Guideline limits apply to the aggregate of our properties, so that with respect to any particular property in which we invest, there is no limit on the amount of indebtedness we may incur related to that property. We currently have not established any financing sources. See the "Investment Objectives and Criteria - Borrowing Policies" section of the prospectus on page 52 for a more detailed discussion of our borrowing policies.

ESTIMATED USE OF PROCEEDS OF THIS OFFERING

         We anticipate that we will have at least 85.0% of the gross proceeds of this offering available for our use. We expect to invest a minimum of 84.2% of the proceeds from this offering, including proceeds from the sale of

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units pursuant to our distribution reinvestment plan, in real estate properties and other investments, and set aside, as initial working capital reserves for real estate properties, approximately 1.0% of the contract price of the properties we acquire, which we expect will equal approximately 0.8% of the gross proceeds from this offering, assuming no debt financing. The remaining proceeds will be used to pay fees and expenses of this offering, and fees and expenses related to the selection and acquisition of investments. A summary of the anticipated use of proceeds is set forth below. For a more detailed discussion of our estimated use of proceeds, see the "Estimated Use of Proceeds" section beginning on page 44.

                                                            Minimum Offering            Maximum Offering
                                                       -------------------------    -------------------------
                                                           Amount      Percent          Amount      Percent
                                                           ------      -------          ------      -------
Gross offering proceeds...........................       $1,500,000     100.0%       $110,000,000    100.0%
Selling commissions and dealer manager fee........          142,500       9.5          10,300,000      9.4
Organization and offering expenses................           37,500       2.5           2,750,000      2.5
Acquisition and advisory fees (1).................           37,895       2.5           2,783,253      2.5
Acquisition expenses (1)..........................            6,316       0.4             463,876      0.4
Initial working capital reserve...................           12,632       0.8             927,751      0.8
                                                         ----------     -----        ------------    -----
Amount invested in properties.....................       $1,263,158      84.2%       $ 92,775,120     84.3%
                                                         ==========     =====        ============    =====

-------------------------------
(1) For purposes of this table, we have assumed that no financing is used to acquire properties. However, it is our intent to leverage our investments with debt financing up to a maximum of 75.0% of the aggregate value of our assets as of the date of any borrowing. For further details regarding the maximum amount of acquisition and advisory fees and acquisition expenses which we would incur if we borrow the maximum amount permitted under our borrowing policies, see footnote (2) to the estimated use of proceeds table on page 45.

INVESTMENT OBJECTIVES

       Our investment objectives are:

       o      to preserve, protect and return your capital contribution;

       o to realize growth in the value of our properties upon our ultimate sale of such properties;

       o      to maximize distributable cash to you; and

       o within five years after termination of the offering, either (i) to make an orderly disposition of our properties and distribute the cash to you or (ii) upon the approval of a majority of the limited partners, to allow you to exchange your units for interests in another Behringer Harvard fund.

See the "Investment Objectives and Criteria" section of this prospectus for a more complete description of our business and objectives.

DISTRIBUTION POLICY

       In general, distributions of cash from whatever source, other than liquidating distributions, will be distributed first to limited partners to pay a 10.0% non-compounded annual return on net capital contributions, then to our limited partners to return their invested capital, and then 85.0% to the limited partners and 15.0% to the general partners.

       Liquidating distributions will be made so as to return to partners the balance in their capital accounts. Under our partnership agreement, these capital accounts are to be maintained in such a manner that liquidating distributions will generally be made in the same way as other cash distributions.

       Over the life of Behringer Harvard Short-Term Fund I, we will make allocations for tax purposes of taxable income and loss in such a manner so as to cause partners' capital accounts to equal the amounts which would be distributable if we were to be dissolved and our assets distributed in liquidation.

       Provided we have cash available to make distributions, we intend to declare and pay distributions to our limited partners on a monthly basis. However, because we have not identified any probable investments, there can

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be no assurances as to when we will begin to generate sufficient cash flow from operations for distribution to our limited partners. We do not expect to have any cash available for distribution before we make our initial investments. However, we expect that such distributions will begin no later than the end of the sixth full quarter of our operations.

       The terms of our partnership agreement prohibit us from reinvesting cash flow from our operations. Instead, cash flow from our operations generally will be distributed to our limited partners. Our general partners have the authority to reinvest proceeds from the sale of our properties, provided that a portion of the sale proceeds sufficient to cover any increase in the limited partners' federal and state income taxes attributable to the sale will be distributed to limited partners in time to pay such taxes. However, presently we expect that net proceeds from the sale of our properties generally will not be reinvested, but will be distributed to our partners.

CONFLICTS OF INTEREST

       Our general partners and their affiliates will experience conflicts of interest in connection with the management of our business affairs, including the following:

       o our general partners and their affiliates will have to allocate their time between us and the other Behringer Harvard programs and activities in which they are involved, and our partnership agreement does not specify any minimum amount of time or level of attention that our general partners must devote to us;

       o our general partners and their affiliates must determine which Behringer Harvard program or other entity should purchase any particular property or make any other investment, or enter into a joint venture for the acquisition and operation of specific properties;

       o our general partners may compete with other Behringer Harvard programs and properties owned by affiliates of our general partners for the same tenants in negotiating leases or in selling similar properties at the same time; and

       o our general partners and their affiliates will receive fees in connection with transactions involving the purchase, management and sale of our investments regardless of the quality of the services provided to us.

See the "Conflicts of Interest" section of this prospectus beginning on page 68 for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.

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       The following chart indicates the relationship between our general partners and their affiliates that will be providing services to us.


                     ---------------------------------------
                              Robert M. Behringer
                                  (Individual)
                     ---------------------------------------

                     ---------------------------------------

                       Behringer Harvard Holdings, LLC (1)

                     ---------------------------------------

                     ---------------------------------------

                       Behringer Harvard Partners, LLC (2)

                     ---------------------------------------

   ----------------------     -----------------------------  -----------------
      Behringer Harvard        Behringer Securities LP (3)    HPT Management
      Advisors II LP (3)                                      Services LP (3)
   ----------------------     -----------------------------  -----------------


---------------------------------
   Behringer Harvard Short-Term
     Opportunity Fund I LP (4)
---------------------------------


-------------------------

(1) Robert Behringer, one of our general partners, owned approximately 67.0% of the limited liability company interests of Behringer Harvard Holdings, LLC (Behringer Harvard Holdings) as of February 1, 2003.
(2) Behringer Harvard Holdings owns 100.0% of the limited liability company interests of Behringer Harvard Partners, LLC (Behringer Harvard Partners).
(3) Behringer Harvard Partners is the 99.9% owner and the sole limited partner of each of BH Advisors II LP, Behringer Securities LP (Behringer Securities) and HPT Management Services LP (HPT Management). Harvard Property Trust, LLC, a wholly owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% and the sole general partner of each of BH Advisors II LP and Behringer Securities. IMS, LLC, another wholly owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% interest and the sole general partner of HPT Management.
(4)  Robert Behringer and BH Advisors II LP are our general partners.

PRIOR OFFERING SUMMARY

       Robert M. Behringer, our general partner, has previously sponsored 29 privately offered real estate limited partnerships and a private REIT, Harvard Property Trust, Inc., over the last ten years. As of September 30, 2002, Mr. Behringer had raised approximately $94.2 million from approximately 470 investors in these real estate programs. Neither Mr. Behringer nor any of our other affiliates, have previously sponsored or organized a publicly offered real estate limited partnership. The "Prior Performance Summary" section of this prospectus beginning on page 74 contains a discussion of the programs sponsored by Mr. Behringer from January 1, 1995 to date. Certain statistical data relating to such programs with investment objectives similar to ours is also provided in the "Prior Performance Tables" included as Exhibit A to this prospectus. The prior performance of the programs previously

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sponsored by Mr. Behringer is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

COMPENSATION TO GENERAL PARTNERS AND THEIR AFFILIATES

       Our general partners and their affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are summarized in the following table:


--------------------------------- ----------------------------------------- ------------------- ------------------
                                                                                                 $$ AMOUNT FOR
                                                                              $$ AMOUNT FOR          MAXIMUM
                                                                                 MINIMUM            OFFERING
                                                                                 OFFERING         (11,000,000
       TYPE OF COMPENSATION                  FORM OF COMPENSATION             (150,000 UNITS)        UNITS)
--------------------------------- ----------------------------------------- ------------------- ------------------
                                         ORGANIZATIONAL AND OFFERING STAGE
------------------------------------------------------------------------------------------------------------------
Selling Commissions               7.0% of gross offering proceeds                  $70,000         $7,700,000
--------------------------------- ----------------------------------------- ------------------- ------------------
Dealer Manager Fee                2.5% of gross offering proceeds; 1.0%            $25,000         $2,600,000
                                    for distribution reinvestment plan
                                    purchases
--------------------------------- ----------------------------------------- ------------------- ------------------
Organization and Offering         2.5% of gross offering proceeds                  $25,000         $2,750,000
Expenses
------------------------------------------------------------------------------------------------------------------
                                         ACQUISITION AND DEVELOPMENT STAGE
------------------------------------------------------------------------------------------------------------------
Acquisition and Advisory Fees     3.0% of the contract purchase price of           $37,895         $2,783,253
                                    each property
--------------------------------- ----------------------------------------- ------------------- ------------------
Acquisition Expenses              0.5% of the contract purchase price of            $6,316          $ 463,876
                                    each property
------------------------------------------------------------------------------------------------------------------
                                                 OPERATIONAL STAGE
------------------------------------------------------------------------------------------------------------------
Property Management and Leasing   4.5% of gross revenues plus leasing              N/A                 N/A
Fees                                fees of up to 1.5% of gross revenues
                                    based upon the customary leasing fees
                                    applicable to the geographic location
                                    of property
--------------------------------- ----------------------------------------- ------------------- ------------------
Asset Management Fee              Monthly fee of one-twelfth of 0.5% of            N/A                 N/A
                                    our aggregate assets value
--------------------------------- ----------------------------------------- ------------------- ------------------
Cash Distributions                15.0% of funds available for distribution        N/A                 N/A
                                    after investors receive distributions
                                    equal to 10.0% of their net capital
                                    contributions plus return of their
                                    invested capital
--------------------------------- ----------------------------------------- ------------------- ------------------
Subordinated Disposition Fee      3.0% of sale price deferred until after          N/A                 N/A
                                    limited partners receive repayment of
                                    net capital plus 10.0% return on
                                    capital
--------------------------------- ----------------------------------------- ------------------- ------------------
Subordinated Participation in     15.0% of net sale proceeds after limited         N/A                 N/A
Net Sale Proceeds and               partners receive repayment of net
Distributions                       capital plus 10.0% return on capital
--------------------------------- ----------------------------------------- ------------------- ------------------

       There are many additional conditions and restrictions on the amount of compensation our general partners and their affiliates may receive. There are also some smaller items of compensation and expense reimbursements that our general partners may receive. For a more detailed explanation of these fees and expenses payable to our general partners and their affiliates, see the "Estimated Use of Proceeds" section of this prospectus beginning on page 44 and the "Compensation of the General Partners and Their Affiliates" section of this prospectus beginning on page 64. Our general partners may not receive compensation in excess of the maximum amount permitted under the NASAA Guidelines.

DEPRECIATION AND COST RECOVERY METHOD

       We intend to use the straight-line method of depreciation for the real properties we acquire. (See "Federal Income Tax Considerations.")

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PARTNERSHIP AGREEMENT

       Your rights and obligations as a limited partner of Behringer Harvard Short-Term Fund I and your relationship with our general partners will be governed by our partnership agreement. Some of the significant features of our partnership agreement include the following:

       o Voting Rights. Holders of a majority of our units of limited partnership interests may vote to:

              (1) amend our partnership agreement, subject to the limited rights of our general partners to amend our partnership agreement without the approval of the limited partners as described in
                  Section 11.2(b) of our partnership agreement;

              (2) cause us to be liquidated and dissolved; and

             (3) remove a general partner and elect a new general partner.

       In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.

       o Mergers and Consolidations. We generally may not merge or consolidate with any other partnership or corporation without approval by holders of a majority of our units of limited partnership interests. Limited partners who dissent from any merger or consolidation may receive cash for their units based on the appraised value of our net assets.

       o Termination. The latest termination date for Behringer Harvard Short-Term Fund I will be December 31, 2017; provided, however, that we intend to liquidate our properties and terminate within five years from the termination of this offering. Our partnership agreement provides that at any time following one year after the termination of this offering, our general partners may determine to dissolve and terminate Behringer Harvard Short-Term Fund I.

       For a detailed discussion of material provisions of our partnership agreement, see the "Summary of Partnership Agreement" section of this prospectus beginning on page 84. A complete copy of our partnership agreement is attached as Exhibit B to this prospectus.

DISTRIBUTION REINVESTMENT PLAN

       You may participate in our distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in additional units. Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income and participation in our distribution reinvestment plan would mean that you will have to rely solely on sources other than distributions from us to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability. We may terminate the distribution reinvestment plan in our discretion at any time upon ten days notice to plan participants. See the "Summary of Distribution Reinvestment Plan" section of this prospectus for further explanation of our distribution reinvestment plan, a complete copy of which is attached as Exhibit D to this prospectus.

UNIT REDEMPTION PROGRAM

       After you have held your units for a minimum of one year, our unit redemption program provides an opportunity for you to redeem your units, subject to certain restrictions and limitations. The redemption price will equal the lesser of (1) the price you actually paid for your units or (2) either (i) prior to the time we begin having estimated annual unit valuations (after our first three full fiscal years following termination of this offering), $8.50 per unit, or (ii) after we begin obtaining such valuations, 90.0% of the fair market value per unit, as determined by the valuations. Subject to the limitations described in this prospectus, we will redeem units upon the request of the estate, heir or beneficiary of a deceased limited partner. The purchase price for units redeemed upon the death of a limited partner, until after the first three full fiscal years following termination of this offering, will be the price the limited partner actually paid for the units, and thereafter, the purchase price will be the fair market value of the units, as determined by estimated unit valuations. During any calendar year, we will not redeem in excess of 3.0% of the

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weighted average number of units outstanding during the prior calendar year. In addition, the cash available for redemption generally will be limited to 1.0% of the operating cash flow from the previous fiscal year, plus any proceeds from our distribution reinvestment plan. You may present to us fewer than all of your units for redemption, except that you must present for redemption at least 25.0% of your units. In order to participate in our unit redemption program, you will be required to certify to us that you acquired the units to be redeemed by either (i) a purchase directly from us or (ii) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law. Our general partners reserve the right to reject any request for redemption of units or to terminate, suspend or amend certain provisions of the unit redemption program at any time. See "Summary of Partnership Agreement - Unit Redemption Program" beginning on page 87 for further explanation of the Unit Redemption Program.

ERISA CONSIDERATIONS

       The section of this prospectus entitled "Investment by Tax-Exempt Entities and ERISA Considerations" describes the effect the purchase of units will have on individual retirement accounts (IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code of 1986, as amended (Internal Revenue Code). ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Because our intended operations will likely give rise to UBTI, our units are generally not an appropriate investment vehicle for IRAs and other retirement plans subject to ERISA. Any retirement plan trustee or individual considering purchasing units for a retirement plan or an IRA should read carefully the section of this prospectus captioned "Investment by Tax-Exempt Entities and ERISA Considerations."

DESCRIPTION OF UNITS

       All of our units of limited partnership interest shall represent a capital contribution of $10 each, shall be issued as fully paid and nonassessable and shall have the rights, privileges and preferences as provided in our partnership agreement. Our units are subject to numerous transfer restrictions, as described in the "Summary of Partnership Agreement - Transferability of Units" section of this prospectus. There will not be any regularly scheduled annual or periodic meetings of our limited partners. However, our general partners are required to call a meeting of our limited partners upon the written request of limited partners holding at least 10.0% of the units. In addition, our limited partners may, with the affirmative vote of limited partners holding more than 50.0% of the units, take action on certain matters without the concurrence of our general partners. See "Summary of Partnership Agreement - Voting Rights of the Limited Partners."

OTHER BEHRINGER HARVARD PROGRAMS

       Robert M. Behringer and his affiliates are currently sponsoring registered public offerings on behalf of two other Behringer Harvard programs, Behringer Harvard Mid-Term Value Enhancement Fund I LP (Behringer Harvard Mid-Term Fund I) and Behringer Harvard REIT I, Inc. (Behringer Harvard REIT I). The following table summarizes some of the most important features of this offering and the offerings of the other two Behringer Harvard funds.

                           ----------------------------- -------------------------------- ------------------------------
                                BEHRINGER HARVARD               BEHRINGER HARVARD                   BEHRINGER
                                SHORT-TERM FUND I                MID-TERM FUND I                 HARVARD Reit I
-------------------------- ----------------------------- -------------------------------- ------------------------------
Entity Type                Real estate limited           Real estate limited partnership  Real estate investment trust partnership
-------------------------- ----------------------------- -------------------------------- ------------------------------
Offering Size              $100.0 million to the         $400.0 million  to the public    $800.0 million to the public
                           public plus $10.0 million     plus $40.0 million for           plus $80.0 million for
                           for the distribution          distribution reinvestment        dividend reinvestment plan;
                           reinvestment plan; minimum    plan; minimum offering of $2.0   minimum offering of $2.5
                           offering of $1.5 million      million                          million
-------------------------- ----------------------------- -------------------------------- ------------------------------
Minimum Investment         $1,000 (some states may       $1,000 (some states may vary)    $1,000 (some states may vary)
                           vary)
-------------------------- ----------------------------- -------------------------------- ------------------------------

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                           ----------------------------- -------------------------------- ------------------------------
                                BEHRINGER HARVARD               BEHRINGER HARVARD                   BEHRINGER
                                SHORT-TERM FUND I                MID-TERM FUND I                 HARVARD Reit I
-------------------------- ----------------------------- -------------------------------- ------------------------------
Targeted Fund Term         Three to five years from      Five to eight years from the     Eight to twelve years from
                           the termination of the        termination of the offering      the termination of the
                           offering                                                       offering
-------------------------- ----------------------------- -------------------------------- ------------------------------
Investment Objectives      o        To preserve,         o        To preserve, protect    o        To preserve,
                                    protect and return            and return capital               protect and return
                                    capital                       contributions                    capital
                                    contributions        o        To realize growth in             contributions
                           o        To maximize                   the value of            o        To maximize
                                    distributable cash            properties upon the              distributable cash
                                    to investors                  ultimate sale of                 to investors
                           o        To realize growth             properties              o        To realize growth
                                    in the value of      o        To maximize                      in the value of
                                    properties upon               distributable cash to            properties upon the
                                    the ultimate sale             investors                        ultimate sale of
                                    of properties        o        Within eight years               properties
                           o        Within five years             after termination of    o        Within twelve years
                                    after termination             the offering, either             after termination
                                    of the offering,              (i) to make an                   of the offering,
                                    either (i) to make            orderly disposition              either (i) to list
                                    an orderly                    of properties and                the shares on a
                                    disposition of                distribute the cash              national exchange
                                    properties and                to investors or (ii)             or (ii) to make an
                                    distribute the                upon limited                     orderly disposition
                                    cash to investors             partners' approval,              of properties and
                                    or (ii) upon                  to allow investors to            distribute the cash
                                    limited partners'             exchange their units             to investors
                                    approval, to allow            for interests in
                                    investors to                  another Behringer
                                    exchange their                Harvard fund
                                    units for
                                    interests in
                                    another Behringer
                                    Harvard fund
-------------------------- ----------------------------- -------------------------------- ------------------------------
Targeted Assets            Principally office,           Principally institutional        Principally institutional
                           office-tech, retail,          quality office and office        quality office properties
                           apartment, industrial and     service center properties        having premier business
                           hotel properties              having desirable locations,      addresses, desirable
                                                         personalized amenities, high     locations, personalized
                                                         quality construction and         amenities, high quality
                                                         creditworthy commercial tenants  construction, and highly
                                                                                          creditworthy commercial
                                                                                          tenants
-------------------------- ----------------------------- -------------------------------- ------------------------------
Targeted Markets           Generally intended to         Generally intended to include    Generally intended to
                           include markets with higher   central business districts of    include central business
                           volatility, lower barriers    major metropolitan cities and    districts of major
                           to entry and high growth      selected suburban markets with   metropolitan cities where
                           potential (such as the        identified barriers to entry     barriers to entry are judged
                           Southwest)                                                     to be high and, to a lesser
                                                                                          extent, selected suburban
                                                                                          markets with identified
                                                                                          barriers to entry
-------------------------- ----------------------------- -------------------------------- ------------------------------
Possibility of Joint       May joint venture with        Likely to joint venture with     Likely to joint venture with
Ventures                   other Behringer Harvard       Behringer Harvard REIT I and     Behringer Harvard Mid-Term
                           funds and other real estate   other institutional real         Fund I and other
                           investors having similar      estate investors (such as        institutional real estate
                           investment objectives         pension funds and insurance      investors (such as pension
                                                         companies)                       funds and insurance companies)
-------------------------- ----------------------------- -------------------------------- ------------------------------

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                           ----------------------------- -------------------------------- ------------------------------
                                BEHRINGER HARVARD               BEHRINGER HARVARD                   BEHRINGER
                                SHORT-TERM FUND I                MID-TERM FUND I                 HARVARD Reit I
-------------------------- ----------------------------- -------------------------------- ------------------------------
Investments Other Than     Ownership interests of        Ownership interests of           Ownership interests of
Real Property              unaffiliated enterprises      unaffiliated enterprises         unaffiliated enterprises
                           having real property          having real property             having real property
                           investments consistent with   investments consistent with      investments consistent with
                           those the fund intends to     those the fund intends to        those the fund intends to
                           acquire directly, as well     acquire directly, as well as     acquire directly, as well as
                           as joint ventures with        joint ventures with affiliates   joint ventures with
                           affiliates and                and non-affiliates.              affiliates and
                           non-affiliates.                                                non-affiliates; mortgage
                                                                                          loans and participations in
                                                                                          mortgage loans.
-------------------------- ----------------------------- -------------------------------- ------------------------------
Mortgage Loan Investing    Possible, but not             Possible, but not anticipated    Possible, but management
                           anticipated                                                    intends to limit to 15.0% of
                                                                                          total investment portfolio
-------------------------- ----------------------------- -------------------------------- ------------------------------
Leverage                   Yes; aggregate amount of      No leverage will be used to      Yes; aggregate amount of
                           borrowings as of the date     acquire properties; may only     borrowings as of the date of
                           of any borrowing may not      borrow for other limited         any borrowing may not exceed
                           exceed 75.0% of the           purposes                         55.0% of the aggregate value
                           aggregate value of all                                         of all assets
                           assets
-------------------------- ----------------------------- -------------------------------- ------------------------------
Distribution Policy        Distributions to limited      Distributions to limited         At least 90.0% of annual
                           partners, if any, to be       partners, if any, to be          taxable income will be
                           declared and paid on a        declared and paid on a monthly   distributed to stockholders;
                           monthly basis                 basis                            dividends, if any, to be
                                                                                          declared and paid on a
                                                                                          monthly basis
-------------------------- ----------------------------- -------------------------------- ------------------------------
Profile of Investor for    Investors who seek to         Investors who seek to            Investors who seek to
Whom Units are             diversify their personal      diversify their personal         diversify their personal
Recommended                portfolios with a             portfolios with a finite-life,   portfolios with a
                           finite-life, real             real estate-based investment,    finite-life, real
                           estate-based investment,      seek to preserve capital, seek   estate-based investment,
                           wish to obtain the benefits   to receive current income,       seek to preserve capital,
                           of potential long-term        wish to obtain the benefits of   seek to receive current
                           capital appreciation, seek    potential long-term capital      income, wish to obtain the
                           to receive current income,    appreciation, and are able to    benefits of potential
                           and are able to hold their    hold their investments for a     long-term capital
                           investments for a time        time period consistent with      appreciation, and are able
                           period consistent with the    the fund's liquidity plans       to hold their investments
                           fund's liquidity plans                                         for a time period consistent
                                                                                          with the fund's liquidity
                                                                                          plans
-------------------------- ----------------------------- -------------------------------- ------------------------------
Persons for Whom           Persons who require           Persons who require immediate    Persons who require
Investment in Units Is     immediate liquidity or        liquidity or guaranteed          immediate liquidity or
Not Recommended            guaranteed income             income, or who seek a            guaranteed income, or who
                                                         short-term investment            seek a short-term investment
-------------------------- ----------------------------- -------------------------------- ------------------------------
Appropriate for IRAs,                   No                             Yes                             Yes
401(k)s and Other Tax
Qualified Plans
-------------------------- ----------------------------- -------------------------------- ------------------------------
Estimated Percentage of    Expected minimum of 85.0%,    Expected minimum of 85.0%,       Expected minimum of 85.0%,
Proceeds for Fund Use      84.2% for investment and      84.2% for investment and 0.8%    84.2% for investment and
                           0.8% for initial working      for initial working capital      0.8% for initial working
                           capital reserve               reserve                          capital reserve
-------------------------- ----------------------------- -------------------------------- ------------------------------

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                           ----------------------------- -------------------------------- ------------------------------
                                BEHRINGER HARVARD               BEHRINGER HARVARD                   BEHRINGER
                                SHORT-TERM FUND I                MID-TERM FUND I                 HARVARD Reit I
-------------------------- ----------------------------- -------------------------------- ------------------------------
Compensation of            Comparable fee structure as   Comparable fee structure as      Comparable fee structure as
Advisor/General Partners   utilized for all Behringer    utilized for all Behringer       utilized for all Behringer
and Their Affiliates for   Harvard funds for             Harvard funds for acquisition    Harvard funds for
Services                   acquisition and advisory      and advisory services and        acquisition and advisory
                           services and asset            asset management services;       services and asset
                           management services;          property management fee of up    management services;
                           property management fee of    to 4.0%                          property management fee of
                           up to 4.5%                                                     3.0%
-------------------------- ----------------------------- -------------------------------- ------------------------------
Stockholder/Limited        Return of investment plus     Return of investment plus 8.0%   Return of investment plus
Partner Preferred Return   10.0% per year                per year (noncompounded)         9.0% per year (noncompounded)
Before Advisor/General     (noncompounded)
Partner Participation
-------------------------- ----------------------------- -------------------------------- ------------------------------
Advisor/General Partners   Up to 3.0% of the gross       Up to 3.0% of the gross sales    Subordinated disposition fee
Performance-Based Return   sales price of the property   price of the property as a       up to 3.0% of the sales price
Payable After              as a brokerage commission;    brokerage commission; 15.0%      of each property sold; 15.0%
Stockholder/Limited        15.0% subordinated            subordinated participation in    subordinated participation in
Partner Preferred Return   participation in              distributions over the           gains from sales of properties
                           distributions over the        investors' 8.0% annual return    over the investors' 9.0% annual
                           investors' 10.0% annual       plus return of investment        return plus return of 15.0% of
                           return of unvestment                                           the net market value of the
                                                                                          outstanding stock plus
                                                                                          distributions paid prior to
                                                                                          listing minus the preferred
                                                                                          return; subordinated
                                                                                          performance fee of 15.0% of
                                                                                          the net appraised asset value
                                                                                          of the fund plus distributions
                                                                                          paid prior to listing minus
                                                                                          the preferred return
-------------------------- ----------------------------- -------------------------------- ------------------------------
Dividend/Distribution                  Yes                             Yes                             Yes
Reinvestment Plan
-------------------------- ----------------------------- -------------------------------- ------------------------------
Share/Unit Redemption                  Yes                             Yes                             Yes
Plan
-------------------------- ----------------------------- -------------------------------- ------------------------------
Deferred Commission        Payable over 3 years at       Payable over 6 years at 1.0%     Payable over 6 years at 1.0%
Option                     2.0% per year                 per year                         per year
-------------------------- ----------------------------- -------------------------------- ------------------------------
Tax Reporting                        Form K-1                       Form K-1                        Form 1099
-------------------------- ----------------------------- -------------------------------- ------------------------------

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                    QUESTIONS AND ANSWERS ABOUT THIS OFFERING

       Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.

Q:     WHAT IS BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP?

       A: Our partnership was formed in 2002 as a Texas limited partnership to acquire commercial real estate properties, such as institutional quality office, industrial and other commercial properties, and lease each such property to one or more tenants, with the intention to liquidate its assets within five years from the termination of this offering. Our partnership was founded by Robert M. Behringer and was originally organized by Mr. Behringer, Gerald J. Reihsen, III, Gary S. Bresky and M. Jason Mattox.

Q:     WHY ARE YOU STRUCTURED AS A LIMITED PARTNERSHIP?

       A: Behringer Harvard programs are structured using the business forms that the sponsor believes are the most advantageous to investors. If a Behringer Harvard program were to be structured as a standard "C corporation," the entity would be taxed on its income and investors would be taxed on any cash distributions they receive. In order to avoid this so-called "double taxation," Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I have been structured as limited partnerships. The tax attributes of limited partnerships generally are allocated to investors rather than realized at the fund level. Behringer Harvard REIT I, which has a longer targeted fund term than Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I, has been structured as a REIT. In general, REITs are not taxed on income distributed to investors. Regardless of the choice of entity used, Behringer Harvard programs are designed to operate consistently with the goal of maximizing distributions to investors.

Q:     WHO WILL CHOOSE WHICH REAL ESTATE PROPERTIES TO INVEST IN?

       A: Our general partners will make all of our investment decisions. Our general partners will each individually have operational authority over us, but all of our investment decisions must be approved by both of our general partners. The general partners are Robert M. Behringer and BH Advisors II LP. Because Mr. Behringer controls BH Advisors II LP, all investment decisions will ultimately be controlled by him.

Q:     WHO IS BH ADVISORS II LP?

       A: BH Advisors II LP has been created for the sole purpose of serving as one of our general partners. BH Advisors II LP is controlled indirectly by Robert M. Behringer.

Q. WHO WILL ADVISE YOUR GENERAL PARTNERS, AND WHAT IS THE EXPERIENCE OF SUCH PERSONS?

       A: BH Advisors II LP will be managed by its executive officers, namely:

              Robert M. Behringer - Chief Executive Officer of BH Advisors II LP, has been active in the acquisition, finance, management and development of both institutional and non-institutional commercial real estate, and the structuring of commercial real estate transactions, for over 25 years. Mr. Behringer was formerly the President and Chief Executive Officer of Harvard Property Trust, Inc., an office REIT with a net asset value of approximately $200 million, and since 1989 he has sponsored numerous real estate investment partnerships. From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease), one of the largest pension fund advisors and owners of real estate in the United States. While at Equitable, Mr. Behringer was an institutional portfolio manager with responsibility for a portfolio of properties, including institutional quality office, industrial, retail, apartment and hotel

                                       14
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              properties exceeding 17.0 million square feet with a value of approximately $2.8 billion. Mr. Behringer has also been a licensed certified public accountant for over 20 years.

              Robert S. Aisner - President of BH Advisors II LP, has 28 years of commercial real estate experience. From 1996 until joining BH Advisors II LP in 2003, Mr. Aisner served as Executive Vice President of Amli Residential Properties Trust (Amli), a New York Stock Exchange listed REIT, President of Amli Management Company, overseeing all apartment operations in 80 communities in eight cities and the Amli Corporate Homes division of Amli, Vice President of Amli Residential Construction and Vice President of Amli Institutional Advisors. Mr. Aisner also served on Amli's Executive Committee and Investment Committee. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management company. From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development company, where he served as Vice President.

              Gerald J. Reihsen, III - Executive Vice President - Corporate Development and Legal and Secretary of BH Advisors II LP, practiced as a corporate securities attorney for over 17 years with commercial law firms, including over nine years with Gibson, Dunn & Crutcher, and served as Vice President-Corporate Development and Legal for Xybridge Technologies, Inc., a telecommunications software company. Mr. Reihsen's business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, REITs and partnerships, and public and private securities offerings.

              Gary S. Bresky - Chief Financial Officer and Treasurer of BH Advisors II LP, is a certified public accountant and has been active in commercial real estate and related financial activities for over 15 years. In 1997, Mr. Bresky joined Harvard Property Trust, Inc., as Senior Vice President of Finance. Prior to joining Harvard Property Trust, Inc., Mr. Bresky was an accounting professional in the Real Estate Group at Coopers & Lybrand LLP where he focused on finance and accounting for both public and private REITs.

              M. Jason Mattox - Senior Vice President - Asset Acquisition and Management of BH Advisors II LP, served as Vice President of Harvard Property Trust, Inc. from 1997 until 2002, and from 1998 until 2002, he served as a member of its Investment Committee. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company affiliated with Harvard Property Trust, Inc., coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over 1.0 million square feet of Harvard Property Trust's commercial office assets, overseeing property performance, management offices, personnel and outsourcing relationships.

              Our general partners also will be assisted in our management by an advisory board that will provide independent thoughts and advice as to the properties acquired and make recommendations to BH Advisors II LP. Our general partners intend to follow the recommendations of our advisory board with respect to our investments, but they are not obligated to do so. All investment decisions must be approved by both of our general partners. Because Mr. Behringer controls BH Advisors II LP, all investment decisions will ultimately be controlled by him. No member of the advisory board will be a general partner, officer or employee of us, BH Advisors II LP, our affiliates or affiliates of BH Advisors II, LP, although members of the advisory board may purchase or own securities of, or have other business relations with, such parties. The initial members of the advisory board are:

              Patrick M. Arnold - Mr. Arnold is an attorney with more than 19 years of experience representing real estate companies, financial institutions, investors, developers and management companies in real estate transactions. Since 1992, Mr. Arnold has served as a partner in the real estate section of Fulbright & Jaworski L.L.P., an approximately 750-member law firm with offices in ten cities worldwide. Mr. Arnold joined Fulbright & Jaworski in 1986. He is currently partner-in-charge of the real estate section in the Dallas office of the firm. Mr. Arnold graduated from Harvard Law School in 1983. He

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              is a member of the Dallas Real Estate Council and an officer of the Real Property Section of the Dallas Bar Association.

              Ralph G. Edwards, Jr. - Mr. Edwards has been actively involved in commercial real estate for over 35 years. Since 1992, Mr. Edwards has served as the Chairman and Chief Executive Officer of EdwardsDay Incorporated, an Atlanta-based real estate investment company. Mr. Edwards is also a member of the board of directors of Emerging Solutions, Inc. (d/b/a Constructware), an Atlanta-based privately held Internet services provider that sells document and process management systems to construction companies. Mr. Edwards is a member of the Urban Land Institute (past Chairman of the Atlanta District Council), the International Council of Shopping Centers, The Trust for Public Land (member of the Georgia Board of Directors) and past member of the Board of Directors of the Atlanta Commercial Board of Realtors.

              Scott F. McMullin - Mr. McMullin is a real estate investor advisor with over 16 years of real estate experience. Since 1998, Mr. McMullin has served as a Senior Managing Director of the Los Angeles office of Holliday Fenoglio Fowler, L.P., the largest commercial mortgage banking firm in the United States, specializing in commercial real estate debt and equity financing. Since 1993, Mr. McMullin held other senior positions with Holliday Fenoglio. At Holiday Fenoglio Fowler, Mr. McMullin has consummated over $5 billion in real estate transactions. From 1989 until 1992, Mr. McMullin served as a Partner with The Parmenter Company, a developer and owner of commercial real estate headquartered in Miami, Florida. Mr. McMullin is a member of the National Association of Industrial & Office Professionals and the Urban Land Institute, among other such organizations.

Q.     IN WHAT TYPES OF REAL PROPERTY WILL YOU INVEST?

       A: We will seek to invest the offering proceeds available for investment after the payment of fees and expenses in the acquisition of income-producing commercial real estate assets that we believe generally will provide a superior rate of return during a time period from three to five years following acquisition. We plan to be opportunistic in our acquisitions. For example, we may acquire properties in markets that are depressed or overbuilt with the anticipation that these properties will increase in value as the markets recover. We may also acquire properties and reposition them by seeking to improve the property and tenant quality and thereby increase lease revenues. Many of the markets where we will acquire properties may have low barriers to entry. We will consider investments in all types of commercial properties, including office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouses and distribution facilities and motel and hotel properties. For a more detailed discussion of our investment policies, see "Investment Objectives and Criteria - Acquisition and Investment Policies" beginning on page 46.

Q:     MAY YOU INVEST IN ANYTHING OTHER THAN REAL PROPERTY?

       A: Yes. We anticipate there will be opportunities to acquire some or all of the ownership interests of unaffiliated enterprises having real property investments consistent with those we intend to acquire directly.

Q: DO THE GENERAL PARTNERS USE ANY SPECIFIC CRITERIA WHEN SELECTING POTENTIAL INVESTMENTS FOR US?

       A: Yes. Our general partners will generally seek to acquire for us ownership of income-producing properties that they believe will provide a superior rate of return during a time period from three to five years following acquisition. We plan to be opportunistic in our acquisitions and may invest in any type of income-producing property in any market where we believe, due to market repositioning opportunities or other market factors, an opportunity for a superior rate of return exists. In many of these markets, we expect there will be low barriers to entry. In addition, we may attempt to invest in ownership interests of enterprises having real property investments consistent with those we intend to acquire directly. All acquisitions of commercial properties will be evaluated for tenant creditworthiness and the reliability and stability of their future income and capital appreciation

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              potential. Our general partners will consider the risk profile, credit quality and reputation of tenants, and the impact of each particular acquisition as it relates to our portfolio as a whole.

Q:     DO YOU CURRENTLY OWN ANY INVESTMENTS?

       A. No. This offering is a "blind pool" offering in that we have not yet identified specific investments that we will acquire with the proceeds from this offering.

Q:     WHY DO YOU INTEND TO ACQUIRE SOME OF YOUR PROPERTIES IN JOINT VENTURES?

       A: We intend to acquire properties in joint ventures when we determine it necessary in order to diversify our portfolio of properties in terms of geographic region or property type and to enable us to make investments sooner than would be possible otherwise since the amount of gross proceeds raised in the early stages of this offering may be insufficient to acquire title to all of a real property targeted for investment. The sooner we are able to invest in properties, the sooner we will be able to make distributions from our operating cash flow and the greater the opportunity for capital appreciation of the investments. Additionally, the increased portfolio diversification will reduce the risk to investors as compared to a program with a smaller number of investments. Such joint ventures may be with our affiliates or with third parties.

Q: WHAT STEPS DO YOU TAKE TO MAKE SURE YOU INVEST IN ENVIRONMENTALLY COMPLIANT PROPERTY?

       A: We will always obtain a Phase I environmental assessment of each property purchased. In addition, we expect that in most cases we will obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

Q:     WHAT ARE YOUR TYPICAL LEASE PROVISIONS?

       A: We will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we expect to enter into standard commercial leases. These may include standard multi-tenant commercial leases, "triple net" leases or participating leases. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant's revenue. We expect our standard multi-tenant and participating lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of market rates or the existing rental rate at expiration. We expect our triple net leases will be for initial terms of ten years or more.

Q: HOW WILL YOU DETERMINE WHETHER TENANTS HAVE THE APPROPRIATE CREDITWORTHINESS FOR EACH BUILDING LEASE?

       A: We intend to use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. We will compare the reports produced by these services to the relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant.

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Q: HOW WILL YOU PROVIDE FOR TENANT IMPROVEMENTS AND OTHER WORKING CAPITAL NEEDS AND MAINTAIN THE VIABILITY OF YOUR ASSETS IF CASH FLOW IS DECREASED?

       A: During the underwriting process, we intend to establish estimates for working capital needs throughout the life of each acquired asset. It is anticipated that, upon closing of each asset, an amount of initial capital equal to the amounts estimated will be placed in an interest-bearing (typically money market) account as a reserve for working capital for use during the entire life of the asset. We intend to establish an initial working capital reserve of approximately 1.0% of the contract price of the properties we acquire, which we expect will equal approximately 0.8% of the gross proceeds from this offering, assuming no debt financing. However, the actual reserve for any property could exceed this amount. Working capital reserves will be adjusted through continual reprojection and annual budgeting processes. If depleted during the course of the asset's holding period, unless otherwise budgeted, we expect the reserve requirement will be replenished from excess cash flow to provide for the financial endurance of the asset. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions, and major capital expenditures.

Q:     IF I BUY UNITS, WILL I RECEIVE DISTRIBUTIONS AND HOW OFTEN?

       A: Provided we have cash available to make distributions, we intend to declare and pay distributions to our limited partners on a monthly basis. Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate cash from operations for distribution to our limited partners. We do not expect to have any cash available for distribution before we make our initial investments. However, we expect that such distributions will begin no later than the end of the sixth full quarter of our operations. The amount of each distribution will be determined by the general partners and typically will depend on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors.

Q:     HOW DO YOU CALCULATE THE PAYMENT OF DISTRIBUTIONS TO LIMITED PARTNERS?

       A. We intend to coordinate distribution declaration dates with monthly new investor admission dates so your ability to participate in distributions will begin to accrue immediately upon becoming a limited partner. Distributions will be allocated to our limited partners on a pro rata basis according to the number of units held and the number of days within the distribution period the units have been held.

Q:     MAY I REINVEST MY DISTRIBUTIONS?

       A: Yes. You may participate in our distribution reinvestment plan by checking the appropriate box on our subscription agreement or by filling out an enrollment form, which we will provide to you at your request or you can download from our web site. The purchase price for units purchased under the distribution reinvestment plan is currently $10 per unit.

Q:     WILL I BE TAXED IN RESPECT OF YOUR INCOME REGARDLESS OF DISTRIBUTIONS?

       A: Yes. Because we are a partnership, you will be taxed on your allocable share of income from operations (generally at ordinary income rates) and your share of any gains from sale of property without regard to the amount of your distributions. Distributions may exceed current taxable income or you may be allocated more taxable income than you receive in distributions. We cannot assure you that cash flow will be available for distribution in any year in amounts sufficient to pay your allocated tax liability. As a result, you may have to use funds from other sources to pay your tax liability. You should also review the section of this prospectus entitled "Federal Income Tax Considerations."

Q:     WHAT WILL YOU DO WITH THE MONEY RAISED IN THIS OFFERING?

       A: We anticipate that we will have at least 85.0% of the gross proceeds of this offering available for our use. We will use your investment proceeds to make the investments described above. We expect to invest a minimum of 84.2% of the gross proceeds from this offering, including proceeds from the sale

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              of units pursuant to our distribution reinvestment plan, in the investments described above and to set aside approximately 0.8% of the gross proceeds from this offering, assuming no debt financing, as initial working capital reserves for real estate properties. The remaining proceeds will be used to pay fees and expenses of this offering and acquisition-related expenses. The payment of these fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10 per unit, and your distribution yield will be based on your $10 per unit investment.

              Until we invest the proceeds of this offering in real estate and other investments described above, we may invest in short-term, highly liquid investments. These short-term investments will not earn as high of a return as we expect to earn on the real estate and other investments we ultimately intend to make, and we cannot predict how long it will take to fully invest the proceeds in such ultimate investments.

Q:     WHAT KIND OF OFFERING IS THIS?

       A: We are offering the public up to 10,000,000 units of limited partnership interest on a "best efforts" basis. We are also offering up to 1,000,000 units of limited partnership interest for sale pursuant to our distribution reinvestment plan.

Q:     HOW DOES A "BEST EFFORTS" OFFERING WORK?

       A: When units are offered to the public on a "best efforts" basis, the brokers participating in the offering are only required to use their best efforts to sell the units and have no firm commitment or obligation to purchase any of the units.

Q:     HOW LONG WILL THIS OFFERING LAST?

       A: The offering will not last beyond February 19, 2005, except that our general partners may elect to extend the offering period for the units reserved for issuance pursuant to our distribution reinvestment plan up to February 19, 2007.

Q:     WHO CAN BUY UNITS?

       A: An investment in our partnership is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy units pursuant to this prospectus provided that they have either
              (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the "Who May Invest" section of this prospectus beginning on page 123.

Q.     FOR WHOM IS AN INVESTMENT IN OUR UNITS RECOMMENDED?

       A. An investment in our units may be appropriate for you if you meet the suitability standards mentioned above, and you seek to diversify your personal portfolio with a finite-life, real estate-based investment, seek to preserve capital, seek to receive current income, wish to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require immediate liquidity or guaranteed income not to consider an investment in our units as meeting those needs. Also, because it is likely that our intended operations will give rise to UBTI, our units may not be a suitable investment vehicle for pension plans, IRAs and other tax exempt investors.

              The terms of this offering, the structure of our partnership and our intended manner of operation is designed to be easily understood by investors for whom the units are recommended, as compared to similar real estate investment vehicles which include complex distribution and allocation terms,

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              multiple classes of units and complex investment schemes. We have also conformed our investment approach, the compensation of our affiliates and other operational terms to those of other publicly offered Behringer Harvard programs sponsored by our general partners and their affiliates. We believe our approach provides simplicity and consistency among the Behringer Harvard programs, so that investors who subscribe for equity interests in one Behringer Harvard program will be able easily to understand and compare the terms and results of other Behringer Harvard programs.

Q:     MAY I MAKE AN INVESTMENT THROUGH MY IRA, SEP OR OTHER TAX-DEFERRED
       ACCOUNT?

       A: Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, decision makers should, at a minimum, consider (1) whether the investment is in accordance with the documents and instruments governing such IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with such IRA, plan or other account, (3) whether the investment will generate UBTI to such IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under such IRA, plan or other account, (5) the need to value the assets of such IRA, plan or other account annually or more frequently, and (6) whether such investment would constitute a prohibited transaction under applicable law.

Q: HAVE YOU ARRANGED FOR A CUSTODIAN FOR INVESTMENTS MADE THROUGH IRA, SEP OR OTHER TAX-DEFERRED ACCOUNTS?

       A: Yes. Sterling Trust Company has agreed to serve as custodian for investments made through IRA, SEP and certain other tax-deferred accounts. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our limited partners with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.

Q:     IS THERE ANY MINIMUM INVESTMENT REQUIRED?

       A: Yes. Generally, you must invest at least $1,000. Except in Nebraska, investors who already own our units and, except in Minnesota and Oregon, investors who are concurrently purchasing units or shares from an affiliated Behringer Harvard public real estate program can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing in the "Who May Invest" section of this prospectus beginning on page 123.

Q:     HOW DO I SUBSCRIBE FOR UNITS?

       A: If you choose to purchase units in this offering, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Exhibit C, for a specific number of units and pay for the units at the time you subscribe. Your payment will be placed into an escrow account with Wells Fargo Bank Iowa, N.A., where your funds will be held, along with those of other subscribers, until we sell at least 150,000 units and, for sales thereafter, until we admit new investors, which we expect to do monthly. Your funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before February 19, 2004 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Separate escrow accounts will be established for subscriptions of residents of Nebraska, New York and Pennsylvania. See the sections of this prospectus captioned "Plan of Distribution - Subscription Process" and "How to Subscribe" for a detailed discussion of how to subscribe for units.

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Q:     WHAT HAPPENS IF YOU DON'T SELL AT LEAST 150,000 UNITS?

       A: If the minimum of 150,000 units, or $1.5 million, is not reached before February 19, 2004, we will terminate the offering and stop selling units. In such event, within ten days after termination of the offering, the escrow agent will return your funds, including interest.

Q:     IF I BUY UNITS IN THIS OFFERING, HOW MAY I LATER SELL THEM?

       A: At the time you purchase the units, they will not be listed for trading on any national securities exchange or over-the-counter market. We do not expect any public market for the units to develop. As a result, you may find it difficult to sell your units. If you are able to find a buyer for your units, you may sell your units to that buyer unless the buyer does not satisfy the suitability standards applicable to him or her. See the "Suitability Standards," "Who May Invest" and "Summary of Partnership Agreement - Transferability of Units" sections of this prospectus.

              In addition, after you have held your units for at least one year, you may be able to have your units repurchased by us pursuant to our unit redemption program. Subject to the limitations described in this prospectus, we will also redeem units upon the request of the estate, heir or beneficiary of a deceased limited partner. Redemption of units, when requested, will be made quarterly on a first-come, first-served basis with a priority given to redemptions upon the death of a limited partner. See the "Summary of Partnership Agreement - Units Redemption Program" section of this prospectus.

Q:     WHAT ARE YOUR EXIT STRATEGIES?

       A: Within five years after termination of the offering, we will seek either (i) to make an orderly disposition of our properties and distribute the cash to you, or (ii) upon the approval of at least a majority of the limited partners, to allow you to exchange your units for interests in another Behringer Harvard fund.

Q:     WHO IS THE TRANSFER AGENT?

       A:     Phoenix Transfer, Inc.
              2401 Kerner Boulevard
              San Rafael, California  94901
              (866) 219-6355

              To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:     WILL I BE NOTIFIED OF HOW MY INVESTMENT IS DOING?

       A: You will receive periodic updates on the performance of your investment with us, including:

              o   a monthly cash distribution report;
              o   three quarterly financial reports;
              o an acquisition report following each quarter in which we have acquired real property;
              o   an annual report; and
              o   an annual Schedule K-1.

              Information contained in these materials and other information concerning our business and our affiliates will be available on the web site maintained for us and our affiliates - www.bhfunds.com.

Q:     WHEN WILL I GET MY DETAILED TAX INFORMATION?

       A: Your Schedule K-1 tax information will be placed in the mail by March 15 of each year.

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Q: WHAT WILL BE THE IMPACT ON MY INVESTMENT IF THE NEWLY PROPOSED FEDERAL TAX LEGISLATION IS ADOPTED?

       A: President Bush has recently proposed major federal tax legislation. One of the President's proposals is that dividends paid by corporations to individuals will not be subject to taxation to the recipient. If legislation of this nature were adopted, it is possible that a limited partnership structure would no longer be an advantageous organizational form for investment in real estate, or that it could become more advantageous for a limited partnership to elect to be taxed for federal income tax purposes as a corporation or a REIT. As a result, our partnership agreement provides our general partners with the ability, under certain circumstances, to cause us to be taxed as a corporation or to qualify as a REIT without the vote of limited partners and, under certain circumstances, to convert from a limited partnership to a corporation without limited partner vote. Our general partners have fiduciary duties to us and to all investors and would only cause such changes in our organizational structure or tax treatment if they determine in good faith that such changes are in the best interest of our investors.

Q:     WHO CAN HELP ANSWER MY QUESTIONS?

       A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

                             Behringer Securities LP
                     1323 North Stemmons Freeway, Suite 202
                               Dallas, Texas 75207
                                 (866) 655-3700
                           WWW.BEHRINGERSECURITIES.COM

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                                  RISK FACTORS

       YOUR PURCHASE OF UNITS INVOLVES A NUMBER OF RISKS. YOU SHOULD SPECIFICALLY CONSIDER THE FOLLOWING BEFORE MAKING YOUR INVESTMENT DECISION.

RISKS RELATED TO AN INVESTMENT IN BEHRINGER HARVARD SHORT-TERM FUND I

    THERE IS NO PUBLIC TRADING MARKET FOR OUR UNITS, THEREFORE IT WILL BE DIFFICULT FOR YOU TO SELL YOUR UNITS.

       There is no public trading market for the units, and we do not expect one to ever develop. Our partnership agreement restricts our ability to participate in a public trading market or anything substantially equivalent to one by providing that any transfer that may cause us to be classified as a publicly traded partnership as defined in Section 7704 of the Internal Revenue Code shall be deemed void and shall not be recognized by us. Because our classification as a publicly traded partnership may significantly decrease the value of your units, our general partners intend to use their authority to the maximum extent possible to prohibit transfers of units that could cause us to be classified as a publicly traded partnership. For these reasons, it will be difficult for you to sell your units.

    YOUR UNITS HAVE LIMITED TRANSFERABILITY AND LACK LIQUIDITY.

       Except for certain intra-family transfers, you are limited in your ability to transfer your units. Our partnership agreement and certain state regulatory agencies have imposed restrictions relating to the number of units you may transfer. In addition, the suitability standards imposed on prospective investors also apply to potential subsequent purchasers of our units. If you are able to find a buyer for your units, you may not sell your units to such buyer unless the buyer meets the suitability standards applicable to him or her. Accordingly, it will be difficult for you to sell your units promptly or at all. You may not be able to sell your units in the event of an emergency, and if you are able to sell your units, you may have to sell them at a substantial discount. It is also likely that your units would not be accepted as the primary collateral for a loan. See "Who May Invest" and "Summary of Partnership Agreement - Transferability of Units."

    THIS OFFERING IS ONLY SUITABLE FOR LONG-TERM INVESTORS.

       Our units lack a public trading market and are subject to transfer restrictions. In addition, we are limited in our ability to buy back units pursuant to our redemption program. Moreover, except for requests for redemption by the estate, heir or beneficiary of a deceased limited partner, our general partners may reject any request for redemption of units or amend, suspend or terminate our unit redemption program at any time. We do not anticipate selling any properties and liquidating the partnership until at least three to five years after the termination of this offering. Presently, we expect that net proceeds from the sale of our properties generally will not be reinvested, but will be distributed to our partners. However, we may reinvest the proceeds from any such sale in additional properties, provided that, at the date of reinvestment, our general partners believe that the remaining holding period for such additional properties prior to our anticipated liquidation date is sufficient to enable us to satisfy our investment objectives with respect to such investment. See "Summary of Partnership Agreement - Transferability of Units," "- Unit Redemption Program" and "Investment Objectives and Criteria - Disposition Policy." For each of these reasons, you should view your investment in units strictly as a long-term investment.

    IF WE, THROUGH OUR GENERAL PARTNERS, ARE UNABLE TO FIND SUITABLE INVESTMENTS, THEN WE MAY NOT BE ABLE TO ACHIEVE OUR INVESTMENT OBJECTIVES OR PAY DISTRIBUTIONS.

       Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our general partners in the acquisition of our investments, the selection of tenants and the determination of any financing arrangements. Except for the investments described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of our general partners. We cannot be sure that our general partners will be successful in obtaining suitable investments on financially attractive terms or that, if they make investments on our behalf, our objectives will be achieved. If we, through our general partners, are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate. In such an event, our ability to pay distributions to our limited partners would be adversely affected.

    WE MAY SUFFER FROM DELAYS IN LOCATING SUITABLE INVESTMENTS, WHICH COULD ADVERSELY AFFECT THE RETURN ON YOUR INVESTMENT.

       We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our general partners at times when our general partners are simultaneously seeking to locate suitable investments for other Behringer Harvard programs. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. In addition, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash attributable to those particular properties. In addition, if we are unable to invest our offering proceeds in income-producing real properties in a timely manner, our ability to pay distributions to our limited partners would be adversely affected.

    THIS IS AN UNSPECIFIED PROPERTY OFFERING, SO YOU WILL NOT HAVE THE OPPORTUNITY TO EVALUATE OUR INVESTMENTS BEFORE WE MAKE THEM.

       Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of income-producing, commercial real estate properties, such as office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouses and distribution facilities and motel and hotel properties, and the creation of an initial working capital reserve of approximately 0.8% of the gross proceeds of this offering, assuming no debt financing. However, we are not limited to such investments. We have established policies relating to the creditworthiness of tenants and managers, but our general partners will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants or managers. For a more detailed discussion of our investment policies, see "Investment Objectives and Criteria - Acquisition and Investment Policies."

    IF WE ARE UNABLE TO RAISE SUBSTANTIAL FUNDS, WE WILL BE LIMITED IN THE NUMBER AND TYPE OF PROPERTIES IN WHICH WE MAY INVEST AND THE VALUE OF YOUR INVESTMENT WILL FLUCTUATE WITH THE PERFORMANCE OF THE SPECIFIC INVESTMENTS WE MAKE.

       This offering is being made on a "best efforts" basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our units and have no firm commitment or obligation to purchase any of the units. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, in the event we only raise the minimum amount of $1.5 million, we will most likely make our investments through one or more joint ventures with third parties and may only be able to make one investment. If we only are able to make one investment, we would not achieve any diversification of our assets. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our units will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.

    BOTH WE AND BH ADVISORS II LP, OUR GENERAL PARTNER, HAVE NO PRIOR OPERATING HISTORY OR ESTABLISHED FINANCING SOURCES, AND THE PRIOR PERFORMANCE OF REAL ESTATE INVESTMENT PROGRAMS SPONSORED BY AFFILIATES OF OUR GENERAL PARTNERS MAY NOT BE AN INDICATION OF OUR FUTURE RESULTS.

       We and BH Advisors II LP, our general partner, have no operating histories and you should not rely upon the past performance of other real estate investment programs sponsored by Robert M. Behringer, our individual general partner, or his affiliates to predict our future results. We were organized in July 2002, and as of the date of this prospectus we have not made any investments in real estate or otherwise. Although Mr. Behringer and affiliates of our general partners have significant experience in the acquisition, finance, management and development of commercial real estate, Mr. Behringer has not previously sponsored a publicly offered real estate limited partnership, and, accordingly, the prior performance of real estate investment programs sponsored by Mr. Behringer or his affiliates may not be indicative of our future results.

       Moreover, neither we nor our general partners have any established financing sources. Presently, our general partner, BH Advisors II LP, is funded by capital contributions from Behringer Harvard Partners which in turn is funded by capital contributions from Behringer Harvard Holdings. If our capital resources, or those of our general partners, are insufficient to support our operations, we will not be successful.

       You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

       o identify and acquire investments that further our investment strategies;

       o increase awareness of the Behringer Harvard name within the investment products market;

       o establish and maintain our network of licensed securities brokers and other agents;

       o attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

       o respond to competition both for investment properties and potential investors in us; and

       o continue to build and expand our operations structure to support our business.

       We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

    IF WE LOSE OR ARE UNABLE TO OBTAIN KEY PERSONNEL, OUR ABILITY TO IMPLEMENT OUR INVESTMENT STRATEGIES COULD BE DELAYED OR HINDERED.

       Our success depends to a significant degree upon the continued contributions of certain key personnel of the general partner of BH Advisors II LP, Harvard Property Trust, LLC, including Robert M. Behringer, Gerald J. Reihsen, III and Gary S. Bresky, each of whom would be difficult to replace. Although Harvard Property Trust, LLC has employment agreements with Messrs. Behringer, Reihsen or Bresky, these agreements are terminable at will, and we cannot guarantee that such persons will remain affiliated with Harvard Property Trust, LLC or us. If any of Harvard Property Trust, LLC's key personnel were to cease employment with it, our operating results could suffer. The indirect parent company of BH Advisors II LP, Behringer Harvard Holdings, LLC, has obtained key person life insurance on the life of Mr. Behringer in the amount of $8.0 million. We do not intend to separately maintain key person life insurance on Mr. Behringer or any other person. We believe that our future success depends, in large part, upon Harvard Property Trust, LLC's ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that Harvard Property Trust, LLC will be successful in attracting and retaining such skilled personnel. Further, our general partners intend to establish strategic relationships with firms that have special expertise in certain services or as to real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties in such regions. We cannot assure you that our general partners will be successful in attracting and retaining such relationships. If we lose or are unable to obtain the services of key personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

    ROBERT M. BEHRINGER HAS A DOMINANT ROLE IN DETERMINING WHAT IS IN THE BEST INTERESTS OF BEHRINGER HARVARD SHORT-TERM FUND I AND THEREFORE WE WILL NOT HAVE THE BENEFIT OF INDEPENDENT CONSIDERATION OF ISSUES AFFECTING OUR PARTNERSHIP OPERATIONS.

         Robert M. Behringer is one of our general partners. Our other general partner is BH Advisors II LP. BH Advisors II LP is managed by its general partner, Harvard Property Trust, LLC, for which Mr. Behringer serves as Chief Executive Officer and sole manager. Therefore, Mr. Behringer has a dominant role in determining what is in the best interests of us and our limited partners. Since no person other than Mr. Behringer has any direct control over our management, we do not have the benefit of independent consideration of issues affecting our partnership operations. Therefore, Mr. Behringer alone will determine the propriety of his own actions, which could result in a conflict of interest when he is faced with any significant decision relating to our partnership affairs. We have established an advisory board to review our investments and make recommendations to our general partners. Although it is not anticipated that our general partners will determine to make or dispose of investments on our behalf contrary to the recommendation of the advisory board, our general partners are not required to follow the advice or recommendations of the advisory board.

    OUR GENERAL PARTNERS HAVE A LIMITED NET WORTH CONSISTING OF ASSETS THAT ARE NOT LIQUID, WHICH MAY ADVERSELY AFFECT THE ABILITY OF OUR GENERAL PARTNERS TO FULFILL THEIR FINANCIAL OBLIGATIONS TO US.

       The net worth of our general partners consists primarily of interests in real estate, retirement plans, partnerships and closely held businesses. Accordingly, the net worth of our general partners is illiquid and not readily marketable. This illiquidity, and the fact that our general partners have commitments to other Behringer Harvard programs, may adversely affect the ability of our general partners to fulfill their financial obligations to us.

    OUR RIGHTS AND THE RIGHTS OF OUR LIMITED PARTNERS TO RECOVER CLAIMS AGAINST OUR GENERAL PARTNERS ARE LIMITED.

       Our partnership agreement provides that our general partners will have no liability for any action or failure to act that the general partners in good faith determine was in our best interest, provided their action or failure to act did not constitute negligence or misconduct. As a result, we and our limited partners may have more limited rights against our general partners than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our general partners in some cases. See the section of this prospectus captioned "Fiduciary Duty of the General Partners" for further discussion of the duties of our general partners.

    YOUR INVESTMENT MAY BE SUBJECT TO ADDITIONAL RISKS IF WE MAKE INTERNATIONAL INVESTMENTS.

       We may purchase property located outside the United States. These investments may be affected by factors peculiar to the laws of the jurisdiction in which the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

       o enactment of laws relating to the foreign ownership of real property and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person's or corporation's country of origin;

       o   variations in the currency exchange rates;

       o adverse market conditions caused by changes in national or local economic conditions;

       o   changes in relative interest rates;

       o changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

       o changes in real estate and other tax rates and other operating expenses in particular countries;

       o   changes in land use and zoning laws; and

       o   more stringent environmental laws or changes in such laws.

       Any of these risks could have an adverse effect on our business, results of operations and ability to pay distributions to our limited partners.

    OUR UNITS ARE GENERALLY NOT SUITABLE FOR IRAS AND OTHER RETIREMENT PLANS SUBJECT TO ERISA.

       Because our intended operations will likely give rise to UBTI, our units are generally not an appropriate investment vehicle for IRAs and retirement plans subject to ERISA. Any retirement plan trustee or individual considering purchasing units for a retirement plan or an IRA should read the section of this prospectus captioned "ERISA Considerations" very carefully.

RISKS RELATED TO CONFLICTS OF INTEREST

       We will be subject to conflicts of interest arising out of our relationships with our general partners and their affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our general partners and their affiliates and our policies to reduce or eliminate certain potential conflicts.

    OUR GENERAL PARTNERS WILL FACE CONFLICTS OF INTEREST RELATING TO THE PURCHASE AND LEASING OF PROPERTIES, AND SUCH CONFLICTS MAY NOT BE RESOLVED IN OUR FAVOR.

       We may be buying properties at the same time as one or more of the other Behringer Harvard programs managed by our general partners and their affiliates are buying properties. There is a risk that our general partners will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard program. We cannot be sure that our general partners acting on our behalf and on behalf of managers of other Behringer Harvard programs will act in our best interests when deciding whether to allocate any particular property to us. In addition, we may acquire properties in geographic areas where other Behringer Harvard programs own properties. If one of the other Behringer Harvard programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

    OUR GENERAL PARTNERS WILL FACE CONFLICTS OF INTEREST RELATING TO THE INCENTIVE FEE STRUCTURE UNDER OUR PARTNERSHIP AGREEMENT THAT COULD RESULT IN ACTIONS THAT ARE NOT NECESSARILY IN THE LONG-TERM BEST INTERESTS OF OUR LIMITED PARTNERS.

       Under our partnership agreement, our general partners are entitled to fees that are structured in a manner intended to provide incentives to our general partners to perform in our best interests and in the best interests of our limited partners. However, because our general partners' participation in our distributions of cash from operations and sale proceeds is subordinate to the preferred return of limited partners, our general partners' interests are not wholly aligned with those of our limited partners. In that regard, our general partners could be motivated to recommend riskier or more speculative investments in order to generate proceeds that would entitle our general partners to participating distributions. In addition, our general partners' entitlement to real estate commissions upon the resale of our properties could result in our general partners recommending sales of our investments at the earliest possible time in order to entitle them to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest.

    OUR GENERAL PARTNERS WILL FACE CONFLICTS OF INTEREST RELATING TO JOINT VENTURES, WHICH COULD RESULT IN A DISPROPORTIONATE BENEFIT TO A BEHRINGER HARVARD PROGRAM OR THIRD PARTY OTHER THAN US.

       We may enter into joint ventures with other Behringer Harvard programs or other third parties having investment objectives similar to ours for the acquisition, development or improvement of properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example:

       o the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

       o that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

       o that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

       Affiliates of our general partners are currently sponsoring registered public offerings on behalf of Behringer Harvard REIT I and Behringer Harvard Mid-Term Fund I, both of which are unspecified property real estate programs ("blind pool" funds). Robert M. Behringer and his affiliate, Behringer Harvard Advisors I LP (an entity that is under common control with our general partner, BH Advisors II LP), will act as general partners of Behringer Harvard Mid-Term Fund I, and Mr. Behringer will serve as President, Chief Executive Officer and Chairman of the Board of Behringer Harvard REIT I. Because our general partners or their affiliates will have advisory and management arrangements with other Behringer Harvard programs, it is likely that they will encounter opportunities to acquire or sell properties to the benefit of one of the Behringer Harvard programs, but not others. Our general partners or their affiliates may make decisions to buy or sell certain properties, which decisions might disproportionately benefit a Behringer Harvard program other than us. In such event, our results of operations and ability to pay distributions to our limited partners could be adversely affected.

       If we enter into a joint venture with another Behringer Harvard program or joint venture, our general partners may have a conflict of interest when determining when and whether to buy or sell a particular real estate property, and you may face certain additional risks. For example, if we joint venture with a Behringer Harvard REIT that subsequently becomes listed on a national exchange, such REIT would automatically become a perpetual life entity at the time of listing and might not continue to have similar goals and objectives with respect to the resale of properties as it had prior to being listed. In addition, if that Behringer Harvard REIT was not listed on a securities exchange by the time set forth in its charter, its organizational documents might provide for an immediate liquidation of its assets. In the event of such liquidation, any joint venture between us and that Behringer Harvard REIT might also be required to sell its properties at such time even though we may not otherwise desire to do so. Although the terms of any joint venture agreement between us and another Behringer Harvard program would grant us a right of first refusal to buy such properties, it is unlikely that we would have sufficient funds to exercise our right of first refusal under these circumstances.

       Since our general partners and their affiliates would control both us and the other Behringer Harvard program, agreements and transactions between the parties with respect to any joint venture between or among such parties will not have the benefit of arm's length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture arrangements, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that our co-venturer, partner or co-tenant is an affiliate of our general partners, certain conflicts of interest will exist. For a more detailed discussion, see "Conflicts of Interest - Joint Ventures with Affiliates of the General Partners."

    OUR GENERAL PARTNERS AND CERTAIN OF THEIR KEY PERSONNEL WILL FACE COMPETING DEMANDS RELATING TO THEIR TIME, AND THIS MAY CAUSE OUR INVESTMENT RETURNS TO SUFFER.

       Our general partners and certain of their key personnel and their respective affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

    THERE IS NO SEPARATE COUNSEL FOR US AND OUR AFFILIATES, WHICH COULD RESULT IN CONFLICTS OF INTEREST.

       Morris, Manning & Martin, LLP and Fulbright & Jaworski L.L.P. act as legal counsel to us, and both are also expected to represent our general partners and some of their affiliates from time to time. In addition, Fulbright & Jaworski L.L.P. has in the past represented our general partner, Robert Behringer, and entities affiliated with him. Moreover, the partner in charge of our relationship with Fulbright & Jaworski L.L.P. has an equity interest in the ultimate parent company of our general partner, BH Advisors II LP. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP or Fulbright & Jaworski L.L.P. may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our general partners or their affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Morris, Manning & Martin, LLP or Fulbright & Jaworski L.L.P. may inadvertently act in derogation of the interest of the parties which could affect us and, therefore, our limited partners' ability to meet our investment objectives.

RISKS RELATED TO OUR BUSINESS IN GENERAL

    THE TEXAS REVISED LIMITED PARTNERSHIP ACT (TRLPA) DOES NOT GRANT YOU ANY VOTING RIGHTS, AND YOUR RIGHTS ARE LIMITED UNDER OUR PARTNERSHIP AGREEMENT.

       A vote of a majority of the units of limited partnership interest is sufficient to take the following actions:

       o   to amend our partnership agreement;

       o   to dissolve and terminate Behringer Harvard Short-Term Fund I;

       o   to remove our general partners; and

       o to authorize a merger or a consolidation of Behringer Harvard Short-Term Fund I.

These are the only significant voting rights granted to our limited partners under our partnership agreement. In addition, TRLPA does not grant you any specific voting rights. Therefore, your voting rights in our operations are limited.

       Our general partners will make all decisions with respect to our management and determine all of our major policies, including our financing, growth, investment strategies and distributions. Our general partners may revise these and other policies without a vote of the limited partners. Therefore, you will be relying almost entirely on our general partners for our management and the operation of our business. Our general partners may only be removed under certain conditions, as set forth in our partnership agreement. If our general partners are removed, they will receive payment equal to the fair market value of their interests in Behringer Harvard Short-Term Fund I as agreed upon by our general partners and us, or by arbitration if we are unable to agree. See "Summary of Partnership Agreement - Voting Rights of the Limited Partners."

    YOU WILL HAVE LIMITED VOTING RIGHTS, AND YOU WILL BE BOUND BY THE MAJORITY VOTE ON MATTERS ON WHICH YOU ARE ENTITLED TO VOTE.

       Our partnership agreement provides that you may vote on only a few operational matters, including the removal of our general partners. However, you will be bound by the majority vote on matters requiring approval of a majority of the units of limited partnership interest even if you do not vote with the majority on any such matter. Therefore, you will have little to no control over the day-to-day operations of the partnership.

    YOU ARE LIMITED IN YOUR ABILITY TO SELL YOUR UNITS PURSUANT TO OUR REDEMPTION PROGRAM.

       Any investor requesting repurchase of their units pursuant to our unit redemption program will be required to certify to us that such investor acquired the units by either (i) a purchase directly from us or (ii) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law. You should also be fully aware that our unit redemption program contains certain restrictions and limitations. Units will be redeemed on a first-come, first-served basis, with a priority given to redemptions upon the death of a limited partner. During any calendar year we will not redeem in excess of 3.0% of the weighted average number of units outstanding during the prior calendar year. In addition, the cash available for redemption generally will be limited to 1.0% of the operating cash flow from the previous fiscal year, plus any proceeds from our distribution reinvestment plan. Further, our general partners reserve the right to reject any request for redemption or to terminate, suspend, or amend certain provisions of the unit redemption program at any time. Therefore, in making a decision to purchase our units, you should not assume that you will be able to sell any of your units back to us pursuant to our unit redemption program. However, subject to the limitations described in this prospectus, we will redeem units upon the request of the estate, heir or beneficiary of a deceased limited partner. For a more detailed description of the unit redemption program, see "Summary of Partnership Agreement - Unit Redemption Program."

    IF YOU ARE ABLE TO RESELL YOUR UNITS TO US PURSUANT TO OUR REDEMPTION PROGRAM, YOU WILL LIKELY RECEIVE SUBSTANTIALLY LESS THAN THE FAIR MARKET VALUE FOR YOUR UNITS.

       Other than redemptions following the death of a limited partner, the purchase price for units we repurchase under our redemption program will equal the lesser of (1) the price you actually paid for the units or (2) either (i) for the first three years after termination of this offering, $8.50 per unit, or
(ii) after the first three years after the termination of this offering, 90.0% of the estimated fair market value of your units, as determined by estimated unit valuations. Accordingly, you would likely receive less by selling your units back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation, and even if you have your units purchased by a subsequent third-party purchaser, you will likely receive substantially less than the fair market value of your units.

    OUR GENERAL PARTNERS MAY HAVE AN INCENTIVE TO MINIMIZE THE ESTIMATED FAIR MARKET VALUE OF YOUR UNITS FOR PURPOSES OF ANY REPURCHASES UNDER OUR REDEMPTION PROGRAM, WHICH WOULD ADVERSELY AFFECT THOSE INVESTORS WHO DESIRE TO RESELL THEIR UNITS TO US.

       After three years from the termination of this offering, the purchase price for your units under our redemption program will be the lesser of 90.0% of such estimated fair market value or the amount you originally paid for your units, except for the purchase price of redemptions following the death of a limited partner. Our general partners will determine the fair market value of your units in accordance with the estimated value of units determined for ERISA purposes annually. Since we would be using funds that would otherwise be distributed to investors to fund any repurchases, our general partners may have an incentive to value your units lower than an independent third party appraiser may have valued such units. This would adversely affect those investors who desire to resell their units to us pursuant to our redemption program. You would receive less by selling your units back to us than you would receive if our real estate investments were sold for their estimated values and such proceeds were distributed in our liquidation. See "Investment by Tax-Exempt Entities and ERISA Considerations - Annual Valuation Requirement" and "Summary of Partnership Agreement - Unit Redemption Program."

    WE ESTABLISHED THE OFFERING PRICE ON AN ARBITRARY BASIS; AS A RESULT, YOUR SUBSCRIPTION PRICE FOR UNITS IS NOT RELATED TO ANY INDEPENDENT VALUATION.

       Our general partners have arbitrarily determined the selling price of the units, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing outstanding units of limited partnership interest or other ownership interests.

    BECAUSE THE DEALER MANAGER IS ONE OF OUR AFFILIATES, INVESTORS WILL NOT HAVE THE BENEFIT OF AN INDEPENDENT REVIEW OF US OR THE PROSPECTUS CUSTOMARILY UNDERTAKEN IN UNDERWRITTEN OFFERINGS.

       The dealer manager, Behringer Securities, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

    PAYMENT OF FEES TO OUR GENERAL PARTNERS AND THEIR AFFILIATES WILL REDUCE CASH AVAILABLE FOR INVESTMENT AND DISTRIBUTION.

       Our general partners and their affiliates will perform services for us in connection with the offer and sale of the units, the selection and acquisition of our investments, and the management and leasing of our properties and the administration of our other investments. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to limited partners. For a more detailed discussion of these fees, see "Compensation of the General Partners and Their Affiliates."

    THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO PAY OR MAINTAIN CASH DISTRIBUTIONS OR THAT DISTRIBUTIONS WILL INCREASE OVER TIME.

       There are many factors that can affect the availability and timing of cash distributions to limited partners. Distributions will be based principally on cash available from our properties, real estate securities and other investments. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the yields on securities of other real estate programs which we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real properties or our investments in securities will increase our cash available for distributions to limited partners. Our actual results may differ significantly from the assumptions used by our general partners in establishing the distribution rate to limited partners.

       Many of the factors that can affect the availability and timing of cash distributions to limited partners are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. For instance:

       o If one or more tenants defaults or terminates its lease, there could be a decrease or cessation of rental payments, which would mean less cash available for distributions.

       o Cash available for distributions would be reduced if we are required to spend money to correct defects or to make improvements to properties.

       o Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

       o There may be a delay between the sale of the units and our purchase of real properties. During that time, we may invest in lower yielding short-term instruments, which could result in a lower yield on your investment.

       o If we borrow funds from third parties, more of our cash on hand will be needed to make debt payments, and cash available for distributions may therefore decrease.

       In addition, our general partners, in their discretion, may retain any portion of our cash on hand for working capital. We cannot assure you that sufficient cash will be available to pay distributions to you.

    ADVERSE ECONOMIC CONDITIONS WILL NEGATIVELY AFFECT OUR RETURNS AND PROFITABILITY.

       The terrorist attacks in New York and Washington, D.C. on September 11, 2001, and the resulting nationwide slowdown in airline traffic and tourism, exacerbated the general economic slowdown experienced by the nation as a whole and the local economies where our properties may be located. The length and severity of any economic downturn cannot be predicted. In addition, our operating results may be effected by the following market and economic challenges:

       o Poor economic times may result in defaults by tenants of our properties.

       o   Job transfers and layoffs may cause vacancies to increase.

       o Increasing concessions or reduced rental rates may be required to maintain occupancy levels.

       o Increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

In addition, since we intend to liquidate within three to five years from the termination of this offering, there is a risk that depressed economic conditions could cause cash flow and appreciation upon the sale of our properties, if any, to be insufficient to allow sufficient cash remaining after payment of our expenses for a significant return on your investment. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

    GAINS AND DISTRIBUTIONS UPON RESALE OF OUR PROPERTIES ARE UNCERTAIN.

       Although gains from the sales of properties typically represent a substantial portion of any profits attributable to a real estate investment, we cannot assure you that we will realize any gains on the resales of our properties. In any event, you should not expect distribution of such proceeds to occur during the early years of our operations. We do not intend to sell properties acquired by us until at least three to five years after the termination of this offering, and receipt of the full proceeds of such sales may be extended over a substantial period of time following the sales. See "Investment Objectives and Criteria - Disposition Policies." In addition, the amount of taxable gain allocated to you with respect to the sale of a partnership property could exceed the cash proceeds received from such sale.

       Proceeds from the sale of a property will generally be distributed to investors. The general partners, in their sole discretion, may determine not to make such distribution if such proceeds are used to:

       o   purchase land underlying any of our properties;

       o buy out the interest of any co-venturer or joint venture partner in a property that is jointly owned; o create working capital reserves;

       o   make capital improvements to our existing properties; or

       o invest in additional properties if a sufficient period of time remains prior to our intended termination date to allow such additional investments to satisfy our investment objectives.

       The reinvestment of proceeds from the sale of our properties will not occur, however, unless sufficient cash will be distributed to you to pay any federal or state income tax liability created by the sale of the property assuming you will be subject to a 30.0% combined federal and state tax rate. See "Federal Income Tax Considerations - Taxation of Real Estate Operations."

GENERAL RISKS RELATED TO INVESTMENTS IN REAL ESTATE

    OUR OPERATING RESULTS WILL BE AFFECTED BY ECONOMIC AND REGULATORY CHANGES THAT HAVE AN ADVERSE IMPACT ON THE REAL ESTATE MARKET IN GENERAL, AND WE CANNOT ASSURE YOU THAT WE WILL BE PROFITABLE OR THAT WE WILL REALIZE GROWTH IN THE VALUE OF OUR REAL ESTATE PROPERTIES.

       Our operating results will be subject to risks generally incident to the ownership of real estate, including:

       o   changes in general economic or local conditions;

       o changes in supply of or demand for similar or competing properties in an area;

       o changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

       o   changes in tax, real estate, environmental and zoning laws; and

       o   periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

    PROPERTIES THAT HAVE SIGNIFICANT VACANCIES COULD BE DIFFICULT TO SELL, WHICH COULD DIMINISH THE RETURN ON YOUR INVESTMENT.

       A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to limited partners. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

    WE ARE DEPENDENT ON TENANTS FOR OUR REVENUE, AND LEASE TERMINATIONS COULD REDUCE OUR DISTRIBUTIONS TO OUR LIMITED PARTNERS.

       The success of our investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to limited partners. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

    WE MAY BE UNABLE TO SECURE FUNDS FOR FUTURE TENANT IMPROVEMENTS, WHICH COULD ADVERSELY IMPACT OUR ABILITY TO PAY CASH DISTRIBUTIONS TO OUR LIMITED PARTNERS.

       When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient working capital reserves, we will have to obtain financing from other sources. We intend to establish initial working capital reserves of 1.0% of the contract price of the properties we acquire. If these reserves or any reserves otherwise established are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Our partnership agreement imposes certain limits on our ability to borrow money. Any borrowing will require us to pay interest expense, and therefore our financial condition and our ability to pay cash distributions to our limited partners may be adversely affected.

    WE MAY BE UNABLE TO SELL A PROPERTY IF OR WHEN WE DECIDE TO DO SO, WHICH COULD ADVERSELY IMPACT OUR ABILITY TO PAY CASH DISTRIBUTIONS TO OUR LIMITED PARTNERS.

       The real estate market is affected, as set forth above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. If we are unable to sell a property when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

    UNINSURED LOSSES RELATING TO REAL PROPERTY OR EXCESSIVELY EXPENSIVE PREMIUMS FOR INSURANCE COVERAGE MAY ADVERSELY AFFECT YOUR RETURNS.

       Our general partners will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than the working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in less cash available for distribution to limited partners.

    OUR OPERATING RESULTS MAY BE NEGATIVELY AFFECTED BY POTENTIAL DEVELOPMENT AND CONSTRUCTION DELAYS AND RESULTANT INCREASED COSTS AND RISKS.

       We may invest some or all of the proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements at a fixed contract price. We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups and our builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

       In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

    IF WE CONTRACT WITH BEHRINGER DEVELOPMENT COMPANY LP FOR NEWLY DEVELOPED PROPERTY, WE CANNOT GUARANTEE THAT OUR EARNEST MONEY DEPOSIT MADE TO BEHRINGER DEVELOPMENT COMPANY LP WILL BE FULLY REFUNDED.

       We may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates or others, to acquire real property from Behringer Development Company LP (Behringer Development), an affiliate of our general partners. Properties acquired from Behringer Development may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by Behringer Development, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by Behringer Development. At the time of contracting and the payment of the earnest money deposit by us, Behringer Development typically will not have acquired title to any real property. Typically, Behringer Development will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with Behringer Development even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we will not be required to close a purchase from Behringer Development, and will be entitled to a refund of our earnest money, in the following circumstances:

       o   Behringer Development fails to develop the property;

       o all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

       o we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

       The obligation of Behringer Development to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Behringer Development is an entity without substantial assets or operations. However, Behringer Development's obligation to refund our earnest money deposit will be guaranteed by HPT Management, our property manager, which will enter into contracts to provide property management and leasing services to various Behringer Harvard programs, including us, for substantial monthly fees. As of the time HPT Management may be required to perform under any guaranty, we cannot assure you that HPT Management will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. If we were forced to collect our earnest money deposit by enforcing the guaranty of HPT Management, we will likely be required to accept installment payments over time payable out of the revenues of HPT Management's operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See "Investment Objectives and Criteria -- Acquisition of Properties from Behringer Development."

    COMPETITION WITH THIRD PARTIES IN ACQUIRING PROPERTIES MAY REDUCE OUR PROFITABILITY AND THE RETURN ON YOUR INVESTMENT.

       We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, REITs, other real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

    DELAYS IN ACQUISITIONS OF PROPERTIES MAY HAVE ADVERSE EFFECTS ON YOUR INVESTMENT.

       There may be a substantial period of time before the proceeds of this offering are invested. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the payment of cash distributions attributable to those particular properties. You should expect to wait several months after the closing of a property acquisition before we are in a position to pay cash distributions attributable to such property.

    UNCERTAIN MARKET CONDITIONS AND THE BROAD DISCRETION OF OUR GENERAL PARTNERS RELATING TO THE FUTURE DISPOSITION OF PROPERTIES COULD ADVERSELY AFFECT THE RETURN ON YOUR INVESTMENT.

       We intend to hold the various real properties in which we invest until such time as our general partners determine that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Our general partners may exercise their discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Although we generally intend to hold properties for three to five years from the termination of this offering, due to the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

    IF WE SET ASIDE INSUFFICIENT WORKING CAPITAL RESERVES, WE MAY BE REQUIRED TO DEFER NECESSARY PROPERTY IMPROVEMENTS.

       If we do not estimate enough reserves for working capital to supply needed funds for capital improvements throughout the life of the investment in a property, we may be required to defer necessary improvements to the property that may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for effected properties, and our results of operations may be negatively impacted.

    THE COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS AND OTHER GOVERNMENTAL LAWS AND REGULATIONS MAY ADVERSELY AFFECT OUR INCOME AND THE CASH AVAILABLE FOR ANY DISTRIBUTIONS.

       All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

       Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and which may subject us to liability in the form of fines or damages for noncompliance.

    DISCOVERY OF PREVIOUSLY UNDETECTED ENVIRONMENTALLY HAZARDOUS CONDITIONS MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

       Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

    OUR COSTS ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT MAY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS.

       Our properties may be subject to the Americans with Disabilities Act of 1990, as amended (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you, if any.

    IF WE SELL PROPERTIES BY PROVIDING FINANCING TO PURCHASERS, WE WILL BEAR THE RISK OF DEFAULT BY THE PURCHASER.

       If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact our cash distributions to limited partners. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our limited partners, or their reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to limited partners.

RISKS ASSOCIATED WITH DEBT FINANCING

    WE MAY INCUR MORTGAGE INDEBTEDNESS AND OTHER BORROWINGS, WHICH MAY INCREASE OUR BUSINESS RISKS.

       If it is determined to be in our best interests, we may, in some instances, acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our real properties to obtain funds to acquire additional real properties. We may incur mortgage debt on a particular real property if we believe the property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to limited partners may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our limited partners will be adversely affected. In addition, since we intend to liquidate within three to five years from the termination of this offering, our approach to investing in properties utilizing leverage in order to accomplish our investment objectives over this period of time may present more risks to investors than comparable real estate programs which have a longer intended duration and which do not utilize borrowing to the same degree.

    IF MORTGAGE DEBT IS UNAVAILABLE AT REASONABLE RATES, WE MAY NOT BE ABLE TO FINANCE THE PROPERTIES, WHICH COULD REDUCE THE NUMBER OF PROPERTIES WE CAN ACQUIRE AND THE AMOUNT OF CASH DISTRIBUTIONS WE CAN MAKE.

       If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If this occurs, it would reduce cash available for distribution to our limited partners, and it may prevent us from borrowing more money.

    LENDERS MAY REQUIRE US TO ENTER INTO RESTRICTIVE COVENANTS THAT MAY HAVE AN ADVERSE EFFECT ON OUR OPERATIONS.

       In connection with obtaining certain financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, replace our general partners or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations.

    INCREASES IN INTEREST RATES COULD INCREASE THE AMOUNT OF OUR DEBT PAYMENTS AND ADVERSELY AFFECT OUR ABILITY TO PAY DISTRIBUTIONS TO OUR INVESTORS.

       We expect that in the future we will incur indebtedness that bears interest at a variable rate. Accordingly, increases in interest rates would increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to pay distributions to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we would be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

    THE AGGREGATE AMOUNT WE MAY BORROW IS LIMITED UNDER OUR PARTNERSHIP AGREEMENT, WHICH MAY HINDER OUR ABILITY TO SECURE ADDITIONAL FUNDING WHEN IT IS NEEDED.

       Our partnership agreement limits the aggregate amount we may borrow in accordance with the requirements of the NASAA Guidelines to the sum of (i) with respect to loans insured, guaranteed or provided by the federal government or any state or local government or agency, 100.0% of the aggregate purchase price of all of our properties which have not been refinanced plus 100.0% of the aggregate fair market value of all of our refinanced properties and (ii) with respect to other loans, the sum of 85.0% of the aggregate purchase price of all of our properties which have not been refinanced plus 85.0% of the aggregate fair market value of all of our refinanced properties. That limitation could have adverse business consequences such as: (i) freezing our ability to purchase additional properties; (ii) causing operational problems if there were cash flow shortfalls for working capital purposes; and (iii) resulting in the loss of a property if, for example, financing were necessary to repay a default on a mortgage.

FEDERAL INCOME TAX RISKS

    THE INTERNAL REVENUE SERVICE MAY CHALLENGE OUR CHARACTERIZATION OF MATERIAL TAX ASPECTS OF YOUR INVESTMENT IN OUR UNITS OF LIMITED PARTNERSHIP INTEREST.

       An investment in units involves material income tax risks. You are urged to consult with your own tax advisor with respect to the federal, state and foreign tax considerations of an investment in our units. We will not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Further, although we have obtained an opinion from our counsel, Morris, Manning & Martin, LLP, regarding the material federal income tax issues relating to an investment in our units, you should be aware that the this opinion represents only our counsel's best legal judgment, based upon representations and assumptions referred to therein and conditioned upon the existence of certain facts. Our counsel's tax opinion has no binding effect on the Internal Revenue Service or any court. Accordingly, we cannot assure you that the conclusions reached in the tax opinion, if contested, would be sustained by any court. In addition, our counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this prospectus, including whether we will be characterized as a "dealer" so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have impact at the individual or partner level. Accordingly, you are urged to consult with and rely upon your own tax advisors with respect to tax issues that have impact at the partner or individual level. For a more complete discussion of the tax risks and tax considerations associated with an investment in us, see "Federal Income Tax Considerations."

    INVESTORS MAY REALIZE TAXABLE INCOME WITHOUT CASH DISTRIBUTIONS, AND YOU MAY HAVE TO USE FUNDS FROM OTHER SOURCES TO PAY YOUR TAX LIABILITIES.

       As our limited partner, you will be required to report your allocable share of our taxable income on your personal income tax return regardless of whether you have received any cash distributions from us. It is possible that limited partnership units will be allocated taxable income in excess of your cash distributions. Further, if you participate in our distribution reinvestment plan, you will be allocated your share of our net income, including net income allocable to units acquired pursuant to the distribution reinvestment plan, even though you will receive no cash distributions from us. In addition, if you participate in our deferred commission option, you will be taxable on your share of income attributable to distributions used to satisfy your deferred commission option obligations. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

    WE COULD BE CHARACTERIZED AS A PUBLICLY TRADED PARTNERSHIP, WHICH WOULD HAVE AN ADVERSE TAX EFFECT ON YOU.

       If the Internal Revenue Service were to classify us as a publicly traded partnership, we could be taxable as a corporation, and distributions made to you could be treated as portfolio income to you rather than passive income. Our counsel has given its opinion that we will not be classified as a publicly traded partnership, which is defined generally as a partnership whose interests are publicly traded or frequently transferred. However, this opinion is based only upon certain representations of our general partners and the provisions in our partnership agreement that attempt to comply with certain safe harbor standards adopted by the Internal Revenue Service. We cannot assure you that the Internal Revenue Service will not challenge this conclusion or that we will not, at some time in the future, be treated as a publicly traded partnership due to the following factors:

       o   the complex nature of the Internal Revenue Service safe harbors;

       o   the lack of interpretive guidance with respect to such provisions;
           and

       o the fact that any determination in this regard will necessarily be based upon facts that have not yet occurred.

    THE DEDUCTIBILITY OF LOSSES WILL BE SUBJECT TO PASSIVE LOSS LIMITATIONS, AND THEREFORE THEIR DEDUCTIBILITY WILL BE LIMITED.

       Limited partnership units will be allocated their pro rata share of our tax losses. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer's income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or "portfolio income," which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Accordingly, you may receive no current benefit from your share of tax losses unless you are currently being allocated passive income from other sources.

    THE INTERNAL REVENUE SERVICE MAY CHALLENGE OUR ALLOCATIONS OF PROFIT AND LOSS, AND ANY REALLOCATION OF ITEMS OF INCOME, GAIN, DEDUCTION AND CREDIT COULD REDUCE ANTICIPATED TAX BENEFITS.

       Counsel has given its opinion that it is more likely than not that partnership items of income, gain, loss, deduction and credit will be allocated among our general partners and our limited partners substantially in accordance with the allocation provisions of the partnership agreement. We cannot assure you, however, that the Internal Revenue Service will not successfully challenge the allocations in the partnership agreement and reallocate items of income, gain, loss, deduction and credit in a manner that reduces anticipated tax benefits. The tax rules applicable to allocation of items of taxable income and loss are complex. The ultimate determination of whether allocations adopted by us will be respected by the Internal Revenue Service will depend upon facts which will occur in the future and which cannot be predicted with certainty or completely controlled by us. If the allocations we use are not recognized, limited partners could be required to report greater taxable income or less taxable loss with respect to an investment in us and, as a result, pay more tax and associated interest and penalties. Our limited partners might also be required to incur the costs of amending their individual returns.

    WE MAY BE CHARACTERIZED AS A DEALER, AND IF SO, ANY GAIN RECOGNIZED UPON A SALE OF REAL PROPERTY WOULD BE TAXABLE TO YOU AS ORDINARY INCOME.

       If we were deemed for tax purposes to be a dealer, defined as one who holds property primarily for sale to customers in the ordinary course of business, with respect to one or more of our properties, any gain recognized upon a sale of such real property would be taxable to you as ordinary income and would also constitute UBTI to investors who are tax-exempt entities. The resolution of our status in this regard is dependent upon facts that will not be known until the time a property is sold or held for sale. Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property at the time of disposition. These include the number, frequency, regularity and nature of dispositions of real estate by the holder and activities of the holder of the property in selling the property or preparing the property for sale. Accordingly, our counsel is unable to render an opinion as to whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business.

    WE MAY BE AUDITED, WHICH COULD RESULT IN THE IMPOSITION OF ADDITIONAL TAX, INTEREST AND PENALTIES.

       Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of us could result in an audit of your tax return that may require adjustments of items unrelated to your investment in us, in addition to adjustments to various partnership items. In the event of any such adjustments, you might incur attorneys' fees, court costs and other expenses contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all partnership items will generally be determined at the partnership level in a single proceeding rather than in separate proceedings with each partner, and our general partners are primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In this connection, our general partners may extend the statute of limitations as to all partners and, in certain circumstances, may bind the partners to a settlement with the Internal Revenue Service. Further, our general partners may cause us to elect to be treated as an electing large partnership. If they do, we could take advantage of simplified flow-through reporting of partnership items. Adjustments to partnership items would continue to be determined at the partnership level, however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our general partners will have the discretion in such circumstances either to pass along any such adjustments to the partners or to bear such adjustments at the partnership level.

    STATE AND LOCAL TAXES AND A REQUIREMENT TO WITHHOLD STATE TAXES MAY APPLY, AND IF SO, THE AMOUNT OF NET CASH FROM OPERATIONS PAYABLE TO YOU WOULD BE REDUCED.

       The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own our properties may impose income taxes upon your share of our taxable income allocable to any partnership property located in that state. Many states have also implemented or are implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the partnership of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our units.

    LEGISLATIVE OR REGULATORY ACTION COULD ADVERSELY AFFECT INVESTORS.

       In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our units. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a limited partner. Any such changes could have an adverse effect on an investment in our units or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in units and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our units. You should also note that our counsel's tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our units.

       President Bush has recently proposed major federal tax legislation. One of the President's proposals is that dividends paid by corporations to individuals will not be subject to taxation to the recipient. If legislation of this nature were adopted, it is possible that a limited partnership structure would no longer be an advantageous organizational form for investment in real estate, or that it could become more advantageous for a limited partnership to elect to be taxed for federal income tax purposes as a corporation or a REIT. As a result, our partnership agreement provides our general partners with the ability, under certain circumstances, to cause us to be taxed as a corporation or to qualify as a REIT without the vote of limited partners and, under certain circumstances, to convert from a limited partnership to a corporation without limited partner vote. Our general partners have fiduciary duties to us and to all investors and would only cause such changes in our organizational structure or tax treatment if they determine in good faith that such changes are in the best interest of our investors.

    THERE ARE SPECIAL CONSIDERATIONS THAT APPLY TO PENSION OR PROFIT SHARING TRUSTS OR IRAS INVESTING IN OUR UNITS.

       If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our units of limited partnership interest, you should satisfy yourself that, among other things:

       o your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

       o your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

       o your investment satisfies the prudence and diversification requirements of ERISA;

       o   your investment will not impair the liquidity of the plan or IRA;

       o you will be able to value the assets of the plan annually in accordance with ERISA requirements;

       o   your investment will not constitute a prohibited transaction under
           Section 406 of ERISA or Section 4975 of the Internal Revenue Code;

       o your investment will likely produce UBTI for the plan or IRA and, therefore, is not likely to be an appropriate investment for an IRA. (Due to our intended method of operation, it is likely that we will generate UBTI.)

       For a more complete discussion of the foregoing issues and other risks associated with an investment in units by retirement plans, please see the "Investment by Tax-Exempt Entities and ERISA Considerations" section of this prospectus beginning on page 91.

    WE MAY TERMINATE THE OFFERING OR DISSOLVE BEHRINGER HARVARD SHORT-TERM FUND I IF OUR ASSETS ARE DEEMED TO BE "PLAN ASSETS" OR IF WE ENGAGE IN PROHIBITED TRANSACTIONS.

       If our assets were deemed to be assets of qualified plans investing as limited partners, known as "plan assets," our general partners would be considered to be plan fiduciaries and certain contemplated transactions between our general partners or their affiliates and us may be deemed to be prohibited transactions subject to excise taxation under Section 4975 of the Internal Revenue Code. Additionally, if our assets were deemed to be plan assets, ERISA's fiduciary standards would extend to the general partners as plan fiduciaries with respect to our investments. We have not requested an opinion of our counsel regarding whether or not our assets would constitute plan assets under ERISA, nor have we sought any rulings from the U.S. Department of Labor (Department of Labor) regarding classification of our assets.

       Department of Labor regulations defining plan assets for purposes of ERISA contain exemptions that, if satisfied, would preclude assets of a limited partnership such as ours from being treated as plan assets. We cannot assure you that our partnership agreement and this offering have been structured so that the exemptions in such regulations would apply to us, and although our general partners intend that an investment by a qualified plan in units will not be deemed an investment in our assets, we can make no representations or warranties of any kind regarding the consequences of an investment in our units by qualified plans in this regard. Plan fiduciaries are urged to consult with and rely upon their own advisors with respect to this and other ERISA issues which, if decided adversely to us, could result in prohibited transactions, which would cause the imposition of excise taxation and the imposition of co-fiduciary liability under Section 405 of ERISA in the event actions undertaken by us are deemed to be non-prudent investments or prohibited transactions.

       In the event our assets are deemed to constitute plan assets, or if certain transactions undertaken by us are deemed to constitute prohibited transactions under ERISA or the Internal Revenue Code and no exemption for such transactions applies or is obtainable by us, our general partners have the right, but not the obligation, upon notice to all limited partners, but without the consent of any limited partner to:

       o   terminate the offering of units;

       o compel a termination and dissolution of Behringer Harvard Short-Term Fund I; or

       o restructure our activities to the extent necessary to comply with any exemption in the Department of Labor regulations or any prohibited transaction exemption granted by the Department of Labor or any condition that the Department of Labor might impose as a condition to granting a prohibited transaction exemption. See "Investment by Tax-Exempt Entities and ERISA Considerations" elsewhere in this prospectus.

    ADVERSE TAX CONSIDERATIONS MAY RESULT BECAUSE OF MINIMUM DISTRIBUTION REQUIREMENTS.

       If you intend to purchase units through your IRA, or if you are a trustee of an IRA or other fiduciary of a retirement plan considering an investment in units, you must consider the limited liquidity of an investment in our units as it relates to applicable minimum distribution requirements under the Internal Revenue Code. If units are held and our properties have not yet been sold at such time as mandatory distributions are required to begin to an IRA beneficiary or qualified plan participant, Sections 408(a)(6) and 401(a)(9) of the Internal Revenue Code will likely require that a distribution-in-kind of the units be made to the IRA beneficiary or qualified plan participant. Any such distribution-in-kind of units must be included in the taxable income of the IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions with which to pay the income tax liability attributable to any such distribution. Also, fiduciaries of a retirement plan should consider that, for distributions subject to mandatory income tax withholding under Section 3405 of the Internal Revenue Code, the fiduciary may have an obligation, even in situations involving in-kind distributions of units, to liquidate a portion of the in-kind units distributed in order to satisfy such withholding obligations. There may also be similar state and/or local tax withholding or other obligations that should be considered.

    UBTI IS LIKELY TO BE GENERATED WITH RESPECT TO TAX-EXEMPT INVESTORS.

       We intend to incur indebtedness, including indebtedness to acquire our properties. This will cause recharacterization of a portion of our income allocable to tax-exempt investors as UBTI. Further, in the event we are deemed to be a "dealer" in real property, defined as one who holds real estate primarily for sale to customers in the ordinary course of business, the gain realized on the sale of our properties that is allocable to tax-exempt investors would be characterized as UBTI. If we generate UBTI, a trustee of a charitable remainder trust that has invested in us will lose its exemption from income taxation with respect to all of its income for the tax year in question. A tax-exempt limited partner other than a charitable remainder trust that has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income and be required to file tax returns reporting such income. See "Federal Income Tax Considerations - Investment by Qualified Plans and Other Tax-Exempt Entities" elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

       This prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and variations of these words and similar expressions. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

                            ESTIMATED USE OF PROCEEDS

       The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell either the minimum offering of 150,000 units or the maximum offering of 11,000,000 units pursuant to this offering. Many of the figures set forth below represent management's best estimate since they cannot be precisely calculated at this time. We expect that at least 85.0% of the money that limited partners invest will be available for use by us. We expect that at least 84.2% of the money that limited partners invest will be used to buy real estate or make other investments and approximately 0.8% of the gross proceeds of this offering, assuming no debt financing, will be set aside as initial working capital reserves for such properties. The remaining up to 15.0% of gross proceeds of this offering will be used to pay expenses and fees including the payment of fees to our general partners and Behringer Securities, our dealer manager. Our fees and expenses, as listed below, include the following:

       o Selling commissions and dealer manager fee, which consist of selling commissions equal to 7.0% of aggregate gross offering proceeds, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds (1.0% for distribution reinvestment plan purchases), both of which are payable to Behringer Securities, an affiliate of the general partners. Behringer Securities may pay commissions of up to 7.0% of the gross offering proceeds to other broker-dealers participating in the offering of our units. Behringer Securities may reallow a portion of its dealer manager fee in an aggregate amount up to 1.5% of gross offering proceeds to broker-dealers participating in the offering to be paid as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement. In no event shall the total underwriting compensation, including selling commissions, the dealer manager fee and underwriting expense reimbursements, exceed 10.0% of gross offering proceeds. See the "Plan of Distribution" section of this prospectus for a description of additional provisions relating to selling commissions and the dealer manager fee.

       o Organization and offering expenses are defined generally as any and all costs and expenses incurred by us, our general partners or their affiliates in connection with our formation, qualification and registration and the marketing and distribution of our units, including but not limited to, accounting and escrow fees, printing, advertising and marketing expenses and all other accountable offering expenses, other than selling commissions and the dealer manager fee. Our general partners will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 2.5% of gross offering proceeds without recourse against or reimbursement by us.

       o Acquisition and advisory fees, which are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in, and the purchase, development or construction of properties. We will pay our general partners or their affiliates acquisition and advisory fees of 3.0% of the contract price of each asset. Acquisition and advisory fees do not include acquisition expenses.

       o Acquisition expenses, which include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real properties.

                                                                MINIMUM OFFERING           MAXIMUM OFFERING
                                                                ----------------           ----------------
                                                              Amount       Percent       Amount       Percent
                                                              ------       -------       ------       -------
  Gross offering proceeds..............................     $1,500,000      100.0%    $110,000,000      100.0%
  Less public offering expenses:
    Selling commissions and dealer manager fee(1)......        142,500        9.5       10,300,000        9.4
    Organization and offering expenses(2)..............         37,500        2.5        2,750,000        2.5
                                                            ----------       ----     ------------     ------
  Amount available for investment......................      1,320,000       88.0       96,950,000       88.1
  Acquisition and development expenses:
    Acquisition and advisory fees(3)...................         37,895        2.5        2,783,253        2.5
    Acquisition expenses...............................          6,316        0.4          463,876        0.4
  Initial working capital reserve(4)...................         12,632        0.8          927,751        0.8
                                                            ----------       ----     ------------     ------
  Amount estimated to be invested (5)..................     $1,263,158       84.2%    $ 92,775,120       84.3%
                                                            ==========       ====     ============      =====

---------------------
(1) For purposes of this table, we have assumed that the minimum offering amounts do not include any purchases under our distribution reinvestment plan. With respect to purchases under the distribution reinvestment plan, the dealer manager has agreed to reduce its fee to 1.0%.
(2) We currently estimate that approximately $900,000 of organization and offering expenses will be incurred if only the minimum offering of 150,000 units ($1.5 million) is sold. However, of such amount, $37,500 will be paid by us and the balance will be paid by our general partners. Our general partner, BH Advisors II LP, will receive funds to pay such expenses from capital contributions from Behringer Harvard Partners, which will receive funds from capital contributions from Behringer Harvard Holdings. Any amount exceeding 2.5% of the gross offering proceeds will be paid by the general partners. Organization and offering expenses will necessarily increase as the volume of units sold in the offering increases, in order to pay the increased expenses of qualification and registration of the additional units and the marketing and distribution of the additional units.
(3) For purposes of this table, we have assumed that no financing is used to acquire properties or other real estate assets and that 88.0% of the gross proceeds of this offering are used to acquire properties and pay costs of such acquisitions. However, we anticipate that we will invest approximately 84.2% of the gross proceeds of this offering, and it is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our properties as financed and therefore cannot be determined at the present time. If the maximum amount of debt financing of 75.0% of the aggregate value of our assets as of the date of any borrowing under our borrowing policies is used and there are no reinvestments with the proceeds of any sales of investments, then we could make investments with an aggregate contract price of approximately $5.0 million if the minimum offering is sold and approximately $371.0 million if the maximum offering is sold. In such cases, acquisition and advisory fees could be approximately $152,000 if the minimum offering is sold and approximately $11.2 million if the maximum offering is sold. In addition, acquisition expenses could be approximately $26,000 if the minimum offering is sold and approximately $1.9 million if the maximum offering is sold. These additional fees and expenses may be payable out of the proceeds of such financings.
(4) Estimates for working capital needs throughout the life of each property will be established at the time the property is acquired. Upon closing of the acquisition of each such property, an amount of initial capital equal to the amount estimated will be placed in an interest-bearing (typically money market) account as a reserve for working capital for use during the entire life of the property. Through continual reprojection and annual budgeting processes, working capital reserves will be adjusted. If depleted during the course of the property's holding period, unless otherwise budgeted, the reserve requirement will be refilled from excess cash flow to provide for the financial endurance of the property. Working capital reserves are typically utilized for extraordinary expenses that are not covered by the revenue generation of the property such as tenant improvements, leasing commissions and major capital expenditures. We have estimated reserves of 1.0% of the contract price of our portfolio of real properties, and for the purposes of this estimation we have assumed that all of our investments will be in real properties.
(5) Includes amounts we anticipate to invest in our properties net of fees and expenses. We estimate that at least 84.2% of the gross proceeds received from the sale of units will be used to acquire properties, which amount is within the limit imposed by the NASAA Guidelines and our partnership agreement that, at a minimum, we shall commit a percentage of such proceeds equal to 82.0% of the gross proceeds.

       Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

                       INVESTMENT OBJECTIVES AND CRITERIA

GENERAL

       We invest in commercial real estate properties, including properties that have been constructed and have operating histories, are newly constructed or are under development or construction. Our investment objectives are:

       o   to preserve, protect and return your capital contributions;

       o to realize growth in the value of our properties upon our ultimate sale of such properties;

       o   to maximize net cash from operations to be distributed to you; and

       o within five years after termination of the offering, either (i) to make an orderly disposition of our properties and distribute the cash to you, or (ii) upon the approval of holders of at least a majority of our units, to allow you to exchange your units for interests in another Behringer Harvard real estate program.

We cannot assure you that we will attain these objectives or that our capital will not decrease. See "Risk Factors." We may not change our investment objectives except with the approval of limited partners holding a majority of our units (without regard to units owned or controlled by our general partners). In the event that the holders of a majority of our units approve a merger or consolidation with another partnership or corporation, in lieu of our liquidation, limited partners who dissent from any such merger or consolidation will be entitled to receive cash for their units based on the appraised value of our net assets. See "Summary of Partnership Agreement -- Mergers and Consolidations."

       Our general partners make all decisions relating to the purchase or sale of our properties. See "Management" for a description of the background and experience of our general partners.

ACQUISITION AND INVESTMENT POLICIES

       Because our intended approach to acquiring and operating income-producing properties involves more risk than comparable real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies, we believe that we have a potential for a higher rate of return than comparable real estate programs. We intend to invest in quality commercial properties, such as office, office-tech, retail, apartment, industrial and hotel properties that have been identified as being opportunistic investments with significant possibilities for near term capital appreciation. These properties will be identified as such because of their property specific characteristics or their market characteristics. For instance, properties that may benefit from unique repositioning opportunities or which are located in markets with higher volatility, lower barriers to entry and high growth potential (such as the southwestern United States) may present appropriate investments for us. We intend to hold our properties three to five years from the termination of this offering, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of our properties. However, economic or market conditions may influence us to hold our investments for different periods of time. Our general partners believe that a portfolio consisting of a preponderance of this type of property enhances our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.

       We plan to be opportunistic in our acquisitions. For example, we may acquire properties in markets that are depressed or overbuilt with the anticipation that these properties will increase in value as the markets recover. We may also acquire properties and reposition them by seeking to improve the property and tenant quality and thereby increase lease revenues. Many of the markets where we will acquire properties may have low barriers to entry. We are not limited to such types of investments, however. We will consider investments in all types of commercial properties, including office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouses and distribution facilities if our general partners determine that it would be advantageous to us. We may also invest in commercial properties that are not preleased to such tenants or in other types of commercial properties, such as hotels or motels. We will not, however, be actively engaged in the business of operating hotels, motels or similar properties.

       We will seek to invest in properties that will satisfy our objective of providing distributions of current cash flow to our limited partners. However, because a significant factor in the valuation of income-producing real properties is their potential for future appreciation in value, our general partners anticipate that the majority of properties we acquire will have the potential for both capital appreciation and distributions of current cash flow to investors. To the extent feasible, we will invest in a diversified portfolio of properties in terms of geography, type of property and industry of our tenants that will satisfy our investment objectives of maximizing net cash from operations, preserving our capital and realizing capital appreciation upon the ultimate sale of our properties.

       We anticipate that a minimum of 85.0% of the gross proceeds from the sale of our units will be available for our use. We anticipate that a minimum of 84.2% of the proceeds from the sale of our units will be used to acquire real estate properties and make other investments, and approximately 0.8% of the gross proceeds from the sale of our units, assuming no debt financing, will be used to establish initial working capital reserves for such real estate properties, and the balance will be used to pay various fees and expenses. See "Estimated Use of Proceeds."

       We will not invest more than the lesser of 25.0% of the gross offering proceeds available for investment or 10.0% of our aggregate assets value in non-income producing properties. If a property is expected to produce income within two years of its acquisition, we will not consider it a non-income producing property. In addition, we will not acquire any property in exchange for units.

       Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interest either directly or indirectly through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of the general partners or other persons. See "- Joint Venture Investments" below. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, and our income therefrom could be treated as portfolio income, rather than passive income. See "Federal Income Tax Considerations - Taxation of Real Estate Operations" elsewhere in this prospectus.

       We intend to invest in properties that complement our geographic diversification, although we expect to focus on markets with higher volatility, lower barriers to entry and high growth potential (such as the southwestern United States). Although we are not limited as to the geographic area where we may conduct our operations, we intend to invest in properties located in the United States. See "Risk Factors - Risks Related to an Investment in Behringer Harvard Short-Term Fund I - Your investment may be subject to additional risks if we make international investments."

       We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering.

       Successful commercial real estate investment requires the implementation of strategies that permit favorable purchases, effective asset and property management for enhanced current returns and maintenance of higher relative property values, and timely disposition for attractive capital appreciation. An affiliate of our general partners has developed and uses proprietary modeling tools that our general partners believe will help them to identify favorable property acquisitions, enable them to forecast growth and make predictions at the time of the acquisition of a property as to optimal portfolio blend, disposition timing and sales price. Using these tools in concert with our overall strategies, including individual market monitoring and ongoing analysis of macro- and micro-regional economic cycles, we expect to be better able to identify favorable acquisition targets, increase current returns and resultant current distributions to investors and maintain higher relative portfolio property values, and execute timely dispositions at appropriate sales prices to enhance capital gains distributable to our investors.

       In making investment decisions for us, our general partners will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, and its liquidity and income tax considerations. Our general partners will have substantial discretion with respect to the selection of our specific investments.

       We will obtain independent appraisals for each property in which we invest. However, we will rely on our own independent analysis and not on such appraisals in determining whether to invest in a particular property. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Copies of these appraisals will be available for review and duplication by investors at our office and will be retained for at least five years.

       Our obligation to purchase any property will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

       o   plans and specifications;

       o   environmental reports;

       o   surveys;

       o evidence of marketable title subject to such liens and encumbrances as are acceptable to our general partners;

       o audited financial statements covering recent operations of properties having operating histories; and

       o   title and liability insurance  policies.

       We will not purchase any property unless and until we obtain what is generally referred to as a "Phase I" environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.

       We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

       In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

       In purchasing, leasing and developing real properties, we will be subject to risks generally incident to the ownership of real estate, including:

       o   changes in general economic or local conditions;

       o changes in supply of or demand for similar or competing properties in an area;

       o changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

       o   changes in tax, real estate, environmental and zoning laws;

       o periods of high interest rates and tight money supply that may make the sale of properties more difficult;

       o   tenant turnover; and

       o   general overbuilding or excess supply in the market area.

See "Risk Factors - General Risks Related to Investments in Real Estate."

DEVELOPMENT AND CONSTRUCTION OF PROPERTIES

       We may invest substantially all of the net proceeds available for investment in properties on which improvements are to be constructed or completed, although we may not invest in excess of the lesser of 25.0% of the gross offering proceeds available for investment or 10.0% of our aggregate assets value in properties that are not expected to produce income within two years of their acquisition. To help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed either by completion bond or performance bond. Our general partners may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. See "Risk Factors - General Risks Related to Investments in Real Estate."

       We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect's certification as to the percentage of the project then-completed and as to the dollar amount of the construction then-completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

       We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us and, other than through such employment, will not be affiliated with our general partners.

ACQUISITION OF PROPERTIES FROM BEHRINGER DEVELOPMENT

       We may acquire properties, directly or through joint ventures, with affiliated entities, including (i) Behringer Development, an indirect wholly owned subsidiary of Behringer Harvard Holdings and (ii) BHD, LLC, which is a wholly owned subsidiary of Behringer Harvard Holdings. Behringer Development was formed to (1) acquire existing income-producing commercial real estate properties, and (2) acquire land, develop commercial real properties, secure tenants for such properties and sell such properties upon completion to us or other Behringer Harvard programs. In the case of properties to be developed by Behringer Development and sold to us, we anticipate that Behringer Development will:

       o   acquire a parcel of land;

       o enter into contracts for the construction and development of a commercial building thereon;

       o enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion;

       o secure an earnest money deposit from us, which may be used for acquisition and development expenses;

       o secure a financing commitment from a commercial bank or other institutional lender to finance the remaining acquisition and development expenses;

       o complete the development and allow the tenant or tenants to take possession of the property; and

       o   provide for the acquisition of the property by us.

       Our contracts with Behringer Development will provide for us to acquire the developed property only upon its completion and upon the tenant taking possession under its lease. All construction required to develop a parcel of land acquired by Behringer Development will be performed by one or more companies that are independent of Behringer Development, our general partners and their affiliates.

       We will be required to pay a substantial sum to Behringer Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Behringer Development will apply to the cost of acquiring the land and initial development costs. We expect that the earnest money deposit will represent approximately 20.0% to 30.0% of the purchase price of the developed property set forth in the purchase contract.

       We may purchase or acquire a property from Behringer Development or any of our affiliates only if:

       o Behringer Development temporarily enters into a contract relating to an investment property to be assigned to us or purchases an investment property in its own name and temporarily holds title to the property in order to facilitate our acquisition of the property, our borrowing money or obtaining financing to purchase the property, the completion of construction of the property or for any other purpose related to our business.

       o The purchase price that we pay to Behringer Development for the property will not exceed the cost to Behringer Development of the acquisition, construction and development of the project, including interest and other carrying costs to Behringer Development.

       o All profits and losses during the period any such property is held by Behringer Development will accrue to us, and no other benefit will accrue to Behringer Development or its affiliates from the sale of such property except for acquisition and advisory fees payable to our general partners or their affiliates, which are described in detail elsewhere in this prospectus. See "Compensation of the General Partners and Their Affiliates."

       o Behringer Development has not held title to the property for more than twelve months prior to the beginning of this offering.

Except as described above, we will not contract with Behringer Development or any of its affiliates to develop or construct our properties. See Sections 12.6 and 13.1 of our partnership agreement in Exhibit B to this prospectus.

       In the case of properties we acquire from Behringer Development that have already been developed, Behringer Development will be required to obtain an appraisal for the property prior to contracting with us, and the purchase price we pay under the purchase contract will not exceed the fair market value of the property as determined by the appraisal. In the case of properties we acquire from Behringer Development that have not yet been constructed at the time of contracting, Behringer Development will be required to obtain an independent "as built" appraisal for the property prior to our contracting with them, and the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal.

       We anticipate that Behringer Development will use the earnest money deposit received from us upon execution of a purchase contract as partial payment for the cost of the acquisition of the land and construction expenditures. Behringer Development will borrow the remaining funds necessary to complete the development of the property from an independent commercial bank or other institutional lender by pledging the real property, development contracts, leases and all other contract rights relating to the project as security for such borrowing. Our contract with Behringer Development will require Behringer Development to deliver to us at closing title to the property, as well as an assignment of leases. In no event will we take title to the property subject to a mortgage or otherwise incur indebtedness in connection with the acquisition of such property. As described above, Behringer Development will hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to us and other affiliates of the general partners. We may not acquire any property that is currently owned by Behringer Development.

       We may enter into a contract to acquire property from Behringer Development even if we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. In the case of properties to be developed by Behringer Development, the contract will likely provide that the closing will occur immediately following the completion of the development. We may also elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from Behringer Development and would complete the construction either directly or indirectly through a joint venture with an affiliate. Any contract between us, directly or indirectly through a joint venture with an affiliate, and Behringer Development for the purchase of property to be developed by Behringer Development will provide that we will be obligated to purchase the property only if:

       o Behringer Development completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract;

       o one or more approved tenants takes possession of the building under a lease satisfactory to our general partners; and

       o we have sufficient proceeds available for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

       Our general partners will not cause us to enter into a contract to acquire property from Behringer Development if they do not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from Behringer Development and, at the time for closing, are unable to purchase the property because we do not have sufficient net proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from Behringer Development. Because Behringer Development is an entity without substantial assets or operations, Behringer Development's obligation to refund our earnest money deposit will be guaranteed by HPT Management, our property manager, which will enter into contracts to provide property management and leasing services to various Behringer Harvard programs, including us, for substantial monthly fees. As of the time HPT Management may be required to perform under any guaranty, we cannot assure you that HPT Management will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. In such a case, we would be required to accept installment payments over time payable out of the revenues of HPT Management's operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See "Risk Factors - General Risks Related to Investments in Real Estate."

TERMS OF LEASES AND TENANT CREDITWORTHINESS

       The terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be office leases customarily used between landlords and tenants in the geographic area where the property is located. Such leases generally provide for terms of three to ten years and require the tenant to pay a pro rata share of building expenses. Under such typical leases, the landlord is directly responsible for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs.

       We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and prior periods, net worth or cash flow statements of guarantors and other information we deem relevant.

       We anticipate that tenant improvements required to be funded by us in connection with newly acquired properties will be funded from our offering proceeds. At such time as one of our tenants does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We will fund such tenant improvements from the working capital reserve established for the property for which such improvements are required. See "Risk Factors - General Risks Related to Investments in Real Estate."

BORROWING POLICIES

       We intend to borrow money to acquire any of our properties when our general partners determine that it is advantageous to us. We expect that at any time the total amount of indebtedness we have incurred will not exceed 75.0% of our aggregate assets value. By operating on a leveraged basis, we expect that we will have more funds available for investment in properties and other investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. See "Risk Factors - Real Estate Risks." To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. BH Advisors II LP will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

       Section 11.3(e) of our partnership agreement authorizes us to borrow funds to the extent permissible under applicable NASAA Guidelines. Because we do not expect to have any loans insured, guaranteed or provided by the federal government or any state or local government or agency or instrumentality of any of them, the total amount of indebtedness we incur cannot exceed at any time the sum of (i) 85.0% of the aggregate purchase price of all of our properties which have not been refinanced, plus (ii) 85.0% of the aggregate fair market value of all of our refinanced properties as determined by the lender on the date of refinancing). There is no limitation on the amount we may invest in any single improved property or other asset or on the amount we can borrow for the purchase of any single property or other investment. As used in these calculations and in the partnership agreement, the definition of "indebtedness" includes the principal of any loan together with any interest that may be deferred pursuant to the terms of the loan agreement which exceeds 5.0% per annum of the principal balance of such indebtedness (excluding contingent participations in income and/or appreciation in the value of the Partnership's property), and excludes any indebtedness incurred by the Partnership for necessary working capital.

       When financing the purchase of properties, we may use "all-inclusive" or "wraparound" notes and deed of trust (referred to as an "all-inclusive note"). We will only utilize such all-inclusive notes if: (i) the sponsor (as defined pursuant to the NASAA Guidelines) under the all-inclusive note shall not receive interest on the amount of the underlying encumbrance included in the all-inclusive note in excess of that payable to the lender on that underlying encumbrance; (ii) the partnership shall receive credit on its obligation under the all-inclusive note for payments made directly on the underlying encumbrance; and (iii) a paying agent, ordinarily a bank, escrow company, or savings and loan, shall collect payments (other than any initial payment of prepaid interest or loan points not to be applied to the underlying encumbrance) on the all-inclusive note and make disbursements from such payments to the holder of the underlying encumbrance prior to making any disbursement to the holder of the all-inclusive note, subject to the requirements of subparagraph (i) above, or, in the alternative, all payments on the all-inclusive and underlying note shall be made directly by the partnership.

       We may borrow funds from our general partners or their affiliates only if the following qualifications are met:

       o any such borrowing cannot constitute a "financing" as that term is defined under the NASAA Guidelines, i.e., indebtedness encumbering partnership properties or incurred by the partnership, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50.0% of the principal amount of which is scheduled to be paid during the first 24 months;

       o interest and other financing charges or fees must not exceed the amounts that would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as our principal place of business; and

       o   no prepayment charge or penalty shall be required.

       While we will strive for diversification, the number of different properties that we can acquire will be affected by the amount of funds available to us. Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

       We will refinance our properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in cash distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

JOINT VENTURE INVESTMENTS

       We may enter into joint ventures with affiliated entities, including joint ventures with other Behringer Harvard programs, for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. Our general partners also have the authority to enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated third parties for the purpose of developing, owning and operating real properties in accordance with our investment policies. In determining whether to invest in a particular joint venture, our general partners will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of real property investments. See, generally, the section of this prospectus captioned "Conflicts of Interest" and other subsections under this section of the prospectus.

       At such time during the term of this offering as our general partners believe that a reasonable probability exists that we will enter into a joint venture with another Behringer Harvard program for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. We expect that in connection with the development of a property that is currently owned by a Behringer Harvard program, this would normally occur upon the signing of a purchase agreement for the acquisition of a specific property or leases with one or more major tenants for occupancy at a particular property and the satisfaction of all major contingencies contained in such purchase agreement, but may occur before or after any such time, depending upon the particular circumstances surrounding each potential investment. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

       We may enter into a partnership, joint venture or co-tenancy with unrelated parties if:

       o the management of such partnership, joint venture or co-tenancy is under our control in that we or one of our affiliates possess the power to direct or to cause the direction of the management and policies of any such partnership, joint venture or co-tenancy;

       o we, as a result of such joint ownership of a property, are not charged, directly or indirectly, more than once for the same services;

       o the joint ownership, partnership or co-tenancy agreement does not authorize or require us to do anything as a partner, joint venturer or co-tenant with respect to the property that we or our general partners could not do directly under our partnership agreement; and

       o our general partners and their affiliates are prohibited from receiving any compensation, fees or expenses that are not permitted to be paid under our partnership agreement.

       In the event that any such co-ownership arrangement contains a provision giving each party a right of first refusal to purchase the other party's interest, we may not have sufficient capital to finance the buy-out. See "Risk Factors - General Risks Related to Investments in Real Estate."

       We intend to enter into joint ventures with other Behringer Harvard programs for the acquisition of properties, but we may only do so provided that:

       o each such program has substantially identical investment objectives as ours with respect to the property held in the partnership or joint venture;

       o we, as a result of such joint ownership of a property, are not charged, directly or indirectly, more than once for the same services;

       o the compensation payable to our general partners and their affiliates is substantially identical in each program;

       o we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture; and

       o the investments by us and such other program are on substantially the same terms and conditions.

       In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other Behringer Harvard programs will result in certain conflicts of interest. See "Risk Factors - Risks Related to Conflicts of Interest" and "Conflicts of Interest - Joint Ventures with Affiliates of the General Partners."

       We expect that from time to time our general partners will be presented with an opportunity to purchase all or a portion of a mixed-use property. In such instances, it is possible that our general partners would work in concert with other Behringer Harvard programs to apportion the assets within the property among us and the other Behringer Harvard programs in accordance with the investment objectives of the various programs. After such apportionment, the mixed-use property would be owned by two or more Behringer Harvard programs or joint ventures comprised of Behringer Harvard programs. The negotiation of how to divide the property among the various Behringer Harvard programs will not be arm's-length and conflicts of interest will arise in the process. It is possible that, in connection with the purchase of a mixed-use property or in the course of negotiations with other Behringer Harvard programs to allocate portions of such mixed-use property, we may be required to purchase a property that our general partners would otherwise consider inappropriate for our portfolio, in order to also purchase a property that our general partners consider desirable. Although independent appraisals of the assets comprising the mixed-use property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arm's-length transaction with an unaffiliated third party.

DISPOSITION POLICIES

       We anticipate that prior to our termination and dissolution, all of our properties will be sold. We intend to hold the various real properties in which we invest until such time as sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. In deciding whether to sell properties, we will consider factors such as potential capital appreciation, cash flow and federal income tax considerations, including possible adverse federal income tax consequences to the limited partners. Our general partners anticipate that we will sell existing income-producing properties within three to five years after acquisition and will sell property acquired for development within three to five years from the date of completion of such development. However, our general partners may exercise their discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our termination on December 31, 2017, or earlier if our general partners determine to liquidate us at any time following one year after the termination of this offering or, after five years following the termination of this offering, if investors holding a majority of the units vote to liquidate us in response to a formal proxy to liquidate. See "Summary of Partnership Agreement - Dissolution and Termination" for further discussion of these proxy rights. Instead of causing us to liquidate, our general partners, in their sole discretion, may determine to offer to limited partners the opportunity to convert their units into interests in another public real estate program sponsored by our general partners or their affiliates, through a plan of merger, plan of exchange or plan of conversion, provided that the transaction is approved by holders of such percentage of units as determined by our general partners, but not less than a majority and excluding those held by our general partners and their affiliates. If such an opportunity is provided to our limited partners, it may involve the distribution to limited partners of freely traded securities that are listed on a securities exchange.

       Cash flow from operations will not be invested in the acquisition of real estate properties. However, in the discretion of our general partners, cash flow may be held as working capital reserves, or used to make capital improvements to existing properties. In addition, net sale proceeds generally will not be reinvested but will be distributed to the partners, unless our general partners determine that it is in our best interest to reinvest the proceeds of any particular sale in other real estate investments in order to meet our investment objectives. We will not reinvest the proceeds from any sale in additional properties unless our general partners determine it is likely that we would be able to hold such additional properties for a sufficient period of time prior to the termination of the fund in order to satisfy our investment objectives with respect to that investment. We do not anticipate liquidating the fund until at least three to five years after the termination of this offering. Thus, we are intended to be self-liquidating in nature. Our general partners may also determine not to distribute net sale proceeds if such proceeds are, in the discretion of our general partners:

       o   used to purchase land underlying any of our properties;

       o used to buy out the interest of any co-tenant or joint venture partner in a property that is jointly owned;

       o   held as working capital reserves; or

       o   used to make capital improvements to existing properties.

       Notwithstanding the above, reinvestment of proceeds from the sale of properties will not occur unless sufficient cash will be distributed to pay any federal or state income tax liability created by the sale of the property assuming limited partners will be subject to a 30.0% combined federal and state tax rate.

       We will not pay, directly or indirectly, any commission or fee, except as specifically permitted under Article XII of our partnership agreement, to our general partners or their affiliates in connection with the reinvestment or distribution of proceeds from the sale, exchange or financing of our properties.

       Although not required to do so, we will generally seek to sell our real estate properties for cash. We may, however, accept terms of payment from a buyer that include purchase money obligations secured by mortgages as partial payment, depending upon then prevailing economic conditions customary in the area in which the property being sold is located, credit of the buyer and available financing alternatives. Some properties we sell may be sold on the installment basis under which only a portion of the sale price will be received in the year of sale, with subsequent payments spread over a number of years. In such event, our full distribution of the net proceeds of any sale may be delayed until the notes are paid, sold or financed.

OTHER INVESTMENTS

       We may also invest in limited partnership and other ownership interests in entities that own real property. We expect that we may make such investments when we consider it more efficient to acquire an entity owning such real property rather than to acquire the properties directly. We also may acquire less than all of the ownership interests of such entities if we determine that such interests are undervalued and that a liquidation event in respect of such interests are expected within the investment holding periods consistent with that for our direct property investments.

INVESTMENT LIMITATIONS

       We will not invest as a general or limited partner in other limited partnerships except under limited circumstances permitted under the NASAA Guidelines. We will not invest in general partnership interests of any other limited partnership unless we, alone or with any of our publicly registered affiliates, acquire a controlling interest in such other limited partnership and receive no duplicate fees or compensation beyond what is permissible by the NASAA Guidelines. We will not invest in limited partnership interests of any other limited partnership of which either of our general partners also serve as a general partner unless we will receive no duplicate fees or compensation beyond what is permissible by the NASAA Guidelines.

       Except in connection with sales of our properties in which we may take purchase money obligations as partial payment, we will not make loans to any person, nor will we underwrite securities of other issuers or invest in securities of other issuers for the purpose of exercising control. Notwithstanding the foregoing, we may invest in joint ventures or partnerships as described above and in corporations in which real estate is the principal asset, provided that such acquisition can best be effected by the acquisition of the securities of such corporation, subject to the limitations set forth below.

       We will not engage in any of the following activities:

       o   acquire property in exchange for limited partnerships interests;

       o issue any units after the termination of this offering or issue units in exchange for property; or

       o   make loans to our general partners or their affiliates.

       Our general partners will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act. Among other things, our general partners will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an "investment company" under the Investment Company Act.

REAL PROPERTY INVESTMENTS

       As of the date of this prospectus, we have not acquired or contracted to acquire any specific real properties. Our general partners are continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for us and other Behringer Harvard programs. At such time while this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.

       We intend to obtain adequate insurance coverage for all properties in which we invest.

                                   MANAGEMENT

GENERAL

       We operate under the direction of our general partners, which are responsible for the management and control of our affairs. Our general partners will be assisted by the employees of Harvard Property Trust, LLC, the general partner of BH Advisors II LP, one of our general partners. In addition, our general partners will be advised by an advisory board comprised of industry professionals, the majority of whom are not currently affiliated with us or our affiliates. We do not employ our own management personnel, rather we pay fees to our general partners for their services to us.

       Our general partners, Robert M. Behringer and BH Advisors II LP, will be responsible for our direction and management, including acquisition, construction and property management. Any action required to be taken by the general partners will be taken only if it is approved, in writing or otherwise, by both general partners, unless the general partners agree between themselves to a different arrangement for the approval of actions by the general partners. The powers and duties of the general partners are described in Article XI of our partnership agreement. The compensation payable to the general partners for performance of their duties is set forth in the section of this prospectus captioned "Compensation of the General Partners and Their Affiliates" and
Article XII of our partnership agreement.

       A change in our management may be accomplished by removal of the general partners or the designation of a successor or additional general partner, in each case in accordance with the provisions of our partnership agreement. Our partnership agreement provides that a general partner may be removed and a new general partner elected upon the written consent or affirmative vote of limited partners owning more than 50.0% of the units. Our partnership agreement further provides that a general partner may designate a successor or additional general partner with the consent of all other general partners and limited partners holding more than 50.0% of the units, after providing 90 days written notice to the general partners and limited partners and provided that the interests of the limited partners are not adversely affected. Generally, except in connection with such a designation, no general partner shall have the right to retire or withdraw voluntarily from us or to sell, transfer or assign his or its interest without the consent of the limited partners holding more than 50.0% of the units. See "Summary of Partnership Agreement."

OUR GENERAL PARTNERS

       Our general partners are BH Advisors II LP and Mr. Robert M. Behringer, individually. BH Advisors II LP is a Texas limited partnership formed in July 2002. The executive office of our general partners is located at 1323 North Stemmons Freeway, Suite 212, Dallas, Texas 75207. Financial statements of BH Advisors II LP are included in this prospectus beginning on page F-1. BH Advisors II LP is owned by Harvard Property Trust, LLC, its sole general partner, and Behringer Harvard Partners, its sole limited partner. Behringer Harvard Holdings, a Delaware limited liability company, is the sole owner of Harvard Property Trust, LLC and Behringer Harvard Partners. Mr. Behringer is the Chief Executive Officer and sole manager of each of these companies. Mr. Behringer is the majority owner, the President and sole manager of Behringer Harvard Holdings. Behringer Harvard Holdings also is the indirect owner of HPT Management, our property manager, Behringer Development and Behringer Securities, our dealer manager.

       BH Advisors II LP was recently created for the sole purpose of acting as our general partner. BH Advisors II LP does not have significant assets and has no operating history. As of December 31, 2002, the net assets of BH Advisors II LP were approximately $1,200 on a generally accepted accounting principles basis; however, the net assets of BH Advisors II LP consist primarily of receivables from affiliates and, therefore, does not represent liquid assets. As of July 31, 2002, Mr. Behringer's net worth, exclusive of home, automobiles and home furnishings, was in excess of $3.5 million on an estimated fair market value basis; however, Mr. Behringer's net worth consists principally of investments in partnerships, real estate, interests in retirement plans and other closely held businesses and, therefore, does not represent liquid assets or assets which are readily marketable. In addition, since Mr. Behringer is indirectly the majority owner of BH Advisors II LP, Mr. Behringer's net worth includes a majority of the net worth of BH Advisors II LP. See generally the section of this prospectus captioned "Risk Factors - Risks Related to Conflicts of Interest."

       BH Advisors II LP will be managed by its executive officers, namely:


    Name                            Age   Position(s)
    ----                            ---   -----------
    Robert M. Behringer             54    Chief Executive Officer
    Robert S. Aisner                56    President
    Gerald J. Reihsen, III          43    Executive Vice President - Corporate Development and Legal
                                              and Secretary
    Gary S. Bresky                  36    Chief Financial Officer and Treasurer
    M. Jason Mattox                 27    Senior Vice President - Asset Acquisition and Management

       ROBERT M. BEHRINGER is the Chief Executive Officer of BH Advisors II LP. He is also the Chief Executive Officer, President and Chairman of the Board of Directors of Behringer Harvard REIT I. Mr. Behringer is the majority owner, sole manager, Chief Executive Officer and President of Behringer Harvard Holdings. Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Mid-Term Fund I, a publicly registered real estate limited partnership. Since 2001, Mr. Behringer has also been the Chief Executive Officer and sole manager of the following: Harvard Property Trust, LLC, the general partner of BH Advisors II LP, HPT Management, our property manager; Behringer Securities, our dealer manager; IMS, LLC (IMS), the general partner of HPT Management; Behringer Development, a company recently organized to develop real properties; and Behringer Advisors LP, a limited partnership recently organized to advise Behringer Harvard REIT I. Since 2001, Mr. Behringer has also been the Chief Executive Officer, President and a manager of Behringer Harvard Partners, which is the limited partner of each of Behringer Securities, HPT Management, Harvard Property Trust, LLC, Behringer Advisors LP and IMS.

       From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately held REIT formed by Mr. Behringer that has recently been liquidated and that had a net asset value of approximately $200.0 million before its liquidation. Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989, that invested in single asset limited partnerships. From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease), one of the largest pension funds advisors and owners of real estate in the United States. While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the South Central United States, including Texas, Louisiana, Arkansas, Oklahoma and Mississippi. The portfolio included institutional quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion. Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility to increase net operating income and the overall value of the portfolio.

       Mr. Behringer has over 25 years of experience in real estate investment, management and finance activities, including approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational properties. In addition to being the Chief Executive Officer of BH Advisors II LP, he is currently the general partner or a co-general partner in several real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. Mr. Behringer is a Certified Property Manager, Real Property Administrator, Certified Hotel Administrator and Texas Real Estate Broker, holds Series 7, 24 and 63 securities licenses and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council. Mr. Behringer has also been a licensed certified public accountant for over 20 years. Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

         ROBERT S. AISNER is the President of BH Advisors II LP. He is also Chief Operating Officer and a director of Behringer Harvard REIT I. Mr. Aisner has over 28 years of commercial real estate experience. From 1996 until joining us in 2003, Mr. Aisner served as (i) Executive Vice President of Amli Residential Properties Trust, a New York Stock Exchange listed REIT that is focused on the development, acquisition and management of upscale apartment communities and serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, (ii) President of Amli Management Company, which oversees all of Amli's apartment operations in 80 communities, (iii) President of the Amli Corporate Homes division which invests in and manages corporate housing properties, (iv) Vice President of Amli Residential Construction, a division of Amli that performs real estate construction services, and (v) Vice President of Amli Institutional Advisors, the Amli division that serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities. Mr. Aisner also served on Amli's Executive Committee and Investment Committee from 1999 until 2003. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management company. From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development company, where he served as Vice President.

       Mr. Aisner served as a director of Behringer Harvard REIT I from June 2002 until February 2003. Since February 2003, Mr. Aisner has also served as Executive Vice President - Real Estate Operations of Behringer Harvard Holdings and President of Harvard Property Trust, LLC, IMS, HPT Management and Behringer Development and Chief Operating Officer of Behringer Advisors LP. Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

       GERALD J. REIHSEN, III is the Executive Vice President - Corporate Development and Legal and Secretary of BH Advisors II LP. He is also Executive Vice President - Corporate Development and Legal and Secretary of Behringer Harvard REIT I and is the primary contact for BH Advisors II LP, Behringer Harvard Advisors I LP, Behringer Harvard REIT I and all of their affiliates for banks, attorneys and other service providers and contractual relations. From their inception in 2001 until February 2003, he served as Chief Operating Officer, Chief Legal Officer and Secretary of Behringer Securities, Behringer Harvard Holdings, Behringer Development, Harvard Property Trust, LLC and Behringer Harvard Partners. Since 2001 until February 2003, Mr. Reihsen served as Chief Legal Officer and Secretary of IMS and HPT Management. Since 2002, he has served as Chief Operating Officer, Chief Legal Officer and Secretary of Behringer Advisors LP. Currently, Mr. Reihsen holds the following positions:
President of Behringer Securities; Chief Operating Officer, Chief Legal Officer and Secretary of Behringer Harvard Holdings and Behringer Harvard Partners; and Executive Vice President - Corporate Development and Legal and Secretary of Behringer Development, Harvard Property Trust, LLC, IMS and HPT Management.

       For over 17 years, Mr. Reihsen's business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, real estate partnerships, and public and private securities offerings. For the period from 1985 to 2000, Mr. Reihsen practiced as an outside corporate securities attorney. After serving from 1986 to 1995 in the corporate department of Gibson, Dunn & Crutcher, a leading international commercial law firm, Mr. Reihsen established his own firm, Travis & Reihsen, where he served as a corporate/securities partner until 1998. In 1998, Mr. Reihsen became the lead partner in the corporate/securities section of the law firm Novakov Davis, where he served until 2000. In 2000, he practiced law as a principal of Block & Balestri, a corporate and securities law firm. In 2000 and 2001, Mr. Reihsen was employed as the Vice President - Corporate Development and Legal of Xybridge Technologies, Inc., a telecommunications software company that Mr. Reihsen helped guide through venture funding, strategic alliances with international telecommunications leaders and its ultimate sale to Zhone Technologies, Inc. Mr. Reihsen holds Series 7, 24, 27 and 63 securities licenses. Mr. Reihsen received a Bachelor of Arts degree, magna cum laude, from the University of Mississippi and a Juris Doctorate degree, cum laude, from the University of Wisconsin.

       GARY S. BRESKY is the Chief Financial Officer and Treasurer of BH Advisors II LP. Since 2002, Mr. Bresky has also served as the Chief Financial Officer and Treasurer of Behringer Harvard REIT I and is the primary contact for BH Advisors II LP, Behringer Harvard Advisors I LP, Behringer Harvard REIT I, and all of their affiliates for accountants and auditors. Since 2002, Mr. Bresky has served as Chief Financial Officer and Treasurer of Behringer Advisors LP. Since 2001, he has served as Chief Financial Officer and Treasurer of Behringer Securities, Behringer Harvard Holdings, Behringer Development, Harvard Property Trust, LLC, and IMS. From their inception in 2001 until February 2003, Mr. Bresky served as Chief Operating Officer, Chief Financial Officer and Treasurer of HPT Management and as Chief Financial Officer, Treasurer and a manager of Behringer Harvard Partners. Currently, Mr. Bresky serves as Chief Financial Officer and Treasurer of HPT Management and Treasurer and a manager of Behringer Harvard Partners.

       Prior to his employment with BH Advisors II LP, Mr. Bresky served, from 1996 to 2001, as a Senior Vice President of Finance with Harvard Property Trust, Inc. In this capacity, Mr. Bresky was responsible for directing all accounting and financial reporting functions and overseeing all treasury management and banking functions. Mr. Bresky was also integral in analyzing deal and capital structures as well as participating in all major decisions related to any acquisition or sale of assets.

       From 1995 until 1996, Mr. Bresky worked in the Real Estate Group at Coopers & Lybrand LLP in Dallas, Texas, where he focused on finance and accounting for both public and private REITs. His experience included conducting annual audits, preparing quarterly and annual public securities reporting compliance filings and public real estate securities registration statements for his clients. From 1989 to 1994, Mr. Bresky worked with Ten West Associates, LTD and Westwood Financial Corporation in Los Angeles, California as a real estate analyst and asset manager for two commercial real estate portfolios totaling in excess of $185.0 million. From 1988 until 1989, Mr. Bresky worked as an analysts' assistant for both Shearson-Lehman Bros., Inc. and Hambrecht and Quist Inc. assisting brokers in portfolio management. Mr. Bresky has been active in commercial real estate and related financial activities for over 15 years and holds Series 7, 24, 27 and 63 securities licenses. Mr. Bresky received a Bachelor of Arts degree from the University of California - Berkeley and a Masters of Business Administration degree from the University of Texas.

       M. JASON MATTOX is the Senior Vice President - Asset Acquisition and Management of BH Advisors II LP. He is also Vice President - Asset Acquisition and Management of Behringer Harvard REIT I. Since 2002, Mr. Mattox has served as a Vice President of Behringer Advisors LP. Since 2001, he has served as a Vice President of Behringer Securities. From their inception in 2001 until February 2003, Mr. Mattox served as Vice President of Behringer Harvard Holdings, Behringer Development, Harvard Property Trust, LLC, Behringer Harvard Partners, IMS and HPT Management. Currently, Mr. Mattox serves as Senior Vice President - Asset Acquisition and Management of Behringer Harvard Holdings, Harvard Property Trust, LLC, and HPT Management, and Vice President and Secretary of Behringer Securities.

       From 1997 until joining BH Advisors II LP in 2002, Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over
1.0 million square feet of Harvard Property Trust, Inc.'s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.

       Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties. Mr. Mattox formerly was a member of the National Association of Real Estate Investment Trusts and the Texas Association of Builders. Mr. Mattox has been active in commercial real estate and related financial activities for over six years and holds Series 7, 24 and 63 securities licenses. Mr. Mattox received a Bachelor of Business Administration degree, with honors, and a Bachelor of Science degree, cum laude, from Southern Methodist University.

       The general partner of BH Advisors II LP is Harvard Property Trust, LLC. Harvard Property Trust, LLC and its affiliates currently employ 13 persons, including the executive officers listed above and five persons employed by HPT Management, ten of whom have experience in selecting, acquiring and/or managing commercial properties. Harvard Property Trust, LLC and its affiliates expect to hire approximately 30 additional persons in the first quarter of 2003. Harvard Property Trust, LLC and its affiliates also will engage the services of non-affiliated third parties to assist with the identification of properties for possible acquisition and management of our operations.

ADVISORY BOARD

       Our general partners also will be assisted in our management by our advisory board that will provide independent thoughts and advice as to the properties acquired and make recommendations to BH Advisors II LP. Our general partners intend to follow the recommendations of our advisory board with respect to our investments, but they are not obligated to do so. All investment decisions must be approved by both of our general partners.

Because Mr. Behringer controls BH Advisors I LP, all investment decisions will ultimately be controlled by him. No member of the advisory board will be a general partner, officer or employee of us, BH Advisors II LP, our affiliates or affiliates of BH Advisors II LP, although members of the advisory board may purchase or own securities of, or have other business relations with, such parties. Our general partners will determine the compensation, if any, to be paid to members of the advisory board for their services to us. Our general partners have initially set such compensation at $250 per month plus $125 for each advisory board meeting the member attends. Such members also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our advisory board. Please see the section of this prospectus captioned "Conflicts of Interest" for a description of possible conflicts of interest between the members of our advisory board and us. The members of the advisory board are as follows:

       PATRICK M. ARNOLD has more than 19 years of experience representing real estate companies, financial institutions, investors, developers and management companies in real estate transactions. Mr. Arnold has served since 1992 as a partner in the real estate section of Fulbright & Jaworski L.L.P., an approximately 750-member law firm with offices in ten cities worldwide. Mr. Arnold joined Fulbright & Jaworski in 1986. Mr. Arnold is a member of the Dallas Real Estate Council and an officer of the Real Property Section of the Dallas Bar Association. Mr. Arnold received a Bachelor of Arts degree, summa cum laude, from the University of Texas, a Masters of Fine Arts from Columbia University and a Juris Doctorate degree from Harvard University.

       RALPH G. EDWARDS, JR. has been actively involved in commercial real estate for over 35 years. Since 1992, Mr. Edwards has served as the Chairman and Chief Executive Officer of EdwardsDay Incorporated, an Atlanta-based real estate investment company. Mr. Edwards is also a member of the board of directors of Emerging Solutions, Inc. (d/b/a Constructware), an Atlanta-based privately held Internet services provider that sells document and process management systems to construction companies. He is a member of the Urban Land Institute (past Chairman of the Atlanta District Council), the International Council of Shopping Centers, The Trust for Public Land (member of the Georgia Board of Directors) and past member of the Board of Directors of the Atlanta Commercial Board of Realtors. Mr. Edwards received a Bachelor of Science degree from North Carolina State University and a Masters of Business Administration degree from Harvard University.

       SCOTT F. MCMULLIN is a real estate investor advisor with over 16 years of real estate experience. Since 1998, Mr. McMullin has served as a Senior Managing Director of the Los Angeles office of Holliday Fenoglio Fowler, L.P., the largest commercial mortgage banking firm in the United States, specializing in commercial real estate debt and equity financing. Since 1993, Mr. McMullin held other senior positions with Holliday Fenoglio. At Holiday Fenoglio Fowler, Mr. McMullin has consummated over $5.0 billion in real estate transactions. From 1989 until 1992, Mr. McMullin served as a Partner with The Parmenter Company, a developer and owner of commercial real estate headquartered in Miami, Florida. Mr. McMullin is a member of the National Association of Industrial & Office Professionals and the Urban Land Institute, among other such organizations. Mr. McMullin received a Bachelor of Arts degree from Duke University.

AFFILIATED COMPANIES

    PROPERTY MANAGER

       Our properties will be managed and leased initially by HPT Management, our property manager. IMS is the sole general partner, and Behringer Harvard Partners is the sole limited partner, of HPT Management, and Behringer Harvard Holdings is the sole owner of each of IMS and Behringer Harvard Partners. Mr. Behringer is the Chief Executive Officer of each of Behringer Harvard Holdings, IMS, Behringer Harvard Partners and HPT Management and the sole manager of IMS and Behringer Harvard Partners. See "Conflicts of Interest." The principal officers of HPT Management are as follows:


           Name                      Age    Positions
           ----                      ---    ---------
           Robert M. Behringer       54     Chief Executive Officer
           Robert S. Aisner          56     President
           Gerald J. Reihsen, III    43     Executive Vice President - Corporate Development and
                                               Legal and Secretary
           Gary S. Bresky            36     Chief Financial Officer and Treasurer
           M. Jason Mattox           27     Senior Vice President - Asset Acquisition and Management
           Jay R. Verdoorn           42     Director - Management Services

       HPT Management is engaged in the business of real estate management. It was organized and commenced active operations in 2001 to lease and manage real estate projects, including projects that Behringer Advisors and its affiliates operate or in which they own an interest. As of December 31, 2002, HPT Management was managing in excess of 580,000 square feet of office buildings for real estate programs sponsored by Mr. Behringer. We will pay HPT Management property management fees equal to the lesser of the amounts charged by unaffiliated persons rendering comparable services in the same geographic area or (i) for commercial properties which are not leased on a long-term debt lease basis, 4.5% of gross revenues and (ii) in the case of commercial properties which are leased on a long-term (ten or more years) net lease basis, 1.0% of gross revenues plus a one-time initial leasing fee of 3.0% of gross revenues payable over the first five years of the lease term. In addition, to the extent not specifically provided for in the property management fees, we will pay HPT Management separate leasing commissions based upon the customary leasing commission applicable to the geographic location of the property. However, in no event will the aggregate of all property management and leasing fees we pay to HPT Management and our affiliates exceed 6.0% of our gross revenues, except that this limitation does not preclude paying a separate competitive fee for the one-time initial lease-up of any newly constructed property or the total rehabilitation of a property if such service is not included in the property's purchase price. Our general partners will promulgate leasing guidelines for use by HPT Management in evaluating prospective tenants and lease terms for our properties. HPT Management will have the authority to enter into leases for our properties consistent with these guidelines without the requirement to obtain further approval of our general partners.

       In the event that HPT Management assists a tenant with tenant improvements, a separate construction management fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5.0% of the cost of the tenant improvements.

       HPT Management may subcontract on-site property management to other management companies that will also be authorized to lease our properties consistent with the leasing guidelines promulgated by our general partners. In any event, HPT Management will directly manage all financial aspects of property management. To the extent HPT Management directly performs on-site management, it will hire, direct and establish policies for employees who will have direct responsibility for such property's operations, including resident managers and assistant managers, as well as building and maintenance personnel. For any properties for which the on-site management is subcontracted, HPT Management will approve all personnel of such subcontractor and establish policies for such properties' operations. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of:

       o   HPT Management;

       o   partnerships organized by HPT Management and its affiliates; and

       o   other persons or entities owning properties managed by HPT
           Management.

HPT Management will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

       The management fees to be paid to HPT Management will cover, without additional expense to us, the property manager's general overhead costs such as its expenses for rent and utilities. Our property management agreement with HPT Management has an initial term of three years and is subject to successive three-year renewals, unless HPT Management provides written notice of its intent to terminate 30 days prior to the expiration of the initial or renewal term. We may also terminate the agreement upon 30 days prior written notice in the event of willful misconduct, gross negligence or deliberate malfeasance by the property manager.

       The principal office of HPT Management is located at 1323 North Stemmons Freeway, Suite 204, Dallas, Texas 75207.

    DEALER MANAGER

       Behringer Securities, our dealer manager, is a member firm of the National Association of Securities Dealers, Inc. (NASD). Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard programs.

       Behringer Securities will provide certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the units offered pursuant to this prospectus. It may also sell a limited number of units at the retail level. No additional fees beyond the dealer manager fee of 2.5% of the gross proceeds of this offering will be paid to Behringer Securities for wholesaling services. With respect to purchases under our distribution reinvestment plan, Behringer Securities has agreed to reduce its dealer manager fee to 1.0%. See "Plan of Distribution" and "Compensation of the General Partners and Their Affiliates."

       Harvard Property Trust, LLC (which is not related to Harvard Property Trust, Inc., the recently liquidated REIT founded by Mr. Behringer) is the sole general partner, and Behringer Harvard Partners is the sole limited partner, of Behringer Securities, and Behringer Harvard Holdings is the sole owner of each of Harvard Property Trust, LLC and Behringer Securities. Mr. Behringer is the Chief Executive Officer of each of Harvard Property Trust, LLC, Behringer Harvard Partners and Behringer Securities and the sole manager of Behringer Harvard Partners. See "Conflicts of Interest." The principal officers of Behringer Securities are as follows:


          Name                     Age    Positions
          ----                     ---    ---------
          Robert M. Behringer      54     Chief Executive Officer
          Gerald J. Reihsen, III   43     President
          Jeffrey S. Schwaber      40     Executive Vice President - National Sales Director
          Gary S. Bresky           36     Chief Financial Officer and Treasurer
          M. Jason Mattox          27     Vice President and Secretary

            COMPENSATION OF THE GENERAL PARTNERS AND THEIR AFFILIATES

       The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to our general partners and their affiliates during the various phases of our organization and operation. Our general partners have agreed that all of the financial benefits of serving as our general partners will be allocated to BH Advisors II LP since we anticipate that the day-to-day responsibilities of serving as our general partner will be performed by BH Advisors II LP through the executive officers of its general partner. We will also pay our advisory board members $250 per month plus $125 for each advisory board meeting the member attends. See "Management - Advisory Board" above.

---------------------------- ----------------------------------------------------------------- -----------------------
   FORM OF COMPENSATION                               DETERMINATION                              ESTIMATED MAXIMUM
   AND ENTITY RECEIVING                                 OF AMOUNT                                DOLLAR AMOUNT (1)
----------------------------------------------------------------------------------------------------------------------
                                          ORGANIZATIONAL AND OFFERING STAGE
----------------------------------------------------------------------------------------------------------------------
Selling Commissions -        Up to 7.0% of gross offering proceeds before reallowance of       $7,700,000 ($105,000
Behringer Securities         commissions earned by participating broker-dealers.  Behringer    in the event we sell
                             Securities intends to reallow 100.0% of commissions earned to     only the minimum of
                             participating broker-dealers.                                     150,000 units)
---------------------------- ----------------------------------------------------------------- -----------------------
Dealer Manager Fee -         Up to 2.5% of gross offering proceeds (1.0% for distribution      $2,600,000 ($37,500
Behringer Securities         reinvestment plan purchases) before reallowance to                in the event we sell
                             participating broker-dealers. Behringer Securities
                             may reallow only the minimum of a portion of its
                             dealer manager fee in an aggregate amount up
                             150,000 units) to 1.5% of gross offering proceeds
                             to such participating broker-dealers as marketing
                             fees, including bona fide conference fees incurred,
                             and due diligence expense reimbursement.
---------------------------- ----------------------------------------------------------------- -----------------------
Reimbursement of             Up to 2.5% of gross offering proceeds for reimbursement of        $2,750,000 ($37,500
Organization and Offering    organization and offering expenses (excluding selling             in the event we sell
Expenses -                   commissions and the dealer manager fee), which will be advanced   only the minimum of
BH Advisors II LP or its     by our general partners.                                          150,000 units)
affiliates
----------------------------------------------------------------------------------------------------------------------
                                          ACQUISITION AND DEVELOPMENT STAGE
----------------------------------------------------------------------------------------------------------------------
---------------------------- ----------------------------------------------------------------- -----------------------
Acquisition and Advisory     3.0% of the contract purchase price of each property for          $2,783,253 ($37,895
Fees - BH Advisors II LP     identifying, reviewing, evaluating, investing in and the          in the event we sell
or its affiliates (2)        purchase, development or construction of real property            only the minimum of
                             acquisitions. Any portion of the fee may be
                             deferred and paid 150,000 units) in a subsequent
                             year.
---------------------------- ----------------------------------------------------------------- -----------------------
Acquisition Expenses -       Up to 0.5% of the contract purchase price of each property for    $463,876 ($6,316 in
BH Advisors II LP or its     reimbursement of expenses related to real property                the event we sell
affiliates                   acquisitions, such as legal fees, travel expenses, property       only the minimum of
                             appraisals, nonrefundable option payments on property not
                             150,000 units) acquired, accounting fees and title insurance premium expenses.
---------------------------- ----------------------------------------------------------------- -----------------------

---------------------------- ----------------------------------------------------------------- -----------------------
   FORM OF COMPENSATION                               DETERMINATION                              ESTIMATED MAXIMUM
   AND ENTITY RECEIVING                                 OF AMOUNT                                DOLLAR AMOUNT (1)
----------------------------------------------------------------------------------------------------------------------
                                                  OPERATIONAL STAGE
----------------------------------------------------------------------------------------------------------------------
Property Management and      For the management and leasing of our properties, we will pay     Actual amounts are
Leasing Fees; Expense        HPT Management, our property manager, property management and     dependent upon
Reimbursement - HPT          leasing fees equal to the lesser of: (A) the amounts charged by   results of operations
Management (3)               unaffiliated persons rendering comparable services in the same    and therefore cannot
                             geographic area or (B)(1) for commercial properties which are     be determined at the
                             not leased on a long-term net lease basis, 4.5% of gross          present time.
                             revenues, plus separate leasing fees of up to 1.5% of gross revenues based upon the customary leasing fees applicable to the geographic location of the properties, and (2) in the case of commercial properties which are leased on a long-term (10 or more years) net lease basis, 1.0% of gross revenues plus a one-time initial leasing fee of 3.0% of gross revenues payable over the first five years of the lease term.  We will reimburse the costs and expenses incurred by HPT Management on our
                             behalf, including the wages and salaries and other
                             employee-related expenses of all on-site employees of HPT
                             Management who are engaged in the operation, management,
                             maintenance and leasing or access control of our properties, including taxes, insurance and benefits relating to such
                             employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific
                             properties.
---------------------------- ----------------------------------------------------------------- -----------------------
Asset Management Fee -       We pay an annual asset management fee of 0.5% of aggregate        Actual amounts are
BH Advisors II LP or its     assets value. The fee is payable monthly in an amount equal to    dependent upon
affiliates (4)               one-twelfth of 0.5% of aggregate assets value as of the last      results of operations
                             day of the immediately preceding month.  Any portion of the       and therefore cannot
                             asset management fee may be deferred and paid in a subsequent     be determined at the
                             year.                                                             present time.
---------------------------- ----------------------------------------------------------------- -----------------------
Share of Net Cash from       A 15.0% distribution after limited partners have received         Actual amounts are
Operations -                 distributions equal to their net capital contributions plus       dependent upon
BH Advisors II LP            10.0% annual cumulative (noncompounded) return on their net       results of operations
                             capital contributions; provided, however, that in
                             no event will and therefore cannot our general
                             partners receive more than 10.0% of cash available
                             be determined at the for distribution. present
                             time.
---------------------------- ----------------------------------------------------------------- -----------------------
Subordinated Disposition     In connection with the sale of our properties, an amount not      Actual amounts are
Fee - BH Advisors II LP or   exceeding the lesser of:  (A) 50.0% of the reasonable,            dependent upon
its affiliates               customary and competitive real estate brokerage commissions       results of operations
                             customarily paid for the sale of a comparable property in light   and therefore cannot
                             of the size, type and location of the property, or (B) 3.0% of    be determined at the
                             the gross sales price of each property, subordinated to           present time.
                             distributions to investors from the sale proceeds of an amount which, together with prior distributions to the investors, will equal (1) 100.0% of their capital contributions plus (2) a
                             10.0% annual cumulative (noncompounded) return on their net capital contributions.  (See Section 12.7 of our partnership agreement.)  Subordinated disposition fees that are not payable at the date of sale, because investors have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been
                             satisfied.
---------------------------- ----------------------------------------------------------------- -----------------------

---------------------------- ----------------------------------------------------------------- -----------------------
   FORM OF COMPENSATION                               DETERMINATION                              ESTIMATED MAXIMUM
   AND ENTITY RECEIVING                                 OF AMOUNT                                DOLLAR AMOUNT (1)
----------------------------------------------------------------------------------------------------------------------
Subordinated Participation   After investors have received a return of their net capital       Actual amounts are
in Net Sale Proceeds and     contributions and a 10.0% annual cumulative (noncompounded)       dependent upon
Distributions -              return on their net capital contributions, then our general       results of operations
BH Advisors II LP            partners are entitled to receive 15.0% of remaining residual      and therefore cannot
                             proceeds available for distribution; provided, however, that in   be determined at the
                             no event will our general partners receive in the aggregate       present time.
                             more than 15.0% of sale proceeds remaining after investors have received a return of their net capital contributions plus a
                             6.0% annual cumulative (noncompounded) return on their net capital contributions.  (See Sections 9.1, 9.2 and 9.3 of our partnership agreement.)
---------------------------- ----------------------------------------------------------------- -----------------------
Operating Expenses - The     We will reimburse our general partners for all expenses paid or   Actual amounts are
General Partners and their   incurred by our general partners in connection with the prudent  dependent upon
affiliates                   operation of our business, subject to the limitation that (i)    results of operations
                             the reimbursement will be at the lower of our general partners'  and therefore cannot
                             actual cost or the amount we would be required to pay to         be determined at the
                             independent parties for comparable administrative services in    present time.
                             the same geographic location and (ii) we will not reimburse our general partners or their affiliates for services for which our general partners are entitled to compensation by way of a
                             separate fee.
---------------------------- ----------------------------------------------------------------- -----------------------

----------------------------
(1) The estimated maximum dollar amounts are based on the sale of a maximum of 10,000,000 units to the public at $10 per unit and the sale of a maximum of 1,000,000 units at $10 per unit pursuant to our distribution reinvestment plan. The estimated minimum dollar amounts assume no purchases are made under our distribution reinvestment plan.
(2) If we borrow funds to the maximum extent of our borrowing policy (i.e., 75.0% of our aggregate assets value), then acquisition and advisory fees could be approximately $152,000 if the minimum offering is sold and approximately $11.2 million if the maximum offering is sold. In addition, acquisition expenses could be approximately $26,000 if the minimum offering is sold and approximately $1.9 million if the maximum offering is sold. These additional fees and expenses may be paid from funds generated through the financings. Acquisition and advisory fees may be payable subsequent to the date of acquisition of a property in connection with the expenditure of funds, to the extent that we capitalize such costs, for development, construction or improvement of a property.
(3) In no event may the aggregate of all property management and leasing fees paid to affiliates of our general partners exceed 6.0% of gross revenues; provided, however, that this limitation does not preclude the charging of a separate competitive fee for the one-time initial rent-up or leasing-up of a newly constructed property or total rehabilitation of a property if such services are not included in the purchase price.
(4) "Aggregate assets value" is the aggregate book value of our assets (other than investments in bank accounts, money market funds and other current assets), before depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets, at the date of measurement, except that during such periods in which we are obtaining regular independent valuations of the current value of our net assets for purposes of enabling fiduciaries of employee benefit plan limited partners to comply with applicable Department of Labor reporting requirements, aggregate assets value is the greater of (i) the amount determined pursuant to the foregoing or (ii) our aggregate valuation of such assets established by the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets. Aggregate assets value does not include funds contributed by investors that have not been used to acquire properties or other investments. Pursuant to our partnership agreement, the asset management fee will be reduced for any year below 0.5% of our aggregate assets value to the extent that it would exceed the amount of the asset based fee allowable under Section IV.J of the NASAA Guidelines (i.e., 0.75% of our assets net of indebtedness).

       Since BH Advisors II LP and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf such as the property management fees for operating our properties and the subordinated participation in net sale proceeds, BH Advisors II LP has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, BH Advisors II LP is obligated to exercise good faith and integrity in all of its dealings with respect to our affairs pursuant to its fiduciary duties to the limited partners. As noted above, there are limits on certain categories of fees or expenses payable to BH Advisors II LP and its affiliates. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by BH Advisors II LP or its affiliates by reclassifying them under a different category.

                              CONFLICTS OF INTEREST

       We are subject to various conflicts of interest arising out of our relationship with our general partners and their affiliates, including conflicts related to the arrangements pursuant to which our general partners and their affiliates will be compensated by us. All of our agreements and arrangements with our general partners and their affiliates, including those relating to compensation, are not the result of arm's-length negotiations. See "Compensation of the General Partners and Their Affiliates." Some of the conflicts of interest in our transactions with our general partners and their affiliates are described below.

       Our general partners are Robert M. Behringer and BH Advisors II LP. Robert M. Behringer owns a controlling interest in Behringer Harvard Holdings, a Delaware limited liability company that indirectly owns all of the outstanding equity interests of BH Advisors II LP, HPT Management, our property manager, and Behringer Securities, our dealer manager. Messrs. Behringer, Reihsen, Bresky and Mattox are each the executive officers of Harvard Property Trust, LLC, HPT Management and Behringer Securities. In addition, Mr. Aisner is an executive officer of Harvard Property Trust, LLC and an executive officer and a director of Behringer Harvard REIT I. See the flow chart showing the relationship between our general partners and its affiliates in the "Summary of the Offering" section of this prospectus.

       Our general partners will be advised by our advisory board. Although the members of the advisory board are not permitted to serve as a general partner, officer or employee of us, BH Advisors II LP, our affiliates or affiliates of BH Advisors II LP, members of our advisory board may purchase or own securities of, or have other business relations with, such parties. One of the members of the advisory board, Mr. Edwards, has been an investor in a number of real estate programs sponsored by Mr. Behringer. All of such programs have been liquidated. Another member of our advisory board, Mr. Arnold, has represented prior real estate programs sponsored by Mr. Behringer and he, or the law firm of which he is a partner, is expected to represent us and our affiliates with respect to the real estate transactions we enter into and other corporate matters. Mr. Arnold also owns a nominal interest in Behringer Harvard Holdings. Any prior or current relationship among us, our general partners, and members of our advisory board may create conflicts of interest. Because we were organized and will be operated by our general partners, conflicts of interest will not be resolved through arm's-length negotiations but through the exercise of our general partners' judgment consistent with their fiduciary responsibility to the limited partners and our investment objectives and policies. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned "Risk Factors - Risks Related to Conflicts of Interest" beginning on page 27. See also "Fiduciary Duty of the General Partners" and "Investment Objectives and Criteria."

INTERESTS IN OTHER REAL ESTATE PROGRAMS

       Our general partners and their affiliates are general partners of other Behringer Harvard programs, including real estate programs that have investment objectives similar to ours, and we expect that they will organize other such programs in the future. Our general partners and such affiliates have legal and financial obligations with respect to these other programs that are similar to their obligations to us. As general partners, they may have contingent liability for the obligations of programs structured as partnerships as well as those of ours, which, if such obligations were enforced against them, could result in substantial reduction of their net worth. As described in the "Prior Performance Summary," our general partners or their affiliates have sponsored 29 other real estate programs, the majority of which had substantially identical investment objectives as ours.

       Our general partners and their affiliates are currently sponsoring the offering of up to $550.0 million in limited partnership interests of Behringer Harvard Mid-Term Fund I and the offering of up to $880.0 million of common stock of Behringer Harvard REIT I. Our general partners and their affiliates will likely experience conflicts of interest as they simultaneously perform services for us and for other Behringer Harvard programs.

       In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by our general partners, for both us and one or more other Behringer Harvard programs, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It shall be the duty of our general partners to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, our general partners shall examine, among others, the following factors:

       o the anticipated cash flow of the property to be acquired and the cash requirements of each program;

       o the effect of the acquisition both on diversification of each program's investment by type of property and geographic area and on diversification of the tenants of such properties;

       o   the income tax effects of the purchase on each such entity;

       o   the size of the investment;

       o the amount of funds available to each program and the length of time such funds have been available for investment; and

       o in the case of Behringer Harvard REIT I, the potential effect of leverage on such investment.

       As described in the "Prior Performance Summary," Robert M. Behringer and his affiliates have sponsored other privately offered real estate programs with substantially similar investment objectives as ours, and which are still operating and may acquire additional properties in the future. Conflicts of interest may arise between these entities and us.

       Our general partners or their affiliates may acquire, for their own account or for private placement, properties that they deem not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

OTHER ACTIVITIES OF OUR GENERAL PARTNERS AND THEIR AFFILIATES

       We rely on our general partners and their affiliates for the day-to-day operation of our business. As a result of their interests in other Behringer Harvard programs and the fact that they have also engaged and will continue to engage in other business activities, our general partners and their affiliates will have conflicts of interest in allocating their time between us and other Behringer Harvard programs and other activities in which they are involved. In addition, our partnership agreement does not specify any minimum amount of time or level of attention that our general partners must devote to us. See "Risk Factors - General Risks Related to Investments in Real Estate." However, our general partners believe that they and their affiliates have sufficient personnel to discharge fully their responsibilities to all of the Behringer Harvard programs and other ventures in which they are involved.

       We will not purchase or lease any property in which the general partners or any of their affiliates have an interest; provided, however, that our general partners or any of their affiliates may temporarily enter into contracts relating to investment in properties to be assigned to us prior to closing or may purchase property in their own name and temporarily hold title for us, provided that such property is purchased by us at a price no greater than the cost of such property, including acquisition and carrying costs, to our general partners or their affiliates. Further, our general partners or such affiliates may not have held title to any such property on our behalf for more than twelve months prior to the commencement of this offering; our general partners or their affiliates will not sell property to us if the cost of the property exceeds the funds reasonably anticipated to be available for us to purchase any such property; and all profits and losses during the period any such property is held by our general partners or their affiliates will accrue to us. In no event may we:

       o sell or lease real property to our general partners or any of their affiliates, except under limited circumstances permissible in the NASAA Guidelines;

       o acquire property from any other program in which our general partners have an interest;

       o   make loans to our general partners or any of their affiliates; or

       o enter into agreements with our general partners or their affiliates for the provision of insurance covering us or any of our properties, except under the limited circumstances permissible in the NASAA Guidelines.

COMPETITION IN ACQUIRING PROPERTIES

       Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by our general partners, their affiliates or other Behringer Harvard programs are located. In such a case, a conflict could arise in the leasing of our properties in the event that we and another Behringer Harvard program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Behringer Harvard program were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers as well as under other circumstances. Our general partners will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our general partners will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

AFFILIATED DEALER MANAGER

       Since Behringer Securities, our dealer manager, is an affiliate of our general partners, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See "Plan of Distribution."

AFFILIATED PROPERTY MANAGER

       We anticipate that properties we acquire will be managed and leased by HPT Management, our affiliated property manager. Our agreement with HPT Management has a three-year term, which we can terminate only in the event of gross negligence or willful misconduct on the part of HPT Management. We expect HPT Management to also serve as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see "Compensation of the General Partners and Their Affiliates."

LACK OF SEPARATE REPRESENTATION

       Morris, Manning & Martin, LLP and Fulbright & Jaworski L.L.P. act as counsel to us, our general partners, Behringer Securities and their affiliates in connection with this offering and may in the future act as counsel to us, our general partners, Behringer Securities and their affiliates. In addition, Fulbright & Jaworski L.L.P. has in the past represented our general partner, Robert M. Behringer, and entities affiliated with him. Moreover, the partner in charge of our relationship with Fulbright & Jaworski L.L.P. has an equity interest in the ultimate parent company of our general partner, BH Advisors II LP. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP or Fulbright & Jaworski L.L.P. may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, our general partners, Behringer Securities or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

JOINT VENTURES WITH AFFILIATES OF THE GENERAL PARTNERS

       We may enter into joint ventures with other Behringer Harvard programs (as well as other parties) for the acquisition, development or improvement of properties. See "Investment Objectives and Criteria - Joint Venture Investments." Our general partners and their affiliates may have conflicts of interest in determining which Behringer Harvard program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our general partners may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our general partners and their affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers.

RECEIPT OF FEES AND OTHER COMPENSATION BY GENERAL PARTNERS AND THEIR AFFILIATES

       A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by our general partners and their affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions and participation in nonliquidating net sale proceeds. However, the fees and compensation payable to our general partners and their affiliates relating to the sale of our properties are only payable after the return to the limited partners of their capital contributions plus cumulative returns on such capital. Subject to their fiduciary duties and specific restrictions set forth in our partnership agreement, our general partners have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our general partners may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to our general partners and their affiliates regardless of the quality of our properties acquired or the services provided to us. See "Compensation of the General Partners and Their Affiliates."

TAX AUDIT PROCEEDING

       In the event of an audit of our federal income tax returns by the Internal Revenue Service, it is possible that the interests of our general partners in such tax audit could become inconsistent with or adverse to the interests of our limited partners. In this regard, our general partners, who are primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service, may be subject to various conflicts of interest in connection with the negotiation and settlement of issues raised by the Internal Revenue Service in a federal income tax audit. See "Federal Income Tax Considerations."

GUIDELINES AND LIMITS IMPOSED BY OUR PARTNERSHIP AGREEMENT

       The agreements and arrangements among us, our general partners and their affiliates have been established by our general partners, and our general partners believe the amounts to be paid thereunder to be reasonable and customary under the circumstances. In an effort to establish standards for minimizing and resolving these potential conflicts, our general partners have agreed to the guidelines and limitations set forth in Section 11.3 of our partnership agreement entitled "Limitations on Powers of the General Partners" and in Article XIII of our partnership agreement entitled "Transactions Between General Partners and the Partnership." Among other things, these provisions:

       o set forth the specific conditions under which we may own or lease property jointly or in a partnership with an affiliate of the general partners;

       o prohibit us from purchasing or leasing an investment property from our general partners or their affiliates except under certain limited circumstances;

       o   prohibit loans by us to our general partners or their affiliates;

       o prohibit the commingling of partnership funds (except in the case of making capital contributions to joint ventures and to the limited extent permissible under the NASAA Guidelines); and

       o with certain exceptions (as described in "Summary of the Partnership Agreement - Mergers, Consolidations and Conversions"), prohibit our general partners from merging or consolidating us with another partnership or a corporation or converting us to a corporation unless the transaction complies with certain terms and conditions including first obtaining a majority vote of our limited partners.

In addition, as described below, our general partners have a fiduciary obligation to act in the best interests of both our limited partners and the investors in other Behringer Harvard programs and will use their best efforts to assure that we will be treated at least as favorably as any other Behringer Harvard program.

                     FIDUCIARY DUTY OF THE GENERAL PARTNERS

       Our general partners will be accountable to us as fiduciaries and, consequently, will be required to exercise good faith and integrity in all their dealings with respect to partnership affairs. Our general partners must exercise their fiduciary duty to ensure the safekeeping and authorized use of all funds and assets, whether or not in their immediate possession or control, and must not use or employ, or permit another to use or employ such funds or assets in any manner except for our exclusive benefit. In addition, our general partners are not permitted to contract away the fiduciary duty owed to the limited partners by our general partners under common law.

       Where the question has arisen, courts have held that a limited partner may institute legal action either (1) on behalf of himself or all other similarly situated limited partners, referred to as a "class action," to recover damages for a breach by a general partner of his fiduciary duty, or (2) on behalf of the partnership, referred to as a "partnership derivative action," to recover damages from third parties. The TRLPA specifically permits a limited partner of a Texas limited partnership to bring a derivative action on behalf of the partnership if:

       o the general partner or partners of the partnership have refused to bring the action on behalf of the partnership or it is apparent that an effort to cause such general partner or partners to bring the action is not likely to succeed; and

       o the limited partner was a partner at the time the transaction complained of occurred or such partner became a partner by operation of law or pursuant to the terms of the partnership agreement by assignment from a person who was a partner at the time of such transaction.

       Under TRLPA, a general partner of a Texas limited partnership has the same liabilities to the partnership and the other partners as a partner in a partnership without limited partners, except as provided in the partnership agreement. As a result, subject to the terms of our partnership agreement, our general partners are jointly and severally liable for the debts and obligations that we incur. However, our partnership agreement provides that our general partners and their affiliates shall not be liable, responsible or accountable in damages or otherwise to us or to any of our limited partners for any act or omission performed or omitted by our general partners or their affiliates in good faith and reasonably believed to be in our best interest, except for conduct involving the receipt of an improper personal benefit, negligence, misconduct or breach of fiduciary duty.

       Our partnership agreement provides that we will indemnify our general partners and their affiliates from and against liabilities and related expenses, including attorneys' fees, incurred in dealing with third parties while acting on behalf of or performing services for us arising out of any act or failure to act that our general partners reasonably believed was in our best interest, provided that a general partner shall not be indemnified by us for any liabilities resulting from a general partner's own negligence or misconduct. Our partnership agreement provides that our general partners will not be indemnified for liabilities with respect to a proceeding in which (i) the general partner is found liable on the basis that the general partner improperly received personal benefit, whether or not the benefit resulted from an action taken in his or its official capacity, or (ii) the general partner is found liable to us or our limited partners. In addition, our general partners will not be indemnified for any liabilities or expenses in relation to a proceeding in which a general partner's action or failure to act constituted negligence or misconduct in the performance of his or its duty to us or our limited partners. Any indemnification of our general partners is recoverable only out of our assets and not from the limited partners.

       Notwithstanding the foregoing, we will not indemnify our general partners or any person acting as a broker-dealer with respect to our units of limited partnership interest from any liabilities incurred by them arising under federal and state securities laws unless:

       o there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person seeking indemnification;

       o such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person seeking indemnification; or

       o a court of competent jurisdiction approves a settlement of the claims against the particular person seeking indemnification and finds that indemnification of the settlement and related costs should be made.

       In addition, prior to seeking a court approval for indemnification, the general partners are required to apprise the court of the position of the Securities and Exchange Commission and various securities regulatory authorities with respect to indemnification for securities violations. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act), may be permitted for our general partners or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

                            PRIOR PERFORMANCE SUMMARY

PRIOR INVESTMENT PROGRAMS

       THE INFORMATION PRESENTED IN THIS SECTION REPRESENTS THE HISTORICAL EXPERIENCE OF CERTAIN REAL ESTATE PROGRAMS MANAGED BY OUR GENERAL PARTNERS AND THEIR AFFILIATES. ALL OF SUCH PRIOR PROGRAMS RAISED EQUITY THROUGH PRIVATE SALES OF SECURITIES. OUR INVESTORS SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE OUR UNITS WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS OR CORPORATIONS TO WHICH THE FOLLOWING INFORMATION RELATES OR IN ANY OTHER PROGRAMS OF OUR AFFILIATES.

       Our individual general partner, Robert M. Behringer, who also controls our other general partner, BH Advisors II LP, has served as general partner, chief executive officer and/or director in 29 privately offered prior programs over the last ten years, which includes 28 real estate limited partnerships and one private REIT. Based on an analysis of the operating results of the prior programs, Mr. Behringer believes that each of such programs has met or is meeting its principal investment objectives in a timely manner.

       This offering and the contemporaneous offerings for Behringer Harvard REIT I and Behringer Harvard Mid-Term Fund I are the first public offerings sponsored by our general partners and their affiliates. The registration statements relating to the Behringer Harvard REIT I offering of up to $880.0 million in equity interests and the Behringer Harvard Mid-Term Fund I offering of up to $440.0 million in equity interests, respectively, were declared effective on February 19, 2003.

       The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table
V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our general partners and their affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

SUMMARY INFORMATION

       The total amount of funds raised from investors in the 29 prior private offerings was approximately $94.2 million, and the total number of investors in such programs was approximately 470. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our general partners and their affiliates in raising and investing funds for offerings initiated over the last seven years and compensation paid to the sponsors of these programs.

       The aggregate dollar amount of the acquisition and development costs of the properties purchased by the programs previously sponsored by our general partners and their affiliates, as of September 30, 2002, was $247.3 million. Of this aggregate amount, approximately 94.3% was spent on existing or used properties, approximately 4.6% was spent on construction properties, and approximately 1.1% was spent on acquiring or developing land. Of the aggregate amount, approximately 71.8% was spent on acquiring or developing office buildings, approximately 21.0% was spent on acquiring or developing golf centers and marinas, approximately 3.5% was spent on acquiring or developing multi-tenant residential properties (apartments), approximately 2.6% was spent on acquiring or developing retail centers, and approximately 1.1% was spent on acquiring or developing storage facilities. These properties were located in Texas, Minnesota, Florida and the U.S. Virgin Islands, and the aggregate purchase price in each of these jurisdictions was $161.3 million, $70.0 million, $11.4 million and $4.8 million, respectively.

The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs of our general partners and their affiliates as of September 30, 2002:

       Type of Property              New           Used         Construction
       ----------------              ---           ----         ------------

       Office buildings              0.0%          95.3%            4.7%
       Apartments                    0.0          100.0             0.0
       Retail                        0.0          100.0             0.0
       Marinas/golf                  0.0           91.3             8.7
       Land                          0.0          100.0             0.0
       Storage facilities            0.0          100.0             0.0

       These programs have sold 35 of the total of 52 properties, or 67.3% of such properties. The original purchase price of the properties that were sold was $176.8 million, and the aggregate sales price of such properties was $205.6 million. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed in the last seven years, results of such programs that have completed their operations over the last seven years and the sales or other disposals of properties with investment objectives similar to ours over the last five years.

       The percentage of these programs, by investment, with investment objectives similar to ours is 75.6%. Over the last six years, the privately offered real estate programs of our affiliates with investment objectives similar to ours purchased a total of 32 office and apartment buildings, with an aggregate purchase price of $186.9 million, using $119.1 million in purchase mortgage financing. These buildings were located in Texas and Minnesota and had an aggregate of 2.1 million square feet of gross leasable office space and 267 apartment units. For more detailed information regarding acquisitions of properties by such programs over the last seven years, see Table VI contained in
Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.

       The prior programs sponsored by our affiliates have occasionally been adversely affected by the cyclical nature of the real estate market. They have experienced, and can be expected in the future to experience, decreases in net income when economic conditions decline. Some of these programs have also been unable to optimize their returns to investors because of requirements to liquidate when adverse economic conditions caused real estate prices to be relatively depressed. For example, in 2000 and 2001, in markets where Harvard Property Trust, Inc. and BRP (SV), L.P. had investments, owners of commercial office space had lowered ability to claim higher rental rates from new tenant leases and sell assets at the same time new office space became available in such markets. As the real estate market turned downward during this time, Harvard Property Trust, Inc.'s ability to enhance revenue was adversely impacted and, as a result, cash flow for dividends was negatively affected. Also, its asset sale prices for transactions in 2000 and 2001 were substantially lower than projections, impacting overall company performance negatively. In response to such downward trends, Harvard Property Trust, Inc.'s management liquidated portfolio properties in an effort to limit the negative economic effects. As a result, that program ultimately realized an 11.4% annualized weighted average return. See Table I in the Prior Performance Tables beginning on page A-2. The same real estate cycle downturn impacted BRP (SV), L.P., by slowing the pace of leasing vacant space, limiting the ability to pay dividends, and delaying refinancing of the existing mortgage. Our business will be affected by similar conditions. Our business will be affected by similar conditions.

       No assurance can be made that our program or other programs sponsored by our advisor and its affiliates will ultimately be successful in meeting their investment objectives. See Table III elsewhere in this prospectus for figures that show the lower profit on sale of properties posted by Harvard Property Trust, Inc. in 2000 and 2001, and the significant difference in gross revenue posted by BRP (SV), L.P., in 2000 as compared to 2001, as a result of fluctuations in the real estate market.

                          DISTRIBUTIONS AND ALLOCATIONS

DISTRIBUTIONS OF NET CASH

       We expect to distribute net cash from operations and nonliquidating sales of properties to limited partners. Net cash distributions is defined in our partnership agreement to mean the sum of our cash flow from operations (after payment of all operating expenses and adjustments for reserves) and net proceeds from the sale or exchange of our properties (less amounts retained for reinvestment). These amounts, if any, will be distributed in the following priority:

       o first, to limited partners on a per unit basis until they have received a 10.0% annual return on their net capital contributions, defined in our partnership agreement to mean generally the amount of cash contributed to the partnership reduced by prior distributions in excess of this 10.0% return;

       o then, to the limited partners until they have received a return of all their capital contributions; and

       o      then, 85.0% to limited partners and 15.0% to our general partners.

In no event, however, will our general partners receive in the aggregate more than 15.0% of the amount remaining after limited partners have received a return of their net capital contributions plus a 6.0% annual return nor more than 10.0% of distributions of operating cash flow. It is the intent of these limitations that the general partners receive no more than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any such excess amounts otherwise distributable to our general partners will instead be reallocated and distributed to our limited partners on a per unit basis.

       Potential limited partners should be aware that their share of distributions of proceeds from the sale of properties may be less than their net capital contributions.

       Notwithstanding the foregoing, limited partners who have purchased units pursuant to our deferred commission option shall for a period of three years following the year of purchase, or longer if required to satisfy the outstanding commission obligation, have deducted and withheld from net cash distributions otherwise payable to them an annual amount equal to $0.20 per unit purchased pursuant to the deferred commission option, which amount we will use to pay commissions due with respect to such units. See "Plan of Distribution."

       Provided we have cash available to make distributions, we anticipate that net cash distributions will be declared and paid by us to our limited partners on a monthly basis. During the offering period, our income will mainly be limited to cash generated from short-term, highly-liquid investments. Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate significant cash flow from operations for distributions to limited partners. We do not expect to have any cash available for distribution before we make our initial investments. However, we expect that such distributions will begin no later than the end of the sixth full quarter of our operations.

       The timing of cash distributions to the limited partners, and the amount of such distributions, will be determined by our general partners in their discretion, however our partnership agreement generally requires us to make cash distributions at least as often as quarterly. Distributions of cash will be allocated among the limited partners based on the ratio that the number of units owned by each limited partner as of the last day of the preceding quarter bears to the total number of units outstanding at that time. A transferee of units will be deemed the owner of such units as of the first day of the quarter following the quarter during which the transfer occurred and, therefore, will not participate in distributions made with respect to the quarter in which such transfer occurs.

LIQUIDATING DISTRIBUTIONS

       Liquidating distributions, defined in our partnership agreement to mean generally the distribution of the net proceeds from a dissolution and termination of Behringer Harvard Short-Term Fund I or from the sale of substantially all of our remaining assets, will be distributed among the general partners and the limited partners in accordance with each such partner's positive capital account balances, after the allocation of gain on sale and other appropriate capital account adjustments. The effect of this provision is that liquidating distributions will be made in a manner essentially the same as we make other cash distributions.

RETURN OF UNUSED CAPITAL CONTRIBUTIONS

       Funds not expended, committed or reserved for working capital purposes by the later of the second anniversary of the effective date of the registration statement or one year after the termination of the offering will be returned to limited partners, without reduction for front-end fees or selling commissions relating to such uncommitted funds, and without interest thereon. For purposes of the foregoing, funds will be deemed to have been committed and will not be returned to the extent that such funds would be required to complete the acquisition, development or improvement of partnership properties with respect to which contracts, agreements in principle or letters of understanding have been executed. However, if we do not acquire, develop or improve any such property, we will distribute the funds with respect to such property pro rata to the limited partners as a return of capital, except to the extent such funds have been used to make non-refundable contingent payments in connection with the acquisition, development or improvement of any partnership property.

PARTNERSHIP ALLOCATIONS

    NET LOSS

       We intend to borrow funds. Therefore, in certain cases, losses can be allocated to a partner's capital account that will cause the capital account to have a deficit balance. Generally, limited partners can be allocated aggregate tax deductions in excess of their aggregate capital contributions to us only to the extent of their share of partnership non-recourse debt. See "Federal Income Tax Considerations - Deductibility of Losses - Limitations."

       Subject to these limitations, net loss, defined in our partnership agreement to mean generally our net losses for federal income tax purposes, for each fiscal year will be allocated as follows:

       o first, to partners having positive balances in their capital accounts in an amount not to exceed such positive balances; and

       o then, 85.0% to our limited partners and 15.0% to our general partners.

    NET INCOME

       Net income, defined in our partnership agreement to include our taxable income from operations and gain from the sale or exchange of our properties, for each fiscal year will be allocated as follows:

       o first, pursuant to the qualified income offset provision described below;

       o then, to partners having negative capital accounts until all negative capital accounts have been restored to zero; and

       o thereafter to the partners to cause their capital accounts to equal the amounts distributable to partners as liquidating distributions.

Notwithstanding these general rules, in no event will our general partners be allocated gain on sale that would result in distributions to our general partners of more than 15.0% of the amount remaining after limited partners have received a return of their net capital contributions plus a 10.0% annual, noncompounded return. It is the intent of the foregoing limitations that our general partners receive no more than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any amount that must be reallocated will be reallocated to our limited partners on a per unit basis.

       Our partnership agreement contains a "qualified income offset" provision which provides that in the event that any partner receives an adjustment, allocation or distribution of certain items that causes a deficit or negative balance in such partner's capital account, such partner will be allocated items of income or gain consisting of a pro rata portion of each item of partnership income, including gross income, and gain for such year in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. The intent of the foregoing provision is to prohibit allocations of losses or distributions of cash to a limited partner that would cause his capital account to become negative. A limited partner's capital account would become negative in the event that the aggregate amount of losses allocated and cash distributed to such limited partner exceeded the sum of his capital contributions plus any income allocated to him, and, in the event such allocation or distribution did cause his capital account to become negative, such limited partner would be allocated income or gain in an amount necessary to bring his capital account back to zero. See "Federal Income Tax Considerations - Allocations of Profit and Loss."

       The qualified income offset provision may result in income being specially allocated to limited partners even in a fiscal year when we have a net loss from operations or from the sale of property.

       Income, losses and distributions of cash relating to units that are acquired directly from us during the offering will be allocated among the limited partners on a pro rata basis based on the number of days such units have been owned by such limited partners.

       Under our partnership agreement, if our general partners determine that it will be advantageous to us, they are authorized, in their discretion, to amend the allocations provisions of our partnership agreement in order to satisfy certain tax rules which may permit us to avoid generating UBTI for limited partners that are tax-exempt entities. However, even if our general partners are advised by our regular accountants or counsel that the amendments will achieve such a result, our general partners are not obligated to amend the allocations provisions.

                    SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

       The following is a summary of our distribution reinvestment plan. A complete copy of our form of distribution reinvestment plan is included in this prospectus as Exhibit D.

INVESTMENT OF DISTRIBUTIONS

       We have adopted a distribution reinvestment plan pursuant to which investors may elect to have the full amount of their cash distributions from us reinvested in additional units or, under certain conditions, in interests of subsequent programs sponsored by our general partners or their affiliates. We are offering 1,000,000 units for sale pursuant to our distribution reinvestment plan at $10 per unit. Such price will be available only until the termination of this offering, which is anticipated to be February 19, 2005. Our general partners have the discretion to extend the offering period for the units being offered pursuant to this prospectus under our distribution reinvestment plan up to February 19, 2007.

       Dealer manager fees not to exceed 1.0% will be paid with respect to units purchased pursuant to the distribution reinvestment plan. In addition, selling commissions not to exceed 7.0% will be paid with respect to such purchases if the holder of units participating in the plan designates in writing that the broker who made the initial sale of units to the participant shall receive such commission. Each holder of units participating in the plan is permitted to identify, change or eliminate the name of his account executive at a participating dealer with respect to distributions reinvested. In the event that no account executive is identified, or in the event the account executive is not employed by a broker dealer having a valid selling agreement with our dealer manager, no selling commission will be paid with respect to distributions that are then being reinvested. If no such broker is designated or if the holder of units participating in the plan designates only a portion of the 7.0% selling commission to be paid to his or her broker, the amount that would have been paid as a selling commission will be retained and used by us for additional investments. Behringer Securities has agreed to reduce its dealer manager fee for distribution reinvestment plan purchases to 1.0%. Therefore, we will receive an additional $0.15 per unit in proceeds for each unit purchased pursuant to the distribution reinvestment plan. Accordingly, the economic benefits resulting from the holders of units who have not designated a broker to receive the 7.0% selling commission and from Behringer Securities' reduction of its dealer manager fee, will be shared with all investors.

       Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent (which is currently Behringer Harvard Short-Term Fund I) will act on behalf of participants to reinvest the cash distributions they receive from us. Investors participating in the distribution reinvestment plan may purchase fractional units. If sufficient units are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Investors purchasing units pursuant to our distribution reinvestment plan will have the same rights as limited partners and will be treated in the same manner as if such units were issued pursuant to our offering. Participants in the distribution reinvestment plan who have elected pursuant to their subscription agreements to have selling commissions due with respect to the purchase of their shares paid over a three-year period pursuant to the deferred commission option will, during each of the three years following subscription, or longer if required to satisfy their outstanding deferred commission obligations, have their distributions otherwise payable to them reinvested pursuant to the distribution reinvestment plan only after they have satisfied their annual deferred commission obligation.

       After the expiration of the offering of our units under the distribution reinvestment plan, our general partners may determine to allow participants to reinvest their cash distributions from us in units issued by a subsequent Behringer Harvard program only if all of the following conditions are satisfied:

       o prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent Behringer Harvard program and such prospectus allows investments pursuant to a dividend or distribution reinvestment plan;

       o a registration statement covering the interests in the subsequent Behringer Harvard program has been declared effective under the Securities Act;

       o the offer and sale of such interests are qualified for sale under applicable state securities laws;

       o the participant executes the subscription agreement included with the prospectus for the subsequent Behringer Harvard program;

       o the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Behringer Harvard program; and

       o the subsequent Behringer Harvard program has substantially identical investment objectives as Behringer Harvard Short-Term Fund I.

       Investors who invest in subsequent Behringer Harvard programs pursuant to our distribution reinvestment plan will become investors in such subsequent Behringer Harvard program and, as such, will receive the same reports as other investors in the subsequent Behringer Harvard program.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

       An investor may become a participant in our distribution reinvestment plan by making a written election to participate on his subscription agreement at the time he subscribes for units. Any other investor who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant's notice, provided it is received at least ten days prior to the last day of the fiscal quarter to which the distribution relates.

       Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his broker as to the broker's position regarding participation in the distribution reinvestment plan.

       Our general partners reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute "plan assets" of qualified retirement plans. See "Investment by Tax-Exempt Entities and ERISA Considerations."

       Each investor electing to participate in our distribution reinvestment plan agrees that, if at any time he fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, subscription agreement or partnership agreement relating to such investment, he will promptly notify the reinvestment agent in writing of that fact.

       Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a fiscal quarter only if written notice of termination is received at least ten days prior to the end of such fiscal quarter. In addition, a transfer of units will terminate participation in the distribution reinvestment plan with respect to such transferred units as of the first day of the quarter in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.

       Offers and sales of units pursuant to the distribution reinvestment plan must be registered in every state in which offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling units pursuant to the distribution reinvestment plan in any states in which registration is not renewed annually.

REPORTS TO PARTICIPANTS

       Within 60 days after the end of each fiscal quarter, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received during the quarter, the number of units or other interests purchased during the quarter, the purchase price for such units or interests, and the total units or interests purchased on behalf of the participant pursuant to our distribution reinvestment plan.

FEDERAL INCOME TAX CONSIDERATIONS

       Taxable participants will incur tax liability for partnership income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distribution reinvestment plan. See "Risk Factors - Federal Income Tax Risks." Tax information regarding each participant's participation in the plan will be provided to each participant at least annually.

AMENDMENT AND TERMINATION

       We reserve the right to amend any aspect of our distribution reinvestment plan with 30 days notice to participants. We also reserve the right to terminate a participant's individual participation in the plan, and we reserve the right to terminate our distribution reinvestment plan itself in the sole discretion of the general partners at any time, by sending ten days prior written notice of termination to the terminated participant or, upon termination of the plan, to all participants.

                            REAL PROPERTY INVESTMENTS

       As of the date of this prospectus, we have not acquired nor contracted to acquire any specific real estate properties. Our general partners are continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of our properties and the other Behringer Harvard programs. At such time during the negotiations for a specific property as our general partners believe that a reasonable probability exists that we will acquire such property, this prospectus will be supplemented to disclose the negotiations and pending acquisition. Based upon our general partners' experience and acquisition methods, this will normally occur on the signing of a legally binding purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information considered appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE INITIAL DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF SUCH SUPPLEMENT AND ANY ACTUAL PURCHASE.

       We intend for the proceeds of this offering to be invested in properties in accordance with our investment policies. Funds available for investment in our properties that are not expended or committed to the acquisition or development of specific real properties on or before the later of the second anniversary of the effective date of the registration statement or one year after the termination of the offering and not reserved for working capital purposes will be returned to the investors. See "Distributions and Allocations" as to when funds shall be deemed committed for this purpose.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

       As of the date of this prospectus, we had not yet commenced active operations. Once the minimum subscription is achieved, subscription proceeds will be released to us as accepted and applied to investments in properties and the payment or reimbursement of selling commissions and other organization and offering expenses. See "Estimated Use of Proceeds." We will experience a relative increase in liquidity as additional subscriptions for units are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of our properties.

       We have not entered into any arrangements to acquire any specific property. The number of our properties we acquire will depend upon the number of units sold and the resulting amount of the net proceeds available for investment in properties. See "Risk Factors."

       During the underwriting process, we intend to establish estimates for working capital needs throughout the life of each acquired asset. It is anticipated that, upon closing of each asset, an amount of initial capital equal to the amounts estimated will be placed in an interest-bearing (typically money market) account as a reserve for working capital for use during the entire life of the asset. We intend to establish an initial working capital reserve of approximately 1.0% of the contract price of the properties we acquire, which we expect will equal approximately 0.8% of the gross proceeds from this offering, assuming no debt financing. However, the actual reserve for any property could exceed this amount. Working capital reserves will be adjusted through continual reprojection and annual budgeting processes. If depleted during the course of the asset's holding period, unless otherwise budgeted, we expect the reserve requirement will be replenished from excess cash flow to provide for the financial endurance of the asset. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions, and major capital expenditures. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Our general partners also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of nonliquidating net sale proceeds from the sale of our properties.

       The net proceeds of this offering will provide funds to enable us to purchase properties. We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash and to selectively encumber all or certain properties, if favorable financing terms are available, following acquisition. The proceeds from such loans will be used to acquire additional properties, increase cash flow and provide further diversity. In addition, we intend to borrow funds to purchase properties. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.

       Our general partners are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that they reasonably anticipate to have a material impact on either capital resources or the revenues or income to be derived from the operation of real estate properties, other than those referred to in this prospectus.

                        SUMMARY OF PARTNERSHIP AGREEMENT

       The rights and obligations of our investors will be governed by our partnership agreement. The form of our partnership agreement is included in its entirety as Exhibit B to this prospectus. Our partnership agreement will be executed and become effective as of the effective date of this prospectus. Prospective investors should study our partnership agreement carefully before making any investment decision to purchase our units.

       The following statements are intended to summarize the material provisions of our partnership agreement, with the exception of certain information that is summarized under separate sections of this prospectus. See "Distributions and Allocations."

POWERS OF THE GENERAL PARTNERS

       Our general partners have complete authority and discretion in the management and control of our business. Our limited partners have no right or power to take part in our management. See Articles XI and XVI of the partnership agreement.

LIABILITIES OF OUR LIMITED PARTNERS; NONASSESSABILITY OF UNITS

       We are organized as a limited partnership under the TRLPA. Investors whose subscriptions are accepted by the general partners will be admitted as our limited partners. Under TRLPA, limited partners generally have no personal liability for our debts or obligations in excess of their capital contributions.

       Units acquired by investors will be fully paid and nonassessable. (Section 8.5(d).) Limited partners will not have a right to withdraw any of their capital contributions until a complete winding up of the partnership and liquidation of our business. (Section 8.10(b).)

OTHER ACTIVITIES OF THE GENERAL PARTNERS

       Our general partners may participate in various other business ventures, some of which may compete with us, including the syndication, ownership or management of other real estate. The general partners shall not be liable to us or to our limited partners as a result of engaging in other business ventures.

       Our general partners and their affiliates are prohibited from receiving any rebates or give-ups or participating in any reciprocal business arrangements that would circumvent the provisions of our partnership agreement. (Section 12.8(a).)

RIGHTS OF LIMITED PARTNERS TO PARTICIPATE IN MANAGEMENT

       Our limited partners generally are not permitted to participate in the management or control of our business.

VOTING RIGHTS OF THE LIMITED PARTNERS

       Our limited partners may, with the affirmative vote of limited partners holding more than 50.0% of the units, take action on the following matters without the concurrence of our general partners:

       o the approval or disapproval of any sale of all or substantially all of our real properties;

       o      our dissolution;

       o      the removal of a general partner or any successor general partner;

       o the election of a new general partner upon the retirement, withdrawal or removal of a general partner or upon the death or the occurrence of another event of withdrawal of a general partner; and

       o any amendment to our partnership agreement, except as to certain matters specified in Section 11.2(b) of our partnership agreement, which the general partners alone may amend without a vote of the limited partners. (Section 16.1.)

       In addition, the approval of limited partners holding more than 50.0% of the units (or a higher percentage if required by our general partners) is required to authorize a proposed merger or plan of conversion or exchange of our units under certain circumstances. (Section 11.5(d).) Units held by our general partners or their affiliates will not be voted or included in the calculation of the percentage vote required to approve any such transaction.

       Our partnership agreement may not be amended to change the limited liability of the limited partners without the consent of all limited partners. In addition, limited partners holding a majority of any class of units that would be adversely affected by a proposed amendment to the partnership agreement must consent to any such amendment. (Section 16.2.) Amendments to our partnership agreement receiving the requisite vote will be executed by our general partners on behalf of all limited partners acting pursuant to the power of attorney contained in our partnership agreement. (Section 19.1.)

MERGERS, CONSOLIDATIONS AND CONVERSIONS

       Our partnership agreement contains a provision prohibiting our general partners from entering into a transaction in which we are merged or consolidated with another partnership or corporation in which our units would be exchanged for securities of another partnership, real estate investment trust, or other entity, which type of transaction is commonly referred to as a "partnership roll-up" unless (1) we obtain a current appraisal of all of our assets by an independent appraiser, and (2) limited partners who vote against or dissent from any such proposal are given the choice of: (1) accepting the securities offered in the proposed roll-up; or (2) one of the following: (a) remaining as limited partners and preserving their interests in us on the same terms and conditions as existed previously; or (b) receiving cash in an amount equal to their pro rata share of the appraised value of our net assets. (Section 11.3(t).)

       Our partnership agreement further provides that, in order to adopt a plan of merger pursuant to which we are merged with or into any other entity, a plan of exchange pursuant to which all of our units are exchanged for cash or securities of another entity, or a plan of conversion whereby we are converted into another entity, the transaction generally must be approved by limited partners owning at least 50.0% of our units (or a higher percentage if required by our general partners), not including units held by our general partners or their affiliates. Limited partners who dissent from any merger, conversion or exchange which is submitted to limited partners for their approval will be given the right to dissent from the transaction and to receive payment for their units based on the appraised value of our net assets. Limited partner approval is not required for any of the following transactions: (i) in the case of a plan of exchange, if we are the acquiring entity, (ii) if the surviving entity in a merger or conversion is a limited partnership that has a substantially identical partnership agreement and limited partners holding units immediately before the date of the merger or conversion will hold the same interests in the same proportions immediately after the effective date of the merger or conversion, or
(iii) if the transaction involves our conversion to corporate, trust or association form and, as a consequence of the transaction, there will be no significant adverse change in investors' voting rights, the term of existence of the surviving or resulting entity, sponsor compensation, or our investment objectives. In the event that federal tax legislation is enacted that results in another form of organization having superior tax advantages to our limited partnership structure, our general partners have the ability under these provisions to cause us to convert to a corporation or other organizational form without limited partner approval, if they determine that such a conversion is in our best interest. (Sections 11.5 and 11.6.)

REMOVAL OR WITHDRAWAL OF GENERAL PARTNERS

       A general partner may be removed generally by a vote of limited partners holding more than 50.0% of the units. (Section 17.1(d).) If a general partner retires, withdraws or is removed, the fair market value of the general partner's interest will be paid to him or it as provided in Section 20.4 of our partnership agreement. If we and the former general partner cannot agree on the value of the general partner's interest, the value will be determined by independent appraisers. (Section 20.4.) We may pay this amount by issuing a promissory note to the former general partner. If the former general partner retired or withdrew voluntarily, the promissory note shall bear no interest, but if the former general partner was removed by the limited partners, the promissory note shall provide for annual installments over a period of five years or more and provide for interest at the greater of 9.0% per annum or the prime rate of interest plus 1.0% per annum.

       We may, with the consent of limited partners holding more than 50.0% of the units, sell the former general partner's interest to an affiliate of the remaining general partners and admit such person to Behringer Harvard Short-Term Fund I as a substitute general partner. The purchase price to be paid to us for the partnership interest of the former general partner must be at least equal to the fair market value determined by the appraisal described above and may be paid in installments in the manner described above.

ASSIGNABILITY OF GENERAL PARTNERS' INTERESTS

       A general partner may designate a successor or additional general partner with the consent of the remaining general partners and limited partners holding more than 50.0% of the units, provided that the interests of limited partners are not adversely affected. Except in connection with such a designation, our general partners generally do not have a right to retire or withdraw voluntarily from us or to sell, transfer or assign these interests without the consent of the limited partners holding more than 50.0% of our units. (Section 17.1.)

BOOKS AND RECORDS; RIGHTS TO INFORMATION; ANNUAL AUDITS

       Our general partners are required to maintain full and accurate books and records at our principal office. Limited partners have the right to inspect, examine and obtain copies of our books and records at reasonable times and at their expense. An alphabetical list of the names, addresses and business telephone numbers of all limited partners, along with the number of units owned by each of them, shall be available for inspection and copying by our limited partners or their designated representatives, and shall be mailed to any limited partner requesting such list within ten days of the request. (Section 15.1.) Annual audits of our affairs will be conducted by our independent certified public accountants. (Section 15.2(b).)

MEETINGS OF LIMITED PARTNERS

       There will not be any regularly scheduled annual or periodic meetings of our limited partners. Our general partners are, however, required to call a meeting of the limited partners upon the written request of limited partners holding at least 10.0% of the units. In such event, a detailed statement of any action proposed and the wording of any resolution proposed for adoption or any proposed amendment to our partnership agreement is required to be included with the notice of the meeting. (Section 16.4.)

TRANSFERABILITY OF UNITS

       There are a number of restrictions on the transferability of our units, including the following:

       o except in certain limited circumstances, the proposed transferee must meet the minimum suitability standards set forth in this prospectus;

       o investors may only transfer a number of units such that, after the transfer, both the transferor and transferee shall own at least the minimum number of units required to be purchased by an investor; provided, there is no such requirement for transfers made on behalf of a retirement plan or by gift, inheritance or divorce, or to an affiliate;

       o investors who desire to transfer their units must pay a reasonable transfer fee in an amount sufficient to cover transfer costs (pursuant to our partnership agreement, a fee of $50 per transfer shall be deemed reasonable);

       o all transfers of units must be made pursuant to documentation satisfactory in form and substance to our general partners, including, without limitation, confirmation by the transferee that the transferee has been informed of all pertinent facts relating to the liquidity and marketability of the units;

       o no unit may be sold or assigned if the sale of such unit, when added to the total of all other sales of units within the period of twelve consecutive months prior to the proposed date of sale, would, in the opinion of our counsel, result in our termination as a partnership under Section 708 of the Internal Revenue Code, unless we receive a ruling from the Internal Revenue Service that the proposed sale would not cause such a termination; and

       o investors owning units purchased pursuant to our deferred commission option will have limited rights to transfer their units for a period of six years following the year of purchase, or longer if required to satisfy outstanding deferred commission obligations. See "Plan of Distribution."

       Additional restrictions on transfers of units are imposed on the residents of various states under the securities laws of such states. In addition, our partnership agreement contains restrictions on the transfer or assignment of units in order to prevent us from being deemed a "publicly traded partnership." These provisions are based on restrictions contained in the
Section 7704 Regulations described in the "Federal Income Tax Considerations" section of this prospectus. The most significant transfer restriction prohibits the transfer during any taxable year of more than 2.0% of the total interests in our capital or profits excluding transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers. Our partnership agreement also provides that any transfer or assignment of units that the general partners believe will cause us to be treated as a publicly traded partnership will be void and not recognized. See "Federal Income Tax Considerations - Publicly Traded Partnership Status" and
Section 17.3(g) of our partnership agreement.

       An assignee of units will not become a substituted limited partner unless the assignee expressly agrees to adopt and become a party to our partnership agreement. (Section 17.4.) An assignee of units who does not become a substituted limited partner will be entitled to receive distributions attributable to the units properly transferred to him, effective no later than the last day of the calendar month following receipt of notice of the assignment and all required documentation. (Section 17.5.) Any such assignee will not have any of the other rights of a limited partner, such as the right to vote as a limited partner or the right to inspect and copy our books. Assignments of units are restricted in the same manner as transfers of units.

       Limited partners who wish to transfer units will be required to pay us a transfer fee of $50 or more, as deemed reasonable by our general partners, to cover costs to us associated with the transfer. The payment of such fee will be a condition to any proposed transfer.

UNIT REDEMPTION PROGRAM

       Our limited partners who have held their units for at least one year may receive the benefit of limited liquidity by presenting for redemption all or portion of their units to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the units presented for redemption for cash to the extent that we have sufficient funds from operations available to us to fund such redemption.

       Except as described below for redemptions upon the death of a limited partner, the purchase price for the redeemed units, for the period beginning after a limited partner has held the units for a period of one year and ending after the first three full fiscal years following termination of this offering, will be the lesser of (1) $8.50 per unit or (2) the price the limited partner actually paid for the units. Thereafter, the purchase price will be the lesser of (1) 90.0% of the fair market value per unit, or (2) the price the limited partner actually paid for the units. The fair market value utilized for purposes of establishing the purchase price per unit will be the estimated value of units determined annually for ERISA purposes. The fair market value will be based on annual appraisals of our properties performed by our general partners and not by an independent appraiser. Our general partners will, however, obtain annually an opinion of an independent third party that their estimate of the fair market value of each unit for such year is reasonable and was prepared in accordance with appropriate methods for valuing real estate. See "Investment by Tax-Exempt Entities and ERISA Considerations - Annual Valuation Requirement." In the event that you redeem all of your units, any units that you purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our general partners. Our general partners reserve the right in their sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death or bankruptcy of a limited partner or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or
(4) terminate, suspend and/or reestablish our unit redemption program.

       In addition, and subject to the conditions and limitations described below, we will redeem units upon the death of a limited partner who is a natural person, including units held by such limited partner through an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the limited partner or the recipient of the units through request or inheritance. We must receive such written notice within 180 days after the death of the limited partner. If spouses are joint registered holders of units, the request to redeem the units may be made if either of the registered holders dies. If the limited partner is not a natural person, such as a trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply.

       The purchase price for units redeemed upon the death of a limited partner, until after the first three full fiscal years following termination of this offering, will be the price the limited partner actually paid for the units. Thereafter, the purchase price will be the fair market value of the units, as determined by estimated unit valuations. We will redeem shares upon the death of a limited partner only to the extent that we have sufficient funds available to us to fund such redemption.

       Our unit redemption program, including the redemption upon the death of a limited partner, is available only for limited partners who purchase their units directly from us or certain transferees, and is not intended to provide liquidity to any limited partner who acquired his or her units by purchase from another limited partner. In connection with a request for redemption, the limited partner or his or her estate, heir or beneficiary will be required to certify to us that the limited partner either (i) acquired the units to be repurchased directly from us or (ii) acquired such units from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family (including the subscriber's spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber's immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

       During any calendar year, we will not redeem in excess of 3.0% of the weighted average number of units outstanding during the prior calendar year. Our general partners will determine from time to time whether we have sufficient excess cash from operations to repurchase units. Generally, the cash available for redemption will be limited to 1.0% of the operating cash flow from the previous fiscal year, plus any proceeds from our distribution reinvestment plan. Our general partners, in their sole discretion, may choose to terminate or suspend our unit redemption program at any time they determine that such termination or suspension is in our best interest or to reduce the number of units purchased under the unit redemption program if it determines the funds otherwise available to fund our unit redemption program are needed for other purposes. These limitations apply to all redemptions, including redemptions upon the death of a limited partner. See "Risk Factors - Risks Related to Our Business in General."

       We cannot guarantee that the funds set aside for the unit redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available at the time when redemption is requested, the limited partner or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when sufficient funds become available. Such pending requests will be honored on a first-come, first-served basis with a priority given to redemptions upon the death of a limited partner.

       A limited partner or his or her estate, heir or beneficiary may present to us fewer than all of its units then-owned for redemption, provided, however, that the minimum number of units that must be presented for redemption shall be at least 25.0% of the holder's units. A limited partner who wishes to have units redeemed must mail or deliver to us a written request on a form provided by us and executed by the limited partner, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have units redeemed following the death of a limited partner must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our general partners of the death of the limited partner, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. If the units are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require. The effective date of any redemption will be the last date during a quarter in which we have received the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds for redemption and the conditions are satisfied, the effective date of redemptions will be no later than 30 days after the quarterly determination of the availability of funds for redemption.

       Our unit redemption program is only intended to provide limited interim liquidity for our limited partners until our liquidation, since there is no public trading market for your units and we do not expect that any market for your units will ever develop. Neither our general partners nor any of their affiliates will receive any fee on the repurchase of units by us pursuant to the unit redemption program. For a discussion of the tax treatment of redemptions, see "Federal Income Tax Considerations - Sale of Limited Partnership Units."

       We will cancel the units we purchase under the unit redemption program and will not reissue the units unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws and our partnership agreement.

       The foregoing provisions regarding the unit redemption program in no way limit our ability to repurchase units from limited partners by any other legally available means for any reason that our general partners, in their discretion, deem to be in our best interest.

DISTRIBUTION REINVESTMENT PLAN

       We currently have a distribution reinvestment plan that is designed to enable investors to have their cash distributions from us invested in additional units of our limited partnership interest during the offering period or in equity interests issued by subsequent Behringer Harvard programs that have substantially identical investment objectives as ours. (Section 8.15.) See "Summary of Distribution Reinvestment Plan" and the form of distribution reinvestment plan included in this prospectus as Exhibit D.

PROXY RIGHTS

       At any time after five years following the termination of this offering, limited partners holding at least 10.0% of the units may direct in writing that our general partners formally proxy the limited partners to determine whether our assets should be liquidated. In such event, the general partners will send a proxy to each limited partner to determine whether we should sell all our assets. If limited partners owning more than 50.0% of the units (without regard to units owned or controlled by our general partners) vote in favor of our liquidation, we will be required to fully liquidate our assets within 30 months. (Section 20.2.)

DISSOLUTION AND TERMINATION

       We will be dissolved upon the earlier of December 31, 2017, or the first to occur of the following:

       o the decision by holders of more than 50.0% of the units to dissolve and terminate us;

       o the retirement, withdrawal or removal of a general partner unless within 90 days from the date of such event:

              (1) the remaining general partner, if any, elects to continue our business; or

              (2) if there is no remaining general partner, a majority-in-interest of the limited partners elect to continue our business;

       o the effective date of the occurrence of an event of withdrawal of the last remaining general partner unless, within 120 days from such event, limited partners owning more than 50.0% of our units elect to continue our business;

       o the sale or disposition of all our interests in real property unless our general partners determine to reinvest the sale proceeds consistent with the provisions of our partnership agreement; or

       o the happening of any other event causing our dissolution under the laws of the State of Texas. (Section 20.1.)

       In addition to the above events, our general partners may also compel our termination and dissolution, or restructure our affairs, upon notice to all limited partners and without the consent of any limited partner, if either (1) our assets constitute "plan assets," as such term is defined for purposes of ERISA, or (2) any of the transactions contemplated in our partnership agreement constitute "prohibited transactions" under ERISA. (Section 20.1(h).) See "Investment by Tax-Exempt Entities and ERISA Considerations."

       In the event we are dissolved, our assets will be liquidated and converted to cash. Our general partners will have a reasonable amount of time to collect any notes receivable with respect to the sale of our assets and to collect any other outstanding debts. Partnership cash will be distributed first to creditors to satisfy our debts and liabilities, other than loans or advances made by partners. Our general partners may also establish reserves deemed reasonably necessary to satisfy our contingent or unforeseen liabilities or obligations. Remaining cash will then be used to repay loans or advances made by partners and to pay any fees due the general partners or their affiliates. The balance will then be distributed to the partners in accordance with the positive balances in their capital accounts as of the date of distribution. Upon completion of the foregoing distributions, we will be terminated. (Section 9.3.)

           INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

GENERAL

       We do not recommend that tax-exempt or tax-deferred entities invest in our units. Nonetheless, in the event that, contrary to our recommendation, such an entity determines to consider an investment in our units, such entity should carefully review the following discussion.

       The following is a summary of some non-tax considerations associated with an investment in our units of limited partnership interest by tax-qualified pension, stock bonus or profit sharing plans, employee benefit plans, annuities described in Section 403(a) or (b) of the Internal Revenue Code or an individual retirement account or annuity described in Section 408 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

       We are not structured in such a manner so as to be an attractive investment vehicle for qualified plans, IRAs and other entities that are tax-exempt under the Internal Revenue Code. In considering an investment in our units of limited partnership interest, however, the plan's fiduciary should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

       In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

       o whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

       o whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

       o that the investment will likely result in UBTI to the Plan or IRA (see "Federal Income Tax Considerations - Investment by Qualified Plans and Other Tax-Exempt Entities");

       o whether there is sufficient liquidity for the Plan or IRA, considering the minimum distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

       o      the need to value the assets of the Plan or IRA annually; and

       o whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable.

MINIMUM DISTRIBUTION REQUIREMENTS - PLAN LIQUIDITY

       Potential Plan or IRA investors who intend to purchase units should consider the limited liquidity of an investment in our units as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable. If the units are held in an IRA or Plan and, before we sell our properties, mandatory distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the units be made in kind to such participant or beneficiary, which may not be permissible under the terms and conditions of such IRA or Plan. Even if permissible, a distribution of units in kind must be included in the taxable income of the recipient for the year in which the units are received at the then current fair market value of the units, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of units. See "Risk Factors - Federal Income Tax Risks." The fair market value of any such distribution-in-kind can be only an estimated value per unit because no public market for our units exists or is likely to develop. See "Annual Valuation Requirement" below. Further, there can be no assurance that such estimated value could actually be realized by a limited partner because estimates do not necessarily indicate the price at which units could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of units, to liquidate a portion of the in-kind units distributed in order to satisfy such withholding obligations, although there might be no market for such units. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

ANNUAL VALUATION REQUIREMENT

       Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset's value. Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how "fair market value" should be determined.

       For the first three full fiscal years following the termination of the offering, the value of our units will be deemed to be $10, and no valuation or appraisal work will be undertaken. Thereafter, we will prepare annual valuations of our units based upon the estimated amount a limited partner would receive if all partnership assets were sold for their estimated values as of the close of our fiscal year and all proceeds from such sales, without reduction for selling expenses, together with any funds held by us, were distributed to the limited partners upon liquidation. Such estimated property values will be based upon annual valuations performed by the general partners, and no independent property appraisals will be obtained. While our general partners are required under the partnership agreement to obtain the opinion of an independent third party stating that their estimates of value are reasonable, the unit valuations provided by our general partners may not satisfy the technical requirements imposed on Plan fiduciaries under ERISA. Similarly, the unit valuations provided by our general partners may be subject to challenge by the Internal Revenue Service if used for any tax (income, estate and gift, or otherwise) valuation purpose as an indicator of the fair market value of the units.

       We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuations information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. We also intend to make quarterly and annual valuations available to our limited partners through our web site beginning with the year 2006, or two years after the last offering of our units.

       There can be no assurance, however, with respect to any estimate of value that we prepare, that:

       o the estimated value per unit would actually be realized by limited partners upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

       o our limited partners would be able to realize estimated net asset values if they were to attempt to sell their units, because no public market for our units exists or is likely to develop; or

       o that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.

FIDUCIARY OBLIGATIONS - PROHIBITED TRANSACTIONS

       Any person identified as a "fiduciary" with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, any transactions between Plans or IRAs and the "parties-in-interest" or "disqualified persons" are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

       In the event that our properties and other assets were deemed to be assets of a Plan, referred to herein as "Plan Assets," our general partners then would be deemed fiduciaries of any Plans investing as limited partners. If this were to occur, certain contemplated transactions between us and our general partners could be deemed to be "prohibited transactions." Additionally, ERISA's fiduciary standards applicable to investments by Plans would extend to our general partners as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

PLAN ASSETS - DEFINITION

       A definition of Plan Assets is not set forth in ERISA or the Internal Revenue Code; however, a Department of Labor regulation, referred to herein as the "Plan Asset Regulation," provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan makes an equity investment will generally be deemed to be assets of such Plan unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

       o in securities issued by an investment company registered under the Investment Company Act;

       o in "publicly offered securities," defined generally as interests that are "freely transferable," "widely held" and registered with the Securities and Exchange Commission;

       o in which equity participation by "benefit plan investors" is not significant; or

       o in an "operating company," which includes "venture capital operating companies" and "real estate operating companies."

       The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is "significant" if at any time 25.0% or more of the value of any class of equity interest is held by benefit plan investors. The term "benefit plan investors" is broadly defined for this purpose. We anticipate that we may not qualify for this exception because we may have equity participation by "benefit plan investors" in excess of 25.0%, which would be deemed to be significant, as defined above. As a result, and because we are not a registered investment company, our general partners anticipate that we may not qualify for the exemption for investments in which equity participation by benefit plan investors is not significant nor for the exemption for investments in securities issued by a registered investment company.

PUBLICLY OFFERED SECURITIES EXEMPTION

       As noted above, if a Plan acquires "publicly offered securities," the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be "widely held," "freely transferable" and satisfy registration requirements under federal securities laws. Although our units are intended to satisfy the registration requirements under this definition, the determinations of whether a security is "widely held" and "freely transferable" are inherently factual matters.

       Under the Plan Asset Regulation, a class of securities will be "widely held" if it is held by 100 or more persons independent of the issuer. Our general partners anticipate that this requirement will be easily met; however, even if our units are deemed to be widely held, the "freely transferable" requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulation provides that "whether a security is `freely transferable' is a factual question to be determined on the basis of all relevant facts and circumstances," and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered "freely transferable" if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in public real estate limited partnerships that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the freely transferable requirement set forth in the Plan Asset Regulation with respect to our units although there are no assurances that such requirement is met by our units.

       You should note, however, that because certain adverse tax considerations can result if we are characterized as a "publicly traded partnership" under
Section 7704 of the Internal Revenue Code (see "Federal Income Tax Considerations - Publicly Traded Partnership Status"), additional restrictions on the transferability of our units have been incorporated into the partnership agreement that are intended to prevent classification as a publicly traded partnership (Section 7704 Restrictions). The Plan Asset Regulation provides specifically, in this regard, that any "restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes" will ordinarily not affect a finding that the securities are "freely transferable." The Plan Asset Regulation was promulgated prior to the enactment of Section 7704 Restrictions, however, so the incorporation of the Section 7704 Restrictions into the partnership agreement potentially has the effect of allowing us to qualify for the freely transferable requirement, and thus, the "publicly offered securities" exemption.

       On the other hand, because the Section 7704 Restrictions are intended only to prohibit transfers that would result in our reclassification for federal tax purposes, if the Department of Labor interprets the Section 7704 Restrictions consistently with the specific exemption language in the Plan Asset Regulation set forth above, we should qualify for the freely transferable requirement and, thus, the "publicly offered securities" exemption. Because of the factual nature of such a determination and the lack of further guidance as to the meaning of the term "freely transferable," particularly in light of the
Section 7704 Restrictions, there can be no assurance that we will, in fact, qualify for this exemption.

REAL ESTATE OPERATING COMPANY EXEMPTION

       Even if we were deemed not to qualify for the "publicly offered securities" exemption, the Plan Asset Regulation also provides an exemption with respect to securities issued by a "real estate operating company." We will be deemed to be a "real estate operating company" if, during the relevant valuation periods defined in the Plan Asset Regulation, at least 50.0% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than 50.0% of our assets to the management and development of real estate.

       An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity's properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the "real estate operating company" exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term "real estate operating company," there can be no assurance as to our ability to structure our operations to qualify for the "real estate operating company" exemption.

CONSEQUENCES OF HOLDING PLAN ASSETS

       In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our general partners would be treated as fiduciaries with respect to each Plan limited partner, and an investment in our units might expose the fiduciaries of the Plan to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan in our units might be deemed to result in an impermissible commingling of Plan Assets with other property.

       If our general partners or affiliates were treated as fiduciaries with respect to Plan limited partners, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions.

Alternatively, we might have to provide Plan participants with the opportunity to sell their units to us or we might dissolve or terminate.

PROHIBITED TRANSACTIONS

       Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as "parties-in-interest" under ERISA and as "disqualified persons" under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and "persons providing services" to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our units, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our units.

PROHIBITED TRANSACTIONS - CONSEQUENCES

       ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the "amount involved" in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15.0%, but is increased to 100.0% if the prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

UNRELATED BUSINESS TAXABLE INCOME

       Any investor which is an IRA or a Plan should be aware that there is a risk that income allocable to units owned by such IRAs and Plans may be subject to federal income tax in the event that any portion of our income is deemed to be UBTI. We do not recommend that such IRAs and Plans invest in our units, as investments that may produce UBTI are generally not suitable as investments for such IRAs and Plans. Fiduciaries of such IRAs and Plans should carefully consider whether an investment in our units is appropriate and responsible given the likelihood that UBTI will be incurred. See the discussion of UBTI under the section entitled "Federal Income Tax Considerations - Investment by Qualified Plans and Other Tax-Exempt Entities" for a more detailed discussion.

                        FEDERAL INCOME TAX CONSIDERATIONS

       The following discussion is a summary of the federal income tax considerations material to an investment in our units of limited partnership interest. This summary is based upon the Internal Revenue Code, Treasury Regulations promulgated thereunder, current positions of the Internal Revenue Service contained in Revenue Rulings, Revenue Procedures and other administrative actions and existing judicial decisions in effect as of the date of this prospectus.

       Investors should realize that it is not feasible to comment on all aspects of federal, state and local tax laws that may affect each of our limited partners. The federal income tax considerations discussed below are necessarily general in nature, and their application may vary depending upon a limited partner's particular circumstances. Further, no representations are made in this prospectus as to state and local tax considerations. The discussion below is directed primarily to individual taxpayers who are citizens of the United States. Accordingly, persons who are trusts, corporate investors in general, corporate investors that are subject to specialized rules such as Subchapter S corporations and any potential investor who is not a U.S. citizen are cautioned to consult their own personal tax advisors before investing in our units of limited partnership interest.

       Investors should note that we do not intend to request a ruling from the Internal Revenue Service with respect to any of the federal income tax matters discussed below, and on certain matters no ruling could be obtained even if requested. There can be no assurance that the present federal income tax laws applicable to limited partners and our operations will not be changed, prospectively or retroactively, by additional legislation, by new Treasury Regulations, judicial decisions or administrative interpretations, any of which could adversely affect a limited partner, nor is there any assurance that there will not be a difference of opinion as to the interpretation or application of current federal income tax laws.

       Each prospective investor is urged to consult with the investor's personal tax advisor with respect to his or her personal federal, state and local income tax considerations arising from a purchase of our units. Nothing in this prospectus or any other communication from the general partners, their affiliates, employees or any professional associated with this offering should be construed as legal or tax advice to a potential investor. Investors should be aware that the Internal Revenue Service may not agree with all tax positions taken by us and that legislative, administrative or judicial decisions may reduce or eliminate anticipated tax benefits.

       Pursuant to our partnership agreement, our general partners have the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect to cause us to be taxed as a corporation or to qualify as a REIT for federal income tax purposes. Our general partners have the authority under our partnership agreement to make these elections without the necessity of obtaining the approval of our limited partners. In addition, our general partners have the authority to amend our partnership agreement without the consent of limited partners in order to facilitate our operations so as to be able to qualify us as a REIT, corporation or other tax status that they elect for us. Although we currently intend to operate so as to be taxed as a partnership, President Bush has recently proposed major federal tax legislation that could affect that decision. One of the President's proposals is that dividends paid by corporations to individuals will not be taxed to the recipient. If legislation of this nature were adopted, it is possible that taxation as a partnership would no longer be an advantageous tax structure for investment in real estate, or that it could become more advantageous for a limited partnership to elect to be taxed for federal income tax purposes as a corporation or a REIT for federal income tax purposes.

       Prospective investors who are fiduciaries of retirement plans should carefully read the section of this prospectus entitled "Investment by Tax-Exempt Entities and ERISA Considerations" and the section entitled "- Investment by Qualified Plans and Other Tax-Exempt Entities."

       We will furnish to each limited partner and any assignee of units on an annual basis the information necessary for the preparation and timely filing of a federal income tax return. Investors should note that information returns filed by us will be subject to audit by the Internal Revenue Service and that the Commissioner of the Internal Revenue Service has announced that the Internal Revenue Service will devote greater attention to the proper application of the tax laws to partnerships. (See "- Audits" below.)

TAX OPINION

    GENERAL

       We retained Morris, Manning & Martin, LLP to render an opinion concerning the material federal income tax issues relating to an investment in our units of limited partnership interest. Potential investors should be aware that the opinions of our counsel are based upon the accuracy of the facts described in this prospectus and facts represented to our counsel by our general partners. The opinions of our counsel assume further that we will be operated strictly in accordance with our partnership agreement. The accuracy of such facts and representations is absolutely critical to the accuracy of the tax opinion of our counsel, and any alteration of the facts may adversely affect the opinions rendered.

       Furthermore, the opinions of our counsel are based upon existing law, applicable Treasury Regulations and current published administrative positions of the Internal Revenue Service contained in Revenue Rulings, Revenue Procedures and judicial decisions, all of which are subject to change, either prospectively or retroactively. Changes in the Internal Revenue Code and the Treasury Regulations subsequent to the date of the tax opinion of our counsel are not addressed in the tax opinion, and any such changes could have a material adverse effect upon the tax treatment of an investment in our units of limited partnership interest.

       Investors should note that any statement herein or in the tax opinion of our counsel that it is "more likely than not" that a tax position would be sustained means that, in our counsel's judgment, at least a 51.0% chance of prevailing exists if the Internal Revenue Service were to challenge the allowability of such tax position and such challenge were to be litigated and judicially decided.

       Neither the tax opinion of our counsel nor this description of the tax considerations of an investment in our units of limited partnership interest will have any binding effect or official status of any kind, and no assurance can be given that the conclusions reached in the tax opinion will be sustained by a court if such conclusions are contested by the Internal Revenue Service. Accordingly, the tax opinion should not be viewed as a guarantee that the income tax effects described in this prospectus will be achieved, nor should it be viewed as a guarantee that a court would hold that there is "substantial authority" for the positions we take with respect to any income tax issue.

    SPECIFIC OPINIONS

       In reliance on certain representations and assumptions described in this prospectus and in the tax opinion of our counsel, and subject to the qualifications set forth in this prospectus and in the tax opinion, our counsel in its tax opinion concludes that the following material tax issues will have a favorable outcome on the merits for federal income tax purposes if challenged by the Internal Revenue Service, litigated and judicially decided:

       o we will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation;

       o      we will not be classified as a "publicly traded partnership" under
              Section 7704 of the Internal Revenue Code;

       o we are not currently required to register as a tax shelter with the Internal Revenue Service under the Internal Revenue Code prior to the offer and sale of our units based upon the general partners' representation that the "tax shelter ratio," which is generally determined by dividing an investor's share of aggregate deductions from the investment, determined without regard to income, by the amount of the investor's capital contributions, with respect to an investment in us will not exceed 2-to-1 for any investor as of the close of any year in our first five calendar years; and

       o we will not be classified as a "tax shelter" under the Internal Revenue Code for purposes of determining certain potential exemptions from the applicability of the accuracy-related penalty provisions of the Internal Revenue Code. See "Risk Factors - Federal Income Tax Risks."

In addition, our counsel in its tax opinion concludes that the following material tax issues are more likely than not to have a favorable outcome on the merits for federal income tax purposes if challenged by the Internal Revenue Service, litigated and judicially decided:

       o a limited partner's interest in us will be treated as a passive activity;

       o partnership items of income, gain, loss, deduction and credit will be allocated among our general partners and the limited partners substantially in accordance with the allocation provisions of the partnership agreement; and

       o the activities contemplated by us will be considered activities entered into for profit.

       In addition, in reliance on the same representations and assumptions and subject to the same qualifications set forth in this prospectus and in the tax opinion, our counsel in its tax opinion concludes that, in the aggregate, substantially more than half of the material federal income tax benefits, in terms of their financial impact on a typical investor, will more likely than not be realized by an investor in our units of limited partnership interest.

    NO OPINION ON SOME ISSUES

       You should further note that our counsel is unable to form an opinion as to the probable outcome of certain material tax aspects of the transactions described in this prospectus if challenged by the Internal Revenue Service, litigated and judicially decided. These aspects include the issue of whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business.

       Potential investors should note also that the Internal Revenue Service may attempt to disallow or limit some of the tax benefits derived from an investment in us by applying certain provisions of the Internal Revenue Code at the individual or partner level rather than at the partnership level. In this connection, our counsel gives no opinion or conclusion as to the tax consequences to limited partners with regard to any material tax issue that impacts at the individual or partner level and is dependent upon an individual limited partner's tax circumstances. These issues include, but are not limited to, (1) the potential imposition of the alternative minimum tax, (2) investment interest deductibility limitations and (3) the potential limitation on deductions attributable to activities not entered into for profit at the partner level. Potential investors are urged to consult with and rely upon their own tax advisors with respect to all tax issues that impact at the partner or individual level.

       As of the date of our counsel's tax opinion, we have not acquired, nor have we entered into, any contracts to acquire any properties. Therefore, it is impossible at this time for our counsel to opine on the application of the federal income tax law to the specific facts that will exist when we acquire properties.

PARTNERSHIP STATUS GENERALLY

       The income tax results anticipated from an investment in units will depend upon our classification as a partnership for federal income tax purposes rather than an association taxable as a corporation. In the event that, for any reason, we are treated for federal income tax purposes as an association taxable as a corporation, our partners would be treated as stockholders of a corporation with the following results, among others: (1) we would become a taxable entity subject to the federal income tax imposed on corporations; (2) items of income, gain, loss, deduction and credit would be accounted for by us on our federal income tax return and would not flow through to the partners; and (3) distributions of cash would generally be treated as dividends taxable to our partners at ordinary income rates, to the extent of our current or accumulated earnings and profits, and would not be deductible by us in computing our income tax. The effect of application of the corporate system of double taxation on us would result in a large increase in the effective rate of tax on such income because of the application of both corporate and individual tax rates to income, conversion of otherwise non-taxable distributions into taxable dividends and conversion of income arising from transactions qualifying for capital gain treatment into income taxable at ordinary income rates.

       Regulations regarding entity classification have been issued under the Internal Revenue Code that, in effect, operate to allow a business entity that is not otherwise required to be classified as a corporation, i.e., an "eligible entity," to elect its classification for federal income tax purposes. Under the Treasury Regulations, an

"eligible entity" that has at least two members will be treated as a partnership in the absence of an election. Accordingly, while our general partners do not intend to request a ruling from the Internal Revenue Service as to our classification for income tax purposes, unless we are deemed to be taxable as a corporation pursuant to the application of the publicly traded partnership rules discussed below, we will qualify as an "eligible entity" and need not make any election to be treated as a partnership for federal income tax purposes.

       Based upon the entity classification Treasury Regulations, and Internal Revenue Service rulings and judicial decisions under Section 7701(a) of the Internal Revenue Code, all of which are subject to change, and based upon certain representations of the general partners and other assumptions, our counsel has concluded that we will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. In rendering such opinion, our counsel has also relied upon the fact that we are duly organized as a limited partnership under the laws of the State of Texas and upon the representation by our general partners that we will be organized and operated strictly in accordance with the provisions of our partnership agreement. The principal uncertainty as to our taxation as a partnership for federal income tax purposes is uncertainty arising from the potential application of the "publicly traded partnership" rules. Although we intend to operate in such a fashion so as to avoid the application of these rules, the application of such rules is uncertain and guidance is limited and ambiguous. In addition, we could inadvertently infringe the limitations imposed by these rules, thus subjecting us to such classification.

       The remaining summary of federal income tax considerations in this section assumes that we will be classified as a partnership for federal income tax purposes.

PUBLICLY TRADED PARTNERSHIP STATUS

       If we were to be classified as a "publicly traded partnership," then (1) we would be taxable as a corporation (see "- Partnership Status Generally" above), and (2) our net income would be treated as portfolio income rather than passive income (see "- Deductibility of Losses - Limitations - Passive Loss Limitation" below).

       A publicly traded partnership is generally defined under the Internal Revenue Code as any partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Treasury Regulations have been issued, which are referred to herein as "Section 7704 Regulations," that provide guidance with respect to such classification standards, however, and they include certain safe harbor standards that, if satisfied, would preclude our being classified as a publicly traded partnership.

       The Section 7704 Regulations contain definitions of what constitutes an established securities market and a secondary market or the substantial equivalent thereof. They also set forth what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a partnership. The general partners do not believe that our units are traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in the Section 7704 Regulations. Our general partners have also represented that they do not intend to cause the units to be traded on an established securities market or a secondary market in the future. Uncertainty as to our taxation as a partnership remains, however, arising from the potential application of the "publicly traded partnership" rules. The application of such rules is uncertain and guidance is limited and ambiguous. In addition, we could inadvertently infringe the limitations imposed, thus subjecting us to such classification.

    SECTION 7704 SAFE HARBORS

       As noted above, the Section 7704 Regulations provide safe harbors, referred to herein as the "secondary market safe harbors," that, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradable on a secondary market or the substantial equivalent thereof if the sum of the partnership interests transferred during any taxable year, other than certain disregarded transfers, does not exceed 2.0% of the total interest in our capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership units representing more than

2.0% of the total interest in a partnership's capital or profits. A second safe harbor from classification as a publicly traded partnership, dealing with redemption and repurchase agreements, is also provided in the Section 7704 Regulations.

       The Section 7704 Regulations also make it clear that the failure to satisfy a safe harbor provision under the Treasury Regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

       Our partnership agreement limits unit transfers of all types to transfers of units that satisfy an applicable safe harbor contained in the Section 7704 Regulations or any other applicable safe harbor from "publicly traded partnership" status which may be adopted by the Internal Revenue Service. Our general partners have represented that we will be operated strictly in accordance with the partnership agreement, and they have also represented that they will void any transfers or assignments of units if they believe that such transfers or assignments will cause us to be treated as a publicly traded partnership under the Section 7704 Regulations or any other guidelines adopted by the Internal Revenue Service in the future.

       Based upon the representations of our general partners, and assuming we will be operated strictly in accordance with the terms of the partnership agreement, our counsel has concluded that we will not be classified as a publicly traded partnership under the Internal Revenue Code. Due to the complex nature of the safe harbor provisions contained in the Section 7704 Regulations, however, and because any determination in this regard will necessarily be based upon future facts not yet in existence at this time, no assurance can be given that the Internal Revenue Service will not challenge this conclusion or that we will not, at some time in the future, be deemed to be a publicly traded partnership.

    QUALIFYING INCOME EXEMPTION

       Even if we were deemed to be a publicly traded partnership, however, there is an exception under the Internal Revenue Code that provides that if 90.0% or more of our gross income for each taxable year consists of "qualifying income," then we will not be taxed as a corporation. Qualifying income includes interest, real property rents and gain from the sale or other disposition of real property, but qualifying income does not include real property rents that are contingent on the profits of the lessees or income from the rental or lease of personal property.

       Our general partners intend to operate us in a manner that should generate income that will satisfy the 90.0% qualifying income exception. See "Investment Objectives and Criteria." Investors should note, however, that even if we satisfy the qualifying income exception, being deemed to be a publicly traded partnership would result in other material adverse tax consequences to limited partners, including the treatment of our net income as portfolio income rather than passive income. See "- Deductibility of Losses - Limitations -Passive Loss Limitation" below.

GENERAL PRINCIPLES OF PARTNERSHIP TAXATION

       Under the Internal Revenue Code, no federal income tax is paid by a partnership. Accordingly, if, as anticipated, we are treated as a partnership for federal income tax purposes, we will not be treated as a separate taxable entity subject to federal income tax. Each partner will, instead, be required to report on his federal income tax return for each year his distributive share of our items of income, gain, loss, deduction or credit for that year, without regard to whether any actual cash distributions have been made to him. Investors should note that the amount of taxable income allocated to a partner, and the income tax liability resulting from such allocation of taxable income, may exceed the amount of any cash distributed to such partner.

ANTI-ABUSE RULES

       As noted under "- General Principles of Partnership Taxation" above, partnerships are not liable for income taxes imposed by the Internal Revenue Code. The Treasury Regulations set forth broad "anti-abuse" rules applicable to partnerships, however, which rules authorize the Commissioner of the Internal Revenue Service to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Internal Revenue Code. Our general partners are not aware of any fact or circumstance that could cause the Commissioner to exercise his authority under these rules; however, if any of the transactions entered into by us were to be recharacterized under these rules, or if we were to be recast as a taxable entity under these rules, material adverse tax consequences to all of our partners would occur as otherwise described in this prospectus.

DEDUCTIBILITY OF LOSSES - LIMITATIONS

       The ability of a limited partner to deduct his distributive share of our losses is subject to a number of limitations.

    BASIS LIMITATION

       A limited partner may not deduct his share of partnership losses and deductions in excess of the adjusted basis of his partnership interest determined as of the end of the taxable year. Allocated losses that are not allowed may be carried over indefinitely and claimed as a deduction in a subsequent year to the extent that such limited partner's adjusted basis in his units has increased above zero. A limited partner's adjusted basis in his units will include his cash investment in us along with his pro rata share of any partnership liabilities as to which no partner is personally liable. A limited partner's basis will be increased by his distributive share of our taxable income and decreased, but not below zero, by his distributive share of our losses. Cash distributions that are made to a limited partner, if any, will also decrease the basis in his units, and in the event a limited partner has no remaining basis in his units, cash distributions will generally be taxable to him as gain from the sale of his units. See "- Sales of Limited Partnership Units" below.

    PASSIVE LOSS LIMITATION

       The Internal Revenue Code substantially restricts the ability of many taxpayers to deduct losses derived from so-called "passive activities." Passive activities generally include any activity involving the conduct of a trade or business in which the taxpayer does not materially participate, including the activity of a limited partnership in which the taxpayer is a limited partner, and certain rental activities, including the rental of real estate. In the opinion of our counsel, it is more likely than not that a limited partner's interest in us will be treated as a passive activity. Accordingly, our income and loss, other than interest income that will constitute portfolio income, will generally constitute passive activity income and passive activity loss, as the case may be, to limited partners.

       Losses from passive activities are generally deductible only to the extent of a taxpayer's income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or "portfolio income," which includes nonbusiness income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years.

       Upon a taxable disposition of a taxpayer's entire interest in a passive activity to an unrelated party, suspended losses with respect to that activity will then be allowed as a deduction against:

       o first, income or gain from that activity, including gain recognized on such disposition;

       o then, income or gain for the taxable year from other passive activities; and

       o      finally, non-passive income or gain.

       Treasury Regulations provide, however, that similar undertakings that are under common control and owned by pass-through entities such as partnerships are generally aggregated into a single activity. Accordingly, it is unlikely that suspended passive activity losses derived from a specific partnership property would be available to limited partners to offset non-passive income from other sources until the sale or other disposition of the last of our properties. The determination of whether losses are subject to the passive loss limitation rules depends upon facts unique to each investor, including the investor's level of activity in our business and affairs and the investor's other investment activities with respect to activities subject to classification as passive activities. Therefore, each investor should evaluate the degree to which the passive activity limitations will limit the ability of the investor to utilize losses to offset other income.

       The Internal Revenue Code also provides that the passive activity loss rules will be applied separately with respect to items attributable to a publicly traded partnership. Accordingly, if we were deemed to be a publicly traded partnership, partnership losses would be available only to offset our future non-portfolio income. In addition, if we were deemed to be a publicly traded partnership that is not treated as a corporation because of the qualifying income exception, partnership income would generally be treated as portfolio income rather than passive income. See "- Publicly Traded Partnership Status" above.

    AT RISK LIMITATION

       The deductibility of partnership losses is limited further by the "at risk" limitations set forth in the Internal Revenue Code. Limited partners who are individuals, estates, trusts and certain closely held corporations are not allowed to deduct partnership losses in excess of the amounts that such limited partners are determined to have "at risk" at the close of our fiscal year. Generally, a limited partner's "amount at risk" will include only the amount of his cash capital contribution to us. A limited partner's "amount at risk" will be reduced by his allocable share of our losses and by distributions made by us and increased by his allocable share of our income. Any deductions that are disallowed under this limitation may be carried forward indefinitely and utilized in subsequent years to the extent that a limited partner's "amount at risk" is increased in those years.

ALLOCATIONS OF PROFIT AND LOSS

       Allocations of our net income, net loss, depreciation, amortization and cost recovery deductions and gain on sale are described in this prospectus in the section entitled "Distributions and Allocations." The terms "net income" and "net loss" are defined in the partnership agreement to mean the net income or loss realized or recognized by us for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax.

       Our general partners do not intend to request a ruling from the Internal Revenue Service with respect to whether the allocations of profits and losses in our partnership agreement will be recognized for federal income tax purposes. The Internal Revenue Service may attempt to challenge our allocations of profits and losses, which challenge, if successful, could adversely affect our limited partners by changing their respective shares of taxable income or loss. No assurance can be given that the Internal Revenue Service will not also challenge one or more of the special allocation provisions contained in our partnership agreement.

    GENERAL RULES

       Section 704(a) of the Internal Revenue Code provides generally that partnership items of income, gain, loss, deduction and credit are to be allocated among partners as set forth in the relevant partnership agreement.
Section 704(b) provides, however, that if an allocation to a partner under the partnership agreement of income, gain, loss, deduction or credit or items thereof does not have substantial economic effect, such allocation will instead be made in accordance with the partner's interest in us determined by taking into account all facts and circumstances.

       Treasury Regulations issued under Section 704(b) of the Internal Revenue Code, referred to herein as "Section 704(b) Regulations," provide complex rules for determining (1) whether allocations will be deemed to have economic effect,
(2) whether the economic effect of allocations will be deemed to be substantial, and (3) whether allocations not having substantial economic effect will nonetheless be deemed to be made in accordance with a partner's interest in us.

    ECONOMIC EFFECT - GENERAL ALLOCATIONS

       The Section 704(b) Regulations provide generally that an allocation will be considered to have economic effect if the following three requirements are met:

       o partners' capital accounts are determined and maintained in accordance with the Section 704(b) Regulations;

       o upon our liquidation, liquidating distributions are made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the year during which such liquidation occurs; and

       o the partnership agreement contains a "qualified income offset" provision and the allocation in question does not cause or increase a deficit balance in a partner's capital account at the end of our taxable year.

       Our partnership agreement (1) provides for the determination and maintenance of capital accounts pursuant to the Section 704(b) Regulations, and
(2) provides that liquidation proceeds are to be distributed in accordance with capital accounts. See "Distributions and Allocations." With regard to the third requirement, Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations provides that a partnership agreement contains a "qualified income offset" if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution of certain items that causes a deficit or negative capital account balance, which means generally that the sum of losses allocated and cash distributed to a partner exceeds the sum of his capital contributions to us and any income allocated to such partner, will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance as quickly as possible. Our partnership agreement contains a qualified income offset provision. The qualified income offset provision was added to the partnership agreement to satisfy the test for "economic effect" under the Section 704(b) Regulations. It should be noted in this regard that such qualified income offset provision will have the effect of prohibiting a limited partner from being allocated items of loss or deduction that would cause his capital account to be reduced below zero.

    SUBSTANTIALITY

       Even if the allocations of profits and losses of a partnership are deemed to have economic effect under the Section 704(b) Regulations, an allocation will not be upheld unless the economic effect of such allocation is "substantial." In this regard, the Section 704(b) Regulations generally provide that the economic effect of an allocation is "substantial" if there is a reasonable possibility that the allocation will affect the dollar amounts to be received by partners from a partnership, independent of tax consequences. Conversely, the economic effect of an allocation is presumed not to be substantial if there is a strong likelihood that the net adjustments to the partner's capital account for any taxable year will not differ substantially from the net adjustments that would have been made for such year in the absence of such allocation and the total tax liability of the partners for such year is less than it would have been in the absence of such allocations.

       The economic effect of partnership allocations will also be presumed not to be substantial where:

       o the partnership agreement provides for the possibility that the allocation will be largely offset by one or more other allocations;

       o the net adjustments to the partners' capital accounts for the taxable years to which the allocations relate will not differ substantially from the net adjustments that would have been recorded in such partners' respective capital accounts for such years if the original allocations and the offsetting allocations were not contained in the partnership agreement; and

       o the total tax liability of the partners for such year is less than it would have been in the absence of such allocations.

       With respect to the foregoing rule, the Section 704(b) Regulations state that original allocations and offsetting allocations will not be deemed to not be substantial if, at the time the allocations become part of the partnership agreement, there is a strong likelihood that the offsetting allocations will not, in large part, be made within five years after the original allocations are made. The Section 704(b) Regulations further state that for purposes of testing substantiality, the adjusted tax basis of partnership property will be presumed to be the fair market value of such property, and adjustments to the adjusted tax basis of partnership property such as depreciation or cost recovery deductions will be presumed to be matched by corresponding changes in the property's fair market value.

    PARTNERS' INTEREST

       If the allocations of profits and losses set forth in our partnership agreement are deemed not to have substantial economic effect, the allocations will then be made in accordance with the partners' interests in us. The Section 704(b) Regulations provide in this regard that a partner's interest in us will be determined by taking into account all facts and circumstances relating to the economic arrangement of our partners, including:

       o      the partners' relative contributions to us;

       o the interests of the partners in economic profits and losses (if different from those in taxable income or loss);

       o the interests of the partners in cash flow and other nonliquidating distributions; and

       o the rights of the partners to distributions of capital upon liquidation.

       Since our partnership agreement (1) provides for the determination and maintenance of capital accounts in accordance with the Section 704(b) Regulations, (2) provides that liquidation proceeds will be distributed to the partners in accordance with capital accounts, and (3) contains a qualified income offset provision, our counsel has concluded that it is more likely than not that partnership items of income, gain, loss, deduction and credit will be allocated among our general partners and the limited partners substantially in accordance with the allocation provisions of the partnership agreement. In reaching this conclusion, our counsel has made a number of assumptions, including the accuracy of various representations of our general partners and the assumption that we will be operated strictly in accordance with the terms of our partnership agreement. The tax rules applicable to whether allocations of items of taxable income and loss will be recognized are complex. The ultimate determination of whether allocations adopted by us will be respected by the Internal Revenue Service will turn upon facts that will occur in the future and that cannot be predicted with certainty. If the allocations we use are not accepted, limited partners could be required to report greater taxable income or less taxable loss with respect to an investment in us and, as a result, pay more tax and associated interest and penalties. Our limited partners might also be required to incur the costs of amending their individual returns.

TAXABLE INCOME WITHOUT CASH DISTRIBUTIONS

       A limited partner is required to report his allocable share of our taxable income on his personal income tax return regardless of whether he has received any cash distributions from us. In addition, a limited partner who purchases units pursuant to our deferred commission option will be allocated his share of our net income with respect to such units even though net cash from operations otherwise distributable to such limited partner will instead be paid to third parties to satisfy the deferred commission obligation with respect to such units for a period of three years following the year of purchase, or longer if required to satisfy the outstanding commission obligation. See "Plan of Distribution."

       In the event of foreclosure on a partnership property by a lender, the partnership would be treated as having sold the property to the lender for the amount of the loan secured by the property. This could also give rise to taxable income to limited partners but no cash distribution with which to pay the tax.

       Our partnership agreement also provides for a "qualified income offset," as described above, which could result in the allocation of income or gain to a limited partner in the absence of cash distributions from us. We can offer no assurances that a limited partner will not be allocated items of partnership income or gain in an amount that gives rise to an income tax liability in excess of cash, if any, received from us for the tax year in question, and investors are urged to consult with their personal tax advisors in this regard.

INVESTMENT BY QUALIFIED PLANS AND OTHER TAX-EXEMPT ENTITIES

    UNRELATED BUSINESS TAXABLE INCOME

       Any person who is a fiduciary of an IRA, Keogh Plan, qualified plan or other tax-exempt entity, which are collectively referred to as Exempt Organizations, considering an investment in units should be aware that it is likely that certain income allocable to units owned by Exempt Organizations may be subject to federal income tax. This would occur in the event that any portion of our income is deemed to be UBTI, generally defined as income derived from any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member. A trustee of a charitable remainder trust should be aware that if any portion of the income derived from the trust's ownership of units is deemed to be UBTI, the trust will lose its exemption from income taxation with respect to all of its income for the tax year in question. A tax-exempt limited partner other than a charitable remainder trust that has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income, only. See "- Investment by Charitable Remainder Trusts" below.

       Our general partners anticipate that an investment in the partnership will give rise to UBTI. If we are deemed to hold partnership properties primarily for sale to customers in the ordinary course of business, or we were deemed to own "debt- financed property," i.e., property that is subject to "acquisition indebtedness," as defined below, then a portion of such income or gain would constitute UBTI to investing Exempt Organizations. See "--Taxation of Real Estate Operations" below.

       "Acquisition indebtedness" includes:

       o      indebtedness incurred in acquiring or improving property;

       o indebtedness incurred before the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement; and

       o indebtedness incurred after the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement and the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement.

       We anticipate we will likely incur acquisition indebtedness and will, therefore, give rise to UBTI. Exempt organizations should carefully consider the impact of the presence of UBTI on their investment performance relative to other investments which do not generate UBTI.

    MINIMUM DISTRIBUTION REQUIREMENTS

       Any person who is a fiduciary of an Exempt Organization considering an investment in our units should also consider the impact of minimum distribution requirements under the Internal Revenue Code. Section 401(a)(9) of the Internal Revenue Code provides generally that certain minimum distributions from retirement plans must be made commencing no later than April 1 of the year following the calendar year during which the recipient attains age 70 1/2. Accordingly, if units are held by retirement plans and, before we sell our properties, mandatory distributions are required to be made to an IRA beneficiary or a qualified plan participant, it is likely that a distribution of the units in kind will be required to be made. A distribution of units will be includable in the taxable income of said IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions from us with which to pay the income tax liability arising out of any such distribution.

       In certain circumstances, a distribution-in-kind of units may be deferred beyond the date set for required distributions, but only upon a showing of compliance with the minimum distribution requirements of the Internal Revenue Code by reason of distributions from other retirement plans established for the benefit of the recipient. Compliance with these requirements is complex, however, and potential investors are urged to consult with and rely upon their individual tax advisors with regard to all matters concerning the tax effects of distributions from retirement plans. No assurances can be given that our properties will be sold or otherwise disposed of in a fashion that would permit sufficient liquidity in any retirement plan holding units for the retirement plan to be able to avoid making a mandatory distribution-in-kind of units.

INVESTMENT BY CHARITABLE REMAINDER TRUSTS

       A charitable remainder trust, or CRT, is a trust created to provide income for the benefit of at least one non-charitable beneficiary for life or a term of up to 20 years, with the property comprising the trust corpus then transferred to a charitable beneficiary upon the expiration of the trust. Upon the creation of a CRT, the grantor would normally be entitled to a charitable income tax deduction equal to the current fair market value of the remainder interest that will ultimately pass to charity. A CRT is also exempt from federal income taxation if the trust is established and maintained in compliance with highly complex rules contained in the Internal Revenue Code and underlying Treasury Regulations. Among these rules is a provision that if any portion of the income recognized by a CRT is deemed to be UBTI, all of the CRT's income for the taxable year in which UBTI is incurred, from whatever sources derived, will be subject to income taxation at the trust level. Our general partners anticipate our activities will give rise to income characterized as UBTI. See "- Investment by Qualified Plans and Other Tax-Exempt Entities" above.

TAXATION OF REAL ESTATE OPERATIONS

    DEPRECIATION AND COST RECOVERY; OTHER EXPENSES

       It is currently anticipated that the real property improvements we acquire or construct and any personal property we acquire will be depreciated for tax purposes using the Alternative Depreciation System set forth in Section 168 of the Internal Revenue Code for partnerships like us that have both taxable and tax-exempt partners. This system provides that real property improvements will be depreciated on a straight-line basis over a recovery period of 40 years and that personal property will be depreciated over a recovery period of twelve years on a straight-line basis.

       Ordinary and necessary expenses incurred in connection with our operations will be deductible to the extent they are deemed to be reasonable in amount, with the exception of syndication and organizational expenses that are not currently deductible by us. See "- Syndication and Organizational Expenses" below.

    CHARACTERIZATION OF LEASES

       We have the authority to purchase properties and lease them back to the sellers of such properties pursuant to "sale-leaseback" transactions as described in "Investment Objectives and Criteria." The tax benefits described herein associated with ownership of a property, such as depreciation or cost recovery deductions, depend on having the lease in any such leaseback transaction treated as a "true lease" under which we are treated as the owner of the property for federal income tax purposes, rather than having such transaction treated as a conditional sale of the property or a financing transaction entered into with the seller of such property, who would, in such cases, be treated as the owner of the property.

       Our general partners will use their best efforts to structure any such sale-leaseback transaction to ensure that the lease will be characterized as a "true lease" and that we will be treated as the owner of the property in question for federal income tax purposes. We will not seek an advance ruling from the Internal Revenue Service or obtain an opinion of counsel that we will be treated as the owner of any leased properties for federal income tax purposes, however, and a determination by the Internal Revenue Service that we are not the owner of leased properties could result in substantial adverse tax consequences. Limited partners would be deprived of deductions for depreciation and cost recovery in such case. In addition, if a sale-leaseback transaction were to be recharacterized as a financing for federal income tax purposes, any partnership income derived from such leaseback would be treated as interest that is portfolio income, rather than passive activity income that may be offset by passive activity losses generated by us or from investments in other passive activities. See "- Deductibility of Losses - Limitations - Passive Loss Limitations" above.

    SALES OF PARTNERSHIP PROPERTIES

       Upon the sale of a property, we will recognize gain or loss to the extent that the amount realized by us is more or less than the adjusted basis of the property sold. The amount realized upon the sale of a partnership property will generally be equal to the sum of the cash received plus the amount of indebtedness encumbering the property, if any, assumed by the purchaser or to which the property remains subject upon the transfer of the property to the purchaser. The adjusted basis of partnership property will in general be equal to the original cost of the property less depreciation and cost recovery allowances allowed with respect to such property.

       Assuming that we are not deemed to be a dealer with respect to our properties (see "- Property Held Primarily for Sale" below), gain or loss realized on a sale of our properties will generally be taxable under Section 1231 of the Internal Revenue Code. A limited partner's share of the gains or losses resulting from the sale of partnership properties would generally be combined with any other Section 1231 gains or losses realized by the limited partner in that year from sources other than us, and the net Section 1231 gain or loss will generally be treated as long-term capital gain subject to depreciation or cost recovery allowance recapture, if any, or ordinary loss, as the case may be. Investors should be aware that the amount of taxable gain allocated to a limited partner with respect to the sale of a partnership property may exceed the cash proceeds received by such limited partner with respect to such sale. This is particularly likely in the event of a foreclosure on a partnership property. See "Risk Factors - Federal Income Tax Risks."

    PROPERTY HELD PRIMARILY FOR SALE

       We have been organized for the purpose of acquiring and developing real estate for investment and rental purposes. If we were at any time deemed for tax purposes to be a "dealer" in real property, defined as one who holds real estate primarily for sale to customers in the ordinary course of business, however, any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute UBTI to limited partners that are Exempt Organizations.

       Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. We intend to acquire real estate and construct improvements thereon for investment and rental only and to engage in the business of owning and operating such improvements. We will sell such property only as, in the opinion of our general partners, is consistent with our investment objectives. Our general partners do not anticipate that we will be treated as a dealer with respect to our properties. However, there is no assurance that the Internal Revenue Service will not take a contrary position. Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and disposition in question. These include the number, frequency, regularity and nature of dispositions of real estate by the holder and activities of the partnership in facilitating dispositions. They may also include activities taken by the partnership to facilitate the subdivision and sale of properties. This determination is intensely factually specific and is made separately with respect to each disposition of a property. If we were to dispose of a number of our properties in a relative short period in a series of separate transactions, or after only a brief holding period, this would increase the risk of potential characterization of such transactions as sales of property in the ordinary course. Dealer status would result in gains from dispositions being taxed at higher ordinary income rates rather than as capital gains. It would also result in such income constituting UBTI with adverse consequences to tax exempt investors. See "- Investment by Qualified Plans and Other Tax-Exempt Entities - Unrelated Business Taxable Income" above. Because the issue is dependent upon facts that will not be known until the time a property is sold or held for sale, and due to the lack of directly applicable judicial authority in this area, our counsel is unable to render an opinion as to whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business.

    SYNDICATION AND ORGANIZATIONAL EXPENSES

       A current deduction is not allowed for expenses incurred in connection with either (1) organizing Behringer Harvard Short-Term Fund I or (2) syndicating interests in Behringer Harvard Short-Term Fund I. Amounts that qualify as organizational expenses, as well as other start-up expenditures, may be amortized ratably over 60 months. Syndication expenses are neither deductible nor amortizable and include costs and expenses incurred in connection with promoting and marketing the units such as selling commissions, professional fees and printing costs. The Internal Revenue Service may attempt to recharacterize certain costs and expenses that our general partners intend to amortize over 60 months as nondeductible syndication expenses.

ACTIVITIES NOT ENGAGED IN FOR PROFIT

       Section 183 of the Internal Revenue Code limits deductions attributable to activities "not engaged in for profit." The term "not engaged in for profit" describes any activity other than an activity that constitutes a trade or business or an activity that is engaged in for the production of income. In general, an activity will be considered as entered into for profit where there is a reasonable expectation of profit in the future, and the determination of whether an activity is engaged in for profit is based upon the facts and circumstances of each case.

       Based upon the following factors, our counsel has concluded that it is more likely than not that the activities contemplated by us will be considered activities entered into for profit:

       o      our investment objectives;

       o the representations of our general partners that we will be operated in a business-like manner in all material respects and strictly in accordance with our partnership agreement and this prospectus; and

       o the assumption that the determination as to whether our activities are activities entered into for profit under Section 183 of the Internal Revenue Code will be made at the partnership level.

       Notwithstanding any determination made with respect to us in this regard, however, the Internal Revenue Service may apply Section 183 of the Internal Revenue Code to our limited partners, individually. Since the determination of whether an activity is deemed to be engaged in for profit is based upon facts and circumstances that exist from time to time, no assurance can be given that
Section 183 of the Internal Revenue Code may not be applied in the future at the partner level to limit deductions allocable to limited partners from our operations. The possible application of the Section 183 limitations at the limited partner level is unclear. Although unlikely and inconsistent with our investment objectives, we could, in certain circumstances, be forced into positions of liquidating our investments at a loss. Although this will not occur if we are able to achieve our investment objectives, in the event this were to occur, the application of the Section 183 not-for-profit limitation could become an issue. Our counsel gives no opinion as to the application of Section 183 of the Internal Revenue Code at the partner level. Accordingly, prospective investors should consult with their own personal tax advisors regarding the impact of Section 183 of the Internal Revenue Code on their individual situations.

SALES OF LIMITED PARTNERSHIP UNITS

       A limited partner investing in us may be unable to sell any of his units by reason of the nonexistence of any active trading market for the units. In the event that units are sold, however, the selling investor will realize gain or loss equal to the difference between the gross sale price or proceeds received from sale and the investor's adjusted tax basis in his units. Assuming the investor is not a "dealer" with respect to such units and has held the units for more than twelve months, his gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to such investor's share of our "unrealized receivables" and "inventory items," as defined in Section 751 of the Internal Revenue Code, which portion would be taxable as ordinary income. Any recapture of cost recovery allowances taken previously by us with respect to personal property associated with partnership real properties will be treated as "unrealized receivables" for this purpose. Investors should note in this regard that the Internal Revenue Code requires us to report any sale of units to the Internal Revenue Service if any portion of the gain realized upon such sale is attributable to the transferor's share of our "Section 751 property."

DISSOLUTION AND LIQUIDATION

       Our dissolution and liquidation will involve the distribution to the partners of the cash remaining after the sale of our assets, if any, after payment of all of our debts and liabilities. If an investor receives cash in excess of the adjusted basis of his units, such excess will be taxable as a gain. If an investor were to receive only cash, he would recognize a loss to the extent, if any, that the adjusted basis of his units exceeded the amount of cash received. No loss would be recognized if an investor were to receive property other than money, unrealized receivables and "inventory" as defined in Section 751 of the Internal Revenue Code. There are a number of exceptions to these general rules, including but not limited to, (1) the effect of a special basis election under Section 732(d) of the Internal Revenue Code for an investor who may have acquired his partnership interest within the two years prior to the dissolution, and (2) the effects of distributing one kind of property to some partners and a different kind of property to others, as determined under
Section 751(b) of the Internal Revenue Code.

CAPITAL GAINS AND LOSSES

       Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 38.6%. Capital gains, however, are taxed at a maximum marginal rate of 20.0% for individuals, i.e., for gains realized with respect to capital assets held for more than twelve months, or may be taxed at a maximum marginal rate of 18.0% if the capital asset disposed of is acquired after December 31, 2000, and is held for a period of at least five years prior to its disposition. The Internal Revenue Code also provides, however, that the portion of long-term capital gain arising from the sale or exchange of depreciable real property that constitutes depreciation recapture will be taxed at a maximum marginal rate of 25.0%, rather than 20.0% or 18.0%. Capital losses may generally be used to offset capital gains or may, in the absence of capital gains, be deductible against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return).

ELECTION FOR BASIS ADJUSTMENTS

       Under Section 754 of the Internal Revenue Code, we may elect to adjust the basis of our property upon the transfer of an interest in us so that the transferee of a partnership interest will be treated, for purposes of calculating depreciation and realizing gain, as though he had acquired a direct interest in our assets. As a result of the complexities and added expense of the tax accounting required to implement such an election, our general partners do not intend to cause us to make any such election. As a consequence, depreciation available to a transferee of units will be limited to the transferor's share of the remaining depreciable basis of our properties, and upon a sale of a property, taxable income or loss to the transferee of the units will be measured by the difference between his share of the amount realized upon such sale and his share of our tax basis in the property, which may result in greater tax liability to him than if a Section 754 election had been made. The absence of such an election by us may result in investors having greater difficulty in selling their units.

ALTERNATIVE MINIMUM TAX

       Alternative minimum tax is payable to the extent that a taxpayer's alternative minimum tax liability exceeds his regular federal income tax liability for the taxable year. Alternative minimum tax for individual taxpayers is a percentage of "alternative minimum taxable income," or AMTI, in excess of certain exemption amounts. The first $175,000 of AMTI in excess of the exemption amount is taxed currently at 26.0%, and AMTI in excess of $175,000 over the exemption amount is taxed currently at 28.0%. AMTI is generally computed by adding what are called "tax preference items" to the taxpayer's regular taxable income, with certain adjustments. While we do not anticipate that an investment in us will give rise to any specific tax preference items, the amount of alternative minimum tax imposed depends upon various factors unique to each particular taxpayer. Accordingly, each investor should consult with his own personal tax advisor regarding the possible application of the alternative minimum tax.

PENALTIES

       Under Section 6662 of the Internal Revenue Code, a 20.0% penalty is imposed on any "substantial understatement of income tax." In general, a "substantial understatement of income tax" will exist if the actual income tax liability of the taxpayer exceeds the income tax liability shown on his return by the greater of 10.0% of the actual income tax liability or $5,000. The amount of an understatement may be reduced by any portion of such understatement that is attributable to (1) the income tax treatment of any item shown on the return if there is "substantial authority" for the taxpayer's treatment of such item on his return, or (2) any item with respect to which the taxpayer (a) adequately discloses on his return the relevant facts affecting the item's income tax treatment, and (b) there is a reasonable basis for the item's tax treatment by the taxpayer, unless the understatement is attributable to a "tax shelter." A "tax shelter" is defined for this purpose to include a partnership (or other entity) that has as "a significant purpose" the avoidance or evasion of federal income tax. In the case of a tax shelter, as so defined, a reduction in the understatement only will result in cases where, in addition to having "substantial authority" for treatment of the item in question, the taxpayer reasonably believed that the income tax treatment of that item was more likely than not the proper treatment.

       Based upon the representations of our general partners that we will be operated in the manner and in accordance with the investment objectives described in this prospectus, our counsel has opined that our partnership will not constitute a tax shelter for purposes of Section 6662 of the Internal Revenue Code. If we were to be characterized as a tax shelter, it would increase the risk that our limited partners would be subjected to tax penalties because they would only be able to avoid such penalties if we are able to show "substantial authority" for the tax positions which we have taken. If our partnership were found to be a tax shelter, we would not be able to avoid penalties merely by disclosing this position, and, therefore, the risk of penalties to us and our limited partners would be increased.

       In addition to the substantial understatement penalty described above, the Internal Revenue Code also imposes a 20.0% penalty on any portion of an underpayment of tax attributable to (1) any substantial valuation misstatement, defined generally as a situation where the value or adjusted basis of a property claimed on a return is 200.0% or more of the correct value or adjusted basis, or
(2) negligence, defined as any failure to make a reasonable attempt to comply with the Internal Revenue Code, or a careless, reckless or intentional disregard of federal income tax rules or regulations.

TAX SHELTER REGISTRATION

       Any entity deemed to be a "tax shelter," as defined in Section 6111 of the Internal Revenue Code, is required to register with the Internal Revenue Service. Treasury Regulations issued under Section 6111 of the Internal Revenue Code define a "tax shelter" as an investment in connection with which an investor can reasonably infer from the representations made that the "tax shelter ratio" may be greater than 2-to-1 as of the close of any of the first five years ending after the date in which the investment is offered for sale. The "tax shelter ratio" is generally determined by dividing the investor's share of the aggregate deductions derived from the investment, determined without regard to income, by the amount of the investor's capital contributions.

       We are not intended to constitute a "tax shelter," as so defined. Further, our general partners have represented that our partnership is not anticipated to show a net loss for federal income tax purposes any time within the first five years of its operation and that the aggregate amount of deductions derived from any limited partner's investment in us, determined without regard to income, will not exceed twice the amount of any such limited partner's investment in us as of the close of any year in our first five calendar years.

       Although it is currently anticipated that we will not have a tax shelter ratio so as to be classified as a "tax shelter," governing authority as to the calculation of the "tax shelter ratio" is unclear. If we are required to register as a tax shelter, failure to so register could result in the application of penalties to us and to our investors. Based upon the authority of the Treasury Regulations issued under Section 6111 of the Internal Revenue Code and the above-described representations of our general partners, our counsel has concluded that we are not currently required to register as a tax shelter with the Internal Revenue Service under Section 6111 of the Internal Revenue Code prior to the offer and sale of the units.

PARTNERSHIP TAX INFORMATION; PARTNER TAX RETURNS

       We will furnish to our limited partners sufficient information from our annual tax returns to enable the limited partners to prepare their own federal, state and local tax returns. Limited partners either must report partnership items on their returns consistently with the treatment on our information return or must file Form 8082 with their returns identifying and explaining any inconsistency. Otherwise, the Internal Revenue Service may treat such inconsistency as a computational error, recompute and assess the tax without the usual procedural protection applicable to federal income tax deficiency proceedings, and impose penalties for negligent or intentional failure to pay tax.

AUDITS

       The Internal Revenue Service often audits partnership tax returns. Deductions that are claimed by us may be challenged and disallowed by the Internal Revenue Service. Any such disallowance may deprive investors holding units treated as tax preferred units of some or all of the tax benefits incidental to an investment in us.

       An audit of Behringer Harvard Short-Term Fund I could also result in the payment by us of substantial legal and accounting fees in our attempts to substantiate the reporting positions taken, and any such fees would reduce the cash otherwise available for distribution to the limited partners. Any such audit may result in adjustments to our tax returns that would require adjustments to each limited partner's personal income tax return and may require such limited partners to pay additional taxes plus interest. In addition, any audit of a limited partner's return could result in adjustments of other items of income and deductions not related to our operations.

       In the event of an audit of our tax return, our general partners will take primary responsibility for contesting federal income tax adjustments proposed by the Internal Revenue Service. Our general partners may also extend the statute of limitations as to all partners and, in certain circumstances, bind the limited partners to such adjustments. Although our general partners will attempt to inform each limited partner of the commencement and disposition of any such audit or subsequent proceedings, limited partners should be aware that their participation in administrative or judicial proceedings relating to partnership items will be substantially restricted.

       You should note that in the event our general partners cause us to elect to be treated as an "Electing Large Partnership" under the Internal Revenue Code, thereby enabling us to take advantage of simplified flow-through reporting of partnership items, any adjustments to our tax returns would be accounted for in the year such adjustments take effect, rather than the tax year to which such adjustments relate. Further, our general partners will have the discretion in such circumstances either to pass along adjustments to the partners, or to cause such adjustments to be borne at the partnership level, which could reduce the cash otherwise available for distribution to limited partners. Any penalties and interest could also be borne at the partnership level. To the extent that elections to change the status of units are made between the years in which a tax benefit is claimed and an adjustment is made, holders of a particular class of units may suffer a disproportionate adverse impact with respect to any such adjustment. Potential investors are urged to consult their own tax advisors with regard to the effect of simplified pass-through reporting and the changes to partnership audit procedures in effect as a consequence thereof.

FOREIGN INVESTORS AS LIMITED PARTNERS

       Foreign investors may purchase our units of limited partnership interest. A foreign investor who purchases units and becomes a limited partner will generally be required to file a U.S. tax return on which he must report his distributive share our items of income, gain, loss, deduction and credit. A foreign investor must pay U.S. federal income tax at regular U.S. tax rates on his share of any net income, whether ordinary income or capital gains. A foreign investor may also be subject to tax on his distributive share of our income and gain in his country of nationality or residence or elsewhere. In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor or amounts payable upon the sale of a foreign investor's units may be reduced by U.S. tax withholdings made pursuant to applicable provisions of the Internal Revenue Code.

       Foreign investors should consult their own personal tax advisors with regard to the effect of both the U.S. tax laws and foreign laws on an investment in us and the potential that we will be required to withhold federal income taxes from amounts otherwise payable to foreign investors.

TAX LEGISLATION AND REGULATORY PROPOSALS

       Significant tax legislation has been enacted in recent years containing provisions that altered the federal income tax laws relating to an investment in partnerships such as Behringer Harvard Short-Term Fund I. In addition, legislative proposals continue to be made which could also significantly change the federal income tax laws as they relate to an investment in us. It is impossible at this time, however, to predict whether or in what form any such legislation will be enacted. Further, the interpretation of changes made in recent years is uncertain at this time. Each prospective investor is urged to consult his own personal tax advisor with respect to his own tax situation, the effect of any legislative, regulatory or administrative developments or proposals on an investment in our units, or other potential changes in applicable tax laws.

STATE AND LOCAL TAXES

       In addition to the federal income tax aspects described above, prospective investors should consider potential state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor in those states in which we may own properties or carry on activities. Each investor is urged to consult his own tax advisor on all matters relating to state and local taxation, including the following:

       o whether the state in which he resides will impose a tax upon his share of our taxable income;

       o whether an income tax or other return must also be filed in those states where we will own properties; and

       o whether he will be subject to state income tax withholding in states where we will own properties.

       Because we will conduct activities and own properties in different taxing jurisdictions, an investment in us may impose upon a limited partner the obligation to file annual tax returns in a number of different states or localities, as well as the obligation to pay taxes to a number of different states or localities. Additional costs incurred in having to prepare various state and local tax returns, as well as the additional state and local tax that may be payable, should be considered by prospective investors in deciding whether to make an investment in us.

       Further, many states have implemented or are in the process of implementing programs to require partnerships to file tax returns and withhold and pay state income taxes owed by non-resident partners with respect to income-producing properties located in those states. In the event that we are required to withhold state taxes from cash distributions otherwise payable to limited partners, the amount of the net cash from operations otherwise payable to such limited partners would be reduced. In addition, such withholding and return filing requirements at the state level may result in increases in our administrative expenses, which would likely have the effect of reducing returns to the limited partners.

       Each prospective purchaser of units is urged to consult with his own personal tax advisor with respect to the impact of applicable state and local taxes on his proposed investment in Behringer Harvard Short-Term Fund I.

                              REPORTS TO INVESTORS

       Within 75 days after the end of each of our fiscal years, our general partners will deliver to each limited partner such information as is necessary for the preparation of his federal income tax return and state income or other tax returns with regard to jurisdictions in which our properties are located. Within 120 days after the end of our fiscal year, our general partners will deliver to each limited partner an annual report which includes our financial statements, audited by independent certified public accountants and prepared in accordance with generally accepted accounting principles. Such financial statements will include a profit and loss statement, a balance sheet of Behringer Harvard Short-Term Fund I, a cash flow statement and a statement of changes in partners' capital. The notes to the annual financial statements will contain a detailed reconciliation of our net income for financial reporting purposes to net income for tax purposes for the periods covered by the report. The annual report for each year will report on our activities for that year, identify the source of our distributions, set forth the compensation paid to our general partners and their affiliates and a statement of the services performed in consideration therefor, provide a category-by-category breakdown of the general and administrative expenses incurred, including a breakdown of all costs reimbursed to our general partners and their affiliates in accordance with
Section 11.4(b) of our partnership agreement, and contain such other information as is deemed reasonably necessary by our general partners to advise the investors of our affairs.

       For as long as we are required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report shall be sent to limited partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each limited partner will be furnished, within 60 days after the end of each of the first three quarters of our fiscal year, an unaudited financial report for that period including a profit and loss statement, a balance sheet and a cash flow statement. The foregoing reports for any period in which fees are paid to our general partners or their affiliates for services shall set forth the fees paid and the services rendered. In addition, until all of the net proceeds from the offering are expended or committed, or in the discretion of our general partners used to establish a working capital reserve or returned to the limited partners, each limited partner shall be furnished, at least quarterly within 60 days after the end of each quarter during which we have acquired real property, and no less often than annually, an acquisition report describing the properties acquired since the prior special report and including a description of locations and of the market upon which our general partners are relying in projecting successful operation of the properties. The acquisition report shall include:

       o a description of the present or proposed use of the property and its suitability or adequacy for such use and the terms of any material lease affecting the property;

       o a statement of the appraised value, purchase price, terms of purchase, and an itemization of all costs related to the acquisition paid to our affiliates;

       o a statement that title insurance and any required performance bonds or other assurances in accordance with requirements of the partnership agreement with respect to builders have been or will be obtained on the property;

       o a description of any real property that our general partners presently intend to acquire or lease, providing its location and a description of its general character;

       o a description of the proposed method of financing, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, due-on-sale or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and

       o a description of statement regarding the amount of proceeds in both dollar amount and as a percentage of the total amount of the offering held by us that remain unexpended or uncommitted.

       The appraisal we receive at the time of each acquisition of property shall be maintained in our records for at least five years thereafter and, during such time, shall be made available to our limited partners for inspection and duplication at reasonable times.

       We will report the estimated value of our units annually to the limited partners in the next annual or quarterly report on Form 10-K or Form 10-Q sent to limited partners following the valuation process. Such estimated value will be based upon annual appraisals of our properties performed by our general partners and not by an independent appraiser. Our general partners are, however, required under our partnership agreement to obtain the opinion of an independent third party that their estimate of the value of each unit is reasonable and was prepared in accordance with appropriate methods for valuing real estate. For the first three full fiscal years following the year in which the offering of units terminates, the value of the units will be deemed to be their initial purchase price of $10, and no valuation of our properties will be performed. See "Investment by Tax-Exempt Entities and ERISA Considerations - Annual Valuation Requirement."

       Our general partners shall cause to be filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then-currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. We will provide without charge a copy of any such report upon request by a limited partner. In addition, upon request from any prospective investor or limited partner, we will provide without charge a copy of the NASAA Guidelines, as referred to elsewhere in this prospectus.

                              PLAN OF DISTRIBUTION

THE OFFERING

       We are offering a maximum of 10,000,000 units of limited partnership interest to the public through Behringer Securities, our dealer manager, a registered broker-dealer affiliated with our general partners. The units are being offered at a price of $10 per unit on a "best efforts" basis, which means generally that the dealer manager will be required to use only its best efforts to sell the units and it has no firm commitment or obligation to purchase any of the units. We are also offering 1,000,000 units for sale pursuant to our distribution reinvestment plan at a price of $10 per unit. Therefore, a total of 11,000,000 units are being registered in this offering. The offering of our units will terminate on or before February 19, 2005. However, we reserve the right to terminate this offering at any time prior to such termination date. At the discretion of our general partners, we may elect to extend the termination date of our offering of units reserved for issuance pursuant to our distribution reinvestment plan up to February 19, 2007, in which case participants in the plan will be notified. This offering must be registered in every state in which we offer or sell units. Generally, such registrations are for a period of one year. Thus, we may have to stop selling units in any state in which the registration is not renewed annually.

BEHRINGER SECURITIES

       Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard programs, including the securities being offered in this offering. This offering is the first offering for which Behringer Securities has acted as dealer manager. For additional information about Behringer Securities, including information relating to Behringer Securities' affiliation with us, please refer to the section of this prospectus captioned "Management - Affiliated Companies - Dealer Manager."

COMPENSATION WE WILL PAY FOR THE SALE OF OUR UNITS

       Except as provided below, our dealer manager will receive selling commissions of 7.0% of the gross offering proceeds. The dealer manager will also receive a dealer manager fee in the amount of 2.5% of the gross offering proceeds as compensation for acting as the dealer manager and for expenses incurred in connection with marketing and due diligence expense reimbursement. With respect to purchases pursuant to our distribution reinvestment plan, Behringer Securities has agreed to reduce its dealer manager fee to 1.0% of the gross proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the units. A broker-dealer for a limited partner who elects to participate in our distribution reinvestment plan will be paid selling commissions for the reinvestment purchases at the same rate as for the limited partner's initial purchases. However, limited partners participating in the distribution reinvestment plan may designate the amount of the selling commission, up to 7.0%, and to whom it will be paid. To the extent that all or a portion of the 7.0% selling commission is not designated for payment to a limited partner's broker, the 7.0% selling commission, or balance thereof, will be retained and used by us for additional investments. See "Summary of Distribution Reinvestment Plan - Investment of Distributions."


                                                         Per Unit    Total Minimum    Total Maximum
                                                         --------    -------------    -------------
    Price to public.................................       $10.00      $1,500,000     $110,000,000
    Selling commissions.............................          .70          70,000        7,700,000
    Marketing and due diligence expense.............          .25          35,000        2,600,000
                                                           ------      ----------     ------------
    Proceeds to Behringer Harvard Short-Term
          Fund I LP.................................       $ 9.05      $  905,000     $ 99,700,000
                                                           ======      ==========     ============

       We will not pay any selling commissions in connection with the following special sales: (i) the sale of the units to one or more select dealers and their respective officers and employees and some of their respective affiliates who so request; and (ii) the sale of the units to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature.

       Our dealer manager may authorize certain other broker-dealers who are members of the NASD to sell our units. In the event of the sale of units by such other broker-dealers, the dealer manager may reallow its commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers. In addition, the dealer manager may reallow to broker-dealers participating in the offering a portion of its dealer manager fee in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement. The amount of the reallowance will be commensurate with the participating broker-dealer's level of marketing support, level of due diligence review and success of its sales efforts, each as compared to those of the other participating broker-dealers.

       We or our general partners or their affiliates may also provide non-cash incentive items for registered representatives of our dealer manager and the participating broker-dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. The value of all such items shall be considered underwriting compensation in connection with this offering. In no event will our total underwriting compensation exceed 10.0% of gross offering proceeds.

       Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their units down to zero (1) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (2) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transactions. All such sales must be made through registered broker-dealers. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our units.

       Our general partners have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

       The broker-dealers participating in the offering of our units are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any units will be sold.

UNITS PURCHASED BY AFFILIATES

       Our general partners and their affiliates, including their family members (including spouses, parents, grandparents, children and siblings), may purchase units offered in this offering at a discount. The purchase price for such units shall be $9.05 per unit, reflecting the fact that selling commissions in the amount of $0.70 per unit and dealer manager fees in the amount of $0.25 per unit will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of units at a discount. Our general partners and their affiliates will be expected to hold their units purchased as limited partners for investment and not with a view towards distribution. In addition, units purchased by our general partners or their affiliates will not be entitled to vote on any matter presented to the limited partners for a vote.

SUBSCRIPTION PROCESS

       We will sell our units when subscriptions to purchase units are received and accepted by us. If you meet our suitability standards, you may subscribe for units by completing and signing a subscription agreement, like the one contained in this prospectus as Exhibit C, according to its instructions for a specific number of units and delivering to Behringer Securities a check for the full purchase price of the units, payable to "Wells Fargo Bank Iowa, N.A., Escrow Agent for Behringer Harvard Short-Term Opportunity Fund I LP." You should exercise care to ensure that the subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you:

       o      have received this prospectus;

       o      agree to be bound by the terms of our partnership agreement;

       o      meet the suitability standards described in this prospectus;

       o understand that, if you are a California resident or ever propose to transfer your units to a California resident, the State of California imposes transfer restrictions on our units in addition to the restrictions included in our partnership agreement;

       o affirm that, if you are a Missouri, Nebraska, Ohio or Pennsylvania resident, your investment does not exceed 10.0% of your liquid net worth;

       o affirm that, if you are a Washington resident, your investment does not exceed the greater of 5.0% of your liquid net worth or 5.0% of your gross income;

       o      are purchasing the units for your own account;

       o      acknowledge that there is no public market for our units;

       o understand that, if you are investing on behalf of any entity which is tax-exempt under the Internal Revenue Code, an investment in our units is likely to give rise to UBTI, which is likely to result in the entity being subject to federal income tax; and

       o are in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to our units. See also the section of this prospectus captioned "How to Subscribe."

       Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for units until at least five business days after the date you receive this prospectus. Subject to compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (Exchange Act), our dealer manager and the broker-dealers participating in the offering will submit a subscriber's check to the escrow agent by noon of the next business day following receipt of the subscriber's subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy, subscriber checks will be promptly deposited with the escrow agent in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account with our escrow agent, and will be held in trust for your benefit, pending release to us.

       We will accept or reject subscriptions within 30 days after we receive them. If your subscription agreement is rejected, your funds, plus interest, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. After we have sold $1.5 million of our units, we expect to admit new investors at least monthly. The escrow agent will not release your funds to us until we admit you as a limited partner. Funds received by us from prospective investors will continue to be placed in escrow during this offering and we will issue additional units periodically.

MINIMUM OFFERING

       Subscription proceeds will be placed in escrow until such time as subscriptions aggregating at least $1.5 million have been received and accepted by us (the "Minimum Offering"). Any units purchased by our general partners or their affiliates will not be counted in calculating the Minimum Offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before February 19, 2004 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Subscribers may not withdraw funds from the escrow account.

       If the Minimum Offering has not been received and accepted by February 19, 2004 (one year after the date of this prospectus), our escrow agent will promptly so notify us and this offering will be terminated and your funds and subscription agreement will be returned to you within ten days after the date of such termination. In such event, our escrow agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 from each subscriber whose subscription is rejected. In the event that a subscriber fails to remit an executed Internal Revenue Service Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber's funds, our escrow agent will be required to withhold from such funds 30.0% of the earnings attributable to such subscriber in accordance with Treasury Regulations. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest will be paid to subscribers upon the termination of the escrow period. We will bear all expenses of escrow and, as such, the interest to be paid to any subscriber will not be reduced for such expense.

       Subscription proceeds received from residents of Nebraska and residents of Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for at least 550,000 units, aggregating at least $5.5 million have been received and accepted by us. If we have not received and accepted subscriptions for 550,000 units by the end of the 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Nebraska investors and Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Nebraska investor or a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within ten calendar days after receipt of the investor's request.

       Subscription proceeds received from residents of New York will be placed in a separate interest-bearing account with the escrow agent until subscriptions for at least 250,000 units, aggregating at least $2.5 million, have been received and accepted by us. If we have not received and accepted subscriptions for 250,000 units by the end of the offering period, subscriptions of New York residents will be returned to them within ten business days after the last day of the offering period.

ADMISSION OF LIMITED PARTNERS

       Initial subscribers may be admitted as limited partners and the payments transferred from escrow to us at any time after we have received and accepted the Minimum Offering, except that subscribers residing in New York may not be admitted as limited partners until subscriptions have been received and accepted for 250,000 units ($2.5 million), and except that subscribers residing in either Nebraska or Pennsylvania may not be admitted until subscriptions have been received and accepted for 550,000 units ($5.5 million). In addition, certain other states may impose different requirements than those set forth herein. We expect to admit limited partners on a monthly basis following the Minimum Offering.

       Upon admission of an investor as our new limited partner, the escrow agent will release such subscribers' funds to us. The interest, if any, earned on escrow funds prior to the transmittal of the proceeds to us generally will not become part of our capital. Instead, promptly after ten days following each new investor admission date, we will cause the escrow agent to make distributions to limited partners of all interest earned on their escrowed funds used to purchase the units. Interest, if any, earned on accepted subscription proceeds will be payable to you only if your funds have been held in escrow by our escrow agent for at least 35 days. You will not otherwise be entitled to interest earned on funds held by us or to receive interest on your invested capital.

       The proceeds of this offering will be received and held in trust for the benefit of purchasers of units to be used only for the purposes set forth in the "Estimated Use of Proceeds" section of this prospectus.

UNITS HELD BY ASSIGNMENT

       Where a bank, broker, custodian or other fiduciary holds units as assignor or nominee for persons who invest in us, the persons who invest in us, as assignee or beneficial owner of such units, will be granted the same rights as if they were limited partners, except as prohibited by law. The NASAA Guidelines require the assignment agreement between the assignor and the assignees to provide that the assignor's management has fiduciary responsibility for the safekeeping and use of all funds and assets of the assignees, whether or not in the possession or control of the assignor's management. Further, the assignor's management must not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the assignees. In addition, the assignment agreement must not permit the assignees to contract away the fiduciary duty owed to the assignees by the assignor's management under the common law of agency.

INVESTMENTS BY IRAS AND QUALIFIED PLANS

       We do not recommend that investors purchase units through their IRAs because it is highly likely that the income from such units will be taxable in the IRA. See "Federal Income Tax Considerations - Investment by Qualified Plans and Other Tax-Exempt Entities" on page 105. If nonetheless, an investor elects to invest in our units through an IRA, such investor may designate Sterling Trust Company as the investor's IRA custodian. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our limited partners with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado. Further information as to custodial services is available through your broker or may be requested from us or downloaded from our web site.

       We may sell units to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93.0% of the public offering price in consideration for the services rendered by such broker-dealers and registered representatives to us in this offering. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of units.

VOLUME DISCOUNTS

       In connection with sales of certain minimum numbers of units to a "purchaser," as defined below, volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per unit payable by the investor. The following table illustrates the various discount levels available:


                                                                     Commissions on Sales per Incremental
                                                                        Unit in Volume Discount Range
                                                                ---------------------------------------------
              Number of       Purchase Price per Incremental            Percentage
           Units Purchased     Unit in Volume Discount Range     (based on $10 per unit)          Amount
           ---------------     -----------------------------     -----------------------          ------
       1 to 50,000                        $10.00                           7.0%                    $0.70
       50,001 to 100,000                    9.80                           5.0                      0.50
       100,001 and over                     9.60                           3.0                      0.30

       For example, if an investor purchases 600,000 units, he or she would pay
(1) $500,000 for the first 50,000 units ($10.00 per unit), (2) $490,000 for the next 50,000 units ($9.80 per unit), and (3) $4,800,000 for the remaining 500,000 units ($9.60 per unit). Accordingly, he or she could pay as little as $5,780,000 (approximately $9.63 per unit) rather than $6,000,000 for the units, in which event the commission on the sale of such units would be $210,000 (approximately $0.35 per unit) and, after payment of the dealer manager fee of $150,000 ($0.25 per unit), we would receive net proceeds of $5,420,000 ($9.03 per unit). The net proceeds to us will not be affected by volume discounts.

       In addition, in order to encourage purchases of 1,000,000 or more units, a potential purchaser who proposes to purchase at least 1,000,000 units may agree with BH Advisors II LP and Behringer Securities to have the dealer manager fee with respect to the sale of such units reduced to as little as 1.0%, and, with the agreement of the participating broker, to have the selling commission payable with respect to the sale of such units reduced to as little as 0.5%, in which event the aggregate fees payable with respect to the sale of such units would be reduced by $0.80 per unit, and the purchaser of such units would be required to pay a total of $9.20 per unit purchased, rather than $10.00 per unit. The net proceeds to us would not be affected by such fee reductions. All such sales must be made through registered broker-dealers.

       Because all investors will be deemed to have contributed the same amount per unit to us for purposes of tax allocations and distributions of net cash from operations and sale proceeds, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

       Regardless of any reduction in any commissions (or acquisition and advisory fees in respect of sales of over 1,000,000 units), for any reason, any other fees based upon gross proceeds of the offering, including acquisition and advisory fees payable to our general partners, will be calculated as though the purchaser paid $10 per unit. The sales price for all such units will also be deemed to be $10 per unit for the purposes of determining whether we have sold units equal to the Minimum Offering.

       Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such units are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for units, and must set forth the basis for such request. Any such request will be subject to verification by our general partners that all of such subscriptions were made by a single "purchaser."

       For the purposes of such volume discounts, the term "purchaser" includes:

       o an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

       o a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

       o an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

       o      all commingled trust funds maintained by a given bank.

       Notwithstanding the above, in connection with volume sales made to investors in our units, investors may request in writing to aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by our general partners or their affiliates, as part of a combined order for purposes of determining the number of units purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for units. As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

       California residents should be aware that volume discounts will not be available in connection with the sale of units made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

       o there can be no variance in the net proceeds to us from the sale of the units to different purchasers of the same offering;

       o all purchasers of the units must be informed of the availability of quantity discounts;

       o the same volume discounts must be allowed to all purchasers of units which are part of the offering;

       o the minimum amount of units as to which volume discounts are allowed cannot be less than $10,000;

       o the variance in the price of the units must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

       o      no discounts are allowed to any group of purchasers.

       Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of units purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of units purchased.

DEFERRED COMMISSION OPTION

       Subscribers for units may agree with their participating broker-dealers and our dealer manager to have selling commissions due with respect to the purchase of their units paid over a three-year period pursuant to a deferred commission arrangement. Limited partners electing the deferred commission option will be required to pay a total of $9.40 per unit purchased upon subscription, rather than $10.00 per unit, with respect to which $0.10 per unit will be payable as commissions due upon subscription. Unless earlier accelerated as the result of a decision by the general partners to liquidate us prior to such time, for the period of three years following subscription, $0.20 per unit will be deducted on an annual basis from distributions of net cash from operations otherwise payable to the limited partners and used by us to pay deferred commission obligations. The net proceeds to us will not be affected by the election of the deferred commission option. Under this arrangement, a limited partner electing the deferred commission option will pay a 1.0% commission upon subscription, rather than a 7.0% commission, and an amount equal to a 2.0% commission per year thereafter for the next three years, or longer if required to satisfy outstanding deferred commission obligations, will be deducted from distributions of net cash from operations otherwise payable to such limited partner and used by us to satisfy commission obligations. The foregoing commission amounts may be adjusted with approval of our dealer manager by application of the volume discount provisions described previously.

       Investors electing the deferred commission option who are subject to federal income taxation will incur tax liability for distributions of net cash from operations otherwise payable to them with respect to their units even though such distributions will be withheld from such limited partners and will instead be paid to third parties to satisfy commission obligations.

       Investors who wish to elect the deferred commission option should make the election on their subscription agreement. Election of the deferred commission option will authorize us to withhold cash distributions otherwise payable to such investor for the purpose of paying commissions due under the deferred commission option. However, in no event may we withhold in excess of $0.60 per unit in the aggregate under the deferred commission option. Cash distributions otherwise payable to investors may be pledged by us, our dealer manager, or our general partners or our respective affiliates to secure one or more loans, the proceeds of which would be used to satisfy selling commission obligations. Investors who elect both the deferred commission option and participation in our distribution reinvestment plan will have their distributions reinvested in our units pursuant to the distribution reinvestment plan each year during the three-year period following subscription only after such funds have been applied to satisfy the investor's annual deferred commission obligation for such year. After the investor's deferred commission obligation has been satisfied, the investor will be eligible to participate in the distribution reinvestment plan with respect to the investor's distributions.

       In the event that, at any time prior to the satisfaction of our remaining deferred commission obligations, we begin a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by us. In such event, we will provide notice of such acceleration to limited partners who have elected the deferred commission option. The amount of the remaining commissions due shall be deducted and paid by us out of cash distributions otherwise payable to such limited partners during the time period prior to liquidation of our properties; provided that, in no event may we withhold in excess of $0.60 per unit in the aggregate. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligation of us and our limited partners to make any further payments of deferred commissions under the deferred commission option shall terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following a liquidation of our properties.

       In addition, if you elect the deferred commission option and subsequently elect to participate in our unit redemption program or request that we transfer your units for any other reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to you during the period that deferred commissions are payable, then we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to you, and:

       o in the case of an election to sell the units under our redemption program, you will be required to pay to us the unpaid portion of the remaining deferred commission obligation prior to or concurrently with our purchase of your units pursuant to our redemption program or we may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to you for our purchase of your units under our redemption program; or

       o if you request that we transfer the units for any other reason, you will not be entitled to effect any such transfer until you first either:

              - pay to us the unpaid portion of the remaining deferred commission obligation, or

              - provide a written instrument in form and substance satisfactory to us, and appropriately signed by the transferee, stating that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified period, which may be up to three years.

                                 WHO MAY INVEST

       In order to purchase units in this offering, you must:

       o meet the applicable financial suitability standards as described below; and

       o      purchase at least the minimum number of units as described below.

       We have established suitability standards for initial limited partners and subsequent purchasers of units from our investors, except for investors in certain states as described below. These suitability standards require that a purchaser of units have, excluding the value of a purchaser's home, furnishings and automobiles, either:

       o      a net worth of at least $150,000; or

       o a gross annual income of at least $45,000 and a net worth of at least $45,000.

       The minimum purchase is 100 units ($1,000), except in certain states as described below. You may not transfer less units than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your units so as to retain less than the number of units required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in units will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

       After you have purchased the minimum investment, or have satisfied minimum purchase requirements of Behringer Harvard REIT I, Behringer Harvard Mid-Term Fund I or any other Behringer Harvard public real estate program, any additional purchase must be in increments of at least 2.5 units ($25), except for (1) purchases made by residents of Nebraska, who must still meet the minimum investment requirements set forth under the table below, (2) purchases of units pursuant to our distribution reinvestment plan or reinvestment plans of other Behringer Harvard public real estate programs, which may be in lesser amounts and (3) purchases made by Minnesota and Oregon residents in other Behringer Harvard public real estate programs, who must still satisfy the minimum purchase requirements of that program.

       Several states have established suitability requirements, minimum purchase amounts and other limitations that are more stringent than the standards that we have established and described above. We have listed the suitability standards for those states that have more restrictive requirements than those set by us in the following table:


     STATE        INCOME/NET WORTH REQUIREMENTS           MINIMUM PURCHASE                  OTHER LIMITATIONS
     -----        -----------------------------           ----------------                  -----------------
Arizona           (1) Current annual gross                      N/A                                N/A
                  income of $75,000 and net
                  worth of $75,000, or (2) net
                  worth of $225,000

California        (1) Current or prior tax year                 N/A                                N/A
                  annual gross income of
                  $65,000 and net worth of
                  $250,000, or (2) net worth of
                  $500,000

Iowa              (1) Current annual gross                      N/A                                N/A
                  income of $75,000 and net
                  worth of $75,000, or (2) net
                  worth of $225,000

Maine             (1) Current annual gross                      N/A                                N/A
                  income of $50,000 and net
                  worth of $50,000 or (2) net
                  worth of $200,000

Massachusetts     (1) Current annual gross                      N/A                                N/A
                  income of $75,000 and net
                  worth of $75,000, or (2) net
                  worth of $225,000

Michigan          (1) Current annual gross                      N/A                                N/A
                  income of $60,000 and net
                  worth of $60,000, or (2) net
                  worth of $225,000


     STATE        INCOME/NET WORTH REQUIREMENTS           MINIMUM PURCHASE                 OTHER LIMITATIONS
     -----        -----------------------------           ----------------                 -----------------

Minnesota                      N/A                250 units ($2,500) for initial                   N/A
                                                  purchases; 200 units ($2,000)
                                                  for IRAs and other qualified
                                                  retirement plans

Missouri          (1) Current annual gross                      N/A                 Investor may not invest greater
                  income of $60,000 and net                                         than 10.0% of liquid net worth
                  worth of $60,000 or (2) net                                       in the units.
                  worth of $225,000

Nebraska                       N/A                500 units ($5,000) for initial    No proceeds from Nebraska
                                                  purchases and 100 units           investors may be released from
                                                  ($1,000) for additional           escrow until $5.5 million is
                                                  purchases; 100 units ($1,000)     raised in this offering.
                                                  for IRAs and qualified            Investments in additional units
                                                  retirement plans for initial      pursuant to the distribution
                                                  and additional purchases          reinvestment plan must be at least
                                                                                    $50 per year and made through a
                                                                                    Nebraska broker. Investor may
                                                                                    not invest more than 10.0% of
                                                                                    net worth.

New Jersey        (1) Current or prior tax year                 N/A                                N/A
                  annual gross income of
                  $65,000 and net worth of
                  $250,000, or (2) net worth of
                  $500,000

New Mexico        (1) Current annual gross                      N/A                                N/A
                  income of $60,000 and net
                  worth of $60,000, or (2) net
                  worth of $225,000

New York                       N/A                250 units ($2,500); 100 units     No proceeds from New York
                                                  ($1,000) for IRAs                 investors may be released from
                                                                                    escrow until $2.5 million is
                                                                                    raised in this offering.

North Carolina    (1) Current annual gross        250 units ($2,500) except for                    N/A
                  income of $60,000 and net       IRAs and qualified retirement
                  worth of $60,000, or (2) net    plans
                  worth of $225,000

Ohio                           N/A                              N/A                 Investor may not invest greater
                                                                                    than 10.0% of liquid net worth
                                                                                    in the units.

Oregon            (1) Current annual gross                      N/A                                N/A
                  income of $60,000 and net
                  worth of $60,000 or (2) net
                  worth of $225,000

Pennsylvania                   N/A                              N/A                 No proceeds from Pennsylvania
                                                                                    investors may be released from
                                                                                    escrow until $5.5 million is
                                                                                    raised in this offering.
                                                                                    Investor must have a net worth
                                                                                    of at least ten times amount of
                                                                                    investment in the partnership.

Washington                     N/A                              N/A                 Investor may not invest the
                                                                                    greater of 5.0% of net worth or
                                                                                    5.0% of gross income.

In all states listed above, net worth is to be determined excluding the value of a purchaser's home, furnishings and automobiles.

       Because the minimum offering of our units is less than $11.0 million, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

       For reasons other than suitability requirements, we currently do not offer or sell any units to residents of New Hampshire. We may amend our offering at a later date if we determine to sell units in these states.

       In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the units or by the beneficiary of the account. These suitability standards are intended to help ensure that, given our investment objectives and the relative illiquidity of our units, our units of limited partnership interest are an appropriate investment for those of you who become investors.

       Our general partners and their affiliates, as well as each participating broker-dealer, and any other person selling units on our behalf are required to:

       o make every reasonable effort to determine that the purchase of units is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor's age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor; and

       o maintain records for at least six years of the information used to determine that an investment in the units is suitable and appropriate for each investor.

       In making this determination, your participating broker-dealer will, based on a review of the information provided by you, consider whether you:

       o meet the minimum income and net worth standards established in your state;

       o can reasonably benefit from an investment in our units of limited partnership interest based on your overall investment objectives and portfolio structure;

       o are able to bear the economic risk of the investment based on your overall financial situation; and

       o      have an apparent understanding of:

              - the fundamental risks of an investment in our units of limited partnership interest;

              -      the risk that you may lose your entire investment;

              - the lack of liquidity of our units of limited partnership interest;

              - the restrictions on transferability of our units of limited partnership interest;

              -      the background and qualifications of our general partners;
                     and

              - the tax consequences of an investment in our units of limited partnership interest.


                                HOW TO SUBSCRIBE

       Investors who meet the applicable suitability standards, minimum purchase requirements and other limitations described in the "Who May Invest" section of this prospectus may purchase units. If you want to purchase units, you must proceed as follows:

              (1) Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

              (2) Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit C.

              (3) Deliver a check to Behringer Securities for the full purchase price of the units being subscribed for, payable to "Wells Fargo Bank Iowa, N.A., Escrow Agent for Behringer Harvard Short-Term Opportunity Fund I LP," along with the completed subscription agreement. Certain dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to the escrow agent for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

              (4) By executing the subscription agreement and paying the full purchase price for the units subscribed for, you will attest that you meet the suitability standards as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

       If you elect the deferred commission option, you must do so by indicating your election on the signature page of the subscription agreement. The dealer must also complete and sign the subscription agreement to acknowledge its agreement to the deferred commission option. This is more fully explained in the section of this prospectus captioned "Plan of Distribution - Deferred Commission Option."

       An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. If you want to purchase units through an IRA, SEP or other tax-deferred account, Sterling Trust Company has agreed to serve as IRA custodian for such purpose. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our limited partners with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.

                           SUPPLEMENTAL SALES MATERIAL

       In addition to this prospectus, we may utilize certain sales material in connection with the offering of the units, although only when accompanied by or preceded by the delivery of this prospectus. The sales material may include:

       o      investor sales promotion brochures;

       o      cover letters transmitting the prospectus;

       o      brochures containing a summary description of the offering;

       o      brochures describing our advisory board;

       o reprints of articles about us or the real estate industry generally;

       o fact sheets describing the general nature of the Behringer Harvard Short-Term Fund I and our investment objectives;

       o slide presentations and studies of the prior performance of entities managed by our general partners and their affiliates;

       o      broker updates;

       o      computer presentations;

       o      web site material;

       o      electronic media presentations;

       o      audio cassette presentations;

       o      video presentations;

       o      cd-rom presentations;

       o      seminars and seminar advertisements and invitations; and

       o      scripts for telephonic marketing.

All of the foregoing material will be prepared by our general partners or their affiliates with the exception of third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

       The offering of units is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the units.


                                  LEGAL MATTERS

       The legality of the units being offered hereby has been passed upon for us by Fulbright & Jaworski L.L.P., Dallas, Texas. The statements under the caption "Federal Income Tax Considerations" as they relate to federal income tax matters have been reviewed by Morris, Manning & Martin, LLP, Atlanta, Georgia, and Morris, Manning & Martin, LLP has opined as to certain income tax matters relating to an investment in us. Fulbright & Jaworski L.L.P. and Morris, Manning & Martin, LLP have represented our general partners, as well as affiliates of our general partners, in other matters and may continue to do so in the future. The partner in charge of our relationship with Fulbright & Jaworski L.L.P. has an equity interest in the ultimate parent company of our general partner, BH Advisors II LP.

                                     EXPERTS

       The financial statements of Behringer Harvard Short-Term Opportunity Fund I LP and Behringer Harvard Advisors II LP at December 31, 2002, included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

       We have filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act with respect to the units offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Securities and Exchange Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by us, may be obtained upon payment of the fees prescribed by the Securities and Exchange Commission, or may be examined at the offices of the Securities and Exchange Commission without charge, at the public reference facility in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

                          INDEX TO FINANCIAL STATEMENTS


Behringer Harvard Short-Term Opportunity Fund I LP
    Report of Independent Accountants.......................................F-2
    Balance Sheet at December 31, 2002......................................F-3
    Statement of Partners' Capital for the period from
       September 20, 2002 (date of inception) through December 31, 2002.....F-4
    Notes to Financial Statements...........................................F-5

Behringer Harvard Advisors II LP
    Report of Independent Accountants.......................................F-8
    Consolidated Balance Sheet at December 31, 2002.........................F-9
    Consolidated Statement of Partners' Capital for the period from
       September 20, 2002 (date of inception) through December 31, 2002.....F-10
    Notes to Financial Statements...........................................F-11

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of
Behringer Harvard Short-Term Opportunity Fund I LP

       In our opinion, the accompanying balance sheet and the related statement of partners' capital present fairly, in all material respects, the financial position of Behringer Harvard Short-Term Opportunity Fund I LP (a development stage partnership) at December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP

Dallas, Texas
January 15, 2003

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                     (A Development Stage Texas Partnership)

                                  BALANCE SHEET
                                December 31, 2002

                                     ASSETS

           Cash................................................  $600
                                                                  ---

           Total Assets........................................  $600
                                                                  ===



                        LIABILITIES AND PARTNERS' CAPITAL

           Total Liabilities...................................  $  -
                                                                  ---

           Commitments and Contingencies

           Partners' Capital
             General Partners..................................   500
             Limited Partnership Units, 11,000,000 units
                 authorized, none issued and outstanding.......   100
                                                                  ---

           Total Partners' Capital.............................   600
                                                                  ---

           Total Liabilities and Partners' Capital.............  $600
                                                                  ===


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                     (A Development Stage Texas Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
           For the period from September 20, 2002 (date of inception)
                           through December 31, 2002


                                     Behringer Harvard        Robert M.         Gerald J.
                                       Advisors II LP         Behringer        Reihsen, III        Total
                                       --------------         ---------        ------------        -----
Balance, September 20, 2002                 $  -                 $  -              $  -             $  -
(Date of Inception)

Contributions                                400                  100               100              600
                                             ---                  ---               ---              ---

Balance at December 31, 2002                $400                 $100              $100             $600
                                             ===                  ===               ===              ===






   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                     (A Development Stage Texas Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2002

1.     Organization

       Behringer Harvard Short-Term Opportunity Fund I LP (the "Partnership") was formed in Texas on July 30, 2002, by and between Behringer Harvard Advisors II LP (a "General Partner"), a Texas limited partnership as general partner, Robert M. Behringer (also a "General Partner"), an individual as general partner and Gerald J. Reihsen III (the "Limited Partner" and collectively with the General Partners, the "Partners") an individual as limited partner. The Partnership was funded through capital contributions on September 20, 2002 (date of inception). The Partnership intends to file a registration statement on Form S-11 with the Securities and Exchange Commission with respect to a public offering (the "Offering") of 11,000,000 units of limited partnership interest.

       A maximum of 10,000,000 units may be sold to the public pursuant to the Offering. In addition, the Partnership plans to register an additional 1,000,000 units that will be available only to partners who elect to participate in the Partnership's distribution reinvestment plan at $10 per unit.

       The Partnership intends to use the proceeds from its public offering, after deducting offering expenses, primarily to acquire income-producing properties, including office, industrial and other commercial properties, including properties that are under construction or development, are newly constructed, or have been constructed and have operating histories. The Partnership may also purchase shopping centers, business and industrial parks, manufacturing facilities and warehouse and distribution facilities in markets where barriers to entry are low. The partnership agreement provides that the Partnership will continue in existence until the earlier of December 31, 2017 or termination of the Partnership by written consent of all the partners.

       The Partnership is in the development stage and has not begun operations.

       INITIAL CAPITAL CONTRIBUTION

       Upon formation of the Partnership, the two General Partners contributed cash of $500 and the limited partner contributed $100, respectively, for non-unit investments.

       CASH FLOW DISTRIBUTIONS

       Net cash flows, as defined, are to be distributed to the Partners as follows:

              (a) To the Limited Partners on a per unit basis until each of such Limited Partners have received distributions of net cash from operations with respect to such fiscal year, or applicable portion thereof, equal to ten percent (10.0%) per annum of their net capital contribution;

              (b) Then to the Limited Partners on a per unit basis until each Limited Partner has received or has been deemed to have received one hundred percent (100.0%) of their net capital contribution; and

              (c) Thereafter, eighty-five percent (85.0%) to the Limited Partners on a per unit basis, and fifteen percent (15.0%) to the General Partners to be apportioned in such percentages as they may from time to time agree upon among themselves.

       Other limitations of allocated or received distributions are defined within the partnership agreement.

       INCOME (LOSS) ALLOCATIONS

       Net loss for each applicable accounting period shall be allocated to the Partners as follows:

              (a) To the Partners having positive balances in their capital accounts (in proportion to the aggregate positive balances in all capital accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

              (b) Then, eighty-five percent (85.0%) to the Limited Partners and fifteen percent (15.0%) to the General Partners.

       Net income for each applicable accounting period shall be allocated to the Partners as follows:

              (a) To the Partners to the extent of and in proportion to allocations of net loss as noted above; and

              (b) Then, so as to cause the capital accounts of all Partners to permit liquidating distributions to be made in the same manner and priority as set forth in the partnership agreement.

2.     Income Taxes

       No federal income taxes are payable by the Partnership and none have been provided in the accompanying financial statements. The partners are to include their respective shares of partnership income or loss, determined on an income tax basis, in their individual tax returns.

3.     Related-Party Arrangements

       The General Partners and certain of their affiliates will receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Partnership. Behringer Securities LP ("Behringer Securities"), the affiliated dealer-manager, will receive a commission of up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Behringer Securities intends to reallow 100.0% of commissions earned to participating broker-dealers. In addition, up to 2.5% of gross proceeds before reallowance to participating broker-dealers will be paid to Behringer Securities as a dealer manager fee. Behringer Securities may reallow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement.

       All organization and offering expenses (excluding selling commissions and the dealer manager fee) are being paid for by the General Partners or their affiliates and could be reimbursed by the Partnership for up to 2.5% of gross offering proceeds. As of December 31, 2002 the General Partners or their affiliates had paid $471,934 of organization and offering expenses on behalf of the Partnership. The General Partners or their affiliates also will receive acquisition and advisory fees of up to 3.0% of the contract purchase price of each property for identifying, reviewing, evaluating, investing in and the purchase, development or construction of real property acquisitions. Any portion of this fee may be deferred and paid in a subsequent year. The General Partners or their affiliates may also receive up to 0.5% of the contract purchase price of each property for reimbursement of expenses related to making such acquisition.

       The Partnership expects to pay HPT Management Services LP, its property manager, fees for the management and leasing of the Partnership's properties, which fees will be up to 4.5% of gross revenues, plus separate leasing fees based upon the customary leasing fees applicable to the geographic location of the properties, but will not exceed 6.0% of gross revenues. The Partnership will also reimburse HPT Management Services LP for costs and expenses incurred by it on behalf of the Partnership.

       The Partnership will pay the General Partners or their affiliates an annual advisor asset management fee of 0.5% of aggregate assets value. Any portion of the asset management fee may be deferred and paid in a subsequent year.

       In connection with the sale of the properties of the Partnership, the Partnership will pay to the General Partners or their affiliates a real estate commission in an amount not exceeding the lesser of: (A) 50.0% of the reasonable, customary and competitive real estate brokerage commissions customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (B) 3.0% of the gross sales price of each property, subordinated to distributions to investors from the sale proceeds of an amount which, together with prior distributions to the limited partners, will equal (1) 100.0% of their capital contributions plus (2) a 10.0% annual cumulative (noncompounded) return on their net capital contributions. Subordinated real estate commissions that are not payable at the date of sale, because limited partners have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Partners of
Behringer Harvard Advisors II LP

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of partners' capital present fairly, in all material respects, the financial position of Behringer Harvard Advisors II LP (a development stage partnership) at December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP

Dallas, Texas
January 15, 2003

                        BEHRINGER HARVARD ADVISORS II LP
                     (A Development Stage Texas Partnership)

                           CONSOLIDATED BALANCE SHEET
                                December 31, 2002

                                     ASSETS

          Cash................................................. $1,200
                                                                 -----

          Total Assets......................................... $1,200
                                                                 =====



                        LIABILITIES AND PARTNERS' CAPITAL

          Total Liabilities.................................... $    -
                                                                 -----

          Commitments and Contingencies

          Minority Interest....................................    200

          Partners' Capital....................................  1,000
                                                                 -----

          Total Liabilities and Partners' Capital.............. $1,200
                                                                 =====


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED
                             FINANCIAL STATEMENTS.

                        BEHRINGER HARVARD ADVISORS II LP
                     (A Development Stage Texas Partnership)

                   CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
       For the period from September 20, 2002 (date of inception) through
                               December 31, 2002



                                      Harvard Property        Behringer Harvard
                                          Trust LLC             Partners LLC            Total
                                          ---------             ------------            -----
Balance, September 20, 2002                  $  -                     $  -              $    -
(Date of Inception)

Contributions                                   1                      999               1,000
                                              ---                      ---               -----

Balance at December 31, 2002                 $  1                     $999              $1,000
                                              ===                      ===               =====


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED
                             FINANCIAL STATEMENTS.

                        BEHRINGER HARVARD ADVISORS II LP
                     (A Development Stage Texas Partnership)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2002


1.     Organization

       Behringer Harvard Advisors II LP (the "Partnership") was formed in Texas on July 30, 2002, by and between Harvard Property Trust LLC (the "General Partner"), a Texas limited liability company as 0.1% general partner and Behringer Harvard Partners, LLC (the "Limited Partner" and together with the General Partner, the "Partners"), a Texas limited liability company as 99.9% limited partner. The Partnership was funded through capital contributions on September 20, 2002 (date of inception).

       BASIS OF CONSOLIDATION

       The consolidated financial statements include the accounts of the Partnership and its 67.0% owned subsidiary, with a controlling interest, as defined in the partnership agreement, Behringer Harvard Short-Term Opportunity Fund I LP (the Short-Term Fund"). The Short-Term Fund is a development stage partnership, which intends to file a registration statement on Form S-11 with the Securities and Exchange Commission. The Short-Term Fund intends to use the proceeds from its public offering to acquire income-producing properties, including office, industrial and other commercial properties, including properties that are under construction or development, are newly constructed, or have been constructed and have operating histories. The Short-Term Fund may also purchase shopping centers, business and industrial parks, manufacturing facilities and warehouse and distribution facilities where barriers to entry are low. The Partnership controls the operations of the Short-Term Fund and accordingly consolidates the operations of the underlying Short-Term Fund in the accompanying consolidated financial statements.

       All intercompany balances and transactions have been eliminated in consolidation.

       INITIAL CAPITAL CONTRIBUTION

       Upon formation of the Partnership, the general and limited partners contributed cash of $1 and $999, respectively.

       CASH FLOW DISTRIBUTIONS

       Net cash flows, as defined, are to be distributed 99.9% to the Limited Partner and 0.1% to the General Partner.

       Other limitations of allocated or received distributions are defined within the partnership agreement.

       INCOME (LOSS) ALLOCATIONS

       Net income (loss) for each applicable accounting period shall be allocated 99.9% to the Limited Partner and 0.1% to the General Partner.

2.     Income Taxes

       No federal income taxes are payable by the Partnership and none have been provided in the accompanying financial statements. The partners are to include their respective shares of partnership income or loss, determined on an income tax basis, in their individual tax returns.

3.     Minority Interest

       Minority interest represents the non-controlling partners' share of the capital in the Short-Term Fund, which the Partnership consolidates in the accompanying consolidated financial statements. In accordance with certain provisions in the partnership agreement governing the Partnership's investment in the Short-Term Fund, income and loss are allocated as follows:

       Net loss for each applicable accounting period shall be allocated to the Partners as follows:

              (a) To the Partners having positive balances in their capital accounts (in proportion to the aggregate positive balances in all capital accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

              (b) Then, eighty-five percent (85.0%) to the Limited Partner and fifteen percent (15.0%) to the General Partner.

       Net Income for each applicable accounting period shall be allocated to the Partners as follows:

              (a) To the Partners to the extent of and in proportion to allocations of net loss as noted above; and

              (b) Then, so as to cause the capital accounts of all Partners to permit liquidating distributions to be made in the same manner and priority as set forth in the partnership agreement.

4.     Related-Party Arrangements

       The Partnership and the other general partner of the Short-Term Fund (the "Short-Term General Partners") and certain of their affiliates will receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Short-Term Fund. Behringer Securities LP ("Behringer Securities"), the affiliated dealer-manager, will receive a commission of up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Behringer Securities intends to reallow 100.0% of commissions earned to participating broker-dealers. In addition, up to 2.5% of gross proceeds before reallowance to participating broker-dealers will be paid to Behringer Securities as a dealer manager fee, provided, that the dealer manager fee will be 1.0% of the gross proceeds of purchases pursuant to the Short-Term Fund's distribution reinvestment plan. Behringer Securities may reallow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement.

       All organization and offering expenses (excluding selling commissions and the dealer manager fee) are being paid for by the Short-Term General Partners or their affiliates and could be reimbursed by the Short-Term Fund for up to 2.5% of gross offering proceeds. As of December 31, 2002, the Short-Term General Partners or their affiliates had paid $471,934 of organization or offering expenses on behalf of the Short-Term Fund. The Short-Term General Partners or their affiliates also will receive acquisition and advisory fees of up to 3.0% of the contract purchase price of each property for identifying, reviewing, evaluating, investing in and the purchase, development or construction of real property acquisitions. Any portion of this fee may be deferred and paid in a subsequent year. The Short-Term General Partners or their affiliates may also receive up to 0.5% of the contract purchase price of each property for reimbursement of expenses related to making such acquisition.

       The Short-Term Fund expects to pay HPT Management Services LP, its property manager, fees for the management and leasing of the Short-Term Fund's properties, which fees will be up to 4.5% of gross revenues, plus separate leasing fees based upon the customary leasing fees applicable to the geographic location of the properties, but will not exceed 6.0% of gross revenues plus leasing commissions based upon the customary leasing commissions applicable to the geographic location of the respective property. The

       Short-Term Fund will also reimburse HPT Management Services LP for costs and expenses incurred by it on behalf of the Short-Term Fund.

       The Short-Term Fund will pay the Short-Term General Partners or their affiliates an annual asset management fee of 0.5% of aggregate assets value. Any portion of the asset management fee may be deferred and paid in a subsequent year.

       In connection with the sale of the properties of the Short-Term Fund, the Short-Term Fund will pay to the Short-Term General Partners or their affiliates a real estate commission in an amount not exceeding the lesser of: (A) 50.0% of the reasonable, customary and competitive real estate brokerage commissions customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (B) 3.0% of the gross sales price of each property, subordinated to distributions to investors from the sale proceeds of an amount which, together with prior distributions to the limited partners, will equal (1) 100.0% of their capital contributions plus (2) a 10.0% annual cumulative (noncompounded) return on their net capital contributions. Subordinated real estate commissions that are not payable at the date of sale, because limited partners have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied.

                                    EXHIBIT A
                            PRIOR PERFORMANCE TABLES

       The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by our general partner, Robert M. Behringer, and his affiliates (Prior Real Estate Programs), most of which have investment objectives similar to Behringer Harvard Short-Term Fund I. With the exception of the Prior Real Estate Programs that have been aggregated in the following tables as the "Recreational Programs" which represents nine separate programs that invested in recreational properties, each of the other Prior Real Estate Programs was formed for the purpose of investing in commercial properties similar to the type which Behringer Harvard Short-Term Fund I intends to acquire. See "Investment Objectives and Criteria" elsewhere herein.

       Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in "Prior Performance Summary" section of this prospectus.

       Investors in Behringer Harvard Short-Term Fund I will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

       Our general partners are responsible for the acquisition, operation, maintenance and resale of the real estate properties. Robert M. Behringer is one of our general partners and our other general partner, BH Advisors II LP, is controlled by Mr. Behringer. Mr. Behringer was a general partner and/or chief executive officer of the Prior Real Estate Programs and related companies. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Behringer was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

       The following tables are included herein:

       Table I --   Experience in Raising and Investing Funds (As a Percentage
                    of Investment)

       Table II --  Compensation to Sponsor (in Dollars)

       Table III -- Annual Operating Results of Prior Real Estate Programs

       Table IV --  Results of Completed Programs

       Table V --   Sales or Disposals of Property

       Additional information relating to the acquisition of properties by the Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which Behringer Harvard Short-Term Fund I has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

       The following are definitions of certain terms used in the Tables:

       "Acquisition Fees" means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

       "Organization Expenses" include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

       "Underwriting Fees" include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.




      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.
                                       A-1

                                     TABLE I
                                   (UNAUDITED)

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

       This Table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been initiated since January 1, 1995. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of September 30, 2002.

                                       Harvard Property          Recreational                Harvard                Harvard
                                        Trust, Inc.(1)            Programs(2)          Property I, L.P.(3)    Property II, L.P.(3)
                                       ----------------       -----------------        ------------------     -------------------
Dollar amount offered                       $76,100,000(5)         $ 20,559,394(6)           $1,186,254(6)          $1,166,012(6)
                                       ================       =================        ================       ================

Dollar amount raised                   60,387,475 (79.3%)(5)  20,559,394 (100.0%)      1,186,254 (100.0%)     1,166,012 (100.0%)
                                       ----------------       -----------------        ----------------       ----------------

Less offering expenses:
   Selling commissions and discounts
     retained by affiliates                    --                     --                      --                     --
   Organizational expenses                246,563  (0.4%)             --                      --                     --
   Marketing and offering expenses      1,032,263  (1.7%)(7)          --                      --                     --
Reserve for operations                         --                     --                      --                     --

Percent available for investment       59,108,649 (97.9%)     20,559,394 (100.0%)      1,186,254 (100.0%)     1,166,012 (100.0%)
                                       ================       =================        ================       ================

Acquisition costs:
   Prepaid items and fees related
     to purchase of property
     Cash down payment(8)              56,176,180 (35.8%)      19,725,178 (38.0%)       1,176,023 (28.1%)      1,120,799 (29.7%)
     Acquisition fees(9)                  544,375  (0.3%)         463,000  (0.9%)              --                19,730   (0.5%)
     Loan costs                         1,835,419  (1.2%)         371,216  (0.7%)          10,231  (0.2%)        25,483   (0.7%)
     Proceeds from mortgage financing  98,520,000 (62.7%)(10)  31,407,459 (60.4%)(11) (113,000,000 (71.7%)(12) 2,610,000 (69.1%)(13)

Total acquisition costs(21)                $157,075,974             $51,996,853              $4,186,254             $3,776,012
                                       ================       =================        ================       ================

Percent leveraged                                  62.7%(10)               60.4%(11)               71.7%(12)              69.1%(13)

Date offering began                            11/22/95                 6/30/95                04/05/95               06/21/95

Length of offering (in months)                       27              Continuing(22)                   2                      2

Months to invest 90 percent of
   amount available for investment
   (measured from date of offering)                  27              Continuing(22)                   2                      2


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTRUE PERFORMANCE.

                                     TABLE I
                                   (UNAUDITED)

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                              Harvard                                  BRP (Renner Plaza),      BRP Investments
                                        Property III, L.P.(3)   HPA Partners, L.P.            L.P.(3)                 Inc.(4)
                                        --------------------    -----------------      -------------------      ---------------
Dollar amount offered                          $1,100,000(6)           $800,000(6)           $1,326,578(6)             $58,500(6)
                                         ================        ==============        ================         ==============
Dollar amount raised                     1,100,000 (100.0%)      800,000 (100.0%)      1,326,578 (100.0%)        58,500 (100.0%)
                                         ----------------        --------------        ----------------         --------------
Less offering expenses:
   Selling commissions and discounts
     retained by affiliates                     --                      --                    --                    --
   Organizational expenses                      --                      --                    --                    --
   Marketing and offering expenses              --                      --                    --                    --
Reserve for operations                          --                      --                    --                    --

Percent available for investment         1,100,000 (100.0%)      800,000 (100.0%)      1,326,578 (100.0%)        58,500 (100.0%)
                                         ================        ==============        ================         ==============
Acquisition costs:
   Prepaid items and fees related
     to purchase of property
   Cash down payment(8)                   1,064,785 (28.8%)       704,999 (38.1%)       1,222,144 (26.7%)         58,500 (15.0%)
   Acquisition fees(9)                          --                 41,676  (4.7%)           35,500 (0.8%)           --
   Loan costs                                 35,215 (1.0%)        53,325  (3.1%)           68,934 (1.5%)           --
   Proceeds from mortgage financing       2,600,000 (70.3%)(14)   944,876 (54.3%)(15)    3,250,000(71.0%)(16)    331,500 (85.0%)(17)

Total acquisition costs(21)                    $3,700,000            $1,744,876              $4,576,578               $390,000
                                         ================        ==============        ================         ==============

Percent leveraged                                    70.3%(14)             54.2%(15)               71.0%(16)              85.0%(17)

Date offering began                              06/21/95              04/21/95                12/04/99                8/30/00

Length of offering (in months)                          2                     2                       2                      1

Months to invest 90 percent of
   amount available for
   investment (measured from date                       2                     2                       2                      1
   of offering)


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                     TABLE I
                                   (UNAUDITED)
                    EXPERIENCE IN RAISING AND INVESTING FUNDS


                                                                          6142            Behringer Partners
                                          BRP (SV), L.P.(3)        Campbell, LTD.(3)        Stemmons LP(3)
                                          ----------------         ----------------       ------------------
Dollar amount offered                           $3,051,000(6)            $240,000(6)             $401,900(6)
                                          ================         ==============         ===============
Dollar amount raised                      3,051,000 (100.0%)       240,000 (100.0%)       $401,900 (100.0%)
                                          ----------------         --------------         ---------------
Less offering expenses:
   Selling commissions anddiscounts
     retained by affiliates                      --                     --                      --
   Organizational expenses                       --                     --                      --
   Marketing and offering expenses               --                     --                      --
Reserve for operations                           --                     --                      --

Percent available for investment          3,051,000 (100.0%)       240,000 (100.0%)        401,900 (100.0%)

Acquisition costs:
   Prepaid items and fees related
     to purchase of property
   Cash down payment(8)                    2,869,406 (32.4%)        220,687 (23.5%)         338,501 (19.5%)
   Acquisition fees(9)                         84,500 (1.0%)          19,130 (2.0%)            3,951 (0.2%)
   Loan costs                                  97,094 (1.1%)           183 --                 59,448 (3.4%)
   Proceeds from mortgage financing        5,800,000 (65.5%)(18)    700,000 (74.5%)(19)   1,330,000 (76.8%)(20)

Total acquisition costs(20)                    $ 8,851,000               $940,000              $1,731,900
                                          ================         ==============         ===============

Percent leveraged                                     65.5%(18)              74.5%(19)               76.8%(20)

Date offering began                               10/21/00               05/01/96                02/01/01

Length of offering (in months)                           2                      2                       2

Months to invest 90 percent of
   amount available for
   investment (measured from date
   of offering)                                          2                      2                       2

(1) Real estate investment trust in operation from 11/22/95 through 1/1/01 consisting of 21 commercial properties and two development parcels located in Texas and Minnesota.
(2) Represents an aggregation of properties held by nine separate programs having the investment objectives of investing in recreational properties, which is not similar to the investment objectives of Behringer Harvard Short-Term Fund I. These programs hold a total of ten income-producing properties, consisting of seven marinas and three golf facilities with locations in Texas, Florida and the U.S. Virgin Islands. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995 - three programs, 1996 - no programs, 1997 - one program, 1998 - one program, 1999 - two programs, 2000 - three programs, 2001 - one program, and 2002 - no programs.

TABLE I - RECREATION/RESIDENTIAL PROGRAMS
          EXPERIENCE IN RAISING AND INVESTING FUNDS
-------------------------------------------------------------------------------------------------------------------
                                             1995      %      1996      %        1997      %        1998       %
-------------------------------------------------------------------------------------------------------------------
Dollar amount offered                    $1,399,276  100.0%  $   --     --   $  549,000  100.0%  $1,300,200  100.0%
                                         ==========          ========        ==========          ==========
Dollar amount raised                      1,399,276  100.0%  $   --     --      549,000  100.0%   1,300,200  100.0%
                                         ----------          --------        ----------          ----------
Less offering expenses:
   Selling commissions and discounts           --       --       --     --         --       --         --       --
   Organizational expenses                     --       --       --     --         --       --         --       --
   Marketing support and due diligence         --       --       --     --         --       --         --       --
   Reserve for operations                      --       --       --     --         --       --         --       --
   Other                                       --                --                --                  --
                                         ----------          --------        ----------          ----------
Amount available for investment          $1,399,276  100.0%  $   --     --   $  549,000  100.0%  $1,300,200  100.0%
                                         ==========          ========        ==========          ==========
Acquisition costs:
   Cash down payment                      1,321,081   30.0%      --     --      473,341   19.5%   1,112,200  100.0%
   Acquisition fees                          40,000    0.9%      --     --       30,000    1.2%      88,000    1.0%
   Loan costs                                38,195    0.9%      --     --       45,659    1.9%     100,000    1.1%
   Proceeds from Mortgage Financing       3,000,000   68.2%      --     --    1,880,000   77.4%   7,900,000   85.9%
                                         ----------          --------        ----------          ----------
Total Acquisition costs                  $4,399,276  100.0%  $   --     --   $2,429,000  100.0%  $9,200,200  100.0%
                                         ==========          ========        ==========          ==========
-------------------------------------------------------------------------------------------------------------------
Percent leveraged (mortgage financing
   divided by total acquisition costs)        68.2%   68.2%      --     --        77.4%   77.4%       85.9%   85.9%
Date offering began                         6/30/95                            03/30/97            04/05/98
Length of offering (in months)                    2              --                   2                   2
Months to invest 90 percent of amount
   available for investment measured from         2                                   2                   2
   date of offering
-------------------------------------------------------------------------------------------------------------------


     Past performance is not necessarily indicative of future performance.

TABLE I - RECREATION/RESIDENTIAL PROGRAMS (CONT.)
--------------------------------------------------------------------------------------------------------------------------
                                                1999        %         2000        %          2001        %        2002
--------------------------------------------------------------------------------------------------------------------------
Dollar amount offered                       $4,660,918   100.0%   $ 4,250,000   100.0%   $ 8,400,000   100.0%   $  --
                                            ==========            ===========            ===========            ---------
Dollar amount raised                         4,660,918   100.0%     4,250,000   100.0%     8,400,000   100.0%      --
                                            ----------            -----------            -----------            ---------
Less offering expenses:
   Selling commissions and discounts              --      --             --      --             --      --         --
   Organizational expenses                        --      --             --      --             --      --         --
   Marketing support and due diligence            --      --             --      --             --      --         --
   Reserve for operations                         --      --             --      --             --      --         --
   Other                                          --                     --                     --                 --
                                            ----------            -----------            -----------            ---------
Amount available for investment             $4,660,918   100.0%   $ 4,250,000   100.0%   $ 8,400,000   100.0%   $  --
                                            ==========            ===========            ===========            ---------
Acquisition costs:
   Cash down payment                         4,527,696    50.0%     4,099,510    36.6%     8,191,350    52.2%      --
   Acquisition fees                             80,000     0.9%        95,000     0.8%       130,000     0.8%      --
   Loan costs                                   53,222     0.6%        55,490     0.5%        78,650     0.5%      --
   Proceeds from Mortgage Financing          4,396,000    48.5%     6,950,000    62.1%     7,281,459    46.4%      --
                                            ----------            -----------            -----------            ---------
Total Acquisition costs                     $9,056,918   100.0%   $11,200,000   100.0%   $15,681,459   100.0%   $  --
                                            ==========            ===========            ===========            ---------
--------------------------------------------------------------------------------------------------------------------------
Percent leveraged (mortgage financing
   divided by total acquisition costs)           48.5%    48.5%         62.1%    62.1%         46.4%    46.4%      --
Date offering began                           06/21/99               01/08/00              02/19/01
Length of offering (in months)                       4                     10                     9                --
Months to invest 90 percent of amount
   available for investment measured from            4                     10                     9
   date of offering
--------------------------------------------------------------------------------------------------------------------------

TABLE I - RECREATION/RESIDENTIAL PROGRAMS (CONT.)
------------------------------------------------------------------
                                                 %         Totals
------------------------------------------------------------------
Dollar amount offered                           --     $22,583,906
                                                       ===========
Dollar amount raised                            --      22,583,906

Less offering expenses:
   Selling commissions and discounts            --            --
   Organizational expenses                      --            --
   Marketing support and due diligence          --            --
   Reserve for operations                       --            --
   Other

                                                              --
Amount available for investment                 --     $22,583,906
                                                       ===========
Acquisition costs:
   Cash down payment                            --      21,609,476

   Acquisition fees                             --         524,406

   Loan costs                                   --         450,024

   Proceeds from Mortgage Financing             --      35,293,835
                                                       -----------
Total Acquisition costs                         --     $57,877,741
                                                       ===========
------------------------------------------------------------------
Percent leveraged (mortgage financing
   divided by total acquisition costs)          --           61.0%
Date offering began
Length of offering (in months)
Months to invest 90 percent of amount
   available for investment measured from
   date of offering
------------------------------------------------------------------

(3)    Single asset limited partnership with asset based in Texas.
(4) Holding company containing single land asset held for development purposes.
(5) In conjunction with the minimum stockholder requirement for a real estate investment trust and pursuant to a private placement offering commencing November 22, 1995, Harvard Property Trust, Inc. (the "Trust"), offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. The offering for the Series A Preferred shares was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Pursuant to a private placement offering commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. The offering for the Series B Preferred shares was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Pursuant to a private placement offering commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. The offering for the common shares and units was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below, the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Pursuant to a private placement offering commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. The offering for the Series C Preferred shares was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.
(6) Dollar amount offered reflects total equity required to complete acquisition which includes escrows and liabilities assumed at closing as well as closing costs, commissions and other fees payable at closing.
(7) Amount includes cash payments for offering costs and 111,600 shares of common stock (cash value $83,745) issued in connection with the common stock offering detailed in footnote (5).
(8) Cash down payment reflects total cost of acquisition less proceeds from mortgage financing and credits received from seller at time of closing.
(9) Acquisition fees include commissions, finders fees and due diligence reimbursements paid to affiliates of the general partners.
(10) Amount includes proceeds from first mortgage financing in connection with the acquisition of certain assets valued at $65,020,000. In addition, on October 17, 1998, the Trust entered into a three-year, $40,000,000 revolving credit facility ("Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisition of additional properties.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

(11) Proceeds from mortgage financing in connection with the acquisition of certain assets. The partnerships contained in the portfolio entered into several first mortgage liens secured by certain assets in the aggregate amount of $30,482,988.
(12) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,000,000.
(13) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $2,610,000.
(14) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $2,600,000.
(15) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $944,876.
(16) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,250,000.
(17) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $291,500.
(18) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $5,800,000.
(19) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $700,000.
(20) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $1,330,000.
(21) Total acquisition costs include cash down payment, acquisition fees and loan costs as well as the proceeds from mortgage financing.
(22)   Program is currently active.








     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                    TABLE II
                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR

       The following sets forth the compensation received by Robert M. Behringer, affiliates of Mr. Behringer and affiliates of BH Advisors II LP, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard Short-Term Fund I, with the exception of the recreational programs that have been aggregated under "Recreational Programs." All figures are as of September 30, 2002.

                                                 Harvard Property         Recreational             Harvard             Harvard
                                                    Trust, Inc.             Programs          Property I, L.P.    Property II, L.P.
                                                    -----------             --------          ----------------    -----------------
Date offering commenced                                11/22/95(2)         06/30/95(3)              04/05/95            06/07/95

Dollar amount raised                                $60,387,475         $20,559,394               $1,186,254          $1,166,012
                                                     ==========          ==========                =========           =========

Amount paid to sponsor from proceeds of offering:
     Underwriting fees
     Acquisition fees
         - Real estate commissions                      544,375             463,000                       --              50,000
         - Advisory fees                                     --                  --                       --                  --

Total amount paid to sponsor                            544,375             463,000                       --              50,000
                                                     ==========          ==========                =========           =========

Dollar amount of cash generated (used in)
   operations before deducting payments
   to sponsor                                       $12,181,485         $15,769,519               $1,111,045          $1,083,606

Amount paid to sponsor from operations(5)
     Property management fees                         2,286,616           1,343,077                   77,325              84,251
     Partnership management fees                             --                  --                       --                  --
     Reimbursements                                          --             282,835                       --                  --
     Leasing commissions                                609,128                  --                       --                  --

Dollar amount of property sales and
refinancing
   before deducting payments to sponsor:
     Cash                                           149,921,835(6)        1,249,303                1,981,599           1,848,996
     Other                                            7,614,215(7)               --                       --                  --

Amount paid to sponsor from property
 sales and refinancing:
     Real estate commissions                            779,527                  --                       --                  --
     Financing fees                                     223,358                  --                       --                  --


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR

                                        Harvard Property III,
                                        ----------------------                               BRP                  BRP
                                                 L.P.            HPA Partners, L.P.   (Renner Plaza), LP  Investments, Inc.(1)
                                                 ----            ------------------   ------------------  -----------------
Date offering commenced                          06/21/95                04/21/95         12/04/99               8/30/00

Dollar amount raised                           $1,100,000              $  800,000        $1,326,578             $58,500
                                                =========               =========         =========              ======

Amount paid to sponsor from
  proceeds of offering:
     Underwriting fees                                 --                      --                                    --
     Acquisition fees
         - Real estate commissions                     --                  50,000            35,500                  --
         - Advisory fees                               --                   8,349           140,000(4)               --
                                                                        ---------

Total amount paid to sponsor                                               58,349           175,500                  --
                                                                        =========         =========              ======

Dollar amount of cash generated (used
   in) operations before deducting
   payments to sponsor                         $1,519,520              $1,281,305        $1,696,012                  --

Amount paid to sponsor from
   operations(5)
     Property management fees                     109,931                 161,034           129,618                  --
     Partnership management fees                       --                      --                --                  --
     Reimbursements                                    --                      --                --                  --
     Leasing commissions                               --                      --                --                  --

Dollar amount of property sales and
   refinancing before deducting
payments to sponsor:
     Cash                                       1,893,192               1,444,184                --                  --
     Other                                             --                      --                --                  --

Amount paid to sponsor from property
  sales and refinancing:
     Real estate commissions                      110,200                  43,500                --                  --
     Financing fees                                    --                      --                --                  --


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR

                                                                                       Behringer Partners
                                           BRP (SV), L.P.       6142 Campbell, LTD.       Stemmons LP
                                           --------------       -------------------       -----------

Date offering commenced                           10/21/00             05/01/96               02/02/01

Dollar amount raised                            $3,051,000             $240,000               $401,900
                                                 =========              =======                =======

Amount paid to sponsor from
  proceeds of offering:
     Underwriting fees
     Acquisition fees
         - Real estate commissions                  84,500                   --                     --
         - Advisory fees                                --                   --                     --

Total amount paid to sponsor                        84,500                   --                     --
                                                 =========              =======                =======

Dollar amount of cash generated (used
   in) operations before deducting
   payments to sponsor                            $511,143             $181,990                $31,208

Amount paid to sponsor from
operations(5)
     Property management fees                       40,244               10,618                     --
     Partnership management fees                        --                   --                     --
     Reimbursements                                     --                   --                     --
     Leasing commissions                                --                   --                     --

Dollar amount of property sales and
  refinancing before deducting
  payments to sponsor:
     Cash                                               --              415,048                     --
     Other                                              --                   --                     --

Amount paid to sponsor from property
  sales and refinancing:
     Real estate commissions                            --                   --                     --
     Financing fees                                     --                   --                     --

(1) Holding company containing single land asset held for development purposes only. No operating activity or sponsor compensation associated with this property.

                       (ADDITIONAL FOOTNOTES ON NEXT PAGE)


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

(2) Initial offering commenced 11/22/95 followed by three separate offerings through 12/31/98. See Table I, footnote (5) for a more detailed description of offerings. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995-three programs, 1996-no programs, 1997-one program, 1998-one program, 1999-two programs, 2000-three programs, 2001-one program, and 2002-no programs.

TABLE II - COMPENSATION TO SPONSOR

Date offering commenced                                           1995         1996         1997         1998         1999
                                                               --------------------------------------------------------------
Dollar amount raised                                           $1,399,276   $       --   $  549,000   $1,300,200   $4,660,918
                                                               ==========   ==========   ==========   ==========   ==========
Amount paid to sponsor from proceeds of offering:
  Underwriting fees                                                    --           --           --           --           --
  Acquisition fees
     Real estate commissions                                       40,000           --       30,000       88,000       80,000
     Advisory fees                                                     --           --           --           --           --
                                                               ----------   ----------   ----------   ----------   ----------
Total amount paid to sponsor                                       40,000           --       30,000       88,000       80,000
-----------------------------------------------------------------------------------------------------------------------------

Dollar amount of cash generated from (used in) operations
  before deducting payments to sponsor:                            95,972      497,635      622,729    1,136,002    1,871,743
-----------------------------------------------------------------------------------------------------------------------------

Amount paid to sponsor from operations
  Property management fees                                          5,957       32,399       44,766      114,080      118,208
  Partnership management fees                                          --           --           --           --           --
  Reimbursements                                                    9,000       21,735       36,000       36,000       45,600
  Leasing commissions                                                  --           --           --           --           --
-----------------------------------------------------------------------------------------------------------------------------

Dollar amount of property sales and refinancing before
  deducting payments to sponsor:
  Cash                                                                 --           --           --           --    1,249,303
  Other                                                                --           --           --           --           --
Amount paid to sponsors from property sales and refinancing:
  Real estate commissions                                              --           --           --           --           --
  Financing fees                                                       --           --           --           --           --
  Other                                                                --           --           --           --           --
-----------------------------------------------------------------------------------------------------------------------------

TABLE II - COMPENSATION TO SPONSOR (CONT.)
                                                                                                           Through
Date offering commenced                                            2000         2001          9/30/02       Totals
                                                               -------------------------------------------------------

Dollar amount raised                                           $ 4,250,000   $ 8,400,000    $        --   $20,559,394
                                                               ===========   ===========    ===========   ===========
Amount paid to sponsor from proceeds of offering:
  Underwriting fees                                                     --            --             --            --
  Acquisition fees
     Real estate commissions                                        95,000       130,000             --       463,000
     Advisory fees                                                      --            --             --            --
                                                               -----------   -----------    -----------   -----------
Total amount paid to sponsor                                        95,000       130,000             --       463,000
---------------------------------------------------------------------------------------------------------------------

Dollar amount of cash generated from (used in)
  operations before deducting payments to sponsor:               2,460,761     4,663,510      4,421,167    15,769,519
---------------------------------------------------------------------------------------------------------------------

Amount paid to sponsor from operations
  Property management fees                                         251,667       438,271       3337,729     1,343,077
  Partnership management fees                                           --            --             --            --
  Reimbursements                                                    55,200        42,400         36,900       282,835
  Leasing commissions                                                   --            --             --            --
---------------------------------------------------------------------------------------------------------------------

Dollar amount of property sales and refinancing before
  deducting payments  to sponsor:
  Cash                                                                  --            --             --     1,249,303
  Other                                                                 --            --             --            --
Amount paid to sponsors from property sales and refinancing:
  Real estate commissions                                               --            --             --            --
  Financing fees                                                        --            --             --            --
  Other                                                                 --            --             --            --
---------------------------------------------------------------------------------------------------------------------

(3) Initial offering for first recreational program commenced June 30, 1995, followed by eight additional recreational program offerings, each commensurate with the purchase of property.
(4) Amount paid to sponsor for negotiating new ten-year lease with tenant in connection with the acquisition of the property.
(5) An affiliate of sponsor provides management services for certain properties acquired in the respective programs. With the exception of the Recreational Programs, management fees have not exceeded 4.5% of the gross receipts from the properties managed. With respect to the Recreational Programs, the marinas are managed by an affiliate of the sponsor for a fee not to exceed 8.0% of operating cash flow and the golf properties are managed by a third party for total fees not to exceed 25.0% of operating cash flow.
(6) Amount includes $68,677,064 of borrowings under mortgages and refinancing of certain of those mortgages. In addition, amount also includes proceeds of $33,500,000 from draws on Credit Facility in connection with the acquisition of 5 properties. See Table V, footnote (16) for a detailed description of the borrowing activity under the Credit Facility. Amount also includes $47,744,771 of cash generated from property sales net of closing costs and repayment of borrowings secured by the assets sold.
(7) Non-cash distribution recognized in conjunction with the transfer of ownership of the four remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT/PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote
       (5) for a more detailed description of the liquidating trust.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

       The following sets forth the compensation received by affiliates of Robert M. Behringer, affiliates of Mr. Behringer and affiliates of BH Advisors II LP, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs, the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard Short-Term Fund I, with the exception of the recreational programs which have been aggregated under "Recreational Programs."


                          HARVARD PROPERTY TRUST, INC.

                                                         1995          1996               1997              1998
                                                         ----          ----               ----              ----
Gross revenue                                          $    199     $  953,977        $ 6,093,101       $21,168,338

Profit on sale of properties                                 --             --                 --           135,610(2)

Less: Operating expenses                                     --        440,476          2,750,593         9,944,353
     Interest expense                                        --        322,907          2,149,221         5,578,734(12)
     Depreciation and amortization                           --        155,092            874,566         3,108,470
                                                                    ----------        -----------       -----------

Net income - GAAP basis                                     199          7,253(6)         188,060(6)      2,672,391(6)
                                                       ========     ==========        ===========       ===========

Taxable income
     - from operations                                   (1,099)         5,009            114,950         1,761,910
     - from gain on sale                                     --          9,206                 --           139,496

Cash generated from operations                               --        (17,579)           100,058         4,984,340
Cash generated from sales(7)                                 --             --                 --         3,228,568
Cash generated from financing / refinancing                  --      7,775,000(8)      39,245,000(8)     43,400,000(9)
                                                                    ----------        -----------       -----------
Total cash generated from operations, sales and
  refinancing                                                --      7,757,421         39,345,058        51,612,908
                                                                    ==========        ===========       ===========
Less:  Cash distributions to investors
     - from operating cash flow                              --         41,316            313,107         2,173,135
     - from sales and refinancing                            --             --                 --                --

Cash generated (deficiency) after cash distributions         --      7,716,105         39,031,951        49,439,773
                                                                    ==========        ===========       ===========

Less: Special items (not including sales and
  refinancing)
     Contributions from preferred stockholders           13,200      2,277,652(13)      2,229,500(13)    46,000,000(14)
     Contributions from common stockholders              37,500             --          5,139,623                --
     Contributions from note holders                     75,000        (75,000)         4,615,000        (4,615,000)(15)
     Payment of interest on loan                             --        322,907          2,149,221         5,578,734(12)
     Acquisition of land and buildings                       --      9,440,524         47,598,431        87,292,381
     Amortization of principal on loans                      --         29,472            224,819         2,077,560
     Other                                                   --             --            365,751(16)     1,507,591(17)
                                                                                      -----------       -----------

Cash generated (deficiency) after cash
   distributions and special items                      125,700        448,761          2,827,073           (52,759)
                                                       ========     ==========        ===========       ===========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
     Ordinary income (loss)
     - from operations                                       (9)             2                  8                32
     - from recapture                                        --             --                 --                --

Capital gain (loss)                                          --              4                 --                 3

Cash distributions to investors
     Source (on GAAP basis)
     - from investment income                                --             --                  8                39
     - from return of capital                                --             18                 14                --
                                                       --------     ----------        -----------       -----------

Total distributions on GAAP basis                            --             18                 22                39
                                                       --------     ==========        ===========       ===========

     Source (on cash basis)
     - from operations                                       --             18                 22                39
     - from sales                                            --             --                 --                --
     - from refinancing                                      --             --                 --                --
                                                       --------     ----------        -----------       -----------

Total distributions on cash basis                            --             18                 22                39
                                                       ========     ==========        ===========       ===========

Amount (in percentage terms) remaining invested
   in program properties at the end of last year
   reported in table                                         --           9.1%              51.6%             97.4%


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                    TABLE III
                                   (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                      HARVARD PROPERTY TRUST, INC. (CONT'D)


                                                                   1999               2000               2001 (1)
                                                                   ----               ----               --------

Gross revenue                                                 $ 22,149,294        $ 10,128,602                  --

Profit on sale of properties                                     8,780,171(3)        5,295,948(4)        2,055,933(5)

Less:  Operating expenses                                       10,692,036           5,460,051                  --
     Interest expense                                            5,922,366(6)        3,088,777                  --
     Depreciation and amortization                               3,582,740           2,605,625                  --
                                                              ------------        ------------        ------------

Net income - GAAP basis                                         10,782,718(7)        3,880,087(7)        2,055,933(7)
                                                              ============        ============        ============

Taxable income
     - from operation                                            1,617,237            (429,977)                 --
     - from gain on sale                                         8,195,759           2,552,143                  --

Cash generated from operations                                   5,534,892           1,579,774                  --

Cash generated from sales(8)                                    41,531,197           2,976,696                  --

Cash generated from financing / refinancing                      8,495,717(11)       3,261,347(12)              --
                                                              ------------        ------------        ------------

Total cash generated from operations, sales and refinancing     55,561,806           7,817,817                  --
                                                              ============        ============        ============

Less:  Cash distributions to investors
     - from operating cash flow                                  9,820,554           2,180,029                  --
     - from sales and refinancing                               40,247,784           5,365,929           1,000,000

Cash generated (deficiency) after cash distributions             5,493,468             271,859          (1,000,000)
                                                              ============        ============        ============

Less:  Special items (not including sales and refinancing)
     Contributions from preferred stockholders                          --                  --                  --
     Contributions from common stockholders                             --                  --                  --
     Contributions from note holders                                    --                  --                  --
     Payment of interest on loan                                 5,922,366(6)        3,088,777                  --
     Acquisition of land and buildings                           8,100,000                  --                  --
     Amortization of principal on loans                            481,557             178,924                  --
     Other                                                              --                  --           7,614,215(18)
                                                              ------------        ------------        ------------

Cash generated (deficiency) after cash distributions
   and special items                                            (3,088,098)             92,935                  --
                                                              ============        ============        ============

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                  29                  (8)                 --
     - from recapture                                                   --                  --                  --

Capital gain (loss)                                                    147                  46                  --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                          899                 135                  --
     - from return of capital                                           --                  --                  --
                                                              ------------        ------------        ------------

Total distributions on GAAP basis                                      899                 135                  --
                                                              ============        ============        ------------

Source (on cash basis)
     - from operations                                                 146                  39                  --
     - from sales                                                      746                  53                  --
     - from refinancing                                                  7                  59                  --
                                                              ------------        ------------        ------------

Total distributions on cash basis(19)                                  899                 151                  --
                                                              ============        ============        ============

Amount (in  percentage  terms)  remaining  invested  in
program  properties at the end of last year reported in
table                                                                 45.4%               35.3%                 --

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

(1)    No activity for 2001. Program ended January 1, 2001.
(2) Amount represents gain recognized in connection with the sale of the Park 96 and Centerport land parcels.
(3) Amount represents gain recognized in connection with the sale of the Meridian, Parkside, 812 San Antonio, Gleneagles, Rosedale, Atrium Quadrant, Clarke, Superior, Capitol and Willow Creek properties.
(4) Amount represents gain recognized in connection with the sale of the North Hampton and Lake Calhoun properties.
(5) Non-cash gain recognized in conjunction with the transfer of ownership on January 1, 2001 of the 4 remaining properties to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the transaction regarding the liquidating trust. Amount presented on a tax basis. There is no adjustment required for GAAP.
(6)    Amount includes interest paid on funds drawn on Credit Facility.
(7)    Net income amounts presented net of minority interest in partnerships.
(8) Cash generated from sales net of closing costs and repayment of mortgage or Credit Facility liens. See Table I, footnote (10) for a description of the Credit Facility.
(9)    Proceeds from initial mortgages placed on new acquisitions.
(10) Amount includes $25,400,000 drawn on the Credit Facility and proceeds of $18,000,000 from initial mortgages placed on the Harvard Property Rosedale acquisition.
(11) Amount includes $8,100,000 drawn on the Credit Facility and proceeds of $395,717 from the refinance of the HPT/PMD partnership asset.
(12) Proceeds from refinance of the Metrocrest and University Plaza properties.
(13) Proceeds raised in connection with the Series B Preferred Stock offering dated January 26, 1996.
(14) Proceeds raised in connection with the Series C Preferred Stock offering dated March 10, 1998.
(15) Pursuant to a private placement offering commencing June 1, 1997, Harvard Property Trust, Inc. (the "Trust") sold $4,615,000 of 9.0% subordinated promissory notes with attached warrants to purchase common shares. In conjunction with the proceeds raised in a private placement offering commencing March 10, 1998, the Trust retired the subordinated promissory notes for $4,615,000.
(16)   Amount includes $330,751 for payments of offering costs.
(17) Amount includes $217,767 for payments of offering costs, $889,824 for payment of fees in connection with the closing of the $40,000,000 revolving Credit Facility and $400,000 for the repurchase of outstanding warrants in connection with the redemption of the subordinated promissory notes detailed in footnote (15).
(18) Non-cash distribution recognized in conjunction with the transfer of ownership on January 1, 2001 of the four remaining properties, Metrocrest, Sam Houston, University Plaza and Provident, to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the transaction regarding the liquidating trust.
(19) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                            RECREATIONAL PROGRAMS(1)


                                                                1995          1996           1997           1998          1999
                                                                ----          ----           ----           ----          ----
Gross revenue                                                 $307,879     $1,218,947     $1,500,559     $2,701,988    $3,599,934

Profit on sale of properties                                        --             --             --             --            --

Interest income                                                  1,672         24,474         20,918         19,157        12,168

Less:  Operating expenses                                      212,087        721,312        877,830      1,565,986     1,728,191
   Interest expense                                            100,220        273,258        400,498        810,658     1,195,523
   Depreciation and amortization                                74,726        209,593        233,515        383,191       648,375
                                                              --------     ----------     ----------     ----------    ----------

Net income - GAAP basis                                        (77,482)        39,258          9,634        (38,690)       40,013
                                                              ========     ==========     ==========     ==========    ==========

Taxable income
   - from operation                                            (66,439)      (242,610)      (214,468)       (34,404)      (47,083)
   - from gain on sale                                              --             --             --             --            --

Cash generated from operations                                  95,792        497,635        622,729      1,136,002     1,871,743
Cash generated from sales                                           --             --             --             --            --
Cash generated from refinancing                                     --             --             --             --     1,249,303
                                                              --------     ----------     ----------     ----------    ----------
Total cash generated from operations, sales and refinancing     95,792        497,635        622,729      1,136,002     3,121,046
                                                              ========     ==========     ==========     ==========    ==========

Less:  Cash distributions to investors
   - from operating cash flow                                       --        176,694        149,310        365,382       886,531
   - from sales and refinancing                                     --             --             --             --     1,249,303(2)

Cash generated (deficiency) after cash distributions
                                                                95,792        320,941        473,419        770,620       985,212
                                                              ========     ==========     ==========     ==========    ==========

Less:  Special items (not including sales and refinancing)
   Limited partners' capital contributions                          --             --             --             --            --
   General partners' capital contributions                          --             --             --             --            --
   Payment of interest on loan                                 100,220        273,258        400,498        810,658     1,195,523
   Acquisition of land and buildings                                --             --             --             --            --
   Increase in other assets                                         --             --             --             --            --
   Other                                                            --             --             --           --
                                                              --------     ----------     ----------     ----------    ----------

Cash generated (deficiency) after cash
   distributions and special items                              (4,428)        47,683         72,921        (40,038)     (210,311)
                                                              ========     ==========     ==========     ==========    ==========

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
   - from operations                                              (142)          (173)          (124)           (13)          (11)
   - from recapture                                                 --             --             --             --            --

Capital gain (loss)                                                 --             --             --             --            --

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                                         --            126             87            136           202
   - from return of capital                                         --             --             --             --           285
                                                              --------     ----------     ----------     ----------    ----------
Total distributions on GAAP basis                                   --            126             87            136           488
                                                              ========     ==========     ==========     ==========    ==========
   Source (on cash basis)
   - from operations                                                --            126             87            136           202
   - from sales                                                     --             --             --             --            --
   - from refinancing                                               --             --             --             --           285
                                                              --------     ----------     ----------     ----------    ----------
Total distributions on cash basis                                   --            126             87            136           488
                                                              ========     ==========     ==========     ==========    ==========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table            8.2%           8.2%          13.3%          31.5%         46.3%


                                                                                                       Through
                                                                       2000             2001           9/30/02
                                                                       ----             ----           -------
Gross revenue                                                      $ 7,854,438       $10,372,199     $8,806,473

Profit on sale of properties                                                --                --              --

Interest income                                                         19,883            91,883          19,247

Less:  Operating expenses                                            5,393,777         5,708,689       4,385,306
   Interest expense                                                  1,836,656         2,518,792       1,821,456
   Depreciation and amortization                                       962,095         2,009,576       1,747,095
                                                                   -----------       -----------     -----------

Net income - GAAP basis                                               (318,207)          227,025         871,863
                                                                   ===========       ===========     ===========

Taxable income
   - from operation                                                 (1,057,682)         (403,490)             --
   - from gain on sale                                                      --                --              --

Cash generated from operations                                       2,460,761         4,663,510       4,421,167
Cash generated from sales                                                   --                --              --
Cash generated from refinancing                                             --                --              --
                                                                   -----------       -----------     -----------
Total cash generated from operations, sales and  refinancing         2,460,761         4,663,510       4,421,167
                                                                   ===========       ===========     ===========

Less:  Cash distributions to investors
   - from operating cash flow                                          581,000         1,562,531       2,220,063
   - from sales and refinancing                                             --                --              --

Cash generated (deficiency) after cash distributions
                                                                     1,879,761         3,100,979       2,201,104
                                                                   ===========       ===========     ===========

Less:  Special items (not including sales
   and refinancing)
   Limited partners' capital contributions                             506,040(3)             --              --
   General partners' capital contributions                                  --           275,000              --
   Payment of interest on loan                                       1,836,656         2,518,792       1,821,456
   Acquisition of land and buildings                                        --                --              --
   Increase in other assets                                                 --                --              --
   Other                                                                    --                --              --
                                                                   -----------       -----------     -----------

Cash generated (deficiency) after cash distributions
   and special items                                                   549,145           857,187         379,648
                                                                   ===========       ===========     ===========
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
   - from operations                                                      (104)              (24)             --
   - from recapture                                                         --                --              --

Capital gain (loss)                                                         --                --              --

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                                                 57                91             108
   - from return of capital                                                 --                --              --
                                                                   -----------       -----------     -----------
Total distributions on GAAP basis                                           57                91             108
                                                                   ===========       ===========     ===========
   Source (on cash basis)
   - from operations                                                        57                91             108
   - from sales                                                             --                --              --
   - from refinancing                                                       --                --              --
                                                                   -----------       -----------     -----------
Total distributions on cash basis                                           57                91             108
                                                                   ===========       ===========     ===========
Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                   72.8%            100.0%          90.14%

(1) Represents an aggregation of the results of nine separate programs having the investment objective of acquiring recreational properties, which is not similar to the investment objectives of Behringer Harvard Short-Term Fund I.
(2) Proceeds from refinance of the Lakeway Marina and Parkside Marina properties.
(3)    Proceeds from investors in the Golf Centers of Texas properties.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                           HARVARD PROPERTY I, L.P.(1)

                                                                  1995              1996              1997
                                                                  ----              ----              ----
Gross revenue                                                    $443,251          $772,511      $   789,432

Profit on sale of properties                                           --                --        1,162,827

Interest income                                                        --                --               --

Less:  Operating expenses                                         175,487           333,001          385,661
     Interest expense                                             162,612           269,280          239,660
     Depreciation and amortization                                 49,464            88,737           82,085
                                                                 --------          --------        ---------

Net income - GAAP basis                                            55,688            81,493        1,244,853
                                                                 ========          ========        =========

Taxable income
     -  from operation                                             59,221            77,993           56,980
     -  from gain on sale                                              --                --        1,183,219

Cash generated from operations                                    267,764           439,510          403,771

Cash generated from sales                                              --                --        1,981,599

Cash generated from refinancing                                        --                --               --

Total cash generated from operations, sales and refinancing       267,764           439,510        2,385,370
                                                                 ========          ========        =========

Less:  Cash distributions to investors
     - from operating cash flow                                    45,591           234,794          326,648
     - from sales and refinancing                                      --                --        1,982,000

Cash generated (deficiency) after cash distributions              222,173           204,716           76,722
                                                                 ========          ========      ===========

Less:  Special items (not including sales and refinancing)
     Limited partners' capital contributions                           --                --               --
     General partners' capital contributions                           --                --               --
     Payment of interest on loan                                  162,612           269,280          239,660
     Acquisition of land and buildings                                 --                --               --
     Increase in other assets                                          --                --               --
     Other                                                             --                --               --

Cash generated (deficiency) after cash distributions
   and special items                                               59,561           (64,564)        (162,938)
                                                                =========          =========        =========

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                 50                66               48
     - from recapture                                                  --               ---               --

Capital gain (loss)                                                    --                --              997

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                          38               198              275
     - from return of capital                                          --                --            1,671

Total distributions on GAAP basis                                      38               198            1,946
                                                                =========         =========        =========

     Source (on cash basis)
     - from operations                                                 38               198              275
     - from sales                                                      --                --            1,671
     - from refinancing                                                --                --               --

Total distributions on cash basis                                      38               198            1,946
                                                                =========         =========        =========

Amount (in percentage terms) remaining invested in
   program properties at the end of last year report in table       100.0%             100.0%            --

(1)    Property sold and program ended in 1997.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                          HARVARD PROPERTY II, L.P.(1)


                                                                         1995              1996              1997            1998
                                                                         ----              ----              ----            ----
Gross Revenue                                                          $311,533         $743,717           $774,827      $  383,309

Profit on sale of properties                                                 --               --                 --         777,952

Interest income                                                           5,321            5,120              2,548           1,774

Less:  Operating expenses                                               145,314          400,866            374,444         209,152
     Interest expense                                                    96,285          230,187            224,808         109,915
     Depreciation and amortization                                       25,964           62,663             62,663          32,856
                                                                       --------         --------           --------      ----------

Net income - GAAP basis                                                  49,291           55,121            115,460         811,112
                                                                       ========         ========           ========      ==========

Taxable income
     -  from operation                                                   28,988           (7,015)            53,681          (4,539)
     -  from gain on sale                                                    --               --                 --         944,227

Cash generated from operations                                          166,219          342,851            400,379         174,157

Cash generated from sales                                                    --               --                 --       1,848,996

Cash generated from refinancing                                              --               --                 --              --
                                                                       --------         --------           --------      ----------

Total cash generated from operations, sales and refinancing             166,219          342,851            400,379       2,023,153
                                                                       ========         ========           ========      ==========

Less:  Cash distributions to investors
     - from operating cash flow                                          20,700          140,305             17,490         168,503
     - from sales and refinancing                                                                                         1,849,000
     - from other

Cash generated (deficiency) after cash distributions                    145,519          202,546            382,889           5,650
                                                                       ========         ========           ========      ==========

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                                 --               --                 --              --
     General partners' capital contributions                                 --               --                 --              --
     Payment of interest on loan                                         96,285          230,187            224,808         109,915
     Acquisition of land and buildings                                       --               --                 --              --
     Increase in other assets                                                --               --                 --              --
     Other                                                                   --               --                 --              --
                                                                             --               --                 --              --

Cash generated (deficiency) after cash distributions
  and special items                                                      49,234          (27,641)           158,081        (104,265)

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
     - from operations                                                       25               (6)                46              (4)
     - from recapture                                                        --               --                 --              --

Capital gain (loss)                                                          --               --                 --             810

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                                18              120                 15           1,586
     - from return of capital                                                --               --                 --              --
                                                                       --------         --------           --------      ----------

Total distributions on GAAP basis                                            18              120                 15            1,730
                                                                       ========         ========           ========      ===========

     Source (on cash basis)
     - from operations                                                       18              120                 15             145
     - from sales                                                            --               --                 --           1,586
     - from refinancing                                                      --               --                 --              --
                                                                       --------         --------           --------      ----------

Total distributions on cash basis                                            18              120                 15           1,730
                                                                       ========         ========           ========      ==========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                   100.0%           100.0%             100.0%             --

(1)    Property sold and program ended in 1998.

      PAST PERFORMANCE IS NOT NECESSARILY IDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                          HARVARD PROPERTY III, L.P.(1)

                                                               1995          1996          1997          1998          1999
                                                               ----          ----          ----          ----          ----
Gross revenue                                                 $206,874     $552,605      $727,072       $831,218    $   21,077

Profit on sale of properties                                        --           --            --             --     1,188,000

Interest income                                                     --        2,340         1,378            792            --

Less:  Operating expenses                                       51,284      206,469       265,606        256,105        41,983
     Interest expense                                          101,018      272,532       305,552        297,369        28,726
     Depreciation and amortization                              27,776       83,369       100,574        171,087        13,169
                                                              --------     --------      --------       --------    ----------

Net income - GAAP basis                                         26,796       (7,424)       56,718        107,449     1,125,259
                                                              ========     ========      ========       ========    ==========

Taxable income
     - from operation                                           26,796      (16,284)         (887)       136,815      (214,082)
     - from gain on sale                                            --           --            --             --     1,188,060

Cash generated from operations                                 155,540      346,136       462,843        575,906       (20,905)

Cash generated from sales                                           --           --            --             --     1,451,481

Cash generated from refinancing                                     --            --      441,711             --            --
                                                              --------     --------      --------       --------    ----------

Total cash generated from operations, sales and refinancing    155,540      346,136       904,554        575,906     1,430,577
                                                              ========     ========      ========       ========    ==========

Less:  Cash distributions to investors
     - from operating cash flow                                 11,977       94,445       266,042         78,986        25,386
     - from sales and refinancing                                   --           --       411,711             --     1,451,482

Cash generated (deficiency) after cash distributions           143,563      251,691       196,801        496,920       (46,291)
                                                              ========     ========      ========       ========    ==========

Less:  Special items (not including sales and refinancing)
     Limited partners' capital contributions                        --           --            --             --            --
     General partners' capital contributions                        --           --            --             --            --
     Payment of interest on loan                               101,018      272,532       305,552        297,369        28,726
     Acquisition of land and buildings                              --           --            --             --            --
     Increase in other assets                                       --           --            --             --            --
     Other                                                          --           --            --             --            --
                                                              --------     --------      --------       --------    ----------

Cash generated (deficiency) after cash distributions and        42,545      (20,841)     (108,752)       199,551       (75,017)
                                                              ========     ========      ========       ========    ==========
special items

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
     - from operations                                              24          (15)           (1)           124          (195)
     - from recapture                                               --           --            --             --            --

Capital gain (loss)                                                 --           --            --             --         1,080

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                       11           86           242             72            23
     - from return of capital                                       --           --           402             --         1,320
                                                              --------     --------      --------       --------    ----------

Total distributions on GAAP basis                                   11           86           643             72         1,343
                                                              ========     ========      ========       ========    ==========

     Source (on cash basis)
     - from operations                                              11           86           242             72            23
     - from sales                                                   --           --            --             --         1,320
     - from refinancing                                             --           --           402             --            --
                                                              --------     --------      --------       --------    ----------

Total distributions on cash basis                                   11           86           643             72         1,343
                                                              ========     ========      ========       ========    ==========

Amount (in percentage terms) remaining invested in program
     properties at the end of last year reported in table        100.0%       100.0%        100.0%         100.0%           --

(1)    Property sold and program ended in 1999.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                              HPA PARTNERS, L.P.(1)

                                                     1995          1996          1997        1998           1999          2000
                                                     ----          ----          ----        ----           ----          ----
Gross Revenue                                      $337,986       $677,812      $904,145    $976,284     $1,007,363    $  188,478

Profit on sale of properties                             --             --            --          --             --     1,340,732

Interest income                                          --             --            --          --             --            --

Less:  Operating expenses                           310,873        578,299       626,425     599,373        611,129       137,456
     Interest expense                                80,123        245,466       259,433     230,720        228,702        36,154
     Depreciation and amortization                   29,366        140,858       147,995     129,963        114,561        93,309
                                                   --------       --------      --------    --------     ----------    ----------

Net income - GAAP basis                             (82,376)      (286,811)     (129,708)     16,228         52,971     1,262,291
                                                   ========       ========      ========    ========     ==========    ==========

Taxable income
     - from operation                               (81,967)      (277,373)     (129,708)    (22,072)       (13,207)      (78,441)
     - from gain on sale                                 --             --            --          --             --     1,340,732

Cash generated from operations                       27,113         99,513       330,512     376,911        396,234        51,022

Cash generated from sales                                --             --            --          --             --     1,068,639

Cash generated from refinancing                          --             --       332,045          --             --            --
                                                   --------       --------      --------    --------     ----------    ----------

Total cash generated from operations, sales
  and refinancing                                    27,113         99,513       662,557     376,911        396,234     1,119,661
                                                   ========       ========      ========    ========     ==========    ==========

Less:  Cash distributions to investors
     - from operating cash flow                          --             --       240,831      79,298         99,840     1,153,372
     - from sales and refinancing
     - from other

Cash generated (deficiency) after cash
  distributions                                      27,113         99,513       421,726     297,613        296,394       (33,711)
                                                   ========       ========      ========    ========     ==========    ==========

Less:  Special items (not including sales
  and refinancing)
     Limited partners' capital contributions             --         32,000            --          --             --            --
     General partners' capital contributions             --             --            --          --             --            --
     Payment of interest on loan                     80,123        245,466       259,433     230,720        228,702        36,154
     Acquisition of land and buildings                   --             --            --          --             --            --
     Increase in other assets                            --             --            --          --             --            --
     Other                                               --             --            --          --             --            --
                                                   --------       --------      --------    --------     ----------    ----------

Cash generated (deficiency) after cash
  distributions and special items                   (53,010)      (113,953)      162,293      66,893         67,692       (69,865)
                                                   ========       ========      ========    ========     ==========    ==========

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                 (102)          (347)         (162)        (28)           (17)          (98)
     - from recapture                                    --             --            --          --             --            --

Capital gain (loss)                                      --             --            --          --             --         1,676

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                            --             --            --          99            125         1,442
     - from return of capital                            --             --           301          --             --            --
                                                   --------       --------      --------    --------     ----------    ----------

Total distributions on GAAP basis                        --             --           301          99            125         1,442
                                                   ========       ========      ========    ========     ==========    ==========

     Source (on cash basis)
     - from operations                                   --             --            --          99            125            64
     - from sales                                        --             --            --          --             --         1,336
     - from refinancing                                  --             --           301          --             --            --
                                                   --------       --------      --------    --------     ----------    ----------

Total distributions on cash basis                        --             --           301          99            125         1,400
                                                   ========       ========      ========    ========     ==========    ==========

Amount (in percentage terms) remaining
  invested in program properties at the end
  of last year reported in table                      100.0%        100.0%         100.0%      100.0%         100.0%           --

(1)    Property sold and program ended in 2000.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                            BRP (RENNER PLAZA), LP(1)

                                                                                                      Through
                                                                        2000           2001           9/30/02
                                                                        ----           ----           -------
Gross revenue                                                         $639,945        $850,473       $614,909

Profit on sale of properties                                                --              --             --

Interest income                                                             --              --             --

Less:  Operating expenses                                               87,594         200,292        140,180
     Interest expense                                                  267,115         293,505        216,603
     Depreciation and amortization                                     102,865         114,031         88,525
                                                                      --------        --------       --------

Net income - GAAP basis                                                182,371         242,645        169,601
                                                                      ========        ========       ========

Taxable income
     - from operation                                                  115,929         194,583             --
     - from gain on sale                                                    --              --             --

Cash generated from operations                                         552,352         650,181        474,729

Cash generated from sales                                                   --              --             --

Cash generated from refinancing                                             --              --             --
                                                                            --              --             --

Total cash generated from operations, sales and refinancing            552,352         650,181        474,729
                                                                      ========        ========       ========

Less:  Cash distributions to investors
     - from operating cash flow                                        152,232         252,500         92,109
     - from sales and refinancing                                           --              --

Cash generated (deficiency) after cash distributions                   400,120         397,681        382,710
                                                                      ========        ========       ========

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                                --              --             --
     General partners' capital contributions                                --              --             --
     Payment of interest on loan                                       267,115         293,505        216,603
     Acquisition of land and buildings                                      --              --             --
     Increase in other assets                                               --              --             --
     Other                                                                  --              --             --
                                                                            --              --             --

Cash generated (deficiency) after cash distributions and
 special items                                                         133,005         104,176        166,107
                                                                      ========        ========       ========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
     - from operations                                                      87             147             --
     - from recapture                                                       --              --             --

Capital gain (loss)                                                         --              --             --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                              115             190             69
     - from return of capital                                               --              --             --
                                                                      --------        --------       --------

Total distributions on GAAP basis                                          115             190             69
                                                                      ========        ========       ========

     Source (on cash basis)
     - from operations                                                     115             190             69
     - from sales                                                           --              --             --
     - from refinancing                                                     --              --             --
                                                                      --------        --------       --------

Total distributions on cash basis                                          115             190             69
                                                                      ========        ========       ========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                  100.0%          100.0%         100.0%

(1)    Property acquired and program initiated in 2000.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                            BRP INVESTMENTS, INC.(1)

                                                                                                         Through
                                                                         2000             2001           9/30/02
                                                                         ----             ----           -------
Gross revenue                                                        $       --       $       --       $       --

Profit on sale of properties                                                 --               --          241,000

Interest income                                                              --               --               --

Less:  Operating expenses                                                    --               --               --
     Interest expense                                                        --               --               --
     Depreciation and amortization                                           --               --               --
                                                                     ==========       ==========       ==========

Net income - GAAP basis                                                      --               --          241,000
                                                                     ==========       ==========       ==========

Taxable income
     -  from operation                                                       --               --               --
     -  from gain on sale                                                    --               --               --

Cash generated from operations

Cash generated from sales                                                    --               --               --

Cash generated from refinancing                                              --               --               --
                                                                     ==========       ==========       ==========

Total cash generated from operations, sales and refinancing                  --               --               --
                                                                     ==========       ==========       ==========

Less:  Cash distributions to investors
     - from operating cash flow                                              --               --               --
     - from sales and refinancing                                            --               --          241,000

Cash generated (deficiency) after cash distributions                         --               --               --
                                                                     ==========       ==========       ==========

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                                 --               --               --
     General partners' capital contributions                                 --               --               --
     Payment of interest on loan                                             --               --               --
     Acquisition of land and buildings                                       --               --               --
     Increase in other assets                                                --               --               --
     Other                                                                   --               --               --
                                                                     ----------       ----------       ----------

Cash generated (deficiency) after cash distributions and
  special items                                                              --               --               --
                                                                     ==========       ==========       ==========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
     - from operations                                                       --               --               --
     - from recapture                                                        --               --               --

Capital gain (loss)                                                          --               --               --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                                --               --              353
     - from return of capital                                                --               --               59
                                                                     ----------       ----------       ----------

Total distributions on GAAP basis                                            --               --              412
                                                                     ==========       ==========       ==========

     Source (on cash basis)
     - from operations                                                       --               --               --
     - from sales                                                            --               --              412
     -  from refinancing                                                     --               --               --
                                                                     ==========       ==========       ==========

Total distributions on cash basis                                            --               --              412
                                                                     ==========       ==========       ==========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                  100.0%            100.0%              --

(1) Property acquired and program initiated in 2000. Property held for redevelopment purposes only.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                                BRP (SV), L.P.(1)

                                                                                                         Through
                                                                         2000             2001           9/30/02
                                                                         ----             ----           -------
Gross revenue                                                           $20,491         $995,100         $856,425

Profit on sale of properties                                                 --               --               --

Interest income                                                          (1,407)          (7,313)             876

Less:  Operating expenses                                                 7,905          496,541          407,671
     Interest expense                                                    15,096          467,061          393,691
     Depreciation and amortization                                       11,423          358,052          473,838
                                                                        -------         --------         --------

Net income - GAAP basis                                                 (15,340)        (333,867)        (417,899)
                                                                        =======         ========         ========

Taxable income
     -  from operation                                                  (13,933)        (154,217)              --
     -  from gain on sale                                                    --               --               --

Cash generated from operations                                           12,585          498,558          448,558

Cash generated from sales                                                    --               --               --

Cash generated from refinancing                                              --               --               --
                                                                        -------         --------         --------

Total cash generated from operations, sales and refinancing              12,585          498,558          448,558
                                                                        =======         ========         ========

Less:  Cash distributions to investors
     - from operating cash flow                                              --               --               --
     - from sales and refinancing                                            --               --               --

Cash generated (deficiency) after cash distributions                     12,585          498,558          448,558
                                                                        =======         ========         ========

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                                 --          650,000               --
     General partners' capital contributions                                 --               --               --
     Payment of interest on loan                                         15,096          467,061          393,691
     Acquisition of land and buildings                                       --               --               --
     Increase in other assets                                                --               --               --
     Other                                                                   --               --               --
                                                                        -------         --------         --------

Cash generated (deficiency) after cash distributions and special         (2,511)         681,497           54,867
                                                                        =======         ========         ========
items

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                       (5)             (51)              --
     - from recapture                                                        --               --               --

Capital gain (loss)                                                          --               --               --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                                --               --               --
     - from return of capital                                                --               --               --
                                                                        -------         --------         --------

Total distributions on GAAP basis                                            --               --               --
                                                                        =======         ========         ========

     Source (on cash basis)
     - from operations                                                       --               --               --
     - from sales                                                            --               --               --
     -  from refinancing                                                     --               --               --
                                                                        -------         --------         --------

Total distributions on cash basis                                            --               --               --
                                                                        =======         ========         ========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                   100.0%           100.0%           100.0%

(1)    Property acquired and program initiated in 2000.


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                             6142 CAMPBELL, LTD.(1)

                                                                          1996            1997             1998
                                                                          ----            ----             ----
Gross revenue                                                            $77,294        $174,887         $190,254

Profit on sale of properties                                                  --              --          251,229

Interest income                                                               --              --               --

Less:  Operating expenses                                                 49,815         101,474          109,156
     Interest expense                                                     28,875          62,707           70,095
     Depreciation and amortization                                         8,788           9,673           19,042
                                                                        --------        --------         --------

Net income - GAAP basis                                                  (10,184)          1,033          243,190
                                                                        ========        ========         ========

Taxable income
     - from operation                                                     (8,344)         (1,904)         (13,433)
     - from gain on sale                                                      --              --               --

Cash generated from operations                                            27,479          73,413           81,098

Cash generated from sales                                                     --              --          415,048

Cash generated from refinancing                                               --              --               --
                                                                        --------        --------         --------

Total cash generated from operations, sales and refinancing               27,479          73,413          496,146
                                                                        ========        ========         ========

Less:  Cash distributions to investors
     - from operating cash flow                                               --          12,000           47,272
     - from sales and refinancing                                             --              --          415,048

Cash generated (deficiency) after cash distributions                      27,479          61,413           33,826
                                                                        ========        ========         ========

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                                  --              --               --
     General partners' capital contributions                                  --              --               --
     Payment of interest on loan                                          28,875          62,707           70,095
     Acquisition of land and buildings                                        --              --               --
     Increase in other assets                                                 --              --               --
     Other                                                                    --              --               --
                                                                        --------        --------         --------

Cash generated (deficiency) after cash distributions and
  special items                                                           (1,396)         (1,294)         (36,269)
                                                                        ========        ========         ========
Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                       (35)             (8)             (56)
     - from recapture                                                         --              --               --

Capital gain (loss)                                                           --              --               --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                                 --              50            1,926
     - from return of capital                                                 --              --               --
                                                                        --------        --------         --------

Total distributions on GAAP basis                                             --              50            1,926
                                                                        ========        ========         ========

     Source (on cash basis)
     - from operations                                                        --              50              197
     - from sales                                                             --              --            1,729
     - from refinancing                                                       --              --               --
                                                                        --------        --------         --------

Total distributions on cash basis                                             --              50            1,926
                                                                        ========        ========         ========

Amount (in percentage terms) remaining invested in program                 100.0%          100.0%              --
   properties at the end of last year reported in table

(1) Property acquired and program initiated in 1996. Property sold and program ended in 1998.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                      TABLE III (UNAUDITED)
                      ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                                BEHRINGER PARTNERS STEMMONS LP(1)

                                                                                         Through
                                                                          2001           9/30/02
                                                                          ----           -------
Gross revenue                                                            $17,922         $94,698

Profit on sale of properties                                                  --              --

Interest income                                                               --              --

Less:  Operating expenses                                                 13,029          76,519
     Interest expense                                                     57,033          59,487
     Depreciation and amortization                                        25,263          30,600
                                                                      ----------        --------

Net income - GAAP basis                                                  (77,403)        (71,908)

Taxable income
     - from operation                                                    (74,464)             --
     - from gain on sale                                                      --              --

Cash generated from operations                                             4,893          18,179

Cash generated from sales                                                     --              --

Cash generated from refinancing                                               --              --

Total cash generated from operations, sales and refinancing                4,893          18,179
                                                                      ==========        ========

Less:  Cash distributions to investors
     - from operating cash flow                                               --              --
     - from sales and refinancing                                             --              --

Cash generated (deficiency) after cash distributions                       4,893          18,179
                                                                      ==========        ========

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                             401,900          84,736
     General partners' capital contributions                                  --              --
     Payment of interest on loan                                          57,033          59,487
     Acquisition of land and buildings                                        --              --
     Increase in other assets                                                 --              --
     Other                                                                    --              --
                                                                      ----------        --------
                                                                         349,760          43,428
                                                                      ==========        ========
Cash generated (deficiency) after cash distributions and special items

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:                                                 (186)             --
Ordinary income (loss)                                                        --              --
     - from operations                                                        --              --
     - from recapture                                                         --              --

Capital gain (loss)                                                           --              --

Cash distribution to investors
     Source (on GAAP basis)                                                   --              --
     - from investment income                                                 --              --
     - from return of capital                                                 --              --

Total distributions on GAAP basis                                             --              --

     Source (on cash basis)
     - from operations                                                        --              --
     - from sales                                                             --              --
     - from refinancing                                                       --              --

Total distributions on cash basis                                             --              --

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                   100.0%           100.0%

(1) Property acquired and program initiated in 2001.


              PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE IV (UNAUDITED)
                          RESULTS OF COMPLETED PROGRAMS

       Table IV presents summary information on the results of Prior Real Estate Programs which completed operations since December 31, 1996 and which had similar or identical investment objectives to those of Behringer Harvard Short-Term Fund I. All figures are through September 30, 2002.


                                         Harvard                                                                HPA         6142
                                         Property         Harvard           Harvard             Harvard      Partners,    Campbell
                                       Trust, Inc.   Property I, L.P.  Property II, L.P.  Property III, L.P.    L.P.        Ltd.
                                       -----------   ----------------  -----------------  ------------------    ----        ----
Dollar amount raised                  $60,387,475        $1,186,254       $1,166,012          $1,100,000     $800,000     $240,000

Number of properties purchased                 23                 1                1                   1            1            1

Date of closing of offering              03/10/98(1)       06/05/95         08/07/95            08/21/95     06/21/95     06/01/96
Date of first sale of property           08/26/98          12/10/97         07/01/98            01/29/99     02/28/00     12/03/98
Date of final sale of property           01/01/01          12/10/97         07/01/98            01/29/99     02/28/00     12/03/98

TAX AND DISTRIBUTION DATA
   PER $1,000 INVESTMENT
Federal income tax results:
Ordinary income (loss)
     -  from operations                     3,069               194               71                 (68)        (603)         (24)
     -  from recapture                         --                --               --                  --           --           --

Capital gain (loss)                        10,897             1,183              944               1,188        1,341           --

Deferred gain
     Capital                                   --                --               --                  --           --           --
     Ordinary                                  --                --               --                  --           --           --

Cash distributions to investors
     Source (on GAAP basis)
         - Investment income               59,902             2,589            2,196               1,928        1,333          474
         - Return of capital                  239                --               --                  --          241           --

     Source (on cash basis)
         - Sales                           44,508             1,982            1,849               1,451        1,069          415
         - Refinancing                      3,657                --               --                 442          241           --
         - Operations                      12,849               607              347                 477          264           59
         - Other                               --                --               --                  --           --           --

Receivable on net purchase money
    financing (2)                              --                --               --                  --           --           --

(1) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.
(2)    All properties were acquired for cash without financing.


      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                     TABLE V
                                   (UNAUDITED)
                         SALES OR DISPOSALS OF PROPERTY

       Table V presents summary information on the results of the sale or disposals of properties since January 1, 1997 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard Short-Term Fund I. All figures are through September 30, 2002.

                                                                                       Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                           ------------------------------------------------------------------------

                                                                                              Purchase   Adjustments
                                                                               Mortgage         Money     Resulting
                                                            Cash Received       Balance       Mortgage       from
                                      Date         Date    Net of Closing      at Time      Taken Back  Application of
             Property               Acquired     of Sale        Costs           of Sale    by Program(1)    Gaap(2)   Total(3)
             --------               --------     -------        -----           -------          ---                  -----
Harvard Property Trust, Inc.
   Harvard Property Meridian LP      03/05/96   06/03/99    $3,161,560        $3,144,248          --           --    $6,305,808
   Harvard Property Provident LP     10/04/96   01/01/01(5)  1,551,568(6)      2,648,432          --           --     4,200,000(7)
   Harvard Property Parkside LP      11/19/96   08/02/99       707,599         1,776,951          --           --     2,984,550
   Harvard Property 812 San
      Antonio LP                     04/03/97   08/18/99     2,233,795         3,558,022          --           --     5,791,817
   Harvard Property Metrocrest LP    04/30/97   01/01/01(5)  2,123,676(9)     11,151,324          --           --    13,275,000(10)
   Harvard Property Partners LP(12)  06/06/97   07/17/00        (8,310)          863,538          --           --       855,228
   Harvard Property Lake Calhoun LP  09/04/97   08/22/00     5,186,805        15,763,659          --           --    20,950,464
   HPT / PMD Investments LP          10/06/97   01/01/01(5)  6,202,717(13)     9,297,283          --           --    15,500,000(14)
   HPT Gleneagles LP                 11/07/97   10/19/99     8,614,691                --          --           --     8,614,691
   Harvard Property Trust, Inc.
     (Park 96)                       11/11/97   11/02/98       529,029                --          --           --       529,029
   Harvard Property Rosedale LP      02/25/98   12/01/99     9,130,926        17,701,615          --           --    26,832,541
   Harvard Property Atrium LP        03/10/98   08/02/99     3,979,447        11,205,241(16)      --           --    15,184,688
   Harvard Property Partners LP(17)  05/01/98   08/02/99     2,294,952         6,197,783(16)      --           --     8,492,735
   Harvard Property (UP) LP          06/03/98   01/01/01(5)  2,600,000(18)     9,600,000(19)      --           --    12,200,000(20)
   Harvard Property Clarke LP        07/29/98   08/02/99     2,619,842         6,420,337(16)      --           --     9,040,179
   Harvard Property Superior LP      07/30/98   08/02/99     1,813,805         4,950,134(16)      --           --     6,763,939
   Harvard Property Capitol LP       12/30/98   08/02/99     2,483,416         4,726,506(16)      --           --     7,209,922
   Harvard Property Willow LP        03/31/99   08/02/99     5,478,204                --          --           --     5,478,204
   Harvard Property Centreport LP    02/01/98   08/26/98     2,176,535                --          --           --     2,176,535

Harvard Property I, L.P.             06/05/95   12/10/97     1,981,599         2,918,049          --           --     4,899,648

Harvard Property II, L.P.            08/07/95   07/01/98     1,759,496         2,469,261          --           --     4,228,757

Harvard Property III, L.P.           08/21/95   01/29/99     1,451,482         3,759,057          --           --     5,210,538

HPA Partners, L.P.                   06/21/95   02/28/00     1,068,639         3,043,743          --           --     4,112,382

6142 Campbell, LTD                   06/01/96   12/03/98       415,048           701,594          --           --     1,116,642
BRP Investments, Inc.                08/30/00   02/21/02       241,918           331,500          --           --       573,418


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                         SALES OR DISPOSALS OF PROPERTY

                                                                     Cost of Properties
                                                              Including Closing and Soft Costs
                                                     -----------------------------------------------
                                                                         Total
                                                                      Acquisition                              Excess
                                                                      Cost, Capital                         (Deficiency) of
                                                      Original        Improvements,                       Property Operating
                                                      Mortgage         Closing and                        Cash Receipts Over
                Property                              Financing       Soft Costs (4)        Total          Cash Expenditures
                --------                              ---------       --------------        -----          -----------------
Harvard Property Trust, Inc.
   Harvard Property Meridian LP                       $3,250,000        $1,636,378        $4,886,378          $1,419,430
   Harvard Property Provident LP                       2,800,000         1,410,392         4,210,392             (10,329)(8)
   Harvard Property Parkside LP                        1,725,000           760,006         2,485,006             499,544
   Harvard Property 812 San Antonio LP                 3,600,000         1,683,617         5,283,617             508,200
   Harvard Property Metrocrest LP                      9,150,000         1,495,442        10,645,442           2,629,558(11)
   Harvard Property Partners LP                          895,000           365,097         1,260,097            (404,869)
   Harvard Property Lake Calhoun LP                   16,100,000         3,066,237        19,166,237           1,784,227
   HPT / PMD Investments LP                            8,000,000         6,561,677        14,561,677             938,323(15)
   HPT Gleneagles LP                                   1,500,000         6,932,748         8,432,748             181,943
   Harvard Property Trust, Inc. (Park 96)                     --           401,701           401,701             127,328
   Harvard Property Rosedale LP                       18,000,000         6,635,840        24,635,840           2,196,701
   Harvard Property Atrium LP                         11,205,241         3,026,413        14,231,653             953,034
   Harvard Property Partners LP                        6,197,783         1,968,657         8,166,440             326,295
   Harvard Property (UP) LP                            9,600,000(19)    12,625,838        12,625,838            (425,838)(21)
   Harvard Property Clarke LP                          6,420,337         2,838,461         9,258,798            (218,619)
   Harvard Property Superior LP                        4,950,134         1,391,649         6,341,783             422,156
   Harvard Property Capitol LP                         4,726,506         2,288,850         7,015,356             194,566
   Harvard Property Willow LP                                 --         5,325,025         5,325,025             153,179
   Harvard Property Centreport LP                             --         2,035,602         2,035,602             140,933

Harvard Property I, L.P.                               3,000,000         1,219,831         4,219,831             679,817

Harvard Property II, L.P.                              2,610,000           302,517         2,912,517           1,316,240

Harvard Property III, L.P.                             2,600,000         1,536,624         4,136,624           1,073,914

HPA Partners, L.P.                                       944,876           639,169         1,584,044           2,528,337

6142 Campbell, LTD                                       700,000           241,933           941,933             174,709
BRP Investments, Inc.                                    331,500            58,500           390,000             241,918

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                         SALES OR DISPOSALS OF PROPERTY


(1)    No purchase money mortgages were taken back by any individual program.
(2)    Financial statements for programs are prepared in accordance with GAAP.
(3)    None of these sales are being reported on the installment basis.
(4) The amounts shown do not include a pro rata share of the original offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.
(5) In conjunction with a July 26, 1999 majority stockholder vote to sell all of the assets of Harvard Property Trust, Inc. along with a subsequent dissolution and liquidation of Harvard Property Trust, Inc., and pursuant to a Liquidating Trust Agreement and Declaration of Trust dated January 1, 2001, Behringer Advisors Inc. conveyed ownership of the remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT / PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust, HPT Trust, for the purposes of concluding Harvard Property Trust, Inc.
(6) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (7).
(7) A $4,200,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(8) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (7).
(9) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (10).
(10) A $13,275,000 market value for the asset based on a signed sales contract that was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5). The property was subsequently sold on August 10, 2001 at $13,275,000.
(11) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (10).
(12)   Asset in partnership known as 1700 North Hampton Building.
(13) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (14).
(14) A $15,500,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(15) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (14).

          Partnership/Building                                Allocated Amount
          --------------------                                ----------------
          Harvard Property Atrium LP                             $11,205,241
          Harvard Property Partners LP (Quadrant Building)         6,197,783
          Harvard Property Clarke LP                               6,420,337
          Harvard Property Superior LP                             4,950,134
          Harvard Property Capitol LP                              4,726,505
                                                                   ---------
                   TOTAL                                         $33,500,000
                                                                 ===========

       Pursuant to the terms of the Credit Facility detailed in footnote (16), the outstanding borrowings under the Credit Facility were extinguished upon the sale of these assets on August 2, 1999 and the Credit Facility was terminated on August 9, 1999.
(16) On October 17, 1998, Harvard Property Trust, Inc. (the "Trust") entered into a three-year, $40,000,000 revolving credit facility (the "Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisitions of Harvard Property Atrium LP, Harvard Property Partners LP (Quadrant Building), Harvard Property Clarke LP, Harvard Property Superior LP and Harvard Property Capitol LP. Allocated borrowings under the Credit Facility are as follows:
(17)   Asset in partnership known as Quadrant Building.
(18) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (20).
(19) Concurrent with the termination of the Credit Facility detailed in footnote (16), on August 9, 1999, Harvard Property Trust, Inc. entered into a $6,900,000 term loan secured by the Harvard Property (UP) LP asset with Bank One, NA. The $6,900,000 term was refinanced on December 27, 2000 in favor of a $9,600,000 mortgage with Deutsche Bank N.A.
(20) A $12,200,000 market value for asset based on original purchase price was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(21) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (20).


      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                    EXHIBIT B

                   FORM OF AGREEMENT OF LIMITED PARTNERSHIP OF
               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

                                    EXHIBIT C
                             SUBSCRIPTION AGREEMENT

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

       THIS SUBSCRIPTION AGREEMENT is made and entered into between Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership (the "Partnership"), and the investor whose signature appears below ("Investor").

1. SUBSCRIPTION AMOUNT AND PAYMENT. Investor hereby subscribes to acquire, upon the terms and conditions set forth in this Subscription Agreement, the number of units of limited partnership interest (the "Units") of the Partnership as set forth on the signature page of this Subscription Agreement, upon payment to Wells Fargo Bank Iowa, N.A., as Escrow Agent, of the subscription price for the Units. The subscription price shall be $10 per Unit. Except as specifically provided in the "Special Notice for Nebraska Residents and Pennsylvania Residents Only" and the "Special Notice for New York Residents Only," payment for the Units will be held in escrow until the Partnership has received and accepted subscriptions for 150,000 Units ($1.5 million).

2. ACCEPTANCE BY THE PARTNERSHIP. This Subscription Agreement shall be binding upon the parties only when it has been accepted and agreed to by the Partnership. The Partnership may reject any subscription, in whole or in part, in its sole and absolute discretion.

3.     DISCLOSURES BY THE PARTNERSHIP.

       Prospective investors are hereby advised of the following:

       o All prospective investors are urged to carefully read the prospectus of the Partnership dated February 19, 2003, as supplemented to date (the "Prospectus").

       o Prospective investors should understand the risks associated with an investment in the Units, as described in the Prospectus, prior to submitting this Subscription Agreement.

       o The assignability and transferability of the Units is restricted and will be governed by the Partnership's Agreement of Limited Partnership in the form contained in the Prospectus as Exhibit A (the "Partnership Agreement") and all applicable laws as described in the Prospectus.

       o Prospective investors should not invest in Units unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

       o There is no public market for the Units and, accordingly, it may not be possible to readily liquidate an investment in the Partnership.

4. SPECIAL NOTICES. The notices contained on the following pages are a part of this Subscription Agreement and are incorporated herein.

5.     PURCHASE INFORMATION.

       __________________________________________________
                                                                         Except for Custodial Accounts,
         ________________        ______________________                Make Investment Check Payable to:
            # of Units              Total $ Invested             WELLS FARGO BANK IOWA, N.A., ESCROW AGENT FOR
                                                               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                (# Units x $10 = Total $ Invested)
                                                             ________________________________________________________
         Minimum purchase: $1,000 or 100 Units                 |_|  Initial Investment (Minimum $1,000)
                                                               |_|  Additional Investment (Minimum $25)
                                                               State in which sale was made:__________________
       __________________________________________________    ________________________________________________________

       Check the following box to elect the Deferred Commission Option: |_| (THIS ELECTION MUST BE AGREED TO BY THE BROKER-DEALER LISTED BELOW.)

6.     ADDITIONAL INVESTMENTS.

       Check the following box if you plan to make additional investments in the
       Partnership: |_|


7.     TYPE OF OWNERSHIP.

       |_|  Individual                                          |_|  IRA (including Simplified Employee Pensions
       |_|  Joint Tenants with Right of Survivorship                 (SEPs), Rollovers and Beneficiary IRAs)
       |_|  Husband and Wife as Community Property              |_|  Keogh
       |_|  Married Person as Separate Property                 |_|  401(k)
       |_|  Tenants in Common                                   |_|  Other Retirement or Profit-Sharing Plan
       |_|  Custodian:  A Custodian for the benefit of               |_|  Taxable           |_|  Tax-Exempt
            ________________ under the Uniform Gift to          |_|  Trust/Trust Type:  __________________________
            Minors Act or the Uniform Transfer to Minors             (PLEASE SPECIFY, I.E., FAMILY, LIVING, REVOCABLE, ETC.)
            Act of the State of ____________                    |_|   Company or Partnership
                                                                |_|   Other:  ____________________________________

8.     REGISTRATION NAME AND ADDRESS.

       Please print name(s) in which Units are to be registered:  ________________________________________________

       |_|Mr.      |_|Mrs.      |_|Ms.       |_|MD       |_|PhD       |_|DDS       |_|Other_______________________

       Name                                                       FEIN or Social Security Number
       _______________________________________________________    ____ ____ ____   ____ ____   ____ ____ ____ ____
                                                                                 _           _
       _______________________________________________________    ____ ____ ____   ____ ____   ____ ____ ____ ____

       Additional Name (if applicable)                            FEIN or Social Security Number
       _______________________________________________________    ____ ____ ____   ____ ____   ____ ____ ____ ____
                                                                                 _           _
       _______________________________________________________    ____ ____ ____   ____ ____   ____ ____ ____ ____

                     _____________________________________________________________________________________________
       Street Address
       or P.O. Box   _____________________________________________________________________________________________

                     _____________________________________________________________________________________________
       Street Address
       or P.O. Box   _____________________________________________________________________________________________

                     ___________________________________________        ______________________       _____________
       City                                                        State                        Zip
                     ___________________________________________        ______________________  Code _____________

                     ___________________________________________                __________________________________
       Home          (   )                                         Business     (   )
       Telephone No. ___________________________________________   Telephone No.__________________________________

                     ___________________________________________                __________________________________
       Email Address                                               Country of
        (Optional)   ___________________________________________   Citizenship  __________________________________


9.     INVESTOR NAME AND ADDRESS.

       (COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)

       |_|Mr.      |_|Mrs.      |_|Ms.       |_|MD       |_|PhD       |_|DDS       |_|Other_______________________

       Name                                                       Social Security Number
       _______________________________________________________    ____ ____ ____   ____ ____   ____ ____ ____ ____
                                                                                 _           _
       _______________________________________________________    ____ ____ ____   ____ ____   ____ ____ ____ ____

                     _____________________________________________________________________________________________
       Street Address
       or P.O. Box   _____________________________________________________________________________________________

                     _____________________________________________________________________________________________
       Street Address
       or P.O. Box   _____________________________________________________________________________________________

                     ___________________________________________        ______________________       _____________
       City                                                        State                        Zip
                     ___________________________________________        ______________________  Code _____________

                     ___________________________________________                __________________________________
       Home          (   )                                         Business     (   )
       Telephone No. ___________________________________________   Telephone No.__________________________________

                     ___________________________________________                __________________________________
       Email Address                                               Country of
        (Optional)   ___________________________________________   Citizenship  __________________________________

10.    SUBSCRIBER SIGNATURES.

       Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

       In order to induce the Partnership to accept this subscription, I hereby represent and warrant to the Partnership as follows:

       (a)    I have received the Prospectus.                ________   ________
                                                             Initials   Initials

       (b)    I accept and agree to be bound by the terms    ________   ________
              and conditions of the Partnership's            Initials   Initials
              Partnership Agreement.

       (c)    I have (i) a net worth (exclusive of home,     ________   ________
              home furnishings and automobiles) of $150,000  Initials   Initials
              or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income. If, however, my state of primary residence imposes higher suitability requirements under the "Who May Invest" section of the Prospectus, I meet those requirements.

       (d)    If I am a California resident or if the        ________   ________
              Person to whom I subsequently propose to       Initials   Initials
              assign or transfer any Units is a California resident, I may not consummate a sale or transfer of my Units, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner's
              Rules, and I understand that my Units, or any document evidencing my Units, will bear a legend reflecting the substance of the foregoing understanding.

       (e)    If I am a Missouri, Nebraska, Ohio or          ________   ________
              Pennsylvania investor, this investment does    Initials   Initials
              not exceed 10.0% of my liquid net worth.

       (f)    If I am a Washington investor, this            ________   ________
              investment does not exceed the greater of      Initials   Initials
              5.0% of my liquid net worth or 5.0% of my gross income.

       (g)    I am purchasing the Units for my own account.  ________   ________
                                                             Initials   Initials

       (h)    I acknowledge that there is no public market   ________   ________
              for the Units.                                 Initials   Initials

       (i)    If the undersigned is, or is investing on      ________   ________
              behalf of, a qualified plan, an IRA, a Keogh   Initials   Initials
              plan, a charitable remainder trust or any other entity which is tax-exempt under the Internal Revenue Code (each an "Exempt Entity
              Investor"), the undersigned represents to the Partnership that the undersigned and the Exempt Entity Investor each understands that an investment in the Units is likely to give rise to Unrelated Business Taxable Income
              ("UBTI") for federal income tax purposes, which is likely to result in an Exempt Entity
              Investor being subject to federal income tax, notwithstanding the Exempt Entity Investor's status for other tax purposes. The undersigned has carefully considered the impact of this fact on the Exempt Entity
              Investor's investment decision and duties of the undersigned to the Exempt Entity
              Investor. The undersigned also represents that the undersigned and the Exempt Entity
              Investor have each consulted with
              knowledgeable, independent tax and ERISA advisors in evaluating an investment in the Partnership as an appropriate investment, and have concluded it is an appropriate investment notwithstanding such tax considerations and any fiduciary obligations the undersigned and the governing body of such Exempt Entity Investor may have under ERISA or other applicable law. The undersigned represents that neither the undersigned nor the Exempt Entity Investor is relying on any advice with respect to such matters from the Partnership or its representatives or agents but, rather, has made an independent evaluation of the risks and benefits of such an investment.

       (j)    I am not, nor are any of my principal owners,  ________   ________
              partners, members, directors or officers       Initials   Initials
              included on the Office of Foreign Assets
              Control list of foreign nations,
              organizations and individuals subject to economic and trade sanctions based on U.S.
              foreign policy and national security goals, Executive Order 13224, which sets forth a list of individuals and groups with whom U.S.
              persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism, or any other watch list issued by any governmental authority, including the
              Securities and Exchange Commission.

       I declare that the information supplied above is true and correct and may be relied upon by the Partnership in connection with my investment in the Partnership. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

       NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

       A SALE OF THE UNITS MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER RECEIPT OF THE PROSPECTUS.


_____________________________________________
  Signature of Investor or Trustee


_____________________________________________   ______________
  Signature of Joint Owner, if applicable           Date

11.    DISTRIBUTIONS.
       (PLEASE CHECK ONE OF THE FOLLOWING.)
       |_|    I prefer to participate in the Dividend Reinvestment Plan.
       |_|    I prefer dividends be paid to me at my address listed under
              Section 8.
       |_|    I prefer to direct dividends to a party other than the registered owner per my instructions below.
       |_|    I prefer dividends to be deposited directly into the following account: ___Checking ___Savings

For deposits into checking or savings accounts: Please enclose a voided check or deposit slip. By enclosing a voided check or deposit slip, the Partnership is authorized and directed to begin making electronic deposits to the checking or savings account designated by the enclosed voided check or deposit slip. An automated deposit entry shall constitute the receipt for each transaction. This authority is to remain in force until the Partnership has received written notification of its termination at such time and in such manner as to give the Partnership reasonable time to act. In the event that the Partnership deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.

To direct dividends to a party other than the registered owner, please provide the following information, as applicable:


              ______________________________________        ___________________
Institution                                          Account
Name          ______________________________________ Number ___________________


              _________________________________________________________________
Name on
Account       _________________________________________________________________


              _________________________________________________________________
Street Address
or P.O. Box   _________________________________________________________________


              _______________________________      __________         _________
City                                          State           Zip Code
              _______________________________      __________         _________

12.    BROKER-DEALER.
       (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

The broker-dealer or authorized representative must sign below to complete the order. The undersigned broker-dealer warrants that it is a duly licensed broker-dealer and may lawfully offer units in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that (a) he or she has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual, (b) and that he or she has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice, and (c) that he or she delivered the Prospectus to the subscriber at least five days prior to the date that he or she will deliver this Subscription Agreement to the Partnership. The broker-dealer or authorized representative warrants that included with this Subscription Agreement is documentation completed by the broker-dealer or authorized representative that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.


              ___________________________________              _________________
Broker-Dealer                                     Telephone No. (  )
Name          ___________________________________              _________________


              __________________________________________________________________
Broker-Dealer
Street Address
or P.O. Box   __________________________________________________________________


              _______________________________      __________         __________
City                                          State           Zip Code
              _______________________________      __________         __________


              ___________________________________              _________________
Registered
Representative                                    Telephone No. (  )
Name          ___________________________________              _________________


              __________________________________________________________________
Reg. Rep.
Street Address
or P.O. Box   __________________________________________________________________


              _______________________________      __________         __________
City                                          State           Zip Code
              _______________________________      __________         __________


              _______________________________ PROVIDE ONLY IF YOU WOULD LIKE TO
Email Address                                 RECEIVE UPDATED INFORMATION ABOUT
  (Optional)  _______________________________ BEHRINGER HARVARD SHORT-TERM
                                              OPPORTUNITY FUND I LP VIA EMAIL.


_____________________________________________     ______________________________
                                              Date
_____________________________________________     ______________________________
Financial Advisor Signature

13.    Registered Investment Advisor (RIA).

       Check the following box if this investment is made through an RIA: |_| (IF AN OWNER OR PRINCIPAL OR ANY MEMBER OF THE RIA FIRM IS AN NASD LICENSED REGISTERED REPRESENTATIVE AFFILIATED WITH A BROKER/DEALER, THE TRANSACTION SHOULD BE CONDUCTED THROUGH THAT BROKER/DEALER, NOT THROUGH THE RIA.)

       For Custodial Accounts, check(s) should be made payable to the custodian and sent, with a completed copy of this Subscription Agreement, directly to the custodian. For all other investments, please mail the completed Subscription Agreement (with all signatures) and check(s) made payable to "Wells Fargo Bank Iowa, N.A., Escrow Agent for Behringer Harvard Short-Term Opportunity Fund I LP" to:

                             BEHRINGER SECURITIES LP
                           1323 North Stemmons Freeway
                                    Suite 202
                               Dallas, Texas 75207
                                 (866) 655-3700


________________________________________________________________________________
FOR COMPANY USE ONLY:
________________________________________________________________________________


Date:    ___________________________      Check No.   _______________________

Amount:  ___________________________

________________________________________________________________________________


Received and Subscription Accepted:

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

By: Behringer Harvard Advisors II LP, Its General Partner

        By:___________________________________

           Name:______________________________

           Title:_____________________________

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF UNITS

260.141.11 RESTRICTIONS ON TRANSFER.

       (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or
              260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

       (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

              (1)    to the issuer;

              (2)    pursuant to the order or process of any court;

              (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

              (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

              (5) to holders of securities of the same class of the same issuer;

              (6)    by way of gift or donation inter vivos or on death;

              (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

              (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

              (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

              (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

              (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

              (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

              (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

              (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

              (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

              (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

              (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of
                     Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

       (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

       "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]

SPECIAL NOTICE FOR NEW YORK RESIDENTS ONLY

Subscription proceeds received from residents of New York will be placed in a separate interest-bearing account with Wells Fargo Bank Iowa, N.A., until subscriptions for at least 250,000 Units, aggregating at least $2.5 million, have been received and accepted by us.

SPECIAL NOTICE FOR NEBRASKA RESIDENTS AND PENNSYLVANIA RESIDENTS ONLY

The Partnership will not admit Nebraska investors or Pennsylvania investors as limited partners until it has received and accepted subscriptions for 550,000 Units ($5.5 million). The Partnership will place the funds representing subscriptions for Units from Nebraska investors and Pennsylvania investors in an interest-bearing escrow account with Wells Fargo Bank Iowa, N.A., as escrow agent, until it has received and accepted subscriptions for Units for gross offering proceeds of at least $5.5 million. If the Partnership has not received and accepted subscriptions for 550,000 Units by the end of a 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of the offering), the Partnership will notify Nebraska investors and Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Nebraska investor or a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, the Partnership must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within ten calendar days after receipt of the investor's request.

The escrow agent will release the funds received from Nebraska investors and Pennsylvania investors to the Partnership from the escrow account immediately after subscriptions for at least $5.5 million have been received from all sources.

In no event may a subscription for units be accepted until at least five business days after the date the subscriber receives the prospectus. Residents of the State of Nebraska who first received the prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.

Because the minimum offering of Units is less than $11.0 million, Pennsylvania residents are cautioned to evaluate carefully the Partnership's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscription proceeds.

                                 INSTRUCTIONS TO
               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                             SUBSCRIPTION AGREEMENT

       Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information in the Subscription Agreement should be completed as follows:

Purchase Information.  (Section 5 of Subscription Agreement)

       o A minimum investment of $1,000 (100 Units) is required, except for certain states that require a higher minimum investment.

       o A CHECK FOR THE FULL PURCHASE PRICE OF THE UNITS SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF "WELLS FARGO BANK IOWA, N.A., ESCROW AGENT FOR BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP." FOR CUSTODIAL ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT, WITH A SIGNED COPY OF THIS AGREEMENT, TO THE CUSTODIAN.

       o Investors who have satisfied the minimum purchase requirements in Behringer Harvard Mid-Term Value Enhancement Fund I LP, Behringer Harvard REIT I, Inc. or in any other Behringer Harvard public real estate program may invest as little as $25 (2.5 Units), except for residents of Minnesota and Oregon. See the section of the prospectus entitled "Who May Invest" for more information.

       o Units may be purchased only by persons meeting the standards set forth under the section of the prospectus entitled "Who May Invest."

       o      Please indicate the state in which the sale is to be made.

       o Please check the box related to the Deferred Commission Option if you have agreed with your broker-dealer to elect the Deferred Commission Option, as described in the Prospectus. By electing the Deferred Commission Option, you are required to pay only $9.40 per Unit purchased upon subscription. For the next three years following the year of subscription, or lower if required to satisfy outstanding deferred commission obligations, you will have a 2.0% selling commission ($.20 per Unit) per year deducted from and paid out of cash distributions otherwise distributable to you. Election of the Deferred Commission Option shall authorize the Partnership to withhold such amounts from cash distributions otherwise payable to you as is set forth in the "Plan of Distribution" section of the Prospectus.

Additional Investments.  (Section 6 of Subscription Agreement)

       o Please check the box if you plan to make one or more additional investments in the Partnership. All additional investments must be in increments of at least $25, except for investments by residents of Nebraska. See the section of the prospectus entitled "Who May Invest" for more information.

       o If additional investments in the Partnership are made, the investor agrees to notify the Partnership and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations or warranties set forth in the prospectus or the Subscription Agreement.

       o If additional investments are made, include your social security number or other taxpayer identification number on your check.

       o The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions on such additional investments as described in the Prospectus.

Type of Ownership.  (Section 7 of Subscription Agreement)

       o Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

Registration Name and Address.  (Section 8 of Subscription Agreement)

       o      Please enter the exact name in which the Units are to be held.

              - For joint tenants with right of survivorship or tenants in common, include the names of both investors.

              - In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

              -      Trusts should include the name of the trustee.

       o All investors must complete the space provided for taxpayer identification number or social security number (for identification purposes) and the custodian or trustee's taxpayer identification number (for tax purposes).

       o By signing in Section 10, the investor is certifying that this number is correct.

       o Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee.

       o FOR EACH INDIVIDUAL REGISTERED OWNER, INCLUDE A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

Investor Name and Address.  (Section 9 of Subscription Agreement)

       o Complete this Section only if the investor's name and address is different from the registration name and address provided in
              Section 8.

       o If the Units are registered in the name of a custodian or trustee, enter the name, address, telephone number and social security number of the beneficial owner.

       o If investor's name is different from the registration name, FOR EACH INDIVIDUAL INVESTOR, INCLUDE A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

Subscriber Signatures.  (Section 10 of Subscription Agreement)

       o      Please separately initial each representation where indicated.

       o If title is to be held jointly, all parties must date and sign this Section as follows:

              -      INDIVIDUAL: One signature required.

              - Joint Tenants with Right of Survivorship: All parties must sign.

              -      TENANTS IN COMMON: All parties must sign.

              -      COMMUNITY PROPERTY: Only one investor's signature required.

              - PENSION OR PROFIT SHARING PLANS: The trustee signs the Signature Page.

              - TRUST: The trustee signs. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

              - PARTNERSHIP: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

              - CORPORATION: The Subscription Agreement must be accompanied by (i) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the Board's resolution authorizing the investment.

              - IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust Partnership, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

              -      KEOGH (HR 10): Same rules as those applicable to IRAs.

              - UNIFORM GIFT TO MINORS ACT (UGMA) OR UNIFORM TRANSFERS TO MINORS ACT (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

       o      PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

Distributions.  (Section 11 of Subscription Agreement)

       o By electing the Distribution Reinvestment Plan, the investor elects to reinvest all cash distributions otherwise payable to such investor in Units of the Partnership until the termination of the offering of units reserved for such Plan.

       o Each investor who elects the Distribution Reinvestment Plan agrees to notify the Partnership and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future limited partnerships sponsored by our advisor or its affiliates. The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions not to exceed 7.0% of reinvested dividends, less any discounts authorized by the prospectus.

       o If cash distributions are to be sent to an address other than that provided in Section 8 (I.E., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

Broker-Dealer.  (Section 12 of Subscription Agreement)

       o This Section is to be completed by the Investor's Registered Representative. Please complete all broker-dealer information contained in Section 12 of the Subscription Agreement, including suitability certification.

       o Include documentation completed by the broker-dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the NASD Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.

Registered Investment Advisor (RIA).  (Item 13 of Subscription Agreement)

       o Please check the box to indicate if the subscription was solicited or recommended by a Registered Investment Advisor.

THE SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF ANY ENTITY.

The Subscription Agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to Behringer Securities LP. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Partnership.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION AGREEMENT, PLEASE CALL BEHRINGER SECURITIES LP AT (866) 655-3700.

                                    EXHIBIT D
                     FORM OF DISTRIBUTION REINVESTMENT PLAN

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

       Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership (the "Partnership"), governed by the Agreement of Limited Partnership, dated as of July 30, 2002 among the general partners of the Partnership (the "General Partners") and holders of units of limited partnership interests (each a "Limited Partner") in the Partnership (the "Units"), adopted a Distribution Reinvestment Plan (the "Plan") on the terms and conditions set forth below.

1. REINVESTMENT OF DISTRIBUTIONS. The Partnership or an unaffiliated third party, as agent (the "Reinvestment Agent") for Limited Partners who elect to participate in the Plan (each a "Participant"), will receive all cash distributions paid by the Partnership with respect to Participants' Units (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as specified below:

       (a) Prior to the termination of the Partnership's initial public offering of Units reserved for issuance under the Plan pursuant to the Partnership's prospectus dated February 19, 2003, as thereafter amended or supplemented (the "Initial Offering"), the Reinvestment Agent will invest Distributions in Units at the public offering price per Unit ($10 per Unit).

       (b) After termination of the Initial Offering, the Reinvestment Agent will invest Distributions in Units which may (but are not required to) be supplied from either (i) Units registered with the Securities and Exchange Commission (the "Commission") pursuant to an effective registration statement for Units for use in the Plan (a "Future Registration") or (ii) Units purchased by the Reinvestment Agent for the Plan in a secondary market (if available) or on a stock exchange or the Nasdaq Stock Market (if listed) (collectively, the "Secondary Market") and registered with the Commission for resale pursuant to the Plan. Units purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Reinvestment Agent for all such purchases for a single Distribution will be utilized for purposes of purchases of Units in the Plan. Units acquired by the Reinvestment Agent on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the $10 per Unit price that will be paid for the Units purchased for the Plan pursuant to the Initial Offering and any subsequent offering priced at $10 per Unit. If the Reinvestment Agent acquires Units in the Secondary Market for use in the Plan, the Reinvestment Agent shall use reasonable efforts to acquire Units for use in the Plan at the lowest price then reasonably available. However, the Reinvestment Agent does not in any respect guaranty or warrant that the Units so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Reinvestment Agent's ability to acquire Units in the Secondary Market or the Partnership's ability to complete a Future Registration for units to be used in the Plan, neither the Reinvestment Agent nor the Partnership is in any way obligated to do either, in its sole discretion.

       (c) If a Participant designates in writing that such Participant's broker who made the initial sale of Units to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission at the same rate as for initial purchases, not to exceed 7.0%. Dealer manager fees not to exceed 1.0% will be paid to the dealer manager named in the prospectus for the Units purchased in connection with each Distribution (which, with respect to the Initial Offering, is Behringer Securities LP). Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Distributions reinvested. In the event that no executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to Distributions which are then being reinvested. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant's broker, the amount that would have been paid as a selling commission will be retained and used by the Partnership.

       (d) For each Participant, the Reinvestment Agent will maintain an account which shall reflect for each month the Distributions received by the Reinvestment Agent on behalf of such Participant. A Participant's account shall be reduced as purchases of Units are made on behalf of such Participant.

       (e) Distributions shall be invested by the Reinvestment Agent in Units promptly following the payment date with respect to such Distributions to the extent Units are available for purchase under the Plan. If sufficient Units are not available, any such funds that have not been invested in Units within 30 days after receipt by the Reinvestment Agent and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants. Any interest earned on such accounts will be paid to the Partnership and will become the property of the Partnership.

       (f) Each Participant during a fiscal year will acquire and own a number of Units acquired pursuant to the Plan during such quarter, based on the amount in the Participant's account at the time the Units are acquired, which may result in the ownership of fractional Units, computed to four decimal places. The ownership of the Units shall be reflected on the books of the Partnership or its transfer agent and in each Partner's Capital Account.

2. ELECTION TO PARTICIPATE. Any holder of Units may become a Participant by making a written election on his subscription agreement to participate at the time of subscription for Units. Any Limited Partner who has not previously elected to participate in the Plan may so elect at any time by completing and executing an enrollment form or any other appropriate authorization form as may be available from the Reinvestment Agent. Participation in the Plan will commence with the next Distribution payable after receipt of the Participant's notice, provided it is received at least ten days prior to the last day of the fiscal quarter to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a Limited Partner will become a Participant in the Plan effective on the first day of the fiscal quarter following such election, and the election will apply to all Distributions attributable to the fiscal quarter in which the Limited Partner makes such written election to participate in the Plan and to all fiscal quarters thereafter.

3. DISTRIBUTION OF FUNDS. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Units owned by Participants in the Plan.

4. ABSENCE OF LIABILITY. None of the Partnership, the General Partners, or the Reinvestment Agent shall have any responsibility or liability as to the value of the Partnership's Units, any change in the value of the Units acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. None of the Partnership, the General Partners, or the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, so long as the act or the failure to act did not constitute negligence or misconduct, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Units are purchased for a Participant. Notwithstanding the foregoing provisions of this Section 4, the Partnership may not indemnify or hold harmless the General Partners or any of their affiliates in any manner that would be inconsistent with the provisions of
Section II.G. of the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc., effective January 1, 1993, as amended.

5.     SUITABILITY.

       (a) The participating broker-dealer, or in the event there is no participating broker-dealer, the Partnership, assumes the responsibility for blue sky compliance and performance of due diligence responsibilities and will ascertain whether the Participant continues to meet the suitability standards of his state of residence with respect to each reinvestment. Additionally, the participating broker-dealer involved in the Plan must obtain in writing an agreement from the Participant by which the Participant agrees to the payment of compensation to the broker-dealer in connection with such Participant's reinvestment.

       (b) Each Participant shall notify the Reinvestment Agent in the event that, at any time during his participation in the Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the subscription agreement for his initial purchase of Units.

       (c) For purposes of this Paragraph 5, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Partnership's prospectus for his initial purchase of Units.

6. REPORTS TO PARTICIPANTS. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Units purchased during the quarter, the per Unit purchase price for such Units, and the total Units purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 5(a) hereof, he is required to notify the Reinvestment Agent in the event that there is any material charge in his financial condition or if any representation made by the Participant under the subscription agreement for his initial purchase of Units becomes inaccurate. Tax information regarding a Participant's participation in the Plan will be sent to each Participant by the Partnership or the Reinvestment Agent at least annually.

7. NO DRAWING. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Partnership or the Reinvestment Agent except as expressly provided herein.

8. TAXES. Taxable Participants may incur a tax liability for Partnership income and gain allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

9. REINVESTMENT IN SUBSEQUENT PROGRAMS. After the termination of the Initial Offering, the General Partners on behalf of the Partnership may determine, in their sole discretion, to cause the Reinvestment Agent to provide to each Participant notice of the opportunity to have Distributions reinvested in any subsequent limited partnership or real estate investment trust sponsored by the General Partners or their affiliates which has substantially identical investment objectives as the Partnership (a "Subsequent Program"). If the General Partners make such an election, Participants may reinvest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

       (a) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

       (b) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act;

       (c) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

       (d) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

       (e) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

       (f) the Subsequent Program has substantially identical investment objectives as the Partnership.

       Any reinvestment of Distributions in interests of any Subsequent Program shall be under the same terms and conditions as set forth in this Plan with respect to reinvestment of Distributions in Units of the Partnership.

10.    TERMINATION.

       (a) A Participant may terminate his participation in the Plan at any time by written notice to the Reinvestment Agent. To be effective for any Distribution, such notice must be received by the Reinvestment Agent at least ten days prior to the last day of the fiscal quarter to which such Distribution relates.

       (b) Prior to the listing of the Units on a stock exchange or inclusion of the Units for quotation on the Nasdaq Stock Market, a Participant's transfer of Units will terminate participation in the Plan with respect to such transferred Units as of the first day of the quarter in which such transfer is effective, unless the transferee of such Units in connection with such transfer demonstrates to the Reinvestment Agent that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed enrollment form or other authorization required by the Reinvestment Agent.

       (c) The General Partners, on behalf of the Partnership, or the Reinvestment Agent may terminate a Participant's individual participation in the Plan, and the General Partners, on behalf of the Partnership, may terminate the Plan itself at any time by ten days' prior written notice to a Participant, or to all Participants, as the case may be.

       (d) After termination of the Plan or termination of a Participant's participation in the Plan, the Reinvestment Agent will send to each Participant
(i) a statement of account in accordance with Paragraph 6 hereof, and (ii) a check for the amount of any Distributions in the Participant's account that have not been reinvested in Units. Any future Distributions with respect to such former Participant's Units made after the effective date of the termination will be sent directly to the former Participant.

11. STATE REGULATORY RESTRICTIONS. The Reinvestment Agent is authorized to deny participation in the Plan to residents of any state which imposes restrictions on participation in the Plan with respect to residents of such state that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer manager fees for purchases under the Plan.

12. NOTICE. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Reinvestment Agent, the General Partners or the Partnership, addressed to Investor Services Department, 1323 North Stemmons Freeway, Suite 212, Dallas, Texas 75207, or such other address as may be specified by the General Partners or the Partnership by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant or the Participant's last address of record with the Reinvestment Agent. Each Participant shall notify the Reinvestment Agent promptly in writing of any change of address.

13. AMENDMENT. The terms and conditions of this Plan may be amended or supplemented by the Partnership at any time, including but not limited to an amendment to the Plan to substitute a new Reinvestment Agent to act as agent for the Participants, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Reinvestment Agent receives written notice of termination prior to the effective date thereof.

14. GOVERNING LAW. THIS PLAN AND PARTICIPANT'S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.


                                                [LOGO]
                                         Behringer ( ) HARVARD
                                   Short-Term OPPORTUNITY FUND I LP


                                              PROSPECTUS
                        UP TO 11,000,000 UNITS OF LIMITED PARTNERSHIP INTERESTS
                                         OFFERED TO THE PUBLIC

ALPHABETICAL INDEX         PAGE
Additional Information.......................................................................   127
Compensation of the General Partners and Their Affiliates....................................    64
Conflicts of Interest........................................................................    68
Distributions and Allocations................................................................    76
Estimated Use of Proceeds....................................................................    44
Experts......................................................................................   127
Federal Income Tax Considerations............................................................    96
Fiduciary Duty of the General Partners.......................................................    72
Financial Information........................................................................   F-1
How to Subscribe.............................................................................   125
Investment by Tax-Exempt Entities and ERISA Considerations...................................    91
Investment Objectives and Criteria...........................................................    46
Legal Matters................................................................................   127
Management...................................................................................    57
Management's Discussion and Analysis of Financial Condition and Results of Operations........    83
Plan of Distribution.........................................................................   115
Prior Performance Summary....................................................................    74
Prior Performance Tables.....................................................................   A-1
Prospectus Summary...........................................................................     1
Questions and Answers About This Offering....................................................    14
Real Property Investments....................................................................    82
Reports to Investors.........................................................................   113
Risk Factors.................................................................................    23
Suitability Standards........................................................................     1
Summary of Distribution Reinvestment Plan....................................................    79
Summary of Partnership Agreement.............................................................    84
Supplemental Sales Material..................................................................   126
Who May Invest...............................................................................   123

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       UNTIL MAY 20, 2003 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT AFFECT
TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO
DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN
ACTING AS SOLICITING DEALERS.

       WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER INDIVIDUAL TO GIVE ANY INFORMATION OR
TO MAKE ANY REPRESENTATIONS THAT ARE NOT CONTAINED IN THIS PROSPECTUS. IF ANY SUCH INFORMATION OR
STATEMENTS ARE GIVEN OR MADE, YOU SHOULD NOT RELY UPON SUCH INFORMATION OR REPRESENTATION. THIS
PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OTHER THAN THOSE TO WHICH THIS
PROSPECTUS RELATES, OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY
JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. THIS PROSPECTUS SPEAKS AS OF THE
DATE SET FORTH BELOW. YOU SHOULD NOT ASSUME THAT THE DELIVERY OF THIS PROSPECTUS OR THAT ANY SALE MADE
PURSUANT TO THIS PROSPECTUS IMPLIES THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS WILL REMAIN
FULLY ACCURATE AND CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                       SUPPLEMENT NO. 6 DATED MAY 11, 2004
                    TO THE PROSPECTUS DATED FEBRUARY 19, 2003

       THIS DOCUMENT SUPPLEMENTS, AND SHOULD BE READ IN CONJUNCTION WITH, THE PROSPECTUS OF BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP DATED FEBRUARY 19, 2003, AS SUPPLEMENTED AND AMENDED BY SUPPLEMENT NO. 1 DATED JUNE 3, 2003, SUPPLEMENT NO. 2 DATED SEPTEMBER 18, 2003, SUPPLEMENT NO. 3 DATED JANUARY 16, 2004, SUPPLEMENT NO. 4 DATED FEBRUARY 27, 2004, AND SUPPLEMENT NO. 5 DATED APRIL 9, 2004. UNLESS OTHERWISE DEFINED IN THIS SUPPLEMENT, CAPITALIZED TERMS USED IN THIS SUPPLEMENT SHALL HAVE THE SAME MEANINGS AS SET FORTH IN THE PROSPECTUS.

       The purpose of this supplement is to describe the following:

       (1) the status of the offering of units of limited partnership in the partnership;

       (2) revisions to the "Summary of Partnership Agreement - Unit Redemption Program" to provide for the redemption of units held by a revocable grantor trust upon the death of the grantor;

       (3) revisions to the "Experts" section of the prospectus to update the information included in the prospectus relating to the acquisition of the Woodall Rodgers Property, a five-story office building, a bank drive-thru, and the adjoining undeveloped land located in Dallas, Texas; and

       (4) to attach the correct and operative version of the Amended and Restated Property Management and Leasing Agreement.

STATUS OF THE OFFERING

       We commenced our initial public offering of units of limited partnership interest on February 19, 2003. We have accepted investors' subscriptions received through May 3, 2004 and issued 1,650,943 units to limited partners, with proceeds of $16,144,328 distributed to us. For additional information, see the "Plan of Distribution - Subscription Process" section of the prospectus beginning on page 116.

UNIT REDEMPTION PROGRAM

       The following information replaces the information in third paragraph of the section of our prospectus under the heading "Summary of Partnership Agreement - Unit Redemption Program" beginning on page 87 of the prospectus:

       In addition, and subject to the conditions and limitations described below, we will redeem units upon the death of a limited partner who is a natural person, including units held by such limited partner through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the limited partner or the recipient of the units through request or inheritance. We must receive such written notice within 180 days after the death of the limited partner. If spouses are joint registered holders of units, the request to redeem the units may be made if either of the registered holders dies. If the limited partner is not a natural person, such as a trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply.

EXPERTS

       The following information replaces the information in the "Experts" section beginning on page 127 of the prospectus:

       The financial statements as of December 31, 2003 and 2002 and for the year ended December 31, 2003 and the period from September 20, 2002 (date of inception) through December 31, 2002 and cumulatively for the period from September 20, 2002 (date of inception) through December 31, 2003 included in this prospectus supplement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

       The Statement of Revenues and Certain Expenses for the year ended December 31, 2003 of the Woodall Rodgers Property included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         Report of Independent Auditors



To the Partners of
  Behringer Harvard Short-Term Opportunity Fund I, LP:

In our opinion, the Statement of Revenues and Certain Expenses presents fairly, in all material respects, the revenues and certain expenses of the Woodall Rodgers Property (the "Property") for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Property's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit of the Statement of Revenues and Certain Expenses provides a reasonable basis for our opinion.

The accompanying Statement of Revenues and Certain Expenses was prepared for purposes of complying with certain rules and regulations of the Securities and Exchange Commission as described in Note 1 to the Statement of Revenues and Certain Expenses, and is not intended to be a complete presentation of the revenues and expenses of the Property.




/s/ PricewaterhouseCoopers LLP


Dallas, Texas
April 14, 2004

                            WOODALL RODGERS PROPERTY
                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2003

Revenues:
    Rental income                                                $   1,381,780
    Other income                                                       153,810
                                                                 --------------

        Total revenues                                               1,535,590
                                                                 --------------

Expenses:
    Maintenance and service contracts                                  120,340
    Utilities                                                          158,390
    Management fees                                                    140,436
    Administrative                                                      91,541
    Property taxes and insurance                                       224,850
    Ground lease expense                                               305,496
                                                                 --------------

        Total expenses                                               1,041,053
                                                                 --------------

Revenues in excess of certain expenses                           $     494,537
                                                                 ==============



         The accompanying notes are an integral part of this statement.

                            WOODALL RODGERS PROPERTY
             NOTES TO THE STATEMENT OF REVENUES AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2003

1.     BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       On February 11, 2004, Behringer Harvard Short-Term Opportunity Fund I LP, (the "Partnership") acquired a five-story office building (the "Woodall Rodgers Building"), containing approximately 74,090 rentable square feet (unaudited) and a free-standing single-story bank office building with drive-through lanes (the "Bank Building"), both located on approximately
       1.7 acres (unaudited) subject to a ground lease that expires in 2097 (the "Improved Property"). The Partnership also acquired 1.6 acres (unaudited) of undeveloped land adjoining the Improved Property (the "Development Property" and together with the Improved Property, the "Woodall Rodgers Property") located in Dallas, Texas. The contract purchase price of Woodall Rodgers Property was $10,300,000, excluding closing costs. The Statement of Revenues and Certain Expenses presents the operations of the Woodall Rodgers Property for the year ended December 31, 2003.

       The accompanying statements have been prepared on the accrual basis of accounting. The statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K of the Partnership. The statements are not intended to be a complete presentation of the revenues and expenses of the Property for the year ended December 31, 2003 as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of the Property have been excluded.

       REVENUE RECOGNITION

       Tenant leases are accounted for as operating leases. Rental revenue includes minimum rents. Other income consists of recoveries of certain operating expenses, parking and other income. Additional rents from recoveries of certain operating expenses are recognized as revenues in the period the applicable costs are incurred.

       ESTIMATES

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

2.     LEASES

       The minimum future rentals of tenant leases based on noncancelable operating leases held as of December 31, 2003 are as follows:

                2004                                              $  1,414,532
                2005                                                 1,344,463
                2006                                                 1,137,018
                2007                                                   805,742
                2008                                                   756,372
                Thereafter                                             509,652
                                                                  ------------
                     Total                                        $  5,967,779
                                                                  ============

3.     MAJOR TENANTS

       The following presents rental revenue from tenants who individually represent more than 10% of the Woodall Rogers Property's total rental revenue for the year ended December 31, 2003:

                                                                      2003
                                                                  ------------

                Republic Title                                    $    352,606
                Bank One, N.A.                                         260,000
                SFI of Delaware LLC                                    162,827
                The Mullen Company                                     140,721

4.     GROUND LEASE

       The Woodall Rodgers Property is subject to a ground lease that expires in 2097, with rent escalations due after June 30, 2004 and every eight years thereafter through 2092. The rent escalations are based on a formula and are subject to maximum monthly payments. The future minimum payments, excluding any future rent escalations, under the ground lease are as follows:

                2004                                              $    328,422
                2005                                                   351,348
                2006                                                   351,348
                2007                                                   351,348
                2008                                                   351,348
                Thereafter                                          31,182,135
                                                                  ------------

                                                                  $ 32,915,949
                                                                  ============

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

       On February 19, 2003, the Partnership commenced an Offering of up to 10,000,000 units of limited partnership interests at a price of $10 per unit pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933, (the "Offering"). The Registration Statement also covers up to 1,000,000 units available to be issued at $10 per unit pursuant to the Partnership's distribution reinvestment plan. The Offering is a best efforts continuous offering that terminates no later than February 19, 2005.

       In September 2003, the Partnership made its initial acceptance of subscriptions for 159,784 partnership units, which satisfied the minimum offering requirement of $1,500,000 established for the Offering. In addition, the minimum offering requirement of $2,500,000 for the Partnership's special escrow account for New York residents was satisfied on October 16, 2003, and the Partnership accepted subscriptions from the New York residents on that date. The minimum offering requirement of $5,500,000 for the Partnership's special escrow account for Nebraska and Pennsylvania residents was satisfied on January 2, 2004, and the Partnership accepted subscriptions from residents of these two states on that date.

       On February 11, 2004, the Partnership acquired a five-story office building in Dallas, Texas containing approximately 74,090 rentable square feet and a bank drive-thru, both located on approximately 1.7 acres of land subject to a ground lease that expires in 2097 (collectively, the "Improved Property"). The Partnership also acquired approximately 1.6 acres of undeveloped land adjoining the Improved Property (the "Development Property," and together with the Improved Property, the "Woodall Rodgers Property"). The purchase price of the Woodall Rodgers Property was $10,300,000 plus closing costs of $527,216. The Partnership used an interim financing mortgage note of $3,600,000 with Benchmark Bank to pay a portion of the purchase price and paid the remaining purchase price from proceeds of the Offering.

       The Woodall Rodgers Property is held by Behringer Harvard Woodall Rodgers LP, in which Behringer Harvard Woodall Rodgers GP, LLC (the "General Partner") a wholly owned subsidiary of the Partnership is the general partner, the Partnership is the Class A Limited Partner and PRG Realty Partners, Ltd ("PRG") is the Class B Limited Partner. Distributions of cash from operations are to be made on a quarterly basis to the General Partner and the Partnership. Distributions of cash from a capital transaction are to be distributed first to the General Partner and Partnership until their capital account balances are reduced to zero, and then to the Partnership until the limited partners of the Partnership have received distributions in the aggregate resulting in an internal rate of return of 17%. The remaining balance is to be distributed 50% to the Partnership and 50% to PRG. PRG holds a $1 minority interest in the consolidated pro forma financial statements of the Partnership.

       In the opinion of management of the Partnership, all material adjustments necessary to reflect the effects of the above transactions have been made.

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2003

       The following unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the Partnership had acquired the Woodall Rodgers Property as of December 31, 2003 and had accepted the actual subscriptions that were accepted between January 1, 2004 and February 1, 2004 for 516,481 limited partnership units as of December 31, 2003. This Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the Pro Forma Condensed Consolidated Statement of Operations of the Partnership and the historical financial statements and notes thereto of the Partnership as filed on Form 10-K for the year ended December 31, 2003. The Pro Forma Condensed Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Partnership completed the above transactions on December 31, 2003, nor does it purport to represent the future financial position of the Partnership.

                                                                  HISTORICAL
                                                                  AMOUNTS AS
                                                                   REPORTED       PRO FORMA             PRO FORMA
                                                                      (A)        ADJUSTMENTS              TOTAL
                                                                -------------  ---------------       ---------------
ASSETS
       Land                                                      $          -   $    2,913,451  (c)   $    2,913,451
       Buildings, net                                                       -        6,270,980  (c)        6,270,980
       Real estate intangibles, net                                         -        1,642,785  (c)        1,642,785
       Cash and cash equivalents                                    4,572,566        4,553,334  (b)        2,003,255

                                                                                    (7,073,125) (c)
                                                                                       (49,520) (d)
       Restricted cash                                                  4,314           (3,000) (b)            1,314
       Prepaid expenses and other assets                               31,590           36,170  (c)           67,760
       Financing fees                                                       -           49,520  (d)           49,520
                                                                -------------  ---------------       ---------------
TOTAL ASSETS                                                     $  4,608,470   $    8,340,595        $   12,949,065
                                                                =============  ===============       ===============

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
       Accounts payable                                          $     11,062   $            -        $       11,062
       Payables to affiliates                                          50,760                -                50,760
       Accrued liabilities                                             59,825          190,261  (c)          250,086
       Mortgage payable                                                     -        3,600,000  (c)        3,600,000
       Subscriptions for limited partnership units                      4,000           (3,000) (b)            1,000
                                                                -------------  ---------------       ---------------
TOTAL LIABILITIES                                                     125,647        3,787,261             3,912,908

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL
       Limited partners - 11,000,000 units authorized;
          522,219 and 1,038,700 units issued and outstanding
          as of December 31, 2003 respectively                      4,482,335        4,553,334  (b)        9,035,669
       General partners                                                   488                -                   488
                                                                -------------  ---------------       ---------------
TOTAL PARTNERS' CAPITAL                                             4,482,823        4,553,334             9,036,157
                                                                -------------  ---------------       ---------------
TOTAL LIABILITIES AND PARTNERS' CAPITAL                          $  4,608,470   $    8,340,595        $   12,949,065
                                                                =============  ===============       ===============

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

       The following unaudited Pro Forma Condensed Consolidated Statement of Operations is presented as if the Partnership had acquired the Woodall Rodgers Property as of January 1, 2003 and had accepted the actual subscriptions that were accepted between January 1, 2004 and February 1, 2004 for 516,481 limited partnership units as of January 1, 2003. This Pro Forma Condensed Consolidated Statement of Operations should be read in conjunction with the Pro Forma Condensed Consolidated Balance Sheet of the Partnership and the historical financial statements and notes thereto of the Partnership as filed on Form 10-K for the year ended December 31, 2003. The Pro Forma Condensed Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual financial position would have been had the Partnership completed the above transactions on January 1, 2003, nor does it purport to represent the future operations of the Partnership.

                                                  HISTORICAL          STATEMENT OF
                                                  AMOUNTS AS           REVENUES AND       PRO FORMA           PRO FORMA
                                                   REPORTED          CERTAIN EXPENSES    ADJUSTMENTS            TOTAL
                                                      (A)                  (B)
                                                ----------------   ------------------   ---------------    -----------------
REVENUE
           Rental revenue                        $            -     $      1,381,780     $    (106,033)(g)   $    1,275,747
           Other income                                       -              153,810                 -              153,810
                                                ----------------   ------------------   ---------------    -----------------
TOTAL REVENUES                                                -            1,535,590          (106,033)           1,429,557

EXPENSES
           Maintenance and service contracts                  -              120,340                 -              120,340
           Utilities                                          -              158,390                 -              158,390
           Property taxes and insurance                       -              224,850                 -              224,850
           Ground lease expense                               -              305,496                 -              305,496
           Management fees                                    -              140,436          (140,436)(e)          121,931
                                                                                                67,795 (e)
                                                                                                54,136 (f)
           General and administrative                   112,789               91,541               859 (i)          205,189
           Interest expense                                   -                    -           252,000 (c)          351,040
                                                                                                99,040 (d)
           Depreciation and amortization                      -                    -           567,020 (g)          567,020
                                                ----------------   ------------------   ---------------    -----------------
TOTAL EXPENSES                                          112,789            1,041,053           900,414            2,054,256

OTHER INCOME                                              3,608                    -                 -                3,608
                                                ----------------   ------------------   ---------------    -----------------

NET INCOME (LOSS)                                $     (109,181)    $        494,537     $  (1,006,447)      $     (621,091)
                                                ================   ==================   ===============    =================

ALLOCATION OF NET LOSS:
Net loss allocated to general partners           $          (12)    $              -     $           -       $          (68)
                                                ================   ==================   ===============    =================

Net loss allocated to limited partners           $     (109,169)    $              -     $           -       $     (621,023)
                                                ================   ==================   ===============    =================

WEIGHTED AVERAGE NUMBER OF LIMITED
   PARTNERSHIP UNITS OUTSTANDING                         92,143                    -           289,252 (H)          381,395
                                                ================   ==================   ===============    =================

LOSS PER LIMITED PARTNERSHIP UNIT                $        (1.18)    $              -     $           -       $        (1.63)
                                                ================   ==================   ===============    =================

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
    UNAUDITED NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

a. Reflects the Partnership's historical balance sheet as of December 31, 2003.
b. Reflects the acceptance of 516,481 limited partnership units as of December 31, 2003 which were actually accepted between January 1, 2004 and February 1, 2004, the last date subscriptions were accepted prior to the purchase of the Woodall Rodgers Property. Gross proceeds from the 516,481 limited partnership units were $4,840,665. The difference between gross proceeds and the net offering proceeds recorded of $4,553,334 represents broker's commissions, dealer management fees and the reimbursement of certain costs previously paid by Behringer Harvard Holdings LLC, an affiliate. Of the $287,331 of such costs, $286,472 was recorded as an offset to partners' capital and $859 was recorded as expense.
c. Reflects the acquisition of the Woodall Rodgers Property by the Partnership for $10,863,386 including the funding of prepaid assets and accounts receivable of $36,170 and assumed current liabilities and tenant's security deposits of $190,261. The acquisition was funded with $7,073,125 of cash from the Partnership's public offering, $3,600,000 of debt and the acquisition of $190,261 of current liabilities and tenant's security deposits. The Partnership allocated its purchase price to the following tangible and intangible assets and estimated the following remaining useful lives as follows:


                      DESCRIPTION                           ALLOCATION         ESTIMATED USEFUL LIFE
                      -----------                           ----------         ---------------------
       Land                                             $      2,913,451                 -
       Building                                                6,270,980             25 years
       Above/below market leases, net                            385,713             3.5 years
       Tenant improvements & leasing commissions                 716,206             3.5 years
       In-place leases                                           361,279             3.5 years
       Tenant relationships                                      179,587             8.5 years
       Other assets                                               36,170                 -
                                                       -----------------
                                                        $     10,863,386
                                                       =================

       The Partnership allocated the purchase price to the above tangible and identified intangible assets based on their fair values in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" as follows:

       Above-market and below-market in-place lease values were based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the respective leases. This analysis was performed on a lease by lease basis. The above-market and below-market in-place leases will be amortized over the term of the respective leases as an offset to rental revenue.

       The aggregate value for tenant improvements and leasing commissions were based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The tenant improvements and leasing commissions will be amortized to depreciation and amortization expense over the remaining term of the applicable lease.

       The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions, and the costs to execute similar leases. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, management included such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on current market conditions. The estimates of fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as wells as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis. The values of in-place leases are amortized to depreciation and amortization expense over the remaining non-cancelable term of the respective leases. The value of tenant relationships is amortized over the remaining term of the lease plus assumed renewals to depreciation and amortization expense.

       Amounts allocated to land are derived from appraisals. Amounts allocated to buildings are calculated and recorded as if the building was vacant upon purchase which was calculated as replacement cost less depreciation. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

d.     Reflects financing costs incurred in connection with obtaining the debt.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

a. Reflects the historical operations of the Partnership for the year ended December 31, 2003.

b. Reflects the historical revenues and certain expenses of the Woodall Rodgers Property for the year ended December 31, 2003.

c. Reflects the interest expense associated with the $3,600,000 debt obtained in connection with the purchase of the Woodall Rodgers Property. The debt bears interest at a rate 7.0% per annum and requires monthly payments of interest only and has an original term of six months. It is assumed that this six month debt facility would be renewed for an additional six months under similar terms for the purpose of this Pro Forma Condensed Consolidated Statement of Operations. Management of the Partnership is currently negotiating with several financial institutions regarding financing for the Woodall Rodgers Property with a term more approximating the anticipated holding period for the Woodall Rodgers Property of between three and five years.

d. Reflects the amortization of deferred financing fees associated with the $3,600,000 debt obtained in connection with the purchase of the Woodall Rodgers Property. It is assumed that this six month debt facility would be renewed for an additional six month term with fees associated with the renewal similar to the fees incurred for the original facility for the purpose of this Pro Forma Condensed Consolidated Statement of Operations.

e. Reflects the addition of property management fees associated with the management of the Woodall Rodgers Property by HPT Management Services LP, an affiliate of the Partnership, and the elimination of the historical property management fees of $140,436. HPT Management Services LP will receive 4.5% of annual gross revenues, as defined in the property management agreement.

f. Reflects asset management fees associated with the Woodall Rodgers Property. The asset is managed by HPT Management Services LP, an affiliate of the Partnership, for an annual asset management fee of 0.5% of the asset value.

g. Reflects depreciation and amortization of the Woodall Rodgers Property using the straight-line method over the estimated useful lives of the assets and liabilities.

h.     Amounts calculated as follows:

       - Issuance of units through
         February 1, 2004                                              516,481
       Less:
       - Units not utilized in the acquisition
         of the Woodall Rodgers Property                              (227,229)
                                                                ---------------
                                                                       289,252
                                                                ===============

i. Reflects the expense of organization costs reimbursed to Behringer Harvard Holdings, LLC associated with the acceptance of 516,481 limited partnership units as of December 31, 2003.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

       Items 31 through 35 and Item 37 of Part II are incorporated by reference from Amendment No. 2 to the Registrant's Registration Statement on Form S-11, as filed on February 11, 2003. In addition, the Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission March 30, 2004, is incorporated by reference.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS

          (a)    FINANCIAL STATEMENTS:

                 The following audited financial statements of the Registrant are filed as part of this Registration Statement and included in the prospectus:

                    Report of Independent Accountants
                    Consolidated Balance Sheets as of December 31, 2003 and 2002 Consolidated Statements of Operations for the Year ended
                       December 31, 2003 and for the period from September 20, 2002 (date of inception) through December 31, 2002
                    Consolidated Statements of Partners' Capital for the
                       Year ended December 31, 2003 and for the periods from September 20, 2002 (date of inception) through December 31, 2003 and 2002
                    Consolidated Statements of Cash Flows for the Year ended
                       December 31, 2003 and for the periods from September
                       20, 2002 (date of inception) through December 31, 2003 and 2002
                    Notes to Consolidated Financial Statements for the Year
                       ended December 31, 2003 and for the periods from September 20, 2002 (date of inception) through December 31, 2003 and 2002

                  The following financial statements of the Registrant are filed as part of this Registration Statement and included in Supplement No. 6 to the prospectus:

                       Report of Independent Auditors

                       Statements of Revenues and Certain Expenses for the year ended December 31, 2003

                       Notes to the Statements of Revenues and Certain Expenses.

                  The following unaudited pro forma financial statements of the Registrant are filed as part of this Registration Statement and included in Supplement No. 6 to the prospectus:

                       Unaudited Pro Forma Condensed Consolidated Financial Information

                       Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2003

                       Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003

                       Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements

(b)    EXHIBITS:

EXHIBIT NO.                             DESCRIPTION

1.1** Form of Dealer Manager Distribution Agreement between Registrant and Behringer Securities LP

3.1** Form of Agreement of Limited Partnership of Registrant, as amended (included as Exhibit B to prospectus)

3.2**    Certificate of Limited Partnership of Registrant

4.1** Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit C to Supplement No. 1 to the Prospectus dated June 3, 2003)

5.1**    Opinion of Fulbright & Jaworski L.L.P. as to legality of securities

8.1**    Opinion of Morris, Manning & Martin, LLP as to tax matters

10.1* Form of Amended and Restated Property Management and Leasing Agreement between Registrant and HPT Management Services LP

10.2** Form of Escrow Agreement between the Registrant and Wells Fargo Bank Iowa, N.A.

10.3**   Distribution Reinvestment Plan (included as Exhibit D to prospectus)

10.4*    Agreement of Limited Partnership of Behringer Harvard Woodall Rodgers
         LP

10.5* Assignment of Purchase and Sale Agreements by PRG Realty Partners, Ltd. and Behringer Harvard Woodall Rodgers LP

10.6* Purchase and Sale Agreement by and between Oly Uptown General Partnership and PRG Realty Partners, Ltd., with respect to 1909 Woodall Rodgers Freeway

10.7* First Amendment to Purchase and Sale Agreement by and between Oly Uptown General Partnership and PRG Realty Partners, Ltd., with respect to 1909 Woodall Rodgers Freeway

10.8* Purchase and Sale Agreement by and between Oly McKinney, L.P. and PRG Realty Partners, Ltd., with respect to the Oly McKinney Vacant Land

10.9* First Amendment to Purchase and Sale Agreement by and between Oly McKinney, L.P. and PRG Realty Partners, Ltd., with respect to the Oly McKinney Vacant Land

10.10*   Deed of Trust by Behringer Harvard Woodall Rodgers LP

10.11* Promissory Note made by Behringer Harvard Woodall Rodgers LP payable to Benchmark Bank

23.1**   Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

23.2**   Consent of Morris, Manning & Martin, LLP (included in Exhibit 8.1)

23.3* Consent of PricewaterhouseCoopers LLP with respect to the financial statements of Behringer Harvard Short-Term Opportunity Fund I LP

23.4** Consent of PricewaterhouseCoopers LLP with respect to the consolidated financial statements of Behringer Harvard Advisors II LP

23.5* Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain Expenses of the Woodall Rodgers Property

24.1**   Power of Attorney


----------------

*        Filed herewith.
**       Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 11th day of May, 2004.

                                        BEHRINGER HARVARD SHORT-TERM OPPORTUNITY
                                        FUND I LP


                                        By: /s/ Robert M. Behringer
                                            ------------------------------------
                                             Robert M. Behringer
                                             General Partner

                                        By:  Behringer Harvard Advisors II LP
                                             General Partner


                                            By: /s/ Robert M. Behringer
                                                --------------------------------
                                            Robert M. Behringer
                                            Chief Executive Officer of
                                            Behringer Harvard Advisors II LP



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.


              SIGNATURE                                   TITLE                                  DATE
              ---------                                   -----                                  ----


/s/  Robert M. Behringer                    General Partner of the Registrant and              May 11, 2004
---------------------------------------     Chief Executive Officer of Behringer
      Robert M. Behringer                   Harvard Advisors II LP (Principal
                                            Executive Officer)


/s/  Gary S. Bresky                         Chief Financial Officer and Treasurer of
---------------------------------------     Behringer Harvard Advisors II LP                   May 11, 2004
      Gary S. Bresky                        (Principal Financial and Accounting
                                            Officer)


                                                     EXHIBIT INDEX

   Exhibit No.     Description
   -----------     -----------

      1.1**        Form of Dealer Manager Distribution Agreement between Registrant and Behringer Securities
                   LP
      3.1**        Form of Agreement of Limited Partnership of Registrant, as amended (included as Exhibit B to prospectus)
      3.2**        Certificate of Limited Partnership of Registrant
      4.1**        Form of Subscription Agreement and Subscription Agreement Signature Page (included as
                   Exhibit C to Supplement No. 1 to the Prospectus dated June 3, 2003)
      5.1**        Opinion of Fulbright & Jaworski L.L.P. as to legality of securities
      8.1**        Opinion of Morris, Manning & Martin, LLP as to tax matters
     10.1*         Form of Amended and Restated Property Management and Leasing Agreement between Registrant and HPT Management Services LP
     10.2**        Form of Escrow Agreement between the Registrant and Wells Fargo Bank Iowa, N.A.
     10.3**        Distribution Reinvestment Plan (included as Exhibit D to prospectus)
     10.4*         Agreement of Limited Partnership of Behringer Harvard Woodall Rodgers LP
     10.5*         Assignment of Purchase and Sale Agreements by PRG Realty Partners, Ltd. and Behringer
                   Harvard Woodall Rodgers LP
     10.6*         Purchase and Sale Agreement by and between Oly Uptown General Partnership and PRG Realty
                   Partners, Ltd., with respect to 1909 Woodall Rodgers Freeway
     10.7*         First Amendment to Purchase and Sale Agreement by and between Oly Uptown General
                   Partnership and PRG Realty Partners, Ltd., with respect to 1909 Woodall Rodgers Freeway
     10.8*         Purchase and Sale Agreement by and between Oly McKinney, L.P. and PRG Realty Partners,
                   Ltd., with respect to the Oly McKinney Vacant Land
     10.9*         First Amendment to Purchase and Sale Agreement by and between Oly McKinney, L.P. and PRG
                   Realty Partners, Ltd., with respect to the Oly McKinney Vacant Land
     10.10*        Deed of Trust by Behringer Harvard Woodall Rodgers LP
     10.11*        Promissory Note made by Behringer Harvard Woodall Rodgers LP payable to Benchmark Bank
     23.1**        Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)
     23.2**        Consent of Morris, Manning & Martin, LLP (included in Exhibit 8.1)
     23.3*         Consent of PricewaterhouseCoopers LLP with respect to the financial statements of
                   Behringer Harvard Short-Term Opportunity Fund I LP
     23.4**        Consent of PricewaterhouseCoopers LLP with respect to the consolidated financial statements of Behringer Harvard Advisors II LP
     23.5*         Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                   Expenses of the Woodall Rodgers Property
     24.1**        Power of Attorney

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*   Filed herewith.
** Previously filed.